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TABLE OF CONTENTS
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on April 4, 2005

Registration No. 333-115344

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Huntsman Advanced Materials LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2800 (Primary Standard Industrial Classification Code Number)	92-0194012 (I.R.S. Employer Identification Number)

500 Huntsman Way
Salt Lake City, UT 84108
(801) 584-5700
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

Samuel D. Scruggs, Esq.
Executive Vice President,
General Counsel and Secretary
Huntsman Advanced Materials LLC
500 Huntsman Way
Salt Lake City, UT 84108
(801) 584-5700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Nathan W. Jones, Esq.
Stoel Rives LLP
201 South Main Street, Suite 1100
Salt Lake City, UT 84111
(801) 328-3131

Exact Name of Additional Registrants*	Jurisdiction of Incorporation/Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number

Huntsman Advanced Materials Americas Inc.	Delaware	2800	52-2215309

Huntsman Advanced Materials (Belgium) BVBA	Belgium	2800	98-0407856

Huntsman Advanced Materials (Deutschland) GmbH	Germany	2800	98-0407436

Huntsman Advanced Materials Holdings (UK) Limited	United Kingdom	2800	98-0407410

Huntsman Advanced Materials (Spain) S.L.	Spain	2800	98-0407423

Huntsman Advanced Materials (Switzerland) GmbH	Switzerland	2800	98-0413260

Huntsman Advanced Materials (UK) Limited	United Kingdom	2800	98-0407414

Vantico Group S.A.	Luxembourg	2800	—

Vantico International S.à.r.l.	Luxembourg	2800	98-0407428

*
Address and telephone of principal executive offices are the same as those of Huntsman Advanced Materials LLC.

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to Completion—Dated April 4, 2005

PROSPECTUS

Huntsman Advanced Materials LLC

Exchange Offer for
$250,000,000 11% Senior Secured Notes due 2010
and
$100,000,000 Senior Secured Floating Rate Notes due 2008

This exchange offer will expire at 5:00 p.m., New York City Time,
on                      , 2005, unless extended.

Terms of the exchange offer:

  •
  We will exchange all outstanding 11% Senior Secured Notes due 2010 ("old fixed rate notes") and all outstanding Senior Secured Floating Rate Notes due 2008 ("old floating rate notes" and, together with the old fixed rate notes, "old notes") that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

  •
  You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

  •
  The exchange of old notes will not be a taxable event for United States federal income tax purposes.

  •
  The terms of the new 11% Senior Secured Notes due 2010 ("new fixed rate notes") and the new Senior Secured Floating Rate Notes due 2008 ("new floating rate notes" and, collectively with the new fixed rate notes, "new notes") to be issued in this exchange offer are substantially identical to the terms of the old notes, except for transfer restrictions and registration rights relating to the old notes.

  •
  We will not receive any proceeds from the exchange offer.

  •
  There is no existing market for the new notes, and we have not and will not apply for their listing on any securities exchange.

        See the "Description of New Notes" section on page 98 for more information about the new notes to be issued in this exchange offer.

        This investment involves risks. See the section entitled "Risk Factors" that begins on page 17 for a discussion of the risks that you should consider prior to tendering your old notes for exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2005

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes it receives. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 120 days after the consummation of the exchange offer, we will make this prospectus, as amended and supplemented, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

TABLE OF CONTENTS

PROSPECTUS SUMMARY
RISK FACTORS
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
THE EXCHANGE OFFER
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
CAPITALIZATION
UNAUDITED PRO FORMA FINANCIAL INFORMATION
SELECTED HISTORICAL FINANCIAL INFORMATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
BUSINESS
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF NEW NOTES
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
GLOSSARY OF TECHNICAL TERMS
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PROSPECTUS SUMMARY

        The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. This prospectus contains information regarding our business and detailed financial information. You should carefully read this entire document.

        In this prospectus, the terms "AdMat," "Company," "our," "us" and "we" refer to Huntsman Advanced Materials LLC and, unless the context otherwise requires, its subsidiaries. In this prospectus, "AdMat Holdings" refers to Huntsman Advanced Materials Holdings LLC, "AdMat Investment" refers to Huntsman Advanced Materials Investment LLC, "HLLC" or "Huntsman LLC" refers to Huntsman LLC and, unless the context otherwise requires, its subsidiaries, "HIH" refers to Huntsman International Holdings LLC and, unless the context otherwise requires, its subsidiaries, "HI" refers to Huntsman International LLC and, unless the context otherwise requires, its subsidiaries, "HMP" refers to HMP Equity Holdings Corporation, "HGI" refers to Huntsman Group Inc., "Huntsman" or "Huntsman Corporation" refers to Huntsman Corporation and, unless the context otherwise requires, its subsidiaries, "MatlinPatterson" refers to MatlinPatterson Global Opportunities Partners L.P. and its affiliates, "Consolidated Press" refers to Consolidated Press Holdings Limited and its subsidiaries, "SISU" refers to SISU Capital Limited and its affiliates, "MGPE" refers to Morgan Grenfell Private Equity Limited and its affiliates, "Vantico" or "Predecessor Company" refers to Vantico Group S.A. and, unless the context otherwise requires, its subsidiaries, "Vantico International" refers to Vantico International S.à.r.l., and "Ciba" refers to Ciba Specialty Chemicals Holdings Inc. Where the context requires, references to the "Company," "we," "us" or "our" as of a date prior to June 30, 2003, the date of the AdMat Transaction (as defined below), are to Vantico.

        In this prospectus, we refer to the old fixed rate notes and the new fixed rate notes collectively as "fixed rate notes," the old floating rate notes and the new floating rate notes collectively as "floating rate notes," the fixed rate notes and the floating rate notes collectively as "Senior Secured Notes" and the old notes and the new notes collectively as "notes." Unless otherwise indicated, references in this prospectus to "CHF" are to the lawful currency of Switzerland, references to "euro" or "€" are to the single currency of participating Member States in the Third Stage of European Economic and Monetary Union pursuant to the Treaty Establishing the European Community, references to "GBP Sterling" or "£" are to the lawful currency of the U.K. and references to "U.S. dollars" or "$" are to the lawful currency of the United States of America.

Our Company

        Our Company is a Delaware limited liability company, and substantially all of its membership interests are owned by Huntsman Advanced Materials Holdings LLC, a Delaware limited liability company ("AdMat Holdings"). The membership interests of AdMat Holdings are owned 88.1% by Huntsman Advanced Materials Investment LLC, a Delaware limited liability company ("AdMat Investment"), 2.2% by Huntsman Corporation and the balance of the membership interests are held by third parties, including SISU Capital Limited ("SISU"), a private investment firm based in London, U.K. All of the common and preferred membership interests in AdMat Investment are owned by Huntsman Corporation.

        The following chart shows our current ownership structure.

        In May 2000, a group led by MGPE acquired Ciba's former Performance Polymers business in a leveraged buyout transaction (the "2000 LBO"). The 2000 LBO was effected through Vantico. In 2001 and 2002, Vantico's business was adversely affected by a global downturn in the chemical industry, weakness in several of its key end-markets, including the aerospace, automotive and electronics markets, and a number of issues related to Vantico's separation from Ciba. In January 2003, Vantico reached agreement with its lenders under its senior secured credit facilities (the "Vantico Credit Facilities") to defer a payment due in December 2002 until its subsequent date of payment in January 2003. Additionally, the interest payment due on Vantico's 12% senior notes (the "Vantico Senior Notes") due in February 2003 was deferred. Vantico secured a waiver for the requirement to deliver covenant certificates to its senior lenders in respect of third and fourth quarter 2002 covenants and first quarter 2003 covenants, subject to the satisfaction of further conditions. The waiver was extended to June 30, 2003, while Vantico continued restructuring discussions with its stakeholders.

        On June 30, 2003, MatlinPatterson, SISU, HGI, Huntsman Holdings and MGPE completed a restructuring and business combination involving Vantico, whereby ownership of the equity of Vantico was transferred to us in exchange for substantially all of the issued and outstanding Vantico Senior Notes and approximately $165 million of additional equity (the "AdMat Transaction"). In connection with the AdMat Transaction, we issued $250 million aggregate principal amount of fixed rate notes, and $100 million aggregate principal amount of floating rate notes at a discount of 2%, or for $98 million. Proceeds from the issuance of the Senior Secured Notes, along with a portion of the additional equity, were used to repay in full the Vantico Credit Facilities. Also in connection with the AdMat Transaction, we entered into a $60 million senior secured revolving credit facility (the "Revolving Credit Facility").

        Prior to the AdMat Transaction, Vantico had three reportable business segments: Polymer Specialties, Electronics and Adhesives and Tooling. Each business segment developed, manufactured and marketed different products and services and was managed separately, as management at the time believed each required different technology and marketing strategies. In connection with the AdMat Transaction, we reorganized our operations and now have one reportable business segment.

        Our principal executive offices are located at 500 Huntsman Way, Salt Lake City, Utah 84108 and our telephone number is 801-584-5700.

Our Business

Overview

        We are a leading global manufacturer and marketer of technologically advanced specialty chemicals used in a wide variety of industrial and consumer applications. Our business is characterized by the breadth of our product offering, our expertise in complex chemistry, our long-standing relationships with our key customers and our ability to develop and adapt our technology and our applications expertise for new markets and new applications. We operate 14 manufacturing facilities worldwide, with facilities in North America, Europe, Asia and South America. We provide our customers with the following:

  •
  Formulated polymer systems based on epoxy, polyurethane, acrylic and other materials,

  •
  Complex chemicals and additives, and

  •
  Basic and advanced epoxy resin compounds.

        We derived approximately 46% of our revenues for the year ended December 31, 2004 from the sale of formulated polymer systems, 17% from complex chemicals and additives, 15% from advanced epoxy resin compounds and 22% from basic epoxy resin compounds. We are a global business serving customers in Europe, Africa and the Middle East ("EAME"); North, Central and South America (the "Americas"); and Asia, with sales in those regions constituting 53%, 25% and 22% of our total revenues, respectively, for the year ended December 31, 2004. Our revenues, net income and EBITDA (as defined in footnote (2) to Summary Consolidated Historical and Pro Forma Financial Information) were $1,162.4 million, $52.2 million and $186.1 million, respectively, for the year ended December 31, 2004.

        Our products are used to address customer-specific application needs in a wide variety of applications, including adhesives, electrical and electronics materials, structural composites, surface technologies and tooling and modeling materials. Information with respect to revenues and specific end-markets is set forth in the following table. In many cases, our products are used either as replacements for traditional materials such as metals, wood, clay, glass, stone and ceramics, or where traditional materials do not meet demanding engineering specifications. We sell over 6,000 products to more than 5,000 customers.

Applications	End-Markets
Adhesives	aerospace, consumer/do-it-yourself ("DIY"), DVD, general industrial bonding, liquified natural gas ("LNG") transport, wind power generation
Electrical and Electronics Materials	consumer and industrial electronics, electrical power generation and transmission; printed circuit boards
Structural Composites	aerospace, electronic laminates, recreational sports equipment, wind power generation
Surface Technologies	automotive, civil engineering, domestic appliance, food and beverage packaging, shipbuilding and marine maintenance
Tooling and Modeling Materials	aerospace, automotive, industrial

  Adhesives

        We produce innovative formulated polymer systems used as industrial and high-performance consumer adhesives based upon epoxy, polyurethane, acrylic and other materials, primarily marketed under the Araldite® brand name. Our adhesives are used to bond materials such as steel, aluminum, engineering plastics and structural composites. The sales of our adhesive systems have experienced rapid growth due to the continued substitution of adhesives for traditional joining techniques, such as welding and soldering, and the use of metal fasteners and clamps. We sell our adhesive products into industry-specific markets, the general industrial bonding market and the consumer DIY market. Our primary industry-specific markets are the aerospace, DVD, wind power generation and liquefied natural gas transport markets.

  Electrical and Electronics Materials

        We produce formulated polymer systems based on epoxy and polyurethane resins which are used to insulate, protect or shield both the environment from electrical current and electrical devices from the environment. We primarily sell our electrical products to customers in the electric power generation, transmission and distribution, consumer and industrial electronics, automotive and appliance markets. We believe we have a leading market position globally in epoxy-based electrical insulating materials.

        We produce liquid formulated polymer systems used in the manufacture of soldermasks and inner layer resists for printed circuit boards. Soldermasks are permanent coatings, resistant to heat, chemicals and the environment, that allow various components and circuitry to be soldered to the surface of a printed circuit board. Inner layer resists are temporary photo-imageable materials that enable the generation of circuitry on the inner layers of printed circuit boards.

  Structural Composites

        We produce formulated polymer systems, complex chemicals and additives and basic and advanced epoxy resin compounds which are used to manufacture a variety of fiber-reinforced materials with enhanced structural properties, known as structural composites. Structural composites are lightweight, high-strength, rigid materials with high resistance to chemicals, moisture and high temperatures. We primarily sell our products to customers in the aerospace, automotive, wind power generation, recreational sports equipment and electronic laminates markets.

  Surface Technologies

        We produce formulated polymer systems, complex chemicals and additives and basic and advanced epoxy resin compounds to provide structural stability and broad application functionality, combined with overall economic efficiency, for a broad range of consumer and industrial coatings applications. These products are used to make coatings for the protection of steel and concrete substrates, such as floorings, metal furniture and appliances, buildings, the linings of storage tanks, food and beverage packaging, and the primer coat of automobile bodies and ships, among other applications. We are the world's third largest producer of basic liquid-epoxy resin ("BLR"), and its basic derivatives, the building blocks for epoxy-based products in coating applications. In addition, we are a leading manufacturer of complex chemicals and additives, such as curing agents, matting agents, accelerators, cross-linkers, and thermoplastic polyamides, which are used in combination with epoxy resins to impart properties such as chemical and abrasion resistance and improved surface appearance.

  Tooling and Modeling Materials

        We produce epoxy, polyurethane and acrylic-based formulated polymer systems used in the production of models, prototypes, patterns and molds and a variety of related products for design,

prototyping and short-run manufacture. Our products are used in the automotive, aerospace and industrial markets as productivity tools to quickly and efficiently create accurate prototypes and develop experimental models, primarily using computer-aided-design techniques. These products are valued for their resilience, heat resistance, dimensional stability, low shrinkage, ease of curing and ability to simulate the look and feel of a variety of materials. These characteristics have allowed our tooling and modeling materials to replace other materials traditionally used in these applications, such as wood, clay and engineering thermoplastics. Our products include photopolymers used in stereolithography ("SLA"), a process that combines computer-aided-design, laser technology and chemistry to permit a complex three-dimensional design to be rapidly replicated in finely-finished solid form.

Recent Developments

Huntsman Corporation Initial Public Offering

        On February 16, 2005, Huntsman Corporation, our parent corporation, completed initial public offerings of (i) 55,681,819 shares of its common stock sold by Huntsman Corporation and 13,579,546 shares of its common stock sold by a selling stockholder, in each case at a price to the public of $23 per share, and (ii) 5,750,000 shares of its 5% Mandatory Convertible Preferred Stock sold by Huntsman Corporation at a price to the public of $50 per share. Net proceeds to Huntsman Corporation from the offering were approximately $1,500 million, substantially all of which has been used to repay outstanding indebtedness of certain of Huntsman Corporation's subsidiaries, including HMP, HLLC and HIH.

The Exchange Offer

Securities Offered	$350,000,000 aggregate principal amount of new notes, consisting of $250,000,000 aggregate principal amount of new fixed rate notes and $100,000,000 aggregate principal amount of new floating rate notes, all of which have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The terms of the new notes offered in the exchange offer are substantially identical to those of the old notes, except that certain transfer restrictions, registration rights and liquidated damages provisions relating to the old notes do not apply to the new registered notes.
The Exchange Offer
We are offering to issue registered notes in exchange for a like principal amount and like denomination of our old notes. We are offering to issue these registered notes to satisfy our obligations under an exchange and registration rights agreement that we entered into with the initial purchasers of the old notes when we sold them in a transaction that was exempt from the registration requirements of the Securities Act. You may tender your old notes for exchange by following the procedures described under the heading "The Exchange Offer."
Tenders; Expiration Date; Withdrawal
The exchange offer will expire at 5:00 p.m., New York City time, on , 2005, unless we extend it. If you decide to exchange your old notes for new notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new notes. You may withdraw any notes that you tender for exchange at any time prior to , 2005. If we decide for any reason not to accept any old notes you have tendered for exchange, those notes will be returned to you without cost promptly after the expiration or termination of the exchange offer. See "The Exchange Offer—Terms of the Exchange Offer" and "—Withdrawal Rights" for a more complete description of the tender and withdrawal provisions.

Conditions to the Exchange Offer
The exchange offer is subject to customary conditions and we may terminate or amend the exchange offer if any of these conditions occur prior to the expiration of the exchange offer. These conditions include any change in applicable law or legal interpretation or governmental or regulatory actions that would impair our ability to proceed with the exchange offer, any general suspension or general limitation relating to trading of securities on any national securities exchange or the over-the-counter market or a declaration of war or other hostilities involving the United States. We may waive any of these conditions in our sole discretion.
United States Federal Income Tax Consequences
The exchange of old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See "Material United States Federal Income Tax Consequences."
Use of Proceeds
We will not receive any cash proceeds from the exchange offer. We will pay all expenses incident to the exchange offer. See "Use of Proceeds" for a discussion of the use of proceeds from the issuance of the old notes.
Exchange Agent	Wells Fargo Bank, N.A.
Consequences of Failure to Exchange
Old notes that are not tendered or that are tendered but not accepted will continue to be subject to the restrictions on transfer that are described in the legend on those notes. In general, you may offer or sell your old notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. We, however, will have no further obligation to register the old notes. If you do not participate in the exchange offer, the liquidity of your notes could be adversely affected.
Consequences of Exchanging Your Old Notes
Based on interpretations of the SEC set forth in certain no-action letters issued to third parties, we believe that you may offer for resale, resell or otherwise transfer the new notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if you:
• acquire the new notes issued in the exchange offer in the ordinary course of your business;
• are not participating, do not intend to participate, and have no arrangement or understanding with anyone to participate, in the distribution of the new notes issued to you in the exchange offer; and
• are not an "affiliate" of our company as defined in Rule 405 of the Securities Act.

If any of these conditions are not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for, or indemnify you against, any liability you may incur.

Any broker-dealer that acquires new notes in the exchange offer for its own account in exchange for old notes which it acquired through market-making or other trading activities must acknowledge that it will deliver a prospectus when it resells or transfers any new notes. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

The New Notes

        The terms of the new notes and those of the outstanding old notes are identical in all material respects, except:

  (1)
  the new notes will have been registered under the Securities Act;

  (2)
  the new notes will not contain transfer restrictions and registration rights that relate to the old notes; and

  (3)
  the new notes will not contain provisions relating to the payment of liquidated damages to be made to the holders of the old notes under circumstances related to the timing of the exchange offer.

        A brief description of the material terms of the new notes follows:

Issuer	Huntsman Advanced Materials LLC
Notes Offered	$250,000,000 principal amount of 11% Senior Secured Notes due 2010.
$100,000,000 principal amount of Senior Secured Floating Rate Notes due 2008.
Maturity	The fixed rate notes mature on July 15, 2010. The floating rate notes mature on July 15, 2008.
Interest Rate
The fixed rate notes bear interest at a rate of 11% per annum (calculated using a 360-day year). The floating rate notes bear interest at a rate per annum equal to LIBOR plus 8.00%, provided that in no event will LIBOR be deemed to be less than 2.00%. Interest on the floating rate notes is reset semi-annually.
Interest Payment Dates	January 15 and July 15, beginning on January 15, 2004. The old notes were sold with accrued interest from June 30, 2003.

Original Issue Discount
The floating rate notes were issued with original issue discount for United States Federal income tax purposes and the new floating rate notes also will carry original issue discount. United States holders are required to include original issue discount in gross income for United States Federal income tax purposes over the term of the floating rate notes in advance of the receipt of cash payments to which such income is attributable. See "Description of New Notes—Principal, Maturity and Interest—Floating Rate Notes."
Guarantees	The new notes initially will be guaranteed on a senior basis by our U.S. subsidiary and certain of our non-U.S. subsidiaries. See "Description of New Notes—Ranking and Guarantees."
Security
The new notes initially will be secured by second priority liens (or a second priority position under the intercreditor agreement) on our assets and those of our subsidiaries that from time to time secure our obligations under our Revolving Credit Facility. Our Revolving Credit Facility is secured by first priority liens (or a first priority position under the intercreditor agreement) on those assets. See "Description of New Notes—Security."
Intercreditor Agreement
The trustee, on behalf of the holders of the notes, and the bank agent, on behalf of the lenders under the Revolving Credit Facility, have entered into an intercreditor agreement which provides, among other things, that the bank agent, on behalf of the lenders under the Revolving Credit Facility, holds a first priority security interest (or a first priority position under the intercreditor agreement) in the shared collateral and, the trustee, on behalf of the holders of the notes, holds a second priority security interest (or a second priority position under the intercreditor agreement) in the shared collateral. The intercreditor agreement provides that, for so long as any obligations or commitments are outstanding under the Revolving Credit Facility, the bank agent will have the exclusive right to instruct the collateral agent to manage, perform and enforce the terms of the security documents relating to the collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction. Further, the bank agent may, without the consent of the trustee or the holders of the notes, release any or all of the collateral securing both the Revolving Credit Facility and the notes, except in connection with the repayment of the Revolving Credit Facility or during the occurrence of an event of default under the indenture governing the notes, subject to certain limited exceptions. See "Description of New Notes—Intercreditor Agreement."

Fall Away Event
In the event that the notes achieve investment grade ratings from both S&P and Moody's, the guarantees of, and the collateral pledged by, the non-U.S. guarantors will be released, subject to certain conditions. In connection with such a release, each pledge of shares of a released non-U.S. guarantor that continues to form part of the collateral securing the notes will be limited to a pledge of 65% of the shares of such released non-U.S. guarantor. See "Description of New Notes—Fall Away Event."
Ranking
Our obligations and those of the guarantors with respect to the notes rank equally in right of payment with all of our and their senior obligations. The notes effectively rank senior in right of payment to all of our and their senior unsecured obligations to the extent of the value of the collateral securing the notes. Our obligations and those of the guarantors with respect to the notes effectively rank junior in right of payment to our and their obligations under the Revolving Credit Facility to the extent of the value of the assets securing such facility. The notes are structurally subordinated to the obligations of our subsidiaries that are not guarantors. See "Description of New Notes—Ranking and Guarantees."
Optional Redemption
We may redeem all or a portion of the fixed rate notes at any time on or after July 15, 2007 at the redemption prices set forth under "Description of New Notes—Optional Redemption." Before July 15, 2007, we may redeem all or a portion of the fixed rate notes at 100% of their principal amount plus a "make whole" premium.

We may redeem all or a portion of the floating rate notes at any time on or after July 15, 2005 at the redemption prices set forth under "Description of New Notes—Optional Redemption." Before July 15, 2005, we may redeem all or a portion of the floating rate notes at 100% of their principal amount plus a "make whole" premium.
See "Description of New Notes—Optional Redemption."
Optional Redemption after Certain Equity Offerings
At any time (which may be more than once) on or before July 15, 2006, we may redeem up to 35% of the aggregate principal amount of the fixed rate notes with the net cash proceeds of certain equity offerings, provided that:
• we pay 111% of the principal amount of the fixed rate notes, plus interest;
• we redeem the fixed rate notes within 120 days of completing the equity offering; and
• at least 60% of the aggregate principal amount of the fixed rate notes remains outstanding afterwards.

At any time (which may be more than once) on or before July 15, 2005, we may redeem up to 35% of the aggregate principal amount of the floating rate notes with the net cash proceeds of certain equity offerings, provided that:
	•	we pay 111% of the principal amount of the floating rate notes, plus interest;
	•	we redeem the floating rate notes within 120 days of completing the equity offering; and
	•	at least 60% of the aggregate principal amount of the floating rate notes remains outstanding afterwards.
See "Description of New Notes—Optional Redemption."
Change of Control Offer
Upon the occurrence of a change of control, you will have the right to require us to repurchase all or a portion of your notes at a purchase price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. See "Description of New Notes—Repurchase at the Option of Holders upon a Change of Control."
Asset Sale Proceeds
If we or our restricted subsidiaries engage in asset sales, we and such subsidiaries generally must either invest the net cash proceeds from such sales in the business within a period of time or we must make an offer to repurchase a principal amount of the notes equal to the excess net cash proceeds. The purchase price of the notes will be 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of New Notes—Certain Covenants—Limitation on Asset Sales."
Events of Loss
If we or our restricted subsidiaries experience events of loss at a time when there are not outstanding amounts as commitments under the Revolving Credit Facility, we and such subsidiaries generally must either invest the net loss proceeds from such events in the business within a period of time or we must make an offer to repurchase a principal amount of the notes equal to the excess net loss proceeds. The purchase price of the notes will be 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of New Notes—Certain Covenants—Events of Loss."
Certain Indenture Provisions	The indenture governing the notes contains covenants limiting our (and our restricted subsidiaries') ability to, among other things:
	•	incur additional debt;
	•	pay dividends, redeem stock or make other distributions;
	•	make certain other restricted payments;
	•	issue capital stock;

	•	make certain investments;
	•	create liens;
	•	enter into transactions with affiliates;
	•	enter into sale and leaseback transactions;
	•	merge or consolidate; and
	•	transfer and sell assets.
These covenants are subject to a number of important qualifications and limitations. See "Description of New Notes—Certain Covenants."
Exchange Offer; Registration Rights	We have agreed to:
	•	file a registration statement for the new notes within 315 days after the issue date of the old notes;
	•	cause the registration statement to become effective within 375 days after the issue date of the old notes (the "effectiveness date"); and
	•	consummate the exchange offer within 420 days after the issue date of the old notes (the "completion date").
In addition, we have agreed, in certain circumstances, to file a "shelf registration statement" that would allow some or all of the old notes to be offered to the public.

If we fail to fulfill our obligations with respect to registration of the new notes (a "registration default"), the annual interest rate on the notes will increase by 0.25% during the first 90-day period during which the registration default continues, and will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum increase of 1.0% over the interest rate that would otherwise apply to the notes; provided, however, that additional interest may not accrue with respect to more than one registration default at any one time.

We failed to cause the registration statement to become effective by the effectiveness date. Therefore, additional interest accrued on the notes from the effectiveness date until the date of this prospectus. In addition, we failed to complete the exchange offer by the completion date. Therefore, additional interest will accrue on the notes from the date of this prospectus until the exchange offer is completed. This additional interest will be paid to holders in cash on the same dates that we make other interest payments on the notes until all such additional interest has been paid.

Use of Proceeds
We will not receive any proceeds from the exchange offer. We used the net proceeds from the sale of the old notes, along with proceeds from an equity private placement and a capital infusion in connection with the AdMat Transaction, together with available cash balances, to repay in full the outstanding borrowings under the senior secured credit facilities of Vantico International and certain other outstanding indebtedness. See "Use of Proceeds."
Risk Factors
You should carefully consider all the information set forth in this prospectus and, in particular, should evaluate the specific risk factors set forth under "Risk Factors" before participating in this exchange offer.

Failure to Exchange Your Old Notes

        The old notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities. Therefore, you may only transfer or resell them in a transaction registered under or exempt from the Securities Act and all applicable state securities laws. We will issue the new notes in exchange for the old notes under the exchange offer only following the satisfaction of the procedures and conditions described in the caption "The Exchange Offer."

        Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount outstanding of the old notes. Because we anticipate that most holders of the old notes will elect to exchange their old notes, we expect that the liquidity of the markets, if any, for any old notes remaining after the completion of the exchange offer will be substantially limited.

Other Debt

        As of December 31, 2004, we had no borrowings outstanding under the Revolving Credit Facility that ranked senior to the notes and had approximately $10.1 million of letters of credit issued and outstanding under the Revolving Credit Facility. We have no amortization payments due under the Revolving Credit Facility in 2005, and we have approximately $40 million due in total annual net interest payments on our total debt. As of December 31, 2004, our guarantors had no material outstanding third-party debt.

        The agreements governing the Revolving Credit Facility and the indenture governing the notes limit our ability to incur additional debt. Consequently, we would be required to obtain amendments of the agreements and the indenture before we incurred any additional debt, other than the types of debt specifically identified in those documents as permitted. For more information, see "Description of Other Indebtedness" below.

Summary Consolidated Historical and Pro Forma Financial Information

        The summary consolidated historical financial data presents Vantico's business as of the dates and for the periods indicated below. The summary consolidated pro forma statement of operations data for the year ended December 31, 2003, gives effect to the completion of the AdMat Transaction, including the issuance of the old notes and our acquisition of Vantico, as if such transactions occurred on January 1, 2003. The summary financial data set forth below should be read in conjunction with the audited and unaudited consolidated financial statements of Vantico, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Financial Information" and "Selected Historical Financial Information" included elsewhere in this prospectus and, in each case, any notes thereto.

	Summary Historical Financial Data
	AdMat			Predecessor Company
	Year Ended December 31, 2004	Year Ended December 31, 2003 Pro Forma(3)	Six Months Ended December 31, 2003	Six Months Ended June 30, 2003	Year Ended December 31, 2002
	(Dollars in Millions)
Revenues	$1,162.4	$1,049.6	$517.8	$531.8	$949.0
Cost of goods sold	869.5	823.5	410.8	412.7	707.0
Gross profit	292.9	226.1	107.0	119.1	242.0
Expenses:
Selling, general and administrative	184.0	198.0	94.9	103.1	219.0
Research and development	21.4	23.0	10.8	12.2	26.0
Impairment of long lived assets	—	—	—	—	56.0
Litigation charges	—	—	—	—	—
Legal and contract settlement (credits) charges, net	(8.5)	5.5	—	5.5	(9.0)
Reorganization costs	—	27.5	—	27.5	22.0
Restructuring costs	9.0	—	—	—	—
Other operating (income) expense(1)	(46.3)	(20.0)	(10.0)	23.8	1.0

Total expenses	159.6	234.0	95.7	172.1	315.0

Operating income (loss)	133.3	(7.9)	11.3	(53.0)	(73.0)
Interest expense	(44.1)	(41.7)	(21.3)	(36.3)	(68.0)

Income (loss) before income taxes	89.2	(49.6)	(10.0)	(89.3)	(141.0)
Income tax benefit (expense)	(36.0)	(7.3)	(3.3)	11.4	(7.0)
Minority interests in subsidiaries income	(1.0)	—	—	—

Income (loss) before accounting change	52.2	(56.9)	(13.3)	(77.9)	(148.0)
Cumulative effect of accounting change	—	—	—	—	(3.0)

Net income (loss)	52.2	(56.9)	(13.3)	(77.9)	(151.0)

Interest expense, net	44.1	41.7	21.3	36.3	68.0
Income tax (benefit) expense	36.0	7.3	3.3	(11.4)	7.0
Depreciation and amortization	53.8	56.1	27.3	28.8	59.0
EBITDA(2)	$186.1	$48.2	$38.6	$(24.2)	$(17.0)

Balance Sheet Data (at period end):
Total assets	$938.9	$900.7	$900.7		$1,050.0
Total long-term debt	348.7	348.3	348.3		648.0
Other Data:
Capital expenditures	$17.4	$11.8	$5.8	$6.0	$24.0

Notes to summary consolidated historical and pro forma financial information (dollars in millions):

(1)
In the historical periods, these amounts include the unrealized exchange gains/(losses) arising from the revaluation of non-functional currency denominated debt, realized exchange gains/(losses) arising from the sale of products and the purchase of raw materials, goods and services denominated in non-functional currencies and unrealized gains/(losses) arising from the revaluation of the current assets and liabilities held in non-functional currencies. In the pro forma period, the effect of the revaluation of non-functional currency denominated debt has been eliminated as substantially all of such debt has been repaid in connection with the AdMat Transaction.

(2)
EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization. We believe that EBITDA enhances an investor's understanding of our financial performance and our ability to satisfy principal and interest obligations with respect to our indebtedness. However, EBITDA should not be considered in isolation or viewed as a substitute for net income, cash flow from operations or other measures of performance as defined by GAAP. Moreover, EBITDA as used herein is not necessarily comparable to other similarly titled measures of other companies due to potential inconsistencies in the method of calculation. Our management uses EBITDA to assess financial performance and debt service capabilities. In assessing financial performance, our management reviews EBITDA as a general indicator of economic performance compared to prior periods. Because EBITDA excludes interest, income taxes, depreciation and amortization, EBITDA provides an indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization. Accordingly, our management believes this type of measurement is useful for comparing general operating performance from period to period and making certain related management decisions. EBITDA is also used by securities analysts, lenders and others in their evaluation of different companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be highly dependent on a company's capital structure, debt levels and credit ratings. Therefore, the impact of interest expense on earnings can vary significantly among companies. In addition, the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the various jurisdictions in which they operate. As a result, effective tax rates and tax expense can vary considerably among companies. Finally, companies employ productive assets of different ages and utilize different methods of acquiring and depreciating such assets. This can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Our management also believes that our investors use EBITDA as a measure of our ability to service indebtedness as well as to fund capital expenditures and working capital requirements. Nevertheless, our management recognizes that there are material limitations associated with the use of EBITDA in the evaluation of our company as compared to net income, which reflects overall financial performance, including the effects of interest, income taxes, depreciation and amortization. EBITDA excludes interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes interest expense has material limitations. EBITDA also excludes taxes. Because the payment of taxes is a necessary element of our operations, any measure that excludes tax expense has material limitations. Finally, EBITDA excludes depreciation and amortization expense. Because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes depreciation and amortization expense has material limitations. Our management compensates for the limitations of using EBITDA by using it to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Our management also uses other metrics to evaluate capital structure, tax planning and capital investment decisions. For example, our management uses credit ratings and net debt ratios to evaluate capital structure, effective tax rate by jurisdiction to evaluate tax planning, and payback period and internal rate of return to evaluate capital investments. Our management also uses trade working capital to evaluate its investment in accounts receivable and inventory, net of accounts payable.

We believe that net income (loss) is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to EBITDA and that cash provided by (used in) operating activities is the liquidity measure calculated and presented in accordance with GAAP that is most directly comparable to EBITDA. The following table reconciles EBITDA to our net income (loss) and to our cash provided by (used in) operations:

			Predecessor Company
	Year Ended December 31, 2004	Six Months Ended December 31, 2003	Six Months Ended June 30, 2003	Year Ended December 31, 2002
EBITDA	$186.1	$38.6	$(24.2)	$(17.0)
Depreciation and amortization expense	(53.8)	(27.3)	(28.8)	(59.0)
Interest expense, net	(44.1)	(21.3)	(36.3)	(68.0)
Income tax (expense) benefit	(36.0)	(3.3)	11.4	(7.0)

Net income (loss)	52.2	(13.3)	(77.9)	(151.0)
Cumulative effect of accounting change	—	—	—	3.0
Depreciation and amortization expense	53.8	27.3	28.8	59.0
Impairment and non-cash restructuring charges	—	—	—	56.0
Legal and contract settlement (credits) charges, net	—	—	—	(9.0)
Non-cash interest	2.9	1.2	—	9.0
Deferred income taxes	22.9	0.6	(19.3)	5.0
Unrealized (gain) loss on foreign currency transactions	(44.9)	(11.6)	23.8	1.0
Litigation charges	—	—	—	—
Other, net	0.4	0.9	2.0	(5.0)
Changes in operating assets and liabilities	(52.3)	7.1	43.9	(9.0)

Net cash provided by (used in) operating activities	35.0	12.2	1.3	(41.0)

Included in EBITDA are the following items:

Summary Historical Financial Data

	AdMat			Predecessor Company
	Year Ended December 31, 2004	Year Ended December 31, 2003 Pro Forma(3)	Six Months Ended December 31, 2003	Six Months Ended June 30, 2003	Year Ended December 31, 2002
	(Dollars in Millions)
Foreign currency effect of predecessor debt structure	—	—	—	(33.8)	14.0
Reorganization costs	—	(27.5)	—	(27.5)	(22.0)
Restructuring costs	(9.0)	—	—	—	—
Legal and contract settlement credits (charges), net	8.5	(5.5)	—	(5.5)	9.0
Asset impairment charges	—	—	—	—	(56.0)
Litigation charges	—	—	—	—	—
(3)
See "Unaudited Pro Forma Financial Information" for discussion of the pro forma information.

RISK FACTORS

        You should carefully consider the risks described below in addition to all other information provided to you in this prospectus before participating in this exchange offer. Any of the following risks could materially and adversely affect our business, financial condition or results of operations.

Risks Related to our Business

Our substantial leverage and debt service obligations could harm our business or adversely affect our ability to meet our obligations, including our obligations under the notes.

        We have a large amount of outstanding indebtedness. As of December 31, 2004, we had total debt of $350.4 million. There can be no assurance that we will be able to repay all our outstanding indebtedness, including our indebtedness under the notes, as it comes due and that we will not become insolvent.

        Our high level of debt could have important consequences to holders of the notes, including the following:

  •
  we may have difficulty borrowing money in the future for working capital, capital expenditures, acquisitions or general corporate purposes;

  •
  we will need to use a large portion of our cash flow from operations to pay principal and interest on our debt, which will reduce the amount of cash available to us to finance our operations and other business activities;

  •
  we may have a much higher level of debt than certain of our competitors, which may put us at a competitive disadvantage; and

  •
  our debt level makes us more vulnerable to economic downturns and adverse developments in our business.

        We and our subsidiaries may be able to incur substantial debt in the future. The terms of the instruments governing our debt will restrict, but not fully prohibit, us and our affiliates from doing so. If new debt is added to our debt described above, the related risks that we face could intensify.

Indebtedness under the Revolving Credit Facility and the floating rate notes will be subject to floating interest rates, which would result in our interest expense increasing if interest rates rise.

        Indebtedness under the Revolving Credit Facility and the floating rate notes are subject to floating interest rates. Changes in economic conditions could result in higher interest rates, thereby increasing our interest expense and reducing funds available for operations or other purposes. Accordingly, we may experience economic losses and a negative impact on earnings as a result of interest rate fluctuations. Although we may use interest rate protection agreements from time to time to reduce our exposure to interest rate fluctuations in some cases, we may not elect or have the ability to implement hedges or, if we do implement them, they may not achieve the desired effect. See "Capitalization," "Description of Other Indebtedness" and "Description of New Notes."

A downgrade in the ratings of our debt securities could result in increased interest and other financial expenses related to our borrowings and could restrict our access to additional capital.

        Standard and Poor's Ratings Services and Moody's Investors Service maintain credit ratings for our Company. Each of these ratings is currently below investment grade. Any decision by these or other ratings agencies to downgrade such ratings in the future could result in increased interest and other financial expenses relating to the future borrowings and could restrict our ability to obtain additional financing on satisfactory terms. In addition, any downgrade could restrict our access to, and negatively impact the terms of, trade credit extended by our suppliers of raw materials.

Prices can be cyclical and may decrease due to supply and demand.

        Many of our customers are in mature industries that have cyclical periods of expansion and contraction, which affect the demand for our products and can, during periods of contraction, put pressure on our ability to raise or maintain prices. Changes in the supply or demand for our products can harm the results of our business, particularly our sales of basic epoxy resins and their common derivatives.

        Supply and pricing can also be affected by decreased demand in the markets we serve. For example, the recent declines in the electronics market have meant that integrated producers of laminates for the electronics market have seen their demand decrease. This has led at least one major producer of electronics laminates to sell basic epoxy resins normally consumed in the manufacture of its laminates into other markets, increasing supply and decreasing prices in these markets.

        Many of the industries we serve have been consolidated into the hands of fewer participants in recent years. As a result, in many industries in which our products are used, such as aerospace, automotive and heavy electrical equipment manufacturing, there are only a few large potential customers for our products and may be fewer potential customers in the future. Where our customers are in consolidated industries, they may have greater bargaining power, decreasing our ability to raise or maintain our prices.

        In addition, external factors beyond our control, such as general economic conditions, competitors' actions, international events and circumstances and governmental regulation in the United States and in other foreign jurisdictions can cause volatility in raw material prices, as well as fluctuations in demand for our products, product prices, volumes and margins.

Our operating margins may decrease if we cannot pass on to customers increased prices for the raw materials and energy we depend on or if prices for our products decrease faster than raw material prices.

        The base petrochemical industry, which affects our raw material prices, historically has experienced alternating periods of tight supply, causing prices and profit margins to increase, followed by periods of substantial capacity increase, resulting in oversupply, declining prices, reduction in the use of existing production capacity and lower operating profit margins.

        Bisphenol A and epichlorohydrin are key raw materials for our products, particularly in our coating systems and electrical insulating materials businesses. The cost of these materials, in the aggregate, generally represents a significant portion of our raw material costs. The prices and availability of these raw materials change with market conditions and may be highly volatile. In addition, the supplier for one of the raw materials, epichlorohydrin, is also a competitor in certain of our basic epoxy resin markets. We have generally been able to pass on changes in the prices of raw materials to our customers within three to six months after they come into effect. However, there have been, and may be in the future, periods of time during which raw material price increases cannot be passed on to customers. Even during periods in which raw material prices decrease, we may suffer decreasing operating profit margins, if raw material price reductions occur at a slower rate than the rate of decreases in the selling prices of our products. We typically do not enter into hedging arrangements with respect to prices of raw materials but we have entered into long-term supply contracts for raw materials. Any major change in the supply or price of these raw materials could harm our business, financial condition, results of operations or cash flows.

        Energy costs can impact our profitability if they cannot be passed on to customers. Accurately predicting trends in energy costs is difficult to achieve as energy costs are, to a large extent, subject to factors beyond our control—for example, political conditions in oil producing regions. Our energy costs have recently increased, particularly in North America. If our energy costs continue to rise, and we cannot pass these costs on to our customers, our profitability could be negatively affected. Additionally, rising energy costs may have a negative impact on our customers, which could reduce demand for our products and adversely affect our business, financial condition, results of operations or cash flows.

Our business may be harmed if we are unable to implement our business and cost reduction strategies.

        Our future financial performance and success will largely depend on our ability to implement our business strategies successfully. We may not be able to successfully implement our business strategies. These strategies may not sustain or improve and may harm our results of operations in targeted sectors. In particular, we may be unable to lower our production costs, increase our manufacturing efficiency, enhance our current portfolio of products or capitalize on our status as a subsidiary of Huntsman.

        Our business strategies are based on our assumptions about future demand for our products and the new products and applications we are developing, and on our continuing ability to produce our products profitably. Each of these factors depends, among other things, on our ability to:

  •
  finance our operating and product development activities, and to maintain high quality and efficient manufacturing operations;

  •
  relocate and close certain manufacturing facilities with minimal disruption to our operations;

  •
  access quality raw materials in a cost-effective and timely manner;

  •
  protect our intellectual property portfolio; and

  •
  retain and attract highly-skilled technical, marketing and managerial personnel.

        We may be unable to implement on a timely basis our business strategies, including the reductions or rationalization that are part of our cost reduction strategy. In the process of implementing our business strategies, we may experience severe business disruption, loss of key personnel and difficulties with respect to the gathering and processing of accounting information. In addition, the costs involved in implementing our business strategies may be substantially greater than we currently anticipate. Any failure to develop, revise or implement our business strategies in a timely and effective manner may adversely effect our business, financial condition, results of operations or cash flows.

We have many competitors, some of whom have significantly greater resources than us.

        We compete with a variety of other companies in the markets in which we operate, and those companies are different in each of the markets in which we operate. Our ability to compete effectively is based on a number of considerations, such as product innovation, product quality, service, distribution capability and price. The relative importance of these considerations is not consistent across the markets in which we operate. In the market for basic resins and their common derivatives, we compete on the basis of price and service with companies that are back-integrated into the key raw materials for basic resins, bisphenol A and epichlorohydrin, which we do not produce. This back-integration may give our competitors a market advantage in certain circumstances and in some markets. We purchase a material amount of our bisphenol A and epichlorohydrin, and some basic resins, from one or more of our competitors in the market for basic resins and their common derivatives, which may give those competitors a market advantage in certain circumstances. Since most of our products contain derivatives of basic resins, our ability to access supplies of bisphenol A, epichlorohydrin and basic resins at competitive prices is material to our ability to compete effectively. We may have insufficient financial resources in comparison to some of our competitors, some of whom are larger and have significantly greater financial and other resources than us, to respond to these financial pressures and to continue to make investments in our business. In our other markets, we compete on the basis of product innovation, product quality and distribution capability.

Failure to keep up with the technological innovation could harm our profitability and cash flows.

        Our operating results will depend to a significant extent on our ability to continue to introduce new products and applications that offer distinct value for our customers. In many of the industry sectors to which we sell our products, products become obsolete rapidly. As a result, rapid and frequent developments are needed in order to remain competitive and to minimize the effects of downward sales price pressure when a product matures. Likewise, manufacturers periodically introduce new generations of products or require new technological capacity to develop customized products. We expect to continue to identify, develop and market innovative products on a timely basis to replace existing products in order to maintain our profit margins and our competitive position. We intend to devote sizeable resources to the development of new technologically advanced products and to continue to devote a substantial amount of expenditures to the research, development and technology process functions of our business. However, we are unable to give assurance that:

  •
  we can always successfully develop new products and applications or bring them to market in a timely manner;

  •
  products or technologies developed by others will not render our offerings obsolete or non-competitive;

  •
  the market will accept our innovations; and

  •
  our competitors will not be able to produce our core non-patented products at a lower cost.

        Key customers may switch to other suppliers if we are not technologically innovative and high switching costs for those customers may mean that it is difficult to regain them again until the end of the life cycle of the other suppliers' products, which may be several years.

Our operations are conducted globally and our results of operations are subject to currency translation risk and currency transaction risk.

        We report our financial results in U.S. dollars. The financial condition and results of operations of each operating subsidiary are reported in the relevant local currency and are then translated into U.S. dollars at the applicable currency exchange rate for inclusion in our financial statements. Exchange rates between these currencies and U.S. dollars in recent years have fluctuated and may do so in the future. We generate the majority of our revenues in euros and U.S. dollars; however, we also incur a substantial proportion of our operating expenses in other currencies, including CHF and GBP Sterling. Any appreciation of the U.S. dollar against the euro and other world currencies may adversely affect sales as reported in U.S. dollars and also affect the comparability of our results between different financial periods; conversely, a weakening of the U.S. dollar particularly against the euro, may positively affect sales as reported in U.S. dollars. In addition, a weakening of the U.S. dollar versus the euro may make it possible for producers of resins whose costs are denominated in U.S. dollars to compete with us more effectively in Europe. Significant changes in the value of the euro, U.S. dollar, CHF and GBP Sterling relative to each other could also harm our financial condition and results of operations. Our business could also be adversely affected by a general or regional economic climate of price deflation, as such conditions could generally make it harder to repay our indebtedness, even if our indebtedness were hedged against currency risk.

        In addition to currency translation risks, we incur a currency transaction risk whenever one of our operating subsidiaries enters into either a purchase or a sales transaction using a different currency from the currency in which it receives revenues. Given the volatility of exchange rates, there can be no assurance that we will be able to manage our currency transaction and/or translation risks effectively, or that any volatility in currency exchange rates will not have a material adverse effect on our financial condition or results of operations or cash flows. Since most of our indebtedness is denominated in U.S. dollars, a strengthening of the U.S. dollar could make it more difficult for us to repay our indebtedness.

We are subject to many environmental and safety regulations that may result in unanticipated costs or liabilities.

        We are subject to extensive federal, state, local and foreign laws, regulations, rules and ordinances relating to pollution, protection of the environment and the generation, storage, handling, transportation, treatment, disposal and remediation of hazardous substances and waste materials. In the ordinary course of business, we are subject to frequent environmental inspections and monitoring and occasional investigations by governmental enforcement authorities. In addition, our production facilities require operating permits that are subject to renewal, modification and, in certain circumstances, revocation. Actual or alleged violations of environmental laws or permit requirements could result in restrictions or prohibitions on plant operations, substantial civil or criminal sanctions, as well as, under some environmental laws, the assessment of strict liability and/or joint and several liability. Moreover, changes in environmental regulations could inhibit or interrupt our operations, or require us to modify our facilities or operations. Accordingly, environmental or regulatory matters may cause our Company to incur significant unanticipated losses, costs or liabilities.

        In addition, we could incur significant expenditures in order to comply with existing or future environmental laws. Capital expenditures and costs relating to environmental or safety matters will be subject to evolving regulatory requirements and will depend on the timing of the promulgation and enforcement of specific standards which impose requirements on our operations. Therefore, we cannot assure you that capital expenditures and costs beyond those currently anticipated will not be required under existing or future environmental or safety laws. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Environmental Matters."

        Furthermore, we may be liable for the costs of investigating and cleaning up environmental contamination on or from our properties or at off-site locations where we disposed of or arranged for the disposal or treatment of hazardous materials. Some of our manufacturing sites have an extended history of industrial chemical manufacturing and other uses, including on-site waste disposal. We cannot assure you that capital expenditures and costs beyond those currently anticipated will not be incurred to address all such known and unknown situations under existing and future environmental law. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Environmental Matters."

We handle and produce chemicals and other substances that may have adverse effects on human health or the environment.

        Certain of our raw materials and finished products are highly regulated under environmental and industrial hygiene laws because of their potential toxicological impact on human health or the environment. Under such laws and other legal theories, individuals could seek payment of damages from us for alleged personal injury or property damage due to exposure to substances at our facilities or substances otherwise controlled by us. For example, a number of the substances used in our business are animal (Category II) carcinogens.

        Environmental and industrial hygiene laws regulating hazardous substances are continually strengthened, and if a recharacterization of any of our products or raw materials occurs, the relevant material or product may be banned or we may incur substantial costs in order to comply with new requirements. Changes in these laws also may affect the marketability of our products. For instance, such changes have been a key factor in the shift from solvent-based to solid-based products in our coating systems business.

        Although we are not aware of any such current matters that we believe could be material to us, changes in these regulations, or claims related to exposure to potentially hazardous substances, could have a material adverse impact on us in the future.

As a global business, we are exposed to local business risks in several different countries which could harm our financial condition or results of operations.

        We manufacture and distribute our products in many countries around the world, and one of our strategies is to expand outside our traditional European markets. We are, and may increasingly become, confronted with different political, social, legal and regulatory requirements in many jurisdictions which affect the cost of doing business. These include:

  •
  tariffs and trade barriers;

  •
  exchange controls;

  •
  requirements relating to withholding taxes on remittances and other payments by subsidiaries;

  •
  different regimes controlling the protection of our intellectual property;

  •
  restrictions on our ability to own or operate subsidiaries or acquire new businesses in these jurisdictions; and

  •
  restrictions on our ability to repatriate dividends from our subsidiaries.

        Our international operations also expose us to different local political and business risks and challenges. For example:

  •
  we may be faced with political and social instability in countries in which we operate that could result in nationalization or seizure of our assets;

  •
  we are faced with potential difficulties in staffing and managing local operations; and

  •
  we have to design local solutions to manage credit risks of local customers and distributors.

        Our expansion in emerging markets requires us to respond to rapid changes in market conditions in these countries. Our overall success as a global business depends, in part, upon our ability to succeed in differing economic, social and political conditions. We may not continue to succeed in developing and implementing policies and strategies that are effective in each location where we do business and failure to do so could harm our results of operations.

        Several countries in which we operate have sophisticated tax regimes. As a result, changes in tax regulations, policy or enforcement in different countries could adversely affect our overall financial condition.

We depend on proprietary technologies and may be unable to adequately protect our intellectual property rights and may be subject to claims that we are infringing upon the rights of others.

        Proprietary protection of our formulations, processes, apparatuses and other technology is important to our business. We rely upon unpatented proprietary expertise and continuing technological innovation and other trade secrets to develop and maintain our competitive position. Others may obtain knowledge of trade secrets through independent development or by other means.

        To a lesser extent, we also rely on patents to protect our intellectual property. While a presumption of validity exists with respect to patents issued to us in the United States and other jurisdictions, there can be no assurance that any of our patents will not be challenged, invalidated, circumvented or otherwise rendered unenforceable. The laws of many countries do not protect our intellectual property rights to the same extent as the laws of the United States. Furthermore, pending patent applications filed by us might not result in an issued patent. Even if patents are issued to us, they may not provide protection against competitors or against competitive technologies. The expiration of a patent can result in intense competition, particularly from generic producers, with consequent erosion of profit margins. The failure of our patents to protect our formulations, processes, apparatus, technology, trade secrets or proprietary know-how could hurt our business, financial condition and results of operations.

        We have received communications asserting that certain of our products or their applications infringe on certain third-parties' proprietary rights. Such claims, with or without merit, could subject us to costly litigation and divert our technical and management personnel from their regular responsibilities. Furthermore, successful claims could cause us to suspend the manufacture of products using the contested inventions and could have a material adverse effect on our business, financial condition, operating results or cash flows.

Our products are often critical to our purchasers' products; therefore, we may be liable for damages arising from liability claims.

        Many of our products, most notably those used in structural aerospace applications and those used in the electrical power generation and distribution equipment manufacturing industries, among others, provide attributes critical to the performance of our customers' products. Therefore, the sale of these products involves the risk of product liability claims if our products fail.

        A successful product liability claim or series of claims against us in excess of our insurance coverage, or for payments for which we are not otherwise indemnified, would harm our business, financial condition, results of operations or cash flows.

Our relationship with Huntsman is critical; if Huntsman cannot perform its obligations to us, our business may be materially adversely affected.

        We have entered into certain agreements, including service, supply and purchase contracts with Huntsman. A breach by Huntsman in performing its obligations under any of these agreements could have a material adverse effect on our business, financial condition, results of operations or cash flows. Huntsman is highly leveraged and, should it become insolvent, it may not be able to perform its obligations to us. There can be no assurance that we would be able to obtain similar service, supply or purchase contracts on the same terms from third parties should Huntsman terminate or breach any of these agreements. See "Certain Relationships and Related Transactions."

There may be conflicts of interest between Huntsman and us.

        For so long as Huntsman retains its ownership interest in us, conflicts of interest could arise with respect to transactions involving business dealings between us and Huntsman or its other subsidiaries, potential acquisitions of businesses or properties, the issuance of additional securities, the payment of dividends by us and other matters. In addition, many of our executive officers currently serve as executive officers and directors of various Huntsman companies. Any such conflicts of interest could result in decisions that adversely affect our business.

If we are unable to maintain an effective working relationship with SISU, our business could be adversely affected.

        SISU has certain important rights pursuant to the limited liability company agreements of AdMat Holdings and our Company that relate to the designation of directors and managers and approval rights with respect to the taking of certain actions. SISU has the right to designate one of the managers of AdMat Holdings and our Company. In addition, SISU has the right to prevent our Company from taking certain actions or engaging in certain specified transactions as more fully described in "Security Ownership of Certain Beneficial Owners and Management" below. If we are unable to maintain an effective working relationship with SISU, it could become difficult to take actions that require SISU's approval, which could adversely affect our ability to manage our business.

Terrorist attacks, such as the attacks that occurred on September 11, 2001, the recent military action in Iraq, general instability in various OPEC member nations and the threat of prolonged instability in Iraq and other attacks or acts of war in the United States and abroad may adversely affect the markets in which we operate, our operations and our profitability.

        The attacks of September 11, 2001 and subsequent events, including the recent military action in Iraq, have caused instability in the United States and other financial markets or adversely affected certain of our end-markets, such as aerospace, and have led, and may continue to lead, to further armed hostilities, prolonged instability in Iraq, or further acts of terrorism in the United States or abroad, which could cause further instability in financial markets. Current regional tensions and conflicts in various OPEC member nations, including the recent military action in Iraq, have caused, and may continue to cause, escalated raw material costs, specifically raising the prices of oil and gas, which are used in our operations. In addition, the uncertainty surrounding the recent military action in Iraq and the threat of further armed hostilities or acts of terrorism may impact any or all of our physical facilities and operations, which are located in Europe, North America, Asia, Africa, South America, and the Middle East, or those of our clients. Furthermore, the terrorist attacks, subsequent events and future developments in any of these areas may result in reduced demand from our clients for our products. These developments will subject our worldwide operations to increased risks and, depending on their magnitude, could have a material adverse effect on our business, financial condition, results of operations or cash flows.

It may be difficult for you to effect service of process or enforce civil liabilities against non-U.S. guarantors or other parties.

        Substantially all of the guarantors of the notes are organized outside the United States. Some or all of their directors are residents of jurisdictions outside the United States. All or a substantial portion of the assets of such guarantors and such persons are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process upon such guarantors or such persons within the United States with respect to matters arising under U.S. federal securities laws or to enforce against such guarantors or such persons in U.S. courts judgments of such courts predicated upon the civil liability provisions of such federal securities laws.

        We have been advised by our legal counsel that there is doubt as to the enforceability of civil liabilities based on federal or state securities laws of the United States, either in an original action or in an action to enforce a judgment obtained in U.S. federal or state courts in jurisdictions that do not have a treaty with the United States providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Consequently, a final judgment for the payment of money given by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in such a jurisdiction. If the party in whose favor such final judgment is rendered brings a new suit in a competent local court, that party may submit to the local court the final judgment that has been rendered in the United States and the local court may render a judgment in accordance with the final judgment for the payment of money that has been rendered in the United States. However, there can be no assurance that U.S. investors will be able to enforce any judgment in civil or commercial matters against any non-U.S. guarantor, its directors or any expert named herein who are resident of any country outside the United States.

Risks Related to the Notes

We and our subsidiaries are subject to restrictive debt covenants. These covenants could prevent us from fulfilling our obligations under the notes and limit our operating flexibility.

        We and our subsidiaries are subject to restrictive covenants contained in the Revolving Credit Facility. Compliance with these covenants could prevent us from fulfilling our obligations under the notes and limit our operating flexibility. The Revolving Credit Facility requires us and our subsidiaries to maintain specified financial ratios and satisfy financial condition tests. The ability of us and our subsidiaries to meet those financial ratios and tests can be affected by events beyond our control and we and our subsidiaries may not be able to meet those ratios and tests. A breach of any of these covenants, ratios, tests or restrictions could result in an event of default under the Revolving Credit Facility or the indenture governing the notes. When any event of default under the Revolving Credit Facility happens, the lenders could elect to declare all amounts outstanding under the Revolving Credit Facility, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure repayment of these amounts. If the lenders under the Revolving Credit Facility accelerate the payment of the debt, the assets of our subsidiaries may be insufficient to repay in full the debt and to make contributions to us to enable us to repay the notes in full. See "Description of Other Indebtedness."

        In addition, the indenture governing the notes contains covenants with respect to us and our restricted subsidiaries that may have a restrictive impact on the running of our business. These restrictions may make it difficult for us to grow our business and, hence, improve our cash flow or profitability, which would negatively impact our ability to fulfill our obligations under the notes. These covenants restrict, among other things:

  •
  the incurrence of additional debt and the issuance of disqualified stock and preferred stock;

  •
  the payment of dividends on and redemptions of capital stock and the redemption of debt that is junior in right of payment to the notes;

  •
  other restricted payments, including certain investments;

  •
  certain sales of assets;

  •
  certain transactions with affiliates;

  •
  consolidations, mergers and transfers of all or substantially all of our assets;

  •
  the creation of restrictions on distributions from restricted subsidiaries;

  •
  the sale of stock of restricted subsidiaries;

  •
  the grant of liens on our properties and assets; and

  •
  the guarantee of our debt without also guaranteeing the notes.

The value of the collateral securing the notes and the guarantees may not be sufficient to satisfy our and our subsidiaries' obligations under the notes and the guarantees and the collateral securing the notes may be reduced or diluted under certain circumstances.

        The notes are secured by second priority liens (or a second priority position under the intercreditor agreement) on the collateral described in this prospectus, which also secure on a first priority basis (or a first priority position under the intercreditor agreement) our and our subsidiaries' obligations under the Revolving Credit Facility. The collateral may also secure additional indebtedness (on a first or second priority basis) to the extent permitted by the terms of the indenture governing the notes and the Revolving Credit Facility. Your rights to the collateral would be diluted by any increase in the indebtedness secured by the collateral. Guarantees of the notes by certain subsidiaries may be limited so as not to violate applicable laws.

        In the event of foreclosure on the collateral, the proceeds from the sale of the collateral securing indebtedness under the notes may not be sufficient to satisfy the notes. This is because proceeds from a sale of the collateral would be distributed to satisfy indebtedness and all other obligations under the Revolving Credit Facility and any other indebtedness secured by a first priority lien on the collateral before any such proceeds are distributed in respect of the notes. Only after all of our obligations under the Revolving Credit Facility and any such other first priority indebtedness have been satisfied will proceeds from the sale of collateral be available to holders of the notes at which time such proceeds will be distributed to satisfy our obligations under the notes and any additional new second priority indebtedness incurred after the issuance of the old notes.

        The value of the collateral and the amount to be received upon a sale of such collateral will depend upon many factors including, among others, the condition of the collateral and the chemical industry, the ability to sell the collateral in an orderly sale, the condition of the international, national and local economies, the availability of buyers and similar factors. The book value of the collateral should not be relied on as a measure of realizable value for such assets. By their nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In addition, a significant portion of the collateral includes assets that may only be usable, and thus retain value, as part of our existing operating businesses. Accordingly, any such sale of the collateral separate from the sale of certain operating businesses may not be feasible or of significant value. The collateral is located in a number of countries, and the multi-jurisdictional nature of any foreclosure on the collateral may limit the realizable value of the collateral. To the extent that holders of other secured indebtedness or third parties enjoy liens (including statutory liens), whether or not permitted by the indenture governing the notes, such holders or third parties may have rights and remedies with respect to the collateral securing the notes that, if exercised, could reduce the proceeds available to satisfy the obligations under the notes.

We are a holding company with no direct operations and the notes will be effectively subordinated to all indebtedness of our subsidiaries that are not guarantors of the notes.

        We are a holding company with no direct operations. Our only assets are the equity interests and investments we hold in our subsidiaries. As a result, we depend on dividends and other payments from our subsidiaries to generate the funds necessary to meet our financial obligations, including the payment of principal of and interest on our outstanding debt. Our subsidiaries are legally distinct from us and have no obligation to pay amounts due on our debt or to make funds available to us for such payment except as provided in the guarantees or pursuant to intercompany notes which may be pledged as collateral for the notes. Not all of our subsidiaries guarantee the notes. A holder of notes will not have any claim as a creditor against our non-guarantor subsidiaries, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those non-guarantor subsidiaries will be effectively senior to your claims.

The lenders under the Revolving Credit Facility will have the sole right to exercise remedies against the collateral for so long as the Revolving Credit Facility is outstanding and, unless a default or event of default has occurred and is continuing, to release the collateral securing the notes.

        The intercreditor agreement provides that the lenders under the Revolving Credit Facility have the exclusive right to manage, perform and enforce the terms of the security documents relating to the collateral, and to exercise and enforce all privileges, rights and remedies thereunder, including to take or retake control or possession of the collateral and to hold or dispose of the collateral in certain circumstances. Under the terms of the intercreditor agreement, if the lenders under the Revolving Credit Facility release all or any portion of the collateral securing the Revolving Credit Facility for any reason whatsoever (except if such release is made in connection with a repayment in full and a termination of all obligations under the Revolving Credit Facility or if there is an uncured event of default under the indenture governing the notes), including, without limitation, in connection with any sale of assets, the collateral so released will no longer secure our and the guarantors' obligations with respect to the notes. If an event of default has occurred under the Revolving Credit Facility, the lenders under the Revolving Credit Facility may release collateral in connection with the foreclosure, sale or other disposition of such collateral to satisfy obligations under the Revolving Credit Facility or upon consummation of any transfer or sale of assets constituting collateral that is permitted under the indenture governing the notes and the Revolving Credit Facility. Any collateral released would cease to act as security for the notes and the guarantees of the notes, as well as our and the guarantors' obligations with respect to the Revolving Credit Facility and any other indebtedness which is secured by such collateral. In addition, because the lenders under the Revolving Credit Facility control the disposition of the collateral securing the Revolving Credit Facility and the notes, if there were an event of default under the notes, the lenders could decide not to proceed against the collateral, regardless of whether or not there is a default under the Revolving Credit Facility. In such event, the only remedy available to the holders of the notes would be to sue for payment on the notes and the guarantees. By virtue of the direction of the administration of the pledges and security interests and the release of collateral, actions may be taken under the collateral documents that may be adverse to you.

A guarantee will be released if a guarantor no longer guarantees or is no longer an obligor of other indebtedness of us or any of our subsidiaries. The guarantee of and collateral held by a non-U.S. guarantor will be released if the notes become investment grade.

        Any guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indenture if the guarantor is no longer a guarantor or an obligor of other indebtedness of us or any of our subsidiaries. The lenders under the Revolving Credit Facility have the discretion to release the guarantees under the Revolving Credit Facility in a variety of circumstances. In the case of a release of collateral consisting of the shares of a guarantor, that release would cause such guarantor's guarantee to be released. Upon release of a guarantor, the security documents related to the indenture provide that the security interests in the assets of such guarantor securing the notes and the guarantee will be released simultaneously. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to your claims.

        The indenture and related security documents will provide that if the notes achieve investment grade ratings from both S&P and Moody's, the guarantees of, and the collateral held by, the non-U.S. guarantors will be released, subject to certain conditions. In addition, in connection with such a release, each pledge of the shares of a released non-U.S. guarantor that continues to form part of the collateral securing the notes will become limited to a pledge of 65% of the shares of such released non-U.S. guarantor. See "Description of New Notes—Fall Away Event."

The ability of the collateral agent to foreclose on the secured property may be limited.

        Bankruptcy law could prevent the collateral agent from repossessing and disposing of the collateral upon the occurrence of an event of default if a bankruptcy proceeding is commenced by or against us before the collateral agent repossesses and disposes of the collateral. Under bankruptcy law, secured creditors such as the holders of the notes are prohibited from repossessing their security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use the collateral (and the proceeds, products, rents or profits of such collateral) so long as the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral. The court may find "adequate protection" if the debtor pays cash or grants additional security for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the collateral or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

The notes, the guarantees and the liens securing these obligations may be voidable, subordinated or limited in scope under local law, including laws governing fraudulent transfers and insolvency.

        Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the notes or the guarantees could be voided, or claims in respect of the notes or the guarantees could be subordinated to all of our or a guarantor's other debts if, among other things:

          (1)   we or the guarantor (as the case may be), at the time the debt evidenced by the notes or the guarantee was incurred, received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, or

          (2)   the notes or the guarantee (as the case may be) was incurred with the intent to hinder or delay any of our or a guarantor's (as the case may be) present or future creditors, and we or such guarantor: was insolvent or rendered insolvent by reason of such incurrence; was engaged in a business or transaction for which our or such guarantor's remaining assets constituted unreasonably small capital; or intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by us on the notes or by a guarantor pursuant to its guarantee could be voided and required to be returned to us or such guarantor, or to a fund for the benefit of creditors of us or such guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a person would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors we believe that, at the time the debt evidenced by the notes or the guarantee was incurred, none of us or the guarantors was insolvent, had unreasonably small capital for the business in which it was engaged or had incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

        The laws of each of the jurisdictions in which the non-U.S. guarantors are organized limit the ability of these subsidiaries to guarantee and secure debt of a parent company. These limitations arise under various provisions or principles of corporate law which include provisions requiring a subsidiary guarantor to receive adequate corporate benefit from the financing, rules governing preservation of share capital, thin capitalization and fraudulent transfer principles. If these limitations were not observed, the guarantees and security interests of these guarantors would be subject to legal challenge. In many of these jurisdictions, including Belgium, Germany and Switzerland, the note guarantees and/or security documents contain language limiting the amount of debt guaranteed and secured so that applicable local law restrictions will not be violated. Accordingly, if you were to enforce the note guarantees and security interests of the guarantors in these jurisdictions, your claims may be limited. Furthermore, although we believe that the guarantees and security interests of these guarantors are enforceable, there can be no assurance that a third-party creditor would not challenge these guarantees and security interests and prevail in court.

        The insolvency, administration and other laws of non-U.S. jurisdictions may be materially different from, or conflict with, each other and those of the United States, including in the areas of rights of creditors, priority of governmental and other creditors, ability to obtain post-petition interest, duration of proceeding and preference periods. The application of these laws, and any conflict between them, could call into question whether, and to what extent, the laws of any particular jurisdiction should apply, adversely affect your ability to enforce your rights under the guarantees and the security documents in these jurisdictions or limit any amounts that you may receive.

We may not have the ability to raise the funds to purchase notes upon a change of control as required by the indenture.

        Upon the occurrence of a change of control under the indenture, each holder of notes may require us to repurchase all or a portion of its notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest. Our ability to repurchase the notes upon a change of control will be limited by the terms of our other debt. Upon a change of control, we may be required immediately to repay the outstanding principal, any accrued interest and any other amounts outstanding under the Revolving Credit Facility. We cannot assure you that we would be able to repay amounts outstanding under the Revolving Credit Facility or obtain necessary consents under the Revolving Credit Facility to repurchase the notes. Any requirement to offer to purchase any outstanding notes may result in our having to refinance our outstanding indebtedness, which we may not be able to do. In addition, even if we were able to refinance our outstanding indebtedness, the financing may not be on terms favorable to us.

There are uncertain risks associated with the incurrence of additional indebtedness secured on a second priority basis.

        Local law may preclude additional indebtedness (including additional notes) secured on a second priority basis from being secured by some or all of the collateral securing the notes that is located outside the United States and the U.K. or may otherwise treat differently liens that secure any such additional indebtedness. As a result, the composition of the assets that secure the notes and such other indebtedness (including additional notes) may differ. It is uncertain what effect this would have on the fungibility of the notes and any additional notes, the prices at which the notes and any additional notes might trade or the priority or validity of the liens on collateral that secure the notes but do not secure additional indebtedness. In addition, it is uncertain whether the issuance of additional notes would be treated as fungible with the notes for U.S. Federal income tax purposes.

There is no established trading market for the new notes, and any market for the new notes may be illiquid.

        The new notes are new issues of securities with no established trading market. We cannot assure you that a liquid market will develop for the new notes, that you will be able to sell your new notes at a particular time or that the prices that you will receive when you sell will be favorable. We do not intend to apply for listing of the new notes on any U.S. securities exchange or for quotation through an automated dealer quotation system. The liquidity of the trading market in the new notes and the market price quoted for the new notes may be adversely affected by changes in the overall market for high yield securities generally or the interest of securities dealers in making a market in the new notes and by changes in our financial performance or prospects or in the prospects for companies in the chemical industry generally. As a result, you cannot be sure that an active trading market will develop for the new notes. This offer to exchange the new notes for the old notes does not depend upon any minimum amount of old notes being tendered for exchange.

        Unless you are an affiliate of us within the meaning of Rule 405 under the Securities Act, you may offer for resale, resell or otherwise transfer new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as you acquired the new notes in the ordinary course of business and have no arrangement or understanding with respect to the distribution of the new notes to be acquired in the exchange offer. If you tender your old notes for the purpose of participating in a distribution of the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

If you do not exchange your old notes, they may be difficult to resell.

        It may be difficult for you to sell old notes that are not exchanged in this exchange offer, since any old notes not exchanged will remain subject to the restrictions on transfer provided for in Rule 144 under the Securities Act. These restrictions on transfer of your old notes exist because we issued the old notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, the old notes that are not exchanged for new notes in this exchange offer will remain restricted securities and, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in this exchange offer, we do not intend to register the old notes under the Securities Act.

        To the extent any old notes are tendered and accepted in this exchange offer, the trading market, if any, for the old notes that remain outstanding after this exchange offer would be adversely affected due to a reduction in market liquidity.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        All statements other than statements of historical facts included in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. These forward-looking statements are based on our current expectations and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurances that such expectations will prove to have been correct. Important risks, uncertainties and other factors that could cause actual results to differ materially from our expectations are disclosed under "Risk Factors" and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        When we sold the old notes on June 30, 2003, we entered into an exchange and registration rights agreement with the initial purchasers of those notes. Under the exchange and registration rights agreement, we agreed to file the registration statement of which this prospectus forms a part regarding the exchange of the old notes for notes which are registered under the Securities Act. We also agreed to use our reasonable best efforts to cause the registration statement to become effective with the SEC, and to conduct this exchange offer after the registration statement was declared effective. We will use our best efforts to keep the registration statement effective until the exchange offer is completed. The exchange and registration rights agreement provides that we will be required to pay liquidated damages to the holders of the old notes if the exchange offer has not been completed within 420 days after the date of issuance of the old notes. A copy of the exchange and registration rights agreement is filed as an exhibit to the registration statement.

Terms of the Exchange Offer

        This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange old notes that are properly tendered on or before the expiration date and are not withdrawn as permitted below. The expiration date for this exchange offer is 5:00 p.m., New York City time, on                        , 2005, or such later date and time to which we, in our sole discretion, extend the exchange offer. The exchange offer, however, will be in effect no longer than 45 days from the date of this prospectus.

        The form and terms of the new notes being issued in the exchange offer are the same as the form and terms of the old notes, except that:

  •
  the new notes will have been registered under the Securities Act;

  •
  the new notes will not contain transfer restrictions and registration rights that relate to the old notes; and

  •
  the new notes will not contain provisions relating to the payment of liquidated damages to be made to the holders of the old notes under circumstances related to the timing of the exchange offer.

        Old notes tendered in the exchange offer must be in denominations of the principal amount of $1,000 or any integral multiple thereof.

        We expressly reserve the right, in our sole discretion:

  •
  to extend the expiration date;

  •
  to delay accepting any old notes;

  •
  if any of the conditions set forth below under "—Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer and not accept any notes for exchange; and

  •
  to amend the exchange offer in any manner.

        We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them promptly after the expiration or termination of the exchange offer.

How to Tender Old Notes for Exchange

        When the holder of old notes tenders, and we accept, notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of old notes who wishes to tender notes for exchange must, on or prior to the expiration date:

  (1)
  transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to Wells Fargo Bank, N.A. (the "exchange agent") at the address set forth below under the heading "—The Exchange Agent"; or

  (2)
  if old notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent's message to the exchange agent at the address set forth below under the heading "—The Exchange Agent."

        In addition:

  (1)
  the exchange agent must receive, on or before the expiration date, the certificates for the old notes and the letter of transmittal; or

  (2)
  the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the old notes being tendered into the exchange agent's account at The Depository Trust Company, the book entry transfer facility, according to the procedure for book-entry described below, along with the letter of transmittal or an agent's message; or

  (3)
  the holder must comply with the guaranteed delivery procedures described below.

        The Depository Trust Company is referred to as DTC in this prospectus.

        The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry transfer (a "book-entry confirmation"), which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

        The method of delivery of the old notes, the letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or old notes should be sent directly to us.

        If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent's account.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

  (1)
  by a holder of old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  (2)
  for the account of an "eligible institution."

        An "eligible institution" is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

        If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

        We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

  (1)
  reject any and all tenders of any old note improperly tendered;

  (2)
  refuse to accept any old note if, in our judgment or the judgment of our counsel, acceptance of the old note may be deemed unlawful; and

  (3)
  waive any defects or irregularities or conditions of tender as to any particular old note either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer.

        Our interpretation of the terms and conditions of tender as to any particular old note either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor shall any of us incur any liability for failure to give such notification.

        If a person or persons other than the registered holder or holders of the old notes tendered for exchange signs the letter of transmittal, the tendered notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old notes.

        If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any old notes or any power of attorney, such persons should so indicate when signing, and you must submit proper evidence satisfactory to us of such person's authority to so act unless we waive this requirement.

        By tendering, each holder will represent to us, among other things, that the person acquiring new notes in this exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes issued in this exchange offer. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of our company, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such new notes to be acquired in this exchange offer, such holder or any such other person:

  (1)
  may not rely on the applicable interpretations of the staff of the SEC; and

  (2)
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer who acquired its old notes as a result of market-making activities or other trading activities and thereafter receives new notes issued for its own account in this exchange offer, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes issued in this exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with this exchange offer.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to this exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes registered under the Securities Act. For purposes of this exchange offer, we shall be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "—Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any old notes for exchange.

        For each old note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered old note. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the consummation of this exchange offer will receive interest accruing from the most recent date to which interest has been paid. Old notes that we accept for exchange will cease to accrue interest from and after the date of consummation of this exchange offer. Under the exchange and registration rights agreement, we may be required to make additional payments in the form of liquidated damages to the holders of the old notes under circumstances relating to the timing of this exchange offer.

        In all cases, we will issue new notes in this exchange offer for old notes that are accepted for exchange only after the exchange agent timely receives:

  (1)
  certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at the book entry transfer facility;

  (2)
  a properly completed and duly executed letter of transmittal or facsimile thereof, with any required signature guarantees, or an agent's message; and

  (3)
  all other required documents.

        If for any reason set forth in the terms and conditions of this exchange offer we do not accept any tendered old notes, or if a holder submits old notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged notes without cost to the tendering holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, such non-exchanged old notes will be credited to an account maintained with DTC promptly after the expiration or termination of this exchange offer.

Book Entry Transfers

        The exchange agent will make a request to establish an account at DTC with respect to old notes for purposes of this exchange offer promptly upon receipt of this prospectus. Any financial institution that is a participant in DTC's systems must make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Such participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of new notes may be effected through book-entry transfer at DTC, as applicable. However, the letter of transmittal or facsimile thereof, with any required signature guarantees, or an agent's message, and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under "—The Exchange Agent" on or prior to the expiration date or comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If a registered holder of old notes desires to tender the old notes, and the old notes are not immediately available, or time will not permit the holder's old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

  •
  the tender is made through an eligible institution;

  •
  prior to the expiration date, the exchange agent received from an eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal, and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery,

  (1)
  stating the name and address of the holder of old notes and the amount of old notes tendered;

  (2)
  stating that the tender is being made; and

  (3)
  guaranteeing that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

        You may withdraw tenders of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at one of the addresses set forth below under "—The Exchange Agent." Any such notice of withdrawal must:

  (1)
  specify the name of the person having tendered the old notes to be withdrawn;

  (2)
  identify the old notes to be withdrawn, including the principal amount of such old notes; and

  (3)
  where certificates for old notes are transmitted, specify the name in which old notes are registered, if different from that of the withdrawing holder.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any tendered old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of this exchange offer. Any old notes tendered for exchange that are not exchanged for any reason will be returned to the holder without cost to such holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, such old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described under "—How to Tender Old Notes for Exchange" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of this exchange offer, we will not be required to accept for exchange, or to issue new notes in this exchange offer for any old notes, and we may terminate or amend this exchange offer, if at any time before the expiration of this exchange offer:

  (1)
  any federal law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with this exchange offer;

  (2)
  any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

  (3)
  there shall occur a change in the current interpretation by the staff of the SEC which permits the new notes issued in this exchange offer in exchange for the old notes to be offered for resale, resold and otherwise transferred by such holders, other than broker-dealers and any such holder which is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new notes acquired in this exchange offer are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such new notes issued in this exchange offer;

  (4)
  there has occurred any general suspension of or general limitation on prices for, or trading in, securities on any national exchange or in the over-the-counter market;

  (5)
  any governmental agency creates limits that adversely affect our ability to complete this exchange offer; or

  (6)
  there shall occur any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence this exchange offer.

        The non-occurrence of each of the preceding events is a condition to this exchange offer. We expressly reserve the right to amend or terminate this exchange offer upon the occurrence of any of these events. The conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to them. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion prior to the expiration of this exchange offer. If we do so, this exchange offer will remain open for at least three (3) business days following any waiver of the preceding conditions and, if we determine that any waiver constitutes a material change to the terms of this exchange offer, this exchange offer will remain open for at least five (5) business days following any such waiver. Our failure at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which we may assert at any time and from time to time, except that all conditions to this exchange offer must be satisfied or waived by us prior to the expiration of this exchange offer. We will give oral or written notice or public announcement of any waiver by us of any condition and any related amendment, termination or extension of this exchange offer. In the case of any extension, such oral or written notice or public announcement will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

The Exchange Agent

        Wells Fargo Bank, N.A. has been appointed as our exchange agent for this exchange offer. All executed letters of transmittal should be directed to our exchange agent at the address set forth below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By registered mail or certified mail:

Wells Fargo Bank, N.A.
Corporate Trust Operations
MAC N9303-121
P.O. Box 1517
Minneapolis, MN 55480
Attn: Huntsman Administrator

By regular mail or overnight courier:

Wells Fargo Bank, N.A.
Corporate Trust Operations
MAC N9303-121
6th Street and Marquette Avenue
Minneapolis, MN 55479
Attn: Huntsman Administrator

By hand before 4:30 p.m.:

Wells Fargo Bank, N.A.
Northstar East Building
608 2nd Avenue South
12th Floor—Corporate Trust Services
Minneapolis, MN 55402
Attn: Huntsman Administrator

For information, call:
(800) 344-5128

By facsimile transmission:
(for eligible institutions only)
(612) 667-4927

Confirm by Telephone:
(612) 667-9764

        Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of such letter of transmittal.

Fees and Expenses

        We will not make any payment to brokers, dealers, or others soliciting acceptance of this exchange offer except for reimbursement of mailing expenses.

Accounting Treatment

        We will not recognize any gain or loss for accounting purposes upon the consummation of this exchange offer. We will amortize the expense of this exchange offer over the term of the new notes in accordance with accounting principles generally accepted in the United States of America.

Transfer Taxes

        You will not be obligated to pay any transfer taxes in connection with the tender of your old notes in this exchange offer. If, however, new notes are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with this exchange offer, then you must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to you.

Consequences of Failing to Exchange Old Notes

        Holders who desire to tender their old notes in exchange for new notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor our company is under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

        Old notes that are not tendered or are tendered but not accepted will, following the consummation of this exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes and in the offering circular dated June 23, 2003, relating to the old notes. Except in limited circumstances with respect to specific types of holders of old notes, we will have no further obligation to provide for the registration under the Securities Act of such old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the untendered old notes under the Securities Act or under any state securities laws.

        Upon completion of this exchange offer, holders of the old notes will not be entitled to any further registration rights under the exchange and registration rights agreement, except under limited circumstances.

        Holders of the new notes and any old notes which remain outstanding after consummation of this exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Consequences of Exchanging Old Notes

        Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the new notes may be offered for resale, resold or otherwise transferred by holders of such notes, other than by any holder which is a broker-dealer or an "affiliate" of our company within the meaning of Rule 405 under the Securities Act. The new notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

  (1)
  the new notes are acquired in the ordinary course of such holder's business; and

  (2)
  such holder has no arrangement or understanding with any person to participate in the distribution of the new notes.

        However, the SEC has not considered this exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to this exchange offer as in such other circumstances.

        Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

  (1)
  it is not an affiliate of ours;

  (2)
  it is not engaged in, and does not intend to engage in, a distribution of the new notes and has no arrangement or understanding to participate in a distribution of the new notes;

  (3)
  it is acquiring the new notes in the ordinary course of its business; and

  (4)
  it is not acting on behalf of a person who could not make representations (1)-(3).

        Each broker-dealer that receives new notes in this exchange offer for its own account in exchange for old notes must acknowledge that it acquired such old notes as a result of market-making or other trading activities and that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with this exchange offer.

        In addition, to comply with state securities laws of certain jurisdictions, the new notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the new notes. We have agreed in the exchange and registration rights agreement that, prior to any public offering of transfer restricted securities, we will register or qualify the transfer restricted securities for offer or sale under the securities laws of any jurisdiction requested by a holder. Unless a holder requests, we currently do not intend to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available. "Transfer restricted securities" means each old note until:

  (1)
  the date on which such old note has been exchanged by a person other than a broker-dealer or an affiliate for a new note;

  (2)
  following the exchange by a broker-dealer in this exchange offer of an old note for a new note, the date on which the new note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this prospectus;

  (3)
  the date on which such old note has been effectively registered under the Securities Act and disposed of in accordance with a shelf registration statement that we file in accordance with the exchange and registration rights agreement; or

  (4)
  the date on which such old note is distributed to the public in a transaction under Rule 144 of the Securities Act.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes as contemplated in this prospectus, we will receive in exchange old notes in like principal amount, which will be cancelled and as such will not result in any increase in our indebtedness.

        The aggregate net proceeds received by us from the sale of the old notes, after deducting the underwriting discounts and commissions and offering expenses, were approximately $333.6 million in cash. We used these proceeds, along with proceeds from an equity private placement and a capital infusion in connection with the AdMat Transaction, together with available cash balances, to repay in full the outstanding borrowings under the senior credit facilities of Vantico International and certain other outstanding indebtedness. As of March 31, 2003, the amount of indebtedness outstanding under the Vantico International credit facilities was $377 million. The outstanding indebtedness under the Vantico International credit facilities would have matured at various times from 2003 to 2009. The weighted-average interest rate on borrowings under the Vantico International credit facilities was approximately 4.1% and approximately 4.9% during the six months ended June 30, 2003 and the year ended December 31, 2002, respectively.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our consolidated ratio of earnings to fixed charges for the periods indicated:

				Vantico Predecessor				Ciba Predecessor
	AdMat
					Year Ended December 31,
			Six Months Ended December 31, 2003	Six Months Ended June 30, 2003			Seven Months Ended December 31, 2000	Five Months Ended May 31, 2000
	Year Ended December 31, 2004	Year Ended December 31, 2003
					2002	2001
Ratio of Earnings to Fixed Charges	3.0	—	—	—	—	—	—	8.5

        We have calculated the ratio of earnings to fixed charges according to a formula the SEC requires us to use. This formula defines earnings generally as our pre-tax earnings from operations, less interest expense and defines fixed charges generally as all interest and interest-related payments and accruals. Earnings for the year ended December 31, 2003, the six months ended December 31, 2003, the six months ended June 30, 2003, the fiscal years ended December 31, 2002 and 2001 and the seven months ended December 31, 2000 would have to be $56.9 million, $10.0 million, $89.3 million, $141.0 million, $102.0 million and $56.0 million higher, respectively, to achieve a one-to-one ratio. The calculation of these ratios is presented at Exhibit 12.1 to the registration statement of which this prospectus forms a part.

CAPITALIZATION

        The following table sets forth the cash and capitalization of Huntsman Advanced Materials as of December 31, 2004. The information set forth below should be read in conjunction with the audited financial statements of AdMat "Use of Proceeds" and "Unaudited Pro Forma Financial Information," included elsewhere in this prospectus, and in each case, any related notes thereto. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes as contemplated in this prospectus, we will receive in exchange old notes in like principal amount, which will be cancelled and as such will not result in any increase in our capitalization (dollars in millions).

Cash and cash equivalents	$93.5

Total debt:
AdMat Senior Secured Notes	$348.6
Vantico Senior Notes	0.1
Other debt	1.7

Total debt	350.4
Equity	255.6

Total capitalization	$606.0

UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003, gives effect to the completion of the AdMat Transaction, including the issuance of the old notes and our acquisition of Vantico as if such transactions had occurred on January 1, 2003. The unaudited pro forma financial data does not purport to be indicative of the financial position or results of operations of future periods or indicative of results that would have occurred had the above transactions been consummated on the dates indicated. The pro forma adjustment, as described in the accompanying notes to the pro forma condensed consolidated statement of operations, are based upon available information and certain assumptions that management believes are reasonable. You should read the unaudited pro forma financial data in conjunction with the audited financial statements and related notes of the Company, included elsewhere in this prospectus.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2003

	Pro Forma		AdMat	Predecessor Company
	Year Ended December 31, 2003	Pro Forma Adjustments	Six Months Ended December 31, 2003	Six Months Ended June 30, 2003
	(Dollars in Millions)
Revenues	$1,049.6	$—	$517.8	$531.8
Cost of goods sold	823.5	—	410.8	412.7

Gross profit	226.1	—	107.0	119.1
Expenses:
Selling, general and administrative	198.0	—	94.9	103.1
Research and development	23.0	—	10.8	12.2
Contract settlement credits and charges, net	5.5	—	—	5.5
Reorganization costs	27.5	—	—	27.5
Other operating (income) expense(1)	(20.0)	(33.8)	(10.0)	23.8

Total expenses	234.0	(33.8)	95.7	172.1

Operating income (loss)	(7.9)	33.8	11.3	(53.0)
Interest expense(2)	(41.7)	15.9	(21.3)	(36.3)

Income (loss) before income taxes	(49.6)	49.7	(10.0)	(89.3)
Income tax benefit (expense)(3)	(7.3)	(15.4)	(3.3)	11.4

Net income (loss) from continuing operations	$(56.9)	$34.3	$(13.3)	$(77.9)

(1)
In the historical periods, these amounts include the unrealized exchange gains/(losses) arising from the revaluation of non-functional currency denominated debt, realized exchange gains/(losses) arising from the sale of products and the purchase of raw materials, goods and services denominated in non-functional currencies and unrealized gains/(losses) arising from the revaluation of the current assets and liabilities held in non-functional currencies. In the pro forma period, the effect of the revaluation of non-functional currency denominated debt has been eliminated as substantially all of such debt has been repaid in connection with the AdMat Transaction.

(2)
Represents the net impact of the following:

Year Ended December 31, 2003
Interest on AdMat fixed rate notes at 11%	$(27.5)
Interest on the AdMat floating rate note at a rate of 10.5%, after giving effect to the discount	(9.8)
Amortization of AdMat debt issuance costs over the related term of the notes	(2.8)
Interest on other debt and letter of credit fees	(1.6)
Reduction in interest expense from the repayment of the Vantico Credit Facilities at a rate of 4.1%	15.3
Reduction in interest expense from the repayment of the Vantico Senior Notes at a rate of 12.0%	32.9
Reduction in interest expense from the repayment of the Vantico Bridge Facilities at a rate of 20.0%	3.8
Reduction in interest expense from the repayment of short-term debt and certain overdraft facilities at a rate of 4.1%	2.2
Reduction in amortization of Vantico debt issuance costs written off	3.4

$15.9

(3)
Reflects the impact on income taxes of new tax structure. For more information see "Note 13—Income Taxes" to the accompanying Consolidated Financial Statements.

SELECTED HISTORICAL FINANCIAL INFORMATION

        On June 30, 2003, the Company completed a restructuring and business combination involving Vantico, whereby ownership of the equity of Vantico was transferred to the Company in exchange for substantially all of the issued and outstanding Vantico Senior Notes and approximately $165 million of additional equity.

        The selected historical financial data represents the Company's and Vantico's business as of the dates and for the periods indicated below. The consolidated financial statements of Vantico and its predecessor for the periods prior to the year ended December 31, 2001 are denominated in Swiss francs. Vantico changed its reporting currency to the U.S. dollar for the years ended December 31, 2001, 2002 and 2003. The selected historical financial data as of December 31, 2004, 2003 and 2002 and for the year ended December 31, 2004, the six months ended December 31, 2003 and June 30, 2003 and the years ended December 31, 2002 and 2001 have been derived from the audited consolidated financial statements included elsewhere in this prospectus. The selected historical financial data as of December 31, 2001 and 2000 and for the seven months ended December 31, 2000 have been derived from the audited consolidated financial statements of Vantico. The selected historical financial data for the five months ended May 31, 2000 have been derived from the audited consolidated financial statements of the Performance Polymers business of Ciba Specialty Chemicals Holdings Inc. (the "Predecessor" business).

        The selected historical financial data set forth below should be read in conjunction with the audited consolidated financial statements and related notes thereto of the Company, Vantico and the Predecessor business and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

	AdMat		Vantico Predecessor				Ciba Predecessor
	Year Ended December 31, 2004	Six Months Ended December 31, 2003	Six Months Ended June 30, 2003	Year Ended December 31, 2002	Year Ended December 31, 2001	Seven Months Ended December 31, 2000	Five Months Ended May 31, 2000
	(Dollars in millions)					(CHF in millions)
Revenues	$1,162.4	$517.8	$531.8	$949.0	$949.0	1,007.0	755.0
Cost of goods sold	869.5	410.8	412.7	707.0	697.0	777.0	558.0
Gross profit	292.9	107.0	119.1	242.0	252.0	230.0	197.0

Expenses:
Selling, general and administrative	184.0	94.9	103.1	219.0	198.0	203.0	126.0
Research and development	21.4	10.8	12.2	26.0	26.0	27.0	20.0
Impairment of long lived assets	—	—	—	56.0	—	—	—
Litigation charges	—	—	—	—	25.0	—	—
Legal and contract settlement (credits) charges, net	(8.5)	—	5.5	(9.0)	—	—	—
Reorganization costs	—	—	27.5	22.0	39.0	—	—
Restructuring costs	9.0	—	—	—	8.0	—	—
Other operating (income) expense(1)	(46.3)	(10.0)	23.8	1.0	(10.0)	(12.0)	—
Total expenses	159.6	95.7	172.1	315.0	286.0	218.0	146.0
Operating income (loss)	133.3	11.3	(53.0)	(73.0)	(34.0)	12.0	51.0

Interest expense, net	(44.1)	(21.3)	(36.3)	(68.0)	(69.0)	(68.0)	(4.0)

Income (loss) before income taxes and minority interest	89.2	(10.0)	(89.3)	(141.0)	(103.0)	(56.0)	47.0
Income tax benefit (expense)	(36.0)	(3.3)	11.4	(7.0)	—	(14.0)	(16.0)
Minority interests in subsidiaries income	(1.0)	—	—		1.0	—	1.0

Income (loss) before accounting change	52.2	(13.3)	(77.9)	(148.0)	(102.0)	(70.0)	32.0
Cumulative effect of accounting change	—	—	—	(3.0)	—	—	—

Net income (loss)	$52.2	$(13.3)	$(77.9)	$(151.0)	$(102.0)	(70.0)	32.0

Interest expense, net	44.1	21.3	36.3	68.0	69.0	68.0	4.0
Income tax (benefit) expense	36.0	3.3	(11.4)	7.0	—	14.0	16.0
Depreciation and amortization	53.8	27.3	28.8	59.0	54.0	50.0	29.0

EBITDA(2)	$186.1	$38.6	$(24.2)	$(17.0)	$21.0	62.0	81.0

Balance Sheet Data (at period end):
Total assets	$938.9	$900.7		$1,050.0	$1,108.0	2,009.0
Total long-term debt	348.7	348.3		648.0	556.0	964.0

(1)
In the historical periods, these amounts include the unrealized exchange gains/(losses) arising from the revaluation of non-functional currency denominated debt, realized exchange gains/(losses) arising from the sale of products and the purchase of raw materials, goods and services denominated in non-functional currencies and unrealized gains/(losses) arising from the revaluation of the current assets and liabilities held in non-functional currencies.

(2)
EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization. We believe that EBITDA enhances an investor's understanding of our financial performance and our ability to satisfy principal and interest obligations with respect to our indebtedness. However, EBITDA should not be considered in isolation or viewed as a substitute for net income, cash flow from operations or other measures of performance as defined by GAAP. Moreover, EBITDA as used herein is not necessarily comparable to other similarly titled measures of other companies due to potential inconsistencies in the method of calculation. Our management uses EBITDA to assess financial performance and debt service capabilities. In assessing financial performance, our management reviews EBITDA as a general indicator of economic performance compared to prior periods. Because EBITDA excludes interest, income taxes, depreciation and amortization, EBITDA provides an indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization. Accordingly, our management believes this type of measurement is useful for comparing general operating performance from period to period and making certain related management decisions. EBITDA is also used by securities analysts, lenders and others in their evaluation of different companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be highly dependent on a company's capital structure, debt levels and credit ratings. Therefore, the impact of interest expense on earnings can vary significantly among companies. In addition, the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the various jurisdictions in which they operate. As a result, effective tax rates and tax expense can vary considerably among companies. Finally, companies employ productive assets of different ages and utilize different methods of acquiring and depreciating such assets. This can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Our management also believes that our investors use EBITDA as a measure of our ability to service indebtedness as well as to fund capital expenditures and working capital requirements. Nevertheless, our management recognizes that there are material limitations associated with the use of EBITDA in the evaluation of our company as compared to net income, which reflects overall financial performance, including the effects of interest, income taxes, depreciation and amortization. EBITDA excludes interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes interest expense has material limitations. EBITDA also excludes taxes. Because the payment of taxes is a necessary element of our operations, any measure that excludes tax expense has material limitations. Finally, EBITDA excludes depreciation and amortization expense. Because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes depreciation and amortization expense has material limitations. Our management compensates for the limitations of using EBITDA by using it to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Our management also uses other metrics to evaluate capital structure, tax planning and capital investment decisions. For example, our management uses credit ratings and net debt ratios to evaluate capital structure, effective tax rate by jurisdiction to evaluate tax planning, and payback period and internal rate of return to evaluate capital investments. Our management also uses trade working capital to evaluate its investment in accounts receivable and inventory, net of accounts payable.

(3)
The table below sets out certain information concerning the exchange rate of the CHF to the U.S. dollar for the period indicated. These rates may differ from the actual rates used in the preparation of the financial statements and other financial information of Vantico appearing in this prospectus. No representation is made that the CHF amounts referred to herein could have been or could be converted into U.S. dollars at any particular rate or at all.

	CHF per U.S. dollar(a)
Year	High	Low	Average(b)	Period End
2000	1.82	1.55	1.69	1.62

  (a)
  Source: The spot rates provided by the Swiss National Bank for CFH per $1.00.

  (b)
  The average of the spot rates in respect of CHF on the last business day of each month during the applicable period.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

        Some of the statements contained in this prospectus are forward-looking in nature. In some cases, you can identify forward-looking statements by terminology such as "believes," "expects," "may," "will," "should," "anticipates" or "intends" or the negative of such terms or other comparable terminology, or by discussions of strategy. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, and, consequently, our actual results may materially differ from those projected by any forward-looking statements. Some of the risks and uncertainties are discussed below in "—Cautionary Statement for Forward Looking Information" and elsewhere in this prospectus. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Certain Defined Terms

        For convenience in this prospectus, the terms "Company," "our," "us" or "we" may be used to refer to Huntsman Advanced Materials LLC and, unless the context otherwise requires, its subsidiaries. In this prospectus, "Vantico" or "Predecessor Company" refers to Vantico Group S.A. and, unless the context otherwise requires, its subsidiaries, and "Ciba" refers to Ciba Specialty Chemicals Holdings Inc.

Overview

        We are a leading global manufacturer and marketer of technologically advanced epoxy, acrylic and polyurethane-based polymer products. We focus on formulations and systems that are used to address customer-specific needs in a wide variety of industrial and consumer applications. Our products are used either as replacements for traditional materials such as metal, wood, clay, glass, stone and ceramics, or in applications where traditional materials do not meet demanding engineering specifications. Our business is characterized by the breadth of our product offering, our expertise in complex chemistry, our long-standing relationships with our customers and our ability to develop and adapt our technology and our applications expertise for new markets and new applications. We operate 14 synthesis and formulating facilities in North America, Europe, Asia, South America and Africa. We market over 6,000 products to more than 5,000 customers in the following market groups: adhesives, electrical and electronics, structural composites, surface technologies, and tooling and modeling materials, as described below.

  Adhesives

        We produce innovative formulated polymer systems used as industrial and consumer adhesives based upon epoxy, polyurethane, acrylic and other materials, primarily marketed under the Araldite® brand name. Our adhesives are used to bond materials such as steel, aluminum, engineering plastics and structural composites. The sales of our adhesive systems have experienced rapid growth due to the continued substitution of adhesives for traditional joining techniques, such as welding and soldering, and the use of metal fasteners and clamps. We sell our adhesive products into industry-specific markets, the general industrial bonding market and the consumer do-it-yourself market. Our primary industry-specific markets are the aerospace, DVD, wind power generation and liquefied natural gas transport markets.

  Electrical and Electronics Materials

        We produce formulated polymer systems based on epoxy and polyurethane resins which are used to insulate, protect or shield either the environment from electrical current or electrical devices from the environment, such as temperature or humidity. We primarily sell our electrical products to customers in the electric power generation, transmission and distribution, consumer and industrial electronics, automotive and appliance markets. We believe we have a leading market position globally in epoxy-based electrical insulating materials.

        We produce liquid formulated polymer systems used in the manufacture of soldermasks, inner layer resists and dielectric materials for printed circuit boards. Soldermasks are permanent coatings, resistant to heat, chemicals and the environment, that allow various components and circuitry to be soldered to the surface of a printed circuit board. Inner layer resists are temporary photo-imageable materials that enable the generation of circuitry on the inner layers of printed circuit boards. Dielectric materials are materials with electrical insulation properties that constitute an insulating layer in high-density, multi-layer printed circuit boards.

  Structural Composites

        We produce formulated polymer systems, complex chemicals and additives and basic and advanced epoxy resin compounds which are used to manufacture a variety of fiber-reinforced materials with enhanced structural properties, known as structural composites. Structural composites are lightweight, high-strength, rigid materials with high resistance to chemicals, moisture and high temperatures. We primarily sell our products to customers in the aerospace, automotive, wind power generation, recreational sports equipment and electronic laminates markets.

  Surface Technologies

        We produce formulated polymer systems, complex chemicals and additives and basic and advanced epoxy resin compounds to provide structural stability and broad application functionality, combined with overall economic efficiency, for a broad range of consumer and industrial coatings applications. These products are used to make coatings for the protection of steel and concrete substrates, such as floorings, metal furniture and appliances, buildings, linings of storage tanks and food and beverage cans, and the primer coat of automobile bodies and ships, among other applications. We are a leading producer of basic liquid-epoxy resin and its basic derivatives, the building blocks for epoxy-based products in coating applications. In addition, we are a leading manufacturer of complex chemicals and additives, such as curing agents, matting agents, accelerators, cross-linkers, reactive diluents and thermoplastic polyamides, which are used in combination with epoxy resins to impart properties such as chemical and abrasion resistance and improved surface appearance.

  Tooling and Modeling Materials

        We produce mainly polyeurethane-based and epoxy formulated polymer systems used in the production of models, prototypes, patterns, molds and a variety of related products for design, prototyping and short-run manufacture. Our products are used in the automotive, aerospace and industrial markets as productivity tools to quickly and efficiently create accurate prototypes and develop experimental models, and to lower the cost of manufacturing items in limited quantities primarily using computer-aided-design techniques. These products are valued for their strength, resilience, heat resistance, dimensional stability, low shrinkage, ease of curing and ability to simulate the look and feel of a variety of materials. These characteristics have allowed our tooling and modeling materials to replace other materials traditionally used in these applications, such as wood, clay and engineering thermoplastics. Our products include photopolymers used in stereolithography, a process that combines computer-aided-design, laser technology and chemistry to permit a complex three-dimensional design to be rapidly replicated in finely-finished solid form.

Recent Developments

  Huntsman Corporation Initial Public Offering

        On February 16, 2005, Huntsman Corporation, our parent corporation, completed initial public offerings of (i) 55,681,819 shares of its common stock sold by Huntsman Corporation and 13,579,546 shares of its common stock sold by a selling stockholder, in each case at a price to the public of $23 per share, and (ii) 5,750,000 shares of its 5% Mandatory Convertible Preferred Stock sold by Huntsman Corporation at a price to the public of $50 per share. Net proceeds to Huntsman Corporation from the offering were approximately $1,500 million, substantially all of which has been used to repay outstanding indebtedness of certain of Huntsman Corporation's subsidiaries, including HMP, HLLC and HIH.

Results of Operations

			Predecessor Company
	Year Ended December 31, 2004	Six Months Ended December 31, 2003	Six Months Ended June 30, 2003	Year Ended December 31, 2002
Revenues	$1,162.4	$517.8	$531.8	$949.0
Cost of goods sold	869.5	410.8	412.7	707.0

Gross profit	292.9	107.0	119.1	242.0
Expenses:
Selling, general and administrative	159.1	95.7	139.1	302.0
Legal and contract settlement (credits) charges, net	(8.5)	—	5.5	(9.0)
Reorganization costs and restructuring costs	9.0	—	27.5	22.0

Total expenses	159.6	95.7	172.1	315.0

Operating income (loss)	133.3	11.3	(53.0)	(73.0)
Interest expense, net	(44.1)	(21.3)	(36.3)	(68.0)

Income (loss) before income taxes, minority interest, and cumulative effect of accounting change	89.2	(10.0)	(89.3)	(141.0)
Income tax (expense) benefit	(36.0)	(3.3)	11.4	(7.0)
Minority interests in subsidiaries' income	(1.0)	—	—	—

Income (loss) before cumulative effect of accounting change	52.2	(13.3)	(77.9)	(148.0)
Cumulative effect of accounting change	—	—	—	(3.0)

Net income (loss)	$52.2	$(13.3)	$(77.9)	$(151.0)

Interest expense, net	44.1	21.3	36.3	68.0
Income tax expense (benefit)	36.0	3.3	(11.4)	7.0
Depreciation and amortization	53.8	27.3	28.8	59.0

EBITDA(1)	$186.1	$38.6	$(24.2)	$(17.0)

        Included in EBITDA are the following unusual items of (expense) income:

			Predecessor Company
	Year Ended December 31, 2004	Six Months Ended December 31, 2003	Six Months Ended June 30, 2003	Year Ended December 31, 2002
Foreign currency effect of predecessor debt structure	$—	$—	$(33.8)	$14.0
Reorganization costs	—	—	(27.5)	(22.0)
Restructuring and plant closing costs	(9.0)	—	—	—
Legal and contract settlement credits (charges), net	8.5	—	(5.5)	9.0
Asset impairment charges	—	—	—	(56.0)
Cumulative effect of accounting change	—	—	—	(3.0)

Total unusual items of (expense) income included in EBITDA	$(0.5)	$—	$(66.8)	$(58.0)

(1)
EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization. We believe that EBITDA enhances an investor's understanding of our financial performance and our ability to satisfy principal and interest obligations with respect to our indebtedness. However, EBITDA should not be considered in isolation or viewed as a substitute for net income, cash flow from operations or other measures of performance as defined by GAAP. Moreover, EBITDA as used herein is not necessarily comparable to other similarly titled measures of other companies due to potential inconsistencies in the method of calculation. Our management uses EBITDA to assess financial performance and debt service capabilities. In assessing financial performance, our management reviews EBITDA as a general indicator of economic performance compared to prior periods. Because EBITDA excludes interest, income taxes, depreciation and amortization, EBITDA provides an indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization. Accordingly, our management believes this type of measurement is useful for comparing general operating performance from period to period and making certain related management decisions. EBITDA is also used by securities analysts, lenders and others in their evaluation of different companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be highly dependent on a company's capital structure, debt levels and credit ratings. Therefore, the impact of interest expense on earnings can vary significantly among companies. In addition, the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the various jurisdictions in which they operate. As a result, effective tax rates and tax expense can vary considerably among companies. Finally, companies employ productive assets of different ages and utilize different methods of acquiring and depreciating such assets. This can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Our management also believes that our investors use EBITDA as a measure of our ability to service indebtedness as well as to fund capital expenditures and working capital requirements. Nevertheless, our management recognizes that there are material limitations associated with the use of EBITDA in the evaluation of our company as compared to net income, which reflects overall financial performance, including the effects of interest, income taxes, depreciation and amortization. EBITDA excludes interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes interest expense has material limitations. EBITDA also excludes taxes. Because the payment of taxes is a necessary element of our operations, any measure that excludes tax expense has material limitations. Finally, EBITDA excludes depreciation and amortization expense. Because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes depreciation and amortization expense has material limitations. Our management compensates for the limitations of using EBITDA by using it to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Our management also uses other metrics to evaluate capital structure, tax planning and capital investment decisions. For example, our management uses credit ratings and net debt ratios to evaluate capital structure, effective tax rate by jurisdiction to evaluate tax planning, and payback period and internal rate of return to evaluate capital investments. Our management also uses trade working capital to evaluate its investment in accounts receivable and inventory, net of accounts payable.

  We believe that net income (loss) is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to EBITDA and that cash provided by (used in) operating activities is the liquidity measure calculated and presented in accordance with GAAP that is most directly comparable to EBITDA. The following table reconciles EBITDA to our net income (loss) and to our cash provided by (used in) operations:

			Predecessor Company
	Year Ended December 31, 2004	Six Months Ended December 31, 2003	Six Months Ended June 30, 2003	Year Ended December 31, 2002
EBITDA	$186.1	$38.6	$(24.2)	$(17.0)
Depreciation and amortization expense	(53.8)	(27.3)	(28.8)	(59.0)
Interest expense, net	(44.1)	(21.3)	(36.3)	(68.0)
Income tax (expense) benefit	(36.0)	(3.3)	11.4	(7.0)

Net income (loss)	52.2	(13.3)	(77.9)	(151.0)
Cumulative effect of accounting change	—	—	—	3.0
Depreciation and amortization expense	53.8	27.3	28.8	59.0
Impairment and non-cash restructuring charges	—	—	—	56.0
Legal and contract settlement (credits) charges, net	—	—	—	(9.0)
Non-cash interest	2.9	1.2	—	9.0
Deferred income taxes	22.9	0.6	(19.3)	5.0
Unrealized (gain) loss on foreign currency transactions	(44.9)	(11.6)	23.8	1.0
Other, net	0.4	0.9	2.0	(5.0)
Changes in operating assets and liabilities	(52.3)	7.1	43.9	(9.0)

Net cash provided by (used in) operating activities	35.0	12.2	1.3	(41.0)

Year Ended December 31, 2004 (Actual) Compared to Six Months Ended December 31, 2003 (Actual)

        Revenues for the year ended December 31, 2004 increased by $644.6 million, or 124%, as compared to the six months ended December 2003, primarily attributable to the June 30, 2003 AdMat Transaction.

        Gross profit for the year ended December 31, 2004 increased by $185.9 million, or 174%, as compared to the six months ended December 2003, primarily attributable to the June 30, 2003 AdMat Transaction.

        Operating expenses for the year ended December 31, 2004 increased by $63.4 million, or 66%, as compared to the six months ended December 2003, primarily attributable to the June 30, 2003 AdMat Transaction.

        During 2004, we recognized a legal settlement gain of $8.5 million, net of associated legal costs, related to the settlement entered into with Ciba. For further discussion of this settlement, see "—Legal Proceedings" below.

        The 2004 restructuring charge of $9.0 million relates to the realignment and simplification of our commercial and technical services organization and the intended closure of our Taiwan plant.

        Income tax expense increased by $32.7 million to $36.0 million for the year ended December 31, 2004 as compared to $3.3 million for the six months ended December 31, 2003. Increased income tax expense was primarily due to increases in pre-tax income.

Six Months Ended June 30, 2003 (Actual Predecessor Company) Compared to Year Ended December 31, 2002 (Actual Predecessor Company)

        Revenues for the six months ended June 30, 2003 decreased by $417.2 million, or 44%, to $531.8 million from $949.0 million for the year ended December 31, 2002, principally attributable to the June 30, 2003 AdMat Transaction.

        Gross profit for the six months ended June 30, 2003 decreased by $122.9 million, or 51%, to $119.1 million from $242.0 million for the year ended December 31, 2002, principally attributable to the June 30, 2003 AdMat Transaction.

        Selling, general and administrative expenses for the six months ended June 30, 2003 decreased by $162.9 million, or 54%, to $139.1 million from $302.0 million for the year ended December 31, 2002, principally attributable to the June 30, 2003 AdMat Transaction.

        During the six months ended June 30, 2003, we recognized a contract termination charge of $5.5 million related to discontinued information technology support activities. During year ended December 31, 2002, we recognized a contract settlement credit of $9.0 related to an agreement with Ciba with respect to onerous purchase contracts acquired in connection with the formation of the Predecessor Company.

        Corporate reorganization and restructuring costs increased $5.5 million, from $22.0 million for the year ended December 31, 2002 to $27.5 million for the six months ended June 30, 2003. Increased reorganization costs in 2003 were the result of a number of cost reduction programs, including the cost of severance for headcount reductions and expenses in connection with operational restructuring and the financial restructuring leading up to the AdMat Transaction.

        Income tax benefit increased by $18.4 million to a benefit of $11.4 million for the six months ended June 30, 2003 as compared to income tax expense of $7.0 million for the year ended December 31, 2002. Lower tax expenses, after taking into account the difference in pre-tax income, were primarily due to differences in the amount of investment write-downs and changes in valuation allowances applied to the net deferred tax assets.

Pro Forma Financial Information

        In order to present data that is useful for analysis and discussion purposes, the following information for the year ended December 31, 2003 has been prepared on a pro forma basis as if the restructuring and business combination involving Vantico, a predecessor of Huntsman Corporation, Huntsman Holdings LLC ("Huntsman Holdings") and other equity affiliates of Huntsman Holdings, whereby ownership of the equity of Vantico was transferred to the Company (the "AdMat Transaction"), which was completed on June 30, 2003, had occurred as of January 1, 2003. The pro forma information reflects the purchase accounting related to the AdMat Transaction, revises the interest expense and the related foreign currency impacts arising from the capital structure implemented in connection with the AdMat Transaction and eliminates foreign currency gains and losses related to the former Vantico debt structure. These results do not necessarily reflect the results that would have been obtained if the AdMat Transaction had occurred on or before January 1, 2003 or that may be expected in the future.

	Results of Operations For the Year Ended December 31,			Percent Change
				2004 vs. 2003	2003 vs. 2002
	2004	2003	2002
	(Actual)	(Pro Forma)
	(Unaudited) (dollars in millions)
Revenues	$1,162.4	$1,049.6	$949.0	11%	11%
Cost of goods sold	869.5	823.5	707.0	6%	16%

Gross profit	292.9	226.1	242.0	30%	(7)%
Operating expenses	159.1	201.0	316.0	(21)%	(36)%
Legal and contract settlement (credits) charges, net	(8.5)	5.5	(9.0)	NM	NM
Reorganization and restructuring costs	9.0	27.5	22.0	(67)%	25%

Operating income (loss)	133.3	(7.9)	(87.0)	NM	(91)%
Interest expense, net	(44.1)	(41.7)	(41.0)	6%	2%

Income (loss) before income taxes and minority interest	89.2	(49.6)	(128.0)	NM	(61)%
Income tax expense	(36.0)	(7.3)	(11.0)	393%	(34)%
Minority interests in subsidiaries' income	(1.0)	—	—	NM	NM
Cumulative effect of accounting change, net of taxes	—	—	(3.0)	NM	NM

Net income (loss)	$52.2	$(56.9)	$(142.0)	NM	(60)%

Interest expense, net	44.1	41.7	41.0	6%	2%
Income tax expense	36.0	7.3	11.0	393%	(34)%
Cumulative effect of accounting change, net of taxes	—	—	3.0	NM	NM
Depreciation and amortization	53.8	56.1	59.0	(4)%	(5)%

Pro forma EBITDA	$186.1	$48.2	$(28.0)	286%	NM

Pro forma adjustments:
Foreign currency effect of predecessor debt structure	—	(33.8)	14.0	NM	NM

EBITDA(1)	$186.1	$14.4	$(14.0)	NM	NM

NM—Not Meaningful

Included in Pro Forma EBITDA are the following unusual items of (expense) income (dollars in millions):

	Year Ended December 31, 2004	Year Ended December 31, 2003	Year Ended December 31, 2002
Restructuring and reorganization costs	(9.0)	(27.5)	(22.0)
Legal and contract settlement credits (charges), net	8.5	(5.5)	9.0
Asset impairment charges	—	—	(56.0)

Total unusual items of (expense) income included in EBITDA	$(0.5)	$(33.0)	$(69.0)

(1)
EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization. We believe that EBITDA enhances an investor's understanding of our financial performance and our ability to satisfy principal and interest obligations with respect to our indebtedness. However, EBITDA should not be considered in isolation or viewed as a substitute for net income, cash flow from operations or other measures of performance as defined by GAAP. Moreover, EBITDA as used herein is not necessarily comparable to other similarly titled measures of other companies due to potential inconsistencies in the method of calculation. Our management uses EBITDA to assess financial performance and debt service capabilities. In assessing financial performance, our management reviews EBITDA as a general indicator of economic performance compared to prior periods. Because EBITDA excludes interest, income taxes, depreciation and amortization, EBITDA provides an indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization. Accordingly, our management believes this type of measurement is useful for comparing general operating performance from period to period and making certain related management decisions. EBITDA is also used by securities analysts, lenders and others in their evaluation of different companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be highly dependent on a company's capital structure, debt levels and credit ratings. Therefore, the impact of interest expense on earnings can vary significantly among companies. In addition, the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the various jurisdictions in which they operate. As a result, effective tax rates and tax expense can vary considerably among companies. Finally, companies employ productive assets of different ages and utilize different methods of acquiring and depreciating such assets. This can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Our management also believes that our investors use EBITDA as a measure of our ability to service indebtedness as well as to fund capital expenditures and working capital requirements. Nevertheless, our management recognizes that there are material limitations associated with the use of EBITDA in the evaluation of our company as compared to net income, which reflects overall financial performance, including the effects of interest, income taxes, depreciation and amortization. EBITDA excludes interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes interest expense has material limitations. EBITDA also excludes taxes. Because the payment of taxes is a necessary element of our operations, any measure that excludes tax expense has material limitations. Finally, EBITDA excludes depreciation and amortization expense. Because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes depreciation and amortization expense has material limitations. Our management compensates for the limitations of using EBITDA by using it to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than

  GAAP results alone. Our management also uses other metrics to evaluate capital structure, tax planning and capital investment decisions. For example, our management uses credit ratings and net debt ratios to evaluate capital structure, effective tax rate by jurisdiction to evaluate tax planning, and payback period and internal rate of return to evaluate capital investments. Our management also uses trade working capital to evaluate its investment in accounts receivable and inventory, net of accounts payable.

Year Ended December 31, 2004 (Actual) Compared to Year Ended December 31, 2003 (Pro Forma)

        Revenues for the year ended December 31, 2004 increased by $112.8 million, or 11%, as compared to 2003, primarily attributable to a 12% increase in average selling prices, with stable sales volumes. Average selling prices were higher due to price increase initiatives in certain markets in response to improved demand and higher raw material costs, and to the effect of the major European currencies versus the U.S. dollar. Our ongoing portfolio re-alignment activities resulted in higher sales volumes in certain of our structural composites, adhesives and electrical materials end markets which were largely offset by lower sales volumes of basic epoxy resins and electronic laminates products. By market group, our revenues increased as follows:

•	Adhesives	16%
•	Electrical and Electronics Materials	11%
•	Structural Composites	10%
•	Surface Technologies	10%
•	Tooling and Modeling Materials	9%

        Gross profit for the year ended December 31, 2004 increased by $66.8 million, or 30%, as compared to 2003. The increase mainly resulted from stronger contribution margins in 2004. Margins improved on higher revenues, an improved product mix resulting from reduced sales volumes of our basic epoxy resins, and increased sales volumes of higher margin adhesives, electrical insulating materials and structural composites products, which more than offset higher raw material and manufacturing costs.

        Operating expenses for the year ended December 31, 2004 decreased by $41.9 million, or 21%, as compared to 2003, primarily as a result of our cost reduction initiatives and foreign currency exchange gains, partially offset by the strength of the major European currencies versus the U.S. dollar.

        During 2004, we recognized a legal settlement gain of $8.5 million, net of associated legal costs, related to the settlement entered into with Ciba. For further discussion of this settlement, see "—Legal Proceedings" below. During 2003, we recognized a contract termination charge of $5.5 million related to discontinued information technology support activities.

        Restructuring and reorganization costs decreased by $18.5 million from $27.5 million in 2003 to $9.0 million in 2004. The 2004 restructuring charge of $9.0 million relates to the the realignment and simplification of our commercial and technical services organization and the intended closure of our Taiwan plant. The reorganization costs for the year ended December 31, 2003 were related to a number of cost reduction programs by the Predecessor Company in connection with the operational and financial restructuring leading up to the AdMat Transaction.

        Income tax expense increased by $28.7 million to $36.0 million for the year ended December 31, 2004 as compared to $7.3 million in 2003. Increased income tax expense was primarily due to increases in pre-tax income. Substantially all of our non-U.S. operations are treated as branches for U.S. income tax purposes and are, therefore, subject to both U.S. and non-U.S. income tax. In addition, our tax obligations are affected by the mix of income and losses in the tax jurisdictions in which we operate.

Increased tax expense was also a result of losses in jurisdictions where little or no tax benefit was provided and income in other jurisdictions where tax expense was recorded.

Year Ended December 31, 2003 (Pro Forma) Compared to Year Ended December 31, 2002 (Pro Forma)

        Revenues for the year ended December 31, 2003 increased by $100.6 million, or 11%, to $1,049.6 million from $949.0 million for 2002, principally attributable to a 3% increase in sales volumes and an 8% increase in average selling prices. The increase in average selling prices was primarily due to the the strength of the major European currencies versus the U.S. dollar, while volumes increased by 8% in Asia, 1.5% in Europe and 2.5% in North America. By market group, our revenues increased as follows:

•	Adhesives	23%
•	Electrical and Electronics Materials	10%
•	Structural Composites	12%
•	Surface Technologies	8%
•	Tooling and Modeling Materials	9%

        Gross profit for the year ended December 31, 2003 decreased by $15.9 million to $226.1 million from $242.0 million for the same period in 2002. The decrease in gross profit mainly resulted from lower margins, as average selling price increases failed to keep pace with increases in raw material prices, adverse product mix and the strength of the major European currencies versus the U.S. dollar.

        Operating expenses for the year ended December 31, 2003 decreased by $115.0 million to $201.0 million from $316.0 million for 2002. Lower costs in 2003 resulted from our cost reduction initiatives and a $56.0 million impairment charge in 2002.

        During 2003, we recognized a contract termination charge of $5.5 million related to discontinued information technology support activities. During 2002, we recognized a contract settlement credit of $9.0 related to an agreement with Ciba with respect to onerous purchase contracts acquired in connection with the formation of the Predecessor Company.

        Corporate reorganization costs increased $5.5 million, from $22.0 million in 2002 to $27.5 million in 2003. Increased reorganization costs in 2003 were the result of a number of cost reduction programs, including the cost of severance for headcount reductions and expenses in connection with operational restructuring and the financial restructuring leading up to the AdMat Transaction.

        Income tax expense decreased $3.7 million to $7.3 million for the year ended December 31, 2003 as compared to $11.0 million for 2002. Lower tax expenses, after taking into account the difference in pre-tax income, were primarily due to differences in the amount of investment write-downs and changes in valuation allowances applied to the net deferred tax assets.

Information Regarding Segments

        Upon completion of the AdMat Transaction, we restructured our management to eliminate the three divisions which were operated by Vantico and which also were treated as operating segments for accounting purposes. The former Vantico divisions each employed a division president who was responsible for the operations and performance of the division. The former Vantico division presidents have been replaced by a single president responsible for overall operations and performance company-wide. Our president is supported by market group managers who are responsible for sales and marketing by product lines and by other managers who are responsible for other matters such as manufacturing, supply chain management, purchasing, human resources and accounting company-wide.

Our market groups have a broad similarity in the nature of their products, production process, class of customers, method of product distribution and regulatory environment. Because we no longer maintain Vantico's former divisional management structure and as a result no longer maintain our books and records on that basis, and because the nature of our current management structure and our market groups does not give rise to reportable operating segments, we report our operations as a single segment and the predecessor operations on the historical segment basis.

Liquidity and Capital Resources

        The following is a discussion of cash flows and liquidity on a combined basis as if the AdMat Transaction occurred on January 1, 2003.

Cash

        Net cash provided by operating activities for the year ended December 31, 2004 was $35.0 million as compared to $13.5 million provided by operating activities during the comparable period in 2003. The increase of $21.5 million in cash flow from operating activities during the 2004 period was primarily attributable to an increase in net income of $143.4 million, substantially offset by a net increase in changes in operating assets and liabilities of $103.3 million. In addition, there was an unfavorable variance in adjustments to reconcile net income (loss) to net cash from operating activities attributed to unrealized (gain) loss on foreign currency transactions of $57.1 million, which was partially offset by a favorable variance in deferred income taxes of $41.6 million.

        Net cash used in investing activities for the year ended December 31, 2004 was $11.6 million as compared with $431.0 million used in investing activities during 2003. The decrease was primarily attributable to the AdMat Transaction which occurred on June 30, 2003. Capital expenditures increased $5.6 million from $11.8 million in 2003 to $17.4 million in 2004 largely due to increased capital spending on projects associated with our restructuring activities.

        Net cash used in financing activities for the year ended December 31, 2004 was $3.1 million as compared with $476.6 million provided by financing activities during 2003. The net decrease is primarily related to the AdMat Transaction which occurred on June 30, 2003.

Changes in Financial Condition

        The following information summarizes our working capital position as of December 31, 2004 and December 31, 2003 (dollars in millions):

	2004	2003	Difference	Change
Current assets:
Cash and cash equivalents	$93.5	$73.2	$20.3	28%
Accounts receivable, net	204.3	184.5	19.8	11%
Inventories, net	179.5	146.4	33.1	23%
Deferred income taxes	1.0	11.7	(10.7)	(91)%
Other current assets	30.1	21.4	8.7	41%

Total current assets	508.4	437.2	71.2	16%

Current liabilities:
Accounts payable	80.0	85.1	(5.1)	(6)%
Accrued liabilities	113.9	116.9	(3.0)	(3)%
Deferred income taxes	6.3	0.6	5.7	NM
Short-term debt	1.7	3.1	(1.4)	(45)%

Total current liabilities	201.9	205.7	(3.8)	(2)%

Working capital	$306.5	$231.5	$75.0	32%

NM—Not meaningful.

        As of December 31, 2004, our working capital increased by $75.0 million as a result of the net impact of the following significant changes:

  •
  The increase in cash balances of $20.3 million results from the matters identified in the Consolidated Statement of Cash Flows set out in our consolidated financial statements.

  •
  The increase in accounts receivable of $19.8 million is primarily attributable to increased revenues, resulting largely from higher average selling prices, partially offset by improved accounts receivable and collections management during the year ended December 31, 2004.

  •
  The increase in inventories of $33.1 million is mainly due to increased raw material and energy costs, and higher inventories in certain locations in anticipation of our ongoing restructuring activities.

  •
  The decrease in deferred income taxes of $10.7 million is primarily related to the utilization of deferred tax assets used to offset taxable income and the reclassification of certain amounts between current and non-current deferred income taxes.

Debt and Liquidity

  Debt

        On June 30, 2003, we entered into a $60 million revolving credit facility (the "AdMat Revolving Credit Facility") with a maturity of June 30, 2007. As of December 31, 2004, we had no outstanding revolving borrowings under the AdMat Revolving Credit Facility and approximately $10.1 million of outstanding letters of credit issued under such facility. The AdMat Revolving Credit Facility is secured by a first priority lien on substantially all the assets of our domestic subsidiaries and certain of our foreign subsidiaries (the "AdMat Guarantors").

        The AdMat Revolving Credit Facility contains customary financial covenants, covenants relating to the incurrence of debt and the purchase and sale of assets, limitations on investments and affiliate transactions, change of control provisions, events of default and acceleration provisions. The AdMat Revolving Credit Facility contains covenants that, as of December 31, 2004, require us to maintain a leverage ratio of consolidated net debt to consolidated EBITDA (as defined in the AdMat Revolving Credit Facility) equal to or less than 4.00 to 1.00 and a fixed charge coverage ratio of consolidated EBITDA less consolidated capital expenditures to consolidated fixed charges (as defined in the AdMat Revolving Credit Facility) equal to or greater than 1.15 to 1.00. As of December 31, 2004, our leverage ratio of consolidated net debt to consolidated EBITDA was 1.40 to 1.00, and our fixed charge coverage ratio of consolidated EBITDA less consolidated capital expenditures to consolidated fixed charges was 3.40 to 1.00. In addition, the AdMat Revolving Credit Facility contains a limit on calendar year consolidated capital expenditures (as defined in the AdMat Revolving Credit Facility) of $31.3 million ($25 million annual allowance plus $6.3 million in prior year carryover) for 2004. For the year ended December 31, 2004, our consolidated capital expenditures totaled $17.4 million.

        On June 30, 2003, we issued $350 million aggregate principal amount of our senior secured notes (the "Senior Secured Notes"), consisting of 11% fixed rate notes with an aggregate principal amount of $250 million due 2010 (the "Fixed Rate Notes") and floating rate notes with an aggregate principal amount of $100 million due 2008, which bear interest at a rate equal to LIBOR plus 8.00% (but not lower than 10.00%) (the "Floating Rate Notes"). The Floating Rate Notes were issued with an original issue discount of 2%, or for $98 million. As of December 31, 2004, the interest rate on the Floating Rate Notes was 10.0%. Interest on the Senior Secured Notes is payable semi-annually in January and July of each year. The Senior Secured Notes are secured by a second lien on substantially all of the assets that secure the Revolving Credit Facility and are guaranteed on a senior basis by the AdMat Guarantors. The Fixed Rate Notes are redeemable on or after July 15, 2007 at 105.5% of the principal amount thereof, declining ratably to par on or after July 15, 2009. The Floating Rate Notes are redeemable on or after July 15, 2005 at 105.0% of the principal amount thereof, declining ratably to par on or after July 15, 2007. At any time prior to July 15, 2006, we may redeem up to 35% of the aggregate principal amount of our Fixed Rate Notes at 111% of the principal amount thereof, plus accrued and unpaid interest, with the net cash proceeds of a qualified equity offering. At any time prior to July 15, 2005, we may redeem up to 35% of the aggregate principal amount of our Floating Rate Notes at 111% of the principal amount thereof, plus accrued and unpaid interest, with the net cash proceeds of a qualified equity offering.

        Under the terms of a registration rights agreement among us, the AdMat Guarantors and the initial purchasers of the Senior Secured Notes, we were required to cause a registration statement relating to an exchange offer for the Senior Secured Notes to become effective on or before July 9, 2004 (the "Effectiveness Date") and to complete the exchange offer on or before August 23, 2004 (the "Completion Date"). Due to a delay in the completion of predecessor period audited financial statements for certain of our subsidiaries, the registration statement did not become effective by the Effectiveness Date and the exchange offer was not completed by the Completion Date. Accordingly, under the registration rights agreement, we were required to pay additional interest on the Senior Secured Notes at a rate of 0.25% per year for the first 90-day period following the Effectiveness Date and 0.50% per year for the second 90-day period, and we are currently paying additional interest at a rate of 0.75% per year. Once the registration statement becomes effective, we will be required to continue paying additional interest until the exchange offer is completed. We expect that the exchange offer will be completed approximately 30 days after our registration statement becomes effective.

  Short-term and Long-term Liquidity

        As of December 31, 2004, we had $143.4 million of cash and unused borrowing capacity, including $93.5 million of cash and $49.9 million in undrawn commitments on the AdMat Revolving Credit

Facility. We believe our current available liquidity, together with funds generated by our businesses, will be sufficient to meet the short-term and long-term needs of our businesses, including the funding of our operations and capital expenditures and the servicing of our debt obligations in the ordinary course. There are no scheduled debt amortization payments on either the AdMat Revolving Credit Facility or the Senior Secured Notes until their respective maturity dates.

Contractual Obligations and Commercial Commitments

        Our obligations under long-term debt (including current portion), lease agreements and other contractual commitments as of December 31, 2004 are summarized below:

	2005	2006-2007	2008-2009	Thereafter	Total
Contractual obligations
Long-term debt (including current maturities)	$1.7	$—	$98.6	$250.1	$350.4
Interest on long-term debt(1)	40.9	81.8	64.9	14.8	202.4
Operating lease obligations	4.9	7.2	6.6	2.5	21.2
Purchase obligations(2)	69.1	81.7	56.5	7.5	214.8

Total(3)	$116.6	$170.7	$226.6	$274.9	$788.8

(1)
Assumes December 31, 2004 interest rates on variable rate debt obligation

(2)
We have various purchase commitments extending through 2012 for materials, supplies and services entered into in the ordinary course of business. The purchase commitments are contracts that require minimum volume purchases. Certain contracts allow for changes in minimum required purchase volumes in the event of a temporary or permanent shut down of a facility. The contractual purchase price for substantially all of these contracts is variable based upon market prices, subject to annual negotiations.

(3)
Totals do not include commitments pertaining to our pension and other postretirement obligations. Our estimated future benefit obligations are as follows:

	2005-2007	2008-2009	Average Annual Amount For Next Five Years
Pension plans	$32.3	$23.5	$11.2
Other postretirement obligations	$0.9	$0.9	$0.4

Total	$33.2	$24.4	$11.6

Restructuring Costs

        In connection with the AdMat Transaction, we are implementing a substantial cost reduction program. The program includes reductions in costs of our global supply chain, reductions in general and administrative costs across the business and the centralization of operations where efficiencies may be achieved.

        As of December 31, 2003, the opening balance sheet reserve consisted of $51.5 million related to this restructuring program. During the second quarter of 2004, we identified an additional $3.3 million of restructuring expenses that have been recorded on our opening balance sheet related to projects in Germany and Brazil. During 2004, cash payments of $26.0 million were made and a non-cash charge of $0.5 million was recorded. All charges were recorded against reserves established in connection with recording the AdMat Transaction as a purchase business combination.

        We reduced our workforce by 188 individuals and 192 individuals during the six months ended December 31, 2003 and the twelve months ended December 31, 2004, respectively.

        In the fourth quarter 2004, we assessed the remaining opening balance sheet reserve and concluded that $6.1 million was no longer necessary, and therefore this amount was reversed and recorded as a purchase accounting adjustment in accordance with EITF 95-3, "Recognition of liabilities in connection with a purchase business combination". This initial cost reduction program is expected to continue through December 2005 and is estimated to involve a revised expenditure of $57.5 million in total restructuring costs, of which $24.0 million remains at December 31, 2004. The program will result in approximately $50.3 million in costs for workforce reduction and approximately $7.2 million in costs to close plants and discontinue certain service contracts worldwide.

        In the fourth quarter 2004, we announced restructuring charges of $9.0 million, all of which are payable in cash, including a realignment and simplification of our commercial and technical organization and the closure of our Kaohsiung, Taiwan production facility. These restructuring activities are expected to result in workforce reductions of approximately 120 employees, of which approximately 100 will be reduced during the first quarter of 2005. We expect to incur additional charges of approximately $1 million during 2005 for employee relocation costs associated with these restructuring activities.

        As of December 31, 2004, our restructuring reserve totaled $33.0 million and consisted of the following (dollars in millions):

	Workforce Reductions	Demolition and Decommissioning	Non-Cancellable Lease Costs	Other	Total
Opening balance sheet as of June 30, 2003	$53.2	$—	$1.5	$6.1	$60.8
Payments(1)	(9.3)	—	—	—	(9.3)

Accrued liability as of December 31, 2003	43.9	—	1.5	6.1	51.5
Adjustment to the opening balance sheet(1)	1.3	—	—	2.0	3.3
Partial reversal of opening balance sheet liability	(4.2)	—	(0.6)	(1.3)	(6.1)
2004 charges for 2004 initiatives	7.9	—	1.1	—	9.0
Non-cash settlements	—	—	(0.5)	—	(0.5)
Impact of foreign currency translation	1.6	—	—	0.3	1.9
2004 payments for 2004 initiatives	(0.1)	—	—	—	(0.1)
Payments—opening balance sheet	(22.3)	—	(0.4)	(3.3)	(26.0)

Accrued liability as of December 31, 2004	$28.1	$—	$1.1	$3.8	$33.0

(1)
Net of impact of foreign currency translation.

        The following table sets forth the expected effect from our restructuring and plant closing activities in process as of December 31, 2004:

	Year Ending December 31,
	2005	2006
Expected increase (decrease) from restructuring and plant closing activities on:
Revenues	$—	$—
Cost of goods sold	(9)	(12)
Gross profit	9	12
Selling, general and administrative expenses	(14)	(17)
Operating income	23	29

Net cash provided by operating activities	(13)	29

        The foregoing are estimates and are subject to risks and uncertainties. We cannot assure you that the actual effects from our restructuring and plant closing activities will be consistent with the foregoing estimates.

Off-Balance Sheet Arrangements

        We issue certain letters of credit and guarantees of certain short-term debt facilities and other obligations for some of our consolidated subsidiaries. The maximum exposure under these letters of credit and guarantees is approximately $10.1 million as of December 31, 2004. We do not expect any material amounts to be drawn on these instruments.

        Other than certain operating leases that are not material and the letter of credit arrangements noted above, all of which have been entered into in the normal course of business, we do not have any off-balance sheet financing arrangements such as synthetic leases or securitization agreements. As such, we are not materially exposed to any financing, liquidity, market or credit risk that may arise if we had engaged in such financing agreements.

Investing Activities

        Capital expenditures for the year ended December 31, 2004 were $17.4 million. We expect to spend approximately $37 million in 2005 on capital expenditures, including approximately $18 million in capital projects associated with our restructuring efforts.

Environmental Matters

        For information on environmental, health and safety matters, see "Business—Environmental Matters."

Recently Issued Accounting Standards

        In January 2003, the Financial Accounting Standards Board ("FASB") issued Financial Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities." FIN 46 addresses the requirements for business enterprises to consolidate related entities, for which they do not have controlling interests through voting or other rights, if they are determined to be the primary beneficiary as a result of variable economic interests. Transfers to a qualifying special purpose entity are not subject to this interpretation. In December 2003, the FASB issued a complete replacement of FIN 46 (FIN 46R), to clarify certain complexities. We adopted this financial interpretation on January 1, 2005. We do not believe that the impact of FIN 46R on our financial statements will be significant.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS No. 150 is effective for all financial instruments created or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on our consolidated financial statements.

        In November 2004, the FASB issued SFAS No. 151, "Inventory Costs—an amendment of ARB No. 43." SFAS No. 151 requires abnormal amounts of idle facility expense, freight, handling costs, and wasted material to be recognized as current-period charges. It also requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The requirements of the standard will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We are reviewing SFAS No. 151 to determine the statement's impact on our consolidated financial statements.

        In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29." SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets and eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in APB Opinion No. 29 and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this standard are effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. We will apply this standard prospectively.

        In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment." SFAS No. 123R requires entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which the employee is required to provide services in exchange for the award. This standard eliminates the alternative to use the intrinsic value method of accounting for share based payments as previously provided in APB Opinion No. 25, "Accounting for Stock Issued to Employees." This standard is effective for us beginning in January 2006. We are reviewing SFAS No. 123R to determine the statement's impact on our consolidated financial statements.

Critical Accounting Policies

        The preparation of financial statements and related disclosures in conformity with GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts in the consolidated financial statements. Our significant accounting policies are summarized in "Note 2—Summary of Significant Accounting Policies" to our consolidated financial statements. Summarized below are our critical accounting policies:

  Revenue Recognition

        Revenue is recognized (i) when a sales arrangement exists (ii) upon shipment of goods to customers, at which time legal and economic title passes, (iii) when the sales price is fixed or determinable, and (iv) when collectability of revenue is reasonably assured. Revenue is recorded net of sales-related taxes. The Company classifies amounts billed for shipping and handling within revenues.

  Long-Lived Assets

        The determination of useful lives of our property, plant and equipment is considered a critical accounting estimate. Such lives are estimated based upon our historical experience, engineering estimates and industry information and are reviewed when economic events indicate that we may not be able to recover the carrying value of the assets. The estimated lives of our property range from 3 to 50 years and depreciation is recorded on the straight-line method. Inherent in our estimates of useful lives is the assumption that periodic maintenance and an appropriate level of annual capital expenditures will be performed. Without on-going capital improvements and maintenance, the productivity and cost efficiency declines and the useful lives of our assets would be shorter.

        Management uses judgment to estimate the useful life of our long-lived assets. If the useful life of our property, plant and equipment as of December 31, 2004 were to have been estimated to be one year greater or one year less, then depreciation expense for the twelve month period ending December 31, 2004 would have been approximately $10 million less or approximately $22 million greater, respectively.

        We are required to evaluate our plant assets whenever events indicate that the carrying value may not be recoverable in the future or when management's plans change regarding those assets, such as idling or closing a plant. We evaluate impairment by comparing undiscounted cash flows of the related property to the carrying value. Key assumptions in determining the future cash flows include the useful life, technology, competitive pressures, raw material pricing and regulations.

  Restructuring and Plant Closing Costs

        We have recorded restructuring charges in recent periods in connection with closing certain plant locations, work force reductions and other cost savings programs. These charges are recorded when management has committed to a plan and incurred a liability related to the plan. Estimates for plant closing include the write-off of the carrying value of the plant, any necessary environmental and/or regulatory costs, contract termination and demolition costs. Estimates for work force reductions and other cost savings are recorded based upon estimates of the number of positions to be terminated, termination benefits to be provided and other information as necessary. While management evaluates the estimates on a quarterly basis and will adjust the reserve when information indicates that the estimate is above or below the initial estimate, management's estimates on a project-by-project basis have not varied to a material degree. See "Note 10—Restructuring and Plant Closing Costs" to our consolidated financial statements included elsewhere in this prospectus for further discussion of our restructuring activities.

  Employee Benefit Programs

        We sponsor various contributory and non-contributory defined benefit plans covering employees in the U.S., U.K., Switzerland, Germany, Belgium and a number of other countries. We fund the material plans through trust arrangements (or local equivalents) where the assets are held separately from the employer. We also sponsor unfunded post-retirement plans which provide medical and life insurance benefits covering certain employees in the U.S. Amounts recorded in the consolidated financial statements are recorded based upon actuarial valuations performed by various independent actuaries. Inherent in these valuations are numerous assumptions regarding expected return on assets, discount rates, compensation increases, mortality rates and health care cost trends. These assumptions are disclosed in the notes to the consolidated financial statements.

        During 2004, we revised the expected return on plan assets and rate of compensation increases for our non-U.S. defined benefit plans from 5.83% to 6.28% and 2.17% to 2.19%, respectively. This change in economic assumption was a result of current economic conditions based upon discussions with our actuaries, the historical long-term returns of our pension assets, recent market information related to interest rates and equity performance. These same assumptions were unchanged in 2004 for our U.S. defined benefit plans.

        The discount rate on our U.S. defined benefit plans remained unchanged at 6.0%. The discount rate for our non-U.S defined benefit plans changed to 4.28% from 4.27%.

        Management, with the advice of its actuaries, uses judgment to make assumptions on which our employee benefit plan liabilities and expenses are based. The effect of a 1% change in three key assumptions is summarized as follows (dollars in millions):

Assumption	Income Statement Impact(1)	Balance Sheet Impact(2)
Discount rate
— 1% increase	$(4.6)	$(4.3)
— 1% decrease	6.1	9.8
Expected return on assets
— 1% increase	(2.1)	—
— 1% decrease	2.1	—
Rate of compensation increase
— 1% increase	5.6	—
— 1% decrease	(4.0)	—

(1)
Estimated impact on 2004 net periodic benefit cost.

(2)
Estimated impact on 2004 "Additional Minimum Liability" and "Reduction in Shareholder Equity."

  Environmental Reserves

        Environmental remediation costs for our facilities are accrued when it is probable that a liability has been incurred and the amount can be reasonably estimated. Estimates of environmental reserves require evaluating government regulation, available technology, site-specific information and remediation alternatives. We accrue an amount equal to our best estimate of the costs to remediate based upon the available information. Adjustments to our estimates are made periodically based upon additional information received as remediation progresses. For further information see "Note 17—Environmental Matters" to the accompanying consolidated financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        We are exposed to market risk, including changes in currency exchange rates, interest rates and certain commodity prices. To manage the volatility relating to these exposures, from time to time, we enter into various derivative transactions. We hold and issue derivative financial instruments for economic hedging purposes only.

Currency Exchange Rates

        Our cash flows and earnings are subject to fluctuations due to exchange rate variation. Our sales prices are typically denominated in euros or U.S. dollars. From time to time, we may enter into foreign currency derivative instruments to minimize the short-term impact of movements in foreign currency rates. Short-term exposures to changing foreign currency exchange rates at certain foreign subsidiaries are generally netted where practicable with exposures of other subsidiaries and the remaining exposures then, from time to time, may be managed through financial market transactions, principally through the purchase of spot or forward foreign exchange contracts (with maturities of nine months or less) with various financial institutions, to reflect the currency denomination of our cash flows. We do not hedge our currency exposures in a manner that would entirely eliminate the effect of changes in exchange rates on our cash flows and earnings. As of December 31, 2004, we had no outstanding forward foreign exchange contracts.

        We finance certain of our non-U.S. subsidiaries with intercompany loans. In some cases, these loans are denominated in currencies other than the subsidiaries' functional currency. Foreign currency transaction gains and losses on intercompany loans that are expected to be repaid in the foreseeable future are recorded in earnings. Foreign currency transaction gains and losses on intercompany loans that are not expected to be repaid in the foreseeable future ("Permanent Loans") are recorded in other comprehensive income. As a result of our review of certain of our intercompany loans in the first quarter of 2005, we have increased the amount of our Permanent Loans. We expect that this will result in less foreign currency transaction gains and losses reflected in earnings.

Interest Rates

        As of December 31, 2004, we have outstanding $250 million aggregate principal amount of 11% Fixed Rate Notes due 2010 and we have $100 million aggregate principal amount (issued with an original issue discount of 2%, or for $98 million) of Floating Rate Notes due 2008 that bear an annual interest rate equal to LIBOR plus 8%, with a LIBOR floor of 2%. The undrawn AdMat Revolving Credit Facility due in 2007 is subject to variable rates of interest based upon either a eurocurrency rate (LIBOR) or a base rate (prime), plus an applicable spread. As of December 31, 2004, we had not entered into any interest rate agreements and we do not hedge our interest rate exposure in a manner that would eliminate the effects of changes in market interest rates on our cash flow and earnings. Assuming a 1.0% (100 basis points) increase in interest rates, the effect on the annual interest expense relative to the Floating Rate Notes would be an increase of approximately $1 million.

        As of December 31, 2004, the estimated fair value of our consolidated debt was approximately $404.8 million, and the weighted average interest rate, including additional interest of 0.50% as discussed in "Debt" below, of our combined borrowings was approximately 11.25%.

Commodity Prices

        We do not hedge our commodity exposure in a manner that would entirely eliminate the effects of changes in commodity prices on our cash flows and earnings. At December 31, 2004, we had no outstanding forward purchase contracts. For further information regarding our financial and debt instruments, see "Note 11—Debt" to the accompanying consolidated financial statements.

BUSINESS

Industry and Market Data

        This prospectus includes information with respect to market share, industry conditions and forecasts that we obtained from internal industry research and publicly available information (including industry publications and surveys). The publicly available information generally states that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy and completeness of such information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, our internal research and forecasts are based upon our management's understanding of industry conditions, and such information has not been verified by any independent sources.

Overview

        We are a leading global manufacturer and marketer of technologically advanced specialty chemicals used in a wide variety of industrial and consumer applications. Our business is characterized by the breadth of our product offering, our expertise in complex chemistry, our long-standing relationships with our key customers and our ability to develop and adapt our technology and our applications expertise for new markets and new applications. We operate 14 manufacturing facilities worldwide, with facilities in North America, Europe, Asia and South America. We provide our customers with the following:

  •
  Formulated polymer systems based on epoxy, polyurethane, acrylic and other materials,

  •
  Complex chemicals and additives, and

  •
  Basic and advanced epoxy resin compounds.

        We derived approximately 46% of our revenues for the year ended December 31, 2004 from the sale of formulated polymer systems, 17% from complex chemicals and additives, 15% from advanced epoxy resin compounds and 22% from basic epoxy resin compounds. We are a global business serving customers in Europe, Africa and the Middle East ("EAME"); North, Central and South America (the "Americas"); and Asia, with sales in those regions constituting 53%, 25% and 22% of our total revenues, respectively, for the year ended December 31, 2004. Our revenues, net income and EBITDA (as defined in footnote (2) to Summary Consolidated Historical and Pro Forma Financial Information) were $1,162.4 million, $52.2 million and $186.1 million, respectively, for the year ended December 31, 2004.

        Our products are used to address customer-specific application needs in a wide variety of applications, including adhesives, electrical and electronics materials, structural composites, surface technologies and tooling and modeling materials. Information with respect to revenues and specific end-markets is set forth in the following table. In many cases, our products are used either as replacements for traditional materials such as metals, wood, clay, glass, stone and ceramics, or where traditional materials do not meet demanding engineering specifications. We sell over 6,000 products to more than 5,000 customers.

Applications	End-Markets
Adhesives	aerospace, consumer/do-it-yourself ("DIY"), DVD, general industrial bonding, liquified natural gas ("LNG") transport, wind power generation
Electrical and Electronics Materials	consumer and industrial electronics, electrical power generation and transmission; printed circuit boards
Structural Composites	aerospace, electronic laminates, recreational sports equipment, wind power generation
Surface Technologies	automotive, civil engineering, domestic appliance, food and beverage packaging, shipbuilding and marine maintenance
Tooling and Modeling Materials	aerospace, automotive, industrial

  Adhesives

        We produce innovative formulated polymer systems used as industrial and high-performance consumer adhesives based upon epoxy, polyurethane, acrylic and other materials, primarily marketed under the Araldite® brand name. Our adhesives are used to bond materials such as steel, aluminum, engineering plastics and structural composites. The sales of our adhesive systems have experienced rapid growth due to the continued substitution of adhesives for traditional joining techniques, such as welding and soldering, and the use of metal fasteners and clamps. We sell our adhesive products into industry-specific markets, the general industrial bonding market and the consumer DIY market. Our primary industry-specific markets are the aerospace, DVD, wind power generation and liquefied natural gas transport markets.

  Electrical and Electronics Materials

        We produce formulated polymer systems based on epoxy and polyurethane resins which are used to insulate, protect or shield both the environment from electrical current and electrical devices from the environment. We primarily sell our electrical products to customers in the electric power generation, transmission and distribution, consumer and industrial electronics, automotive and appliance markets. We believe we have a leading market position globally in epoxy-based electrical insulating materials.

        We produce liquid formulated polymer systems used in the manufacture of soldermasks and inner layer resists for printed circuit boards. Soldermasks are permanent coatings, resistant to heat, chemicals and the environment, that allow various components and circuitry to be soldered to the surface of a printed circuit board. Inner layer resists are temporary photo-imageable materials that enable the generation of circuitry on the inner layers of printed circuit boards.

  Structural Composites

        We produce formulated polymer systems, complex chemicals and additives and basic and advanced epoxy resin compounds which are used to manufacture a variety of fiber-reinforced materials with enhanced structural properties, known as structural composites. Structural composites are lightweight, high-strength, rigid materials with high resistance to chemicals, moisture and high temperatures. We primarily sell our products to customers in the aerospace, automotive, wind power generation, recreational sports equipment and electronic laminates markets.

  Surface Technologies

        We produce formulated polymer systems, complex chemicals and additives and basic and advanced epoxy resin compounds to provide structural stability and broad application functionality, combined with overall economic efficiency, for a broad range of consumer and industrial coatings applications. These products are used to make coatings for the protection of steel and concrete substrates, such as floorings, metal furniture and appliances, buildings, the linings of storage tanks, food and beverage packaging, and the primer coat of automobile bodies and ships, among other applications. We are the world's third largest producer of BLR and its basic derivatives, the building blocks for epoxy-based products in coating applications. In addition, we are a leading manufacturer of complex chemicals and additives, such as curing agents, matting agents, accelerators, cross-linkers, and thermoplastic polyamides, which are used in combination with epoxy resins to impart properties such as chemical and abrasion resistance and improved surface appearance.

  Tooling and Modeling Materials

        We produce epoxy, polyurethane and acrylic-based formulated polymer systems used in the production of models, prototypes, patterns and molds and a variety of related products for design, prototyping and short-run manufacture. Our products are used in the automotive, aerospace and industrial markets as productivity tools to quickly and efficiently create accurate prototypes and develop experimental models, primarily using computer-aided-design techniques. These products are valued for their resilience, heat resistance, dimensional stability, low shrinkage, ease of curing and ability to simulate the look and feel of a variety of materials. These characteristics have allowed our tooling and modeling materials to replace other materials traditionally used in these applications, such as wood, clay and engineering thermoplastics. Our products include photopolymers used in stereolithography, a process that combines computer-aided-design, laser technology and chemistry to permit a complex three-dimensional design to be rapidly replicated in finely-finished solid form.

Raw Materials

        The principal raw materials we purchase for the manufacture of basic and advanced epoxy resins are epichlorohydrin, bisphenol A, tetrabromobisphenol A and BLR. We also purchase amines, polyols, isocyanates, acrylic materials, hardeners and fillers for the production of our formulated polymer systems and complex chemicals and additives. In the future, we expect to purchase many of these amines from Huntsman. See "Certain Relationships and Related Transactions." Raw material costs constitute a sizeable percentage of sales for certain applications, particularly surface technologies. We have supply contracts with a number of suppliers, including, for example, Dow. The terms of our supply contracts vary. In general, these contracts contain provisions that set forth the quantities of product to be supplied and purchased and formula-based pricing. Some of our supply contracts contain "take or pay" provisions under which we are required to pay for a minimum amount of material whether or not we purchase it.

        Additionally, we produce some of our most important raw materials, such as BLR and its basic derivatives, which are the basic building blocks of many of our products. We are the third largest producer of BLR in the world. Approximately 50% of the BLR we produce is consumed in the production of our formulated polymer systems. The balance of our BLR is sold as liquid or solid resin in the merchant market, allowing us to increase the utilization of our production plants and lower our overall BLR production cost and support important customer relationships. We believe that manufacturing a substantial proportion of our principal raw material gives us a competitive advantage over other epoxy-based polymer systems formulators, most of whom must buy BLR from third-party suppliers. This position helps protect us from pricing pressure from BLR suppliers and aids in providing us a stable supply of BLR in difficult market conditions.

Sales and Marketing

        We maintain multiple routes to market to service our diverse customer base. These routes to market range from using our own direct sales force to targeted, technically-oriented distribution to mass general distribution. Our direct sales force targets sales and specifications to engineering solutions decision-makers at major customers who purchase significant amounts of products from us. We use technically-oriented specialist distributors to augment our sales effort in niche markets and applications where we do not believe it is appropriate to develop direct sales resources. We use mass general distribution channels to sell our products into a wide-range of general applications where technical expertise is less important to the user of the products to reduce our overall selling expenses. We believe our use of multiple routes to market enables us to reach a broader customer base at an efficient cost.

        We conduct the sales activities for our products for coating systems, electrical insulation materials and structural composites applications through separate dedicated regional sales forces in North America, EAME and Asia. In South America, we maintain a sales force which sells products into all three of these product applications. Our global customers for these product applications are covered by key account managers who are familiar with the specific requirements of their clients. The management of long-standing customer relationships, some of which are 20 to 30 years old, is at the heart of the sales and marketing process. In North America, sales of our coating systems products are supported by a strong network of distributors.

        The sales and marketing effort for our products for adhesives, tooling and modeling solutions and optronics applications centers around providing formulated polymer systems to engineers and manufacturing managers, and encouraging them to change their manufacturing processes to use our products due to the benefits they offer. Our products are formulated and packaged to cater to the requirements of a differentiated customer spectrum, ranging from the few large customers in the industrial-customer category to many small customers. In many market segments of these application areas, an integrated service, including application equipment and process know-how are required. These businesses have a highly fragmented customer base. Large volume buyers, which consist mainly of industrial customers, are serviced through a dedicated sales force. Small volume customers are primarily serviced through our distributor partners. The deployment of sales and marketing personnel on a regional basis is also determined by the nature of the customer base. In our principal geographic markets, for example, dedicated adhesives, tooling and modeling solutions or optronics specialists manage key buyer/OEM relationships. In smaller geographic markets, however, marketing and sales personnel are involved in selling the entire range of products. In the adhesives, tooling and modeling solutions and optronics markets, we distribute more than 5,000 product/pack variations to more than 4,000 customers.

        For our consumer adhesives, we have entered into exclusive branding and distribution arrangements with, for example, Bostik in Europe and Shelleys in Australia. Under these arrangements, our distribution partners fund advertising and sales promotions, negotiate and sell to major retail chains, own inventories and provide store deliveries (and sometimes shelf merchandising) in exchange for a reliable, high-quality supply of Araldite® branded, ready-to-sell packaged products.

Environmental Matters

  General

        We are subject to extensive federal, state, local and foreign laws, regulations, rules and ordinances relating to pollution, protection of the environment and the generation, storage, handling, transportation, treatment, disposal and remediation of hazardous substances and waste materials. In the ordinary course of business, we are subject to frequent environmental inspections and monitoring and occasional investigations by governmental enforcement authorities. In addition, our production facilities require operating permits that are subject to renewal, modification and, in certain circumstances, revocation. Actual or alleged violations of environmental laws or permit requirements could result in restrictions or prohibitions on plant operations, substantial civil or criminal sanctions, as well as, under some environmental laws, the assessment of strict liability and/or joint and several liability. Moreover, changes in environmental regulations could inhibit or interrupt our operations, or require us to modify our facilities or operations. Accordingly, environmental or regulatory matters may cause us to incur significant unanticipated losses, costs or liabilities.

  Environmental, Health and Safety Systems

        We are committed to achieving and maintaining compliance with all applicable environmental, health and safety ("EHS") legal requirements, and we have developed policies and management systems that are intended to identify the multitude of EHS legal requirements applicable to our operations, enhance compliance with applicable legal requirements, ensure the safety of our employees, contractors, community neighbors and customers and minimize the production and emission of wastes and other pollutants. Although EHS legal requirements are constantly changing and are frequently difficult to comply with, these EHS management systems are designed to assist us in our compliance goals while also fostering efficiency and improvement and minimizing overall risk to us.

  EHS Capital Expenditures

        We may incur future costs for capital improvements and general compliance under EHS laws, including costs to acquire, maintain and repair pollution control equipment. For the year ended December 31, 2004 and the six months ended December 31, 2003, our capital expenditures for EHS matters totaled $1.2 million and $1.0 million, respectively. Since capital expenditures for these matters are subject to evolving regulatory requirements and depend, in part, on the timing, promulgation and enforcement of specific requirements, we cannot provide assurance that our recent expenditures will be indicative of future amounts required under EHS laws.

  Governmental Enforcement Proceedings

        On occasion, we receive notices of violation, enforcement and other complaints from regulatory agencies alleging non-compliance with applicable EHS law. By way of example, we are aware of the individual matters set out below, which we believe to be the most significant presently pending matters and unasserted claims. Although we may incur costs or penalties in connection with the governmental proceedings discussed below, based on currently available information and our past experience, we believe that the ultimate resolution of these matters will not have a material impact on our results of operations, financial position or liquidity.

        Our subsidiary Huntsman Advanced Materials (U.K.) Ltd is tentatively scheduled to appear in Magistrates Court in the U.K. in July 2005 with regard to charges filed following an investigation by the U.K. Health and Safety Executive. The charges arise from alleged failures to follow applicable regulations for the management of asbestos contamination caused by construction activity at the Duxford, U.K. facility between November 2002 and January 2003. We believe that some or all of the alleged violations arise from conduct by a third party contractor occurring before we assumed responsibility for the Duxford facility. Our subsidiary has been in discussions with the prosecution in an effort to settle this matter. As a result, our subsidiary has entered pleas of guilty to two of the five charges, and the prosecution has agreed to drop the remaining three. We expect that a monetary fine will be imposed with regard to the two charges on which pleas were entered. Based on penalties imposed in the United Kingdom for similar alleged violations by other companies, we do not believe this matter will result in the imposition of costs material to our results of operations, financial position or liquidity.

  Remediation Liabilities

        We may incur liability to investigate and clean up waste or contamination at our current or former facilities or facilities operated by third parties at which we may have disposed of waste or other materials. Similarly, we may incur costs for the cleanup of wastes that were disposed of prior to the purchase of our businesses. Under some circumstances, the scope of our liability may extend to damages to natural resources. Liabilities are recorded when site restoration and environmental remediation and clean-up obligations are either known or considered probable and can be reasonably estimated. Liabilities are based upon all available facts, existing technology, past experience and cost-sharing and indemnification arrangements (as to which, we consider the viability of other parties).

        Some of our manufacturing sites have an extended history of industrial chemical manufacturing and use, including on-site waste disposal. We are aware of soil, groundwater and surface water contamination from past operations at some of our sites, and we may find contamination at other sites in the future. For example, we are aware that there is significant contamination, largely related to a landfill and lagoons, at our McIntosh, Alabama plant site. Further, soil and groundwater contamination have been identified at our plants in Duxford, U.K. and Monthey, Switzerland. Pursuant to certain agreements with respect to these sites, we expect that Ciba will have primary financial responsibility for such matters, although we may be required to contribute to the costs of remediation in certain instances, and we believe that Ciba has the intention and ability to honor these agreements. Based on available information and the indemnification rights we believe are likely to be available, we believe that the costs to investigate and remediate known contamination will not have a material adverse effect on our financial condition, results of operations or cash flows, and therefore we have made no accrual for such liabilities as of December 31, 2004. However, if such indemnities are unavailable or do not fully cover the costs of investigation and remediation or we are required to contribute to such costs, and if such costs are material, then such expenditures may have a material adverse effect on our financial condition, results of operations or cash flows. At the current time, we are unable to estimate the full cost, exclusive of indemnification benefits, to remediate known contamination sites.

  Regulatory Developments

        Under the European Union ("EU") Integrated Pollution Prevention and Control Directive ("IPPC"), EU member governments are to adopt rules and implement a cross media (air, water and waste) environmental permitting program for individual facilities. While the EU countries are at varying stages in their respective implementation of the IPPC permit program, we have submitted all necessary IPPC permit applications required to date, and in some cases received completed permits from the applicable government agency. We expect to submit all other IPPC applications and related documents on a timely basis as the various countries implement the IPPC permit program. Although we do not know with certainty what each IPPC permit will require, we believe, based upon our experience with the permits received to date, that the costs of compliance with the IPPC permit program will not be material to our results of operations, financial position or liquidity.

        In October 2003, the European Commission adopted a proposal for a new EU regulatory framework for chemicals. Under this proposed new system called "REACH" (Registration, Evaluation and Authorization of Chemicals), companies that manufacture or import more than one ton of a chemical substance per year would be required to register such manufacture or import in a central database. The REACH initiative, as proposed, would require risk assessment of chemicals, preparations (e.g., soaps and paints) and articles (e.g., consumer products) before those materials could be manufactured or imported into EU countries. Where warranted by a risk assessment, hazardous substances would require authorizations for their use. This regulation could impose risk control strategies that would require capital expenditures by us. As proposed, REACH would take effect in three primary stages over the eleven years following the final effective date (assuming final approval).

The impacts of REACH on the chemical industry and on us are unclear at this time because the parameters of the program are still being actively debated.

Legal Proceedings

        Vantico concluded that certain of the products of its former Electronics division may have infringed patents owned by Taiyo and it entered into a license agreement in October 2001 with Taiyo to obtain the right to use the Taiyo patents. This license agreement required payment of approximately $4.2 million in back royalties and agreement to pay periodic royalties for future use. We believe that Ciba is liable under the indemnity provisions of certain agreements in connection with the leveraged buy out transaction in 2000 involving Ciba and Vantico for certain payments made under the license agreement and related costs and expenses, and we initiated an arbitration proceeding against Ciba. In July 2004, we entered into a settlement agreement with Ciba with respect to this matter. In general, the settlement agreement provided that Ciba would pay us $10.9 million in 2004 and provide us with approximately $11 million of credits over the next five years against payments for certain services provided by Ciba at one of our facilities. We received additional consideration in the form of modifications to certain agreements between us and Ciba. In August 2004, we received payment of the $10.9 million settlement. To date, we have incurred approximately $2.2 million in costs in connection with the arbitration proceedings against Ciba.

        We are a party to various other proceedings instituted by private plaintiffs, governmental authorities and others arising under provisions of applicable laws, including various environmental, products liability and other laws. Except as otherwise disclosed in this prospectus, we do not believe that the outcome of any of these matters will have a material adverse effect on our financial condition, results of operations or liquidity. See "—Environmental Matters" for a discussion of environmental proceedings.

Manufacturing Facilities

        We are a global business serving customers in three principal geographic regions: EAME; the Americas; and Asia. To service our customers efficiently, we maintain 14 manufacturing plants around the world with a strategy of global, regional and local manufacturing employed to optimize the level of service and minimize the cost to our customers. The production process for basic liquid resin requires extensive experience, sophisticated technology and specific authorization to handle epichlorohydrin (a key raw material of resin feedstocks). Having this capability internally is key to our entire business as basic liquid resin is a critical building block for many of our other products. The table below summarizes the plants that we currently operate, whether owned or leased, either directly or through joint ventures.

Location	Ownership
Basic liquid resins and synthesis plants:
Bergkamen, Germany(1)	Owned
Monthey, Switzerland	Owned
Pamplona, Spain	Owned
McIntosh, Alabama	Owned
Chennai, India(2)	Joint Venture
Formulating plants:
Bad Saeckingen, Germany	Leased
Duxford, United Kingdom	Owned
Sadat City, Egypt	Owned
Tabao da Serra, Brazil	Owned
Panyu, China(3)	Joint Venture
Kaohsiung, Taiwan(4)	Owned
East Lansing, Michigan(4)	Owned
Istanbul, Turkey	Leased
Los Angeles, California	Owned

(1)
We shut down our base resin production line at this facility in the first quarter of 2004.

(2)
76% owned manufacturing joint venture with Tamilnadu Petroproducts Limited.

(3)
95% manufacturing joint venture with Guangdong Panyu Shilou Town Economic Development Co. Ltd.

(4)
We intend to close this facility in 2005.

MANAGEMENT

Managers and Executive Officers

        Members of our current board of managers and executive officers are listed below.

Name	Age	Position
Jon M. Huntsman*	67	Chairman of the Board
Peter R. Huntsman*	42	President and Chief Executive Officer, Manager
J. Kimo Esplin	42	Executive Vice President and Chief Financial Officer
Samuel D. Scruggs	45	Executive Vice President, General Counsel and Secretary
Anthony P. Hankins	47	Division President, Polyurethanes
Paul G. Hulme	48	Division President, Advanced Materials
Thomas J. Keenan	52	Division President, Pigments
Kevin J. Ninow	41	Division President, Base Chemicals and Polymers
Donald J. Stanutz	54	Division President, Performance Products
Michael J. Kern	55	Senior Vice President, Environmental, Health and Safety and Chief Information Officer
Don H. Olsen	59	Senior Vice President, Global Public Affairs
Brian V. Ridd	47	Senior Vice President, Purchasing
L. Russell Healy	49	Vice President and Controller
Ian Burgess	43	Manager
David J. Matlin	43	Manager
Joy Seppala	40	Manager
Richard Michaelson	53	Manager
James A. Huffman*	36	Manager
Christopher Pechock	40	Manager

*
Such persons are related as follows: Jon M. Huntsman is the father of Peter R. Huntsman. James A. Huffman is a son-in-law of Jon M. Huntsman and a brother-in-law of Peter R. Huntsman.

        Jon M. Huntsman is Chairman of the Board of Mangers of our Company and has held this position since our Company was formed. He has been Chairman of the Board of all Huntsman companies since he founded his first plastics company in 1970. Mr. Huntsman served as Chief Executive Officer of the Huntsman companies from 1970 to 2000. Mr. Huntsman is a director or manager, as applicable, of Huntsman Corporation, HLLC, HIH, HI and certain of our Huntsman Corporation's other subsidiaries. In addition, Mr. Huntsman serves or has served as Chairman or as a member of numerous corporate, philanthropic and industry boards, including the American Red Cross, The Wharton School, University of Pennsylvania, Primary Children's Medical Center Foundation, the Chemical Manufacturers Association and the American Plastics Council. Mr. Huntsman was selected in 1994 as the chemical industry's top CEO for all businesses in Europe and North America. Mr. Huntsman formerly served as Special Assistant to the President of the United States and as Vice Chairman of the U.S. Chamber of Commerce. He is the Chairman and Founder of the Huntsman Cancer Institute.

        Peter R. Huntsman is President, Chief Executive Officer and a Manager of our Company. Mr. Huntsman is also President, Chief Executive Officer of Huntsman Corporation. Prior to his appointment in July 2000 as Chief Executive Officer of Huntsman Corporation, Mr. Huntsman had served as President and Chief Operating Officer since 1994. In 1987, Mr. Huntsman joined Huntsman Polypropylene Corporation as Vice President before serving as Senior Vice President and General Manager. Mr. Huntsman has also served as President of Olympus Oil, as Senior Vice President of Huntsman Chemical Corporation and as a Senior Vice President of Huntsman Packaging Corporation,

a former subsidiary of Huntsman Corporation. Mr. Huntsman is a director or manager, as applicable, of Huntsman Corporation, HIH, HI and certain of Huntsman Corporation's other subsidiaries.

        J. Kimo Esplin is Executive Vice President and Chief Financial Officer. Mr. Esplin is also Executive Vice President and Chief Financial Officer of Huntsman Corporation. Mr. Esplin has served as chief financial officer of all of the Huntsman companies since 1999. From 1994 to 1999, Mr. Esplin served as Huntsman Corporation's Treasurer. Prior to joining Huntsman in 1994, Mr. Esplin was a Vice President in the Investment Banking Division of Bankers Trust Company, where he worked for seven years. Mr. Esplin also serves as a director of Nutraceutical International Corporation, a publicly traded nutrition supplements company.

        Samuel D. Scruggs is Executive Vice President, General Counsel and Secretary. Mr. Scruggs is also Executive Vice President, General Counsel and Secretary of Huntsman Corporation. Mr. Scruggs served as Vice President and Treasurer of Huntsman Corporation from 2000 to 2002 and as Vice President and Associate General Counsel from 1999 to 2000. Prior to joining Huntsman in 1995, Mr. Scruggs was an associate with the law firm of Skadden, Arps, Slate, Meagher & Flom LLP.

        Anthony P. Hankins is Division President, Polyurethanes and has served in that role since 2004. Mr. Hankins is also Division President, Polyurethanes of Huntsman Corporation. From May 2003 to February 2004, Mr. Hankins served as President, Performance Products of Huntsman Corporation, from January 2002 to April 2003, he served as Global Vice President, Rigids Division for Huntsman Corporation's Polyurethanes business, from October 2000 to December 2001, he served as Vice President—Americas for Huntsman Corporation's Polyurethanes business, and from March 1998 to September 2000, he served as Vice President—Asia Pacific for Huntsman Corporation's Polyurethanes business. Mr. Hankins worked for ICI from 1980 to February 1998, when he joined Huntsman Corporation. At ICI, Mr. Hankins held numerous management positions in the plastics, fibers and polyurethanes businesses. He has extensive international experience, having held senior management positions in Europe, Asia and the U.S.

        Paul G. Hulme is Division President, Advanced Materials and has served in that role since June 2003. Mr. Hulme is also Division President, Advanced Materials of Huntsman Corporation. From February 2000 to May 2003, Mr. Hulme served as Vice President, Performance Chemicals of Huntsman Corporation, and from December 1999 to February 2000 he served as Operations Director, Polyurethanes, of Huntsman Corporation. Prior to joining Huntsman in 1999, Mr. Hulme held various positions with ICI in finance, accounting and information systems roles. Mr. Hulme is a Chartered Accountant.

        Thomas J. Keenan is Division President, Pigments and has served in that role since 2004. Mr. Keenan also serves as Division President, Pigments of Huntsman Corporation and has served in that role since August 2003. From January 2000 to August 2003, Mr. Keenan served as President, North American Petrochemicals and Polymers, and from January 1998 to January 2000, he served as Senior Vice President of Huntsman Chemical Company LLC. Prior to joining Huntsman in 1994, Mr. Keenan was Vice President and General Manager, Olefins and Polyolefins for Mobil Chemical Company, where he worked for more than sixteen years.

        Kevin J. Ninow is Division President, Base Chemicals and Polymers and has served in that role since 2004. Mr. Ninow is also Division President, Base Chemicals and Polymers of Huntsman Corporation and has served in that role since July 2003. From July 1999 to July 2003, Mr. Ninow served as Senior Vice President, European Petrochemicals. Mr. Ninow joined Huntsman in 1989.

        Donald J. Stanutz is Division President, Performance Products and and has served in that role since 2004. Mr. Stanutz is also Division President, Performance Products of Huntsman Corporation. Mr. Stanutz was appointed to this position in March 2004. Mr. Stanutz served as Executive Vice President and Chief Operating Officer of Huntsman Corporation from December 2001 to

February 2004, as Executive Vice President, Global Sales and Marketing from July 2000 to November 2001 and as Executive Vice President, Polyurethanes, PO and Performance Chemicals from July 1999 to June 2000. Prior to joining Huntsman in 1994, Mr. Stanutz served in a variety of senior positions with Texaco Chemical Company.

        Don H. Olsen is Senior Vice President, Global Public Affairs. Mr. Olsen is also Senior Vice President, Global Public Affairs of Huntsman Corporation and has served in that position since June 2003. Previously, Mr. Olsen served as Senior Vice President, Public Affairs from August 1993 until June 2003 and as Vice President, Communications from November 1988 until August 1993. Prior to joining Huntsman in 1988, Mr. Olsen had a 17-year career in broadcast journalism. He also spent three years in Washington, D.C. as Director of Communications for former U.S. Senator Jake Garn.

        Michael J. Kern is Senior Vice President—Environmental, Health & Safety, and Chief Information Officer. Mr. Kern has held this position in the Huntsman companies since December 2003. Mr. Kern has served in several senior management positions at the Huntsman companies, including Senior Vice President—Environmental, Health & Safety from July 2001 to December 2003 and Senior Vice President, Manufacturing from December 1995 to July 2001. Prior to joining Huntsman, Mr. Kern held a variety of positions within Texaco Chemical Company, including Area Manager—Jefferson County Operations from April 1993 until joining our company, Plant Manager of the Port Neches facility from August 1992 to March 1993, Manager of the PO/MTBE project from October 1989 to July 1992, and Manager of Oxides and Olefins from April 1988 to September 1989.

        Brian V. Ridd is Senior Vice President, Purchasing. Mr. Ridd is also Senior Vice President, Purchasing of Huntsman Corporation and has held this position since July 2000. Mr. Ridd served as Vice President, Purchasing of Huntsman Corporation from December 1995 until he was appointed to his current position. Mr. Ridd joined Huntsman in 1984.

        L. Russell Healy is Vice President and Controller. Mr. Healy is also Vice President and Controller of Huntsman Corporation, Huntsman LLC, HIH and HI and has served in these capacities since April 2004. From August 2001 to April 2004, Mr. Healy served as Vice President, Finance, and from July 1999 to July 2001, he served as Vice President and Finance Director for HI. Prior to joining Huntsman in 1995, Mr. Healy was a partner with the accounting firm of Deloitte & Touche, LLP. Mr. Healy is a Certified Public Accountant and holds a master's degree in accounting.

        Ian Burgess is a Manager of the Company. Mr. Burgess is a partner of MatlinPatterson and regional manager for its European operations, based in London. Prior to the formation of MatlinPatterson in 2002, Mr. Burgess held a similar position with the CSFB Distressed Group. Mr. Burgess joined CSFB from WestLB where he was involved in the management of special situations funds. Previously, Mr. Burgess worked in investment banking at HSBC Investment Bank. Mr. Burgess is a Chartered Accountant and spent three years with Arthur Andersen in London. Mr. Burgess is a Director of Texon International Limited.

        David J. Matlin is a Manager. Mr. Matlin also serves as the Chief Executive Officer of MatlinPatterson Global Advisers LLC, a $3.8 billion private equity firm which he co-founded in 2002 in a spin-off from Credit Suisse First Boston. Prior to the formation of MatlinPatterson in 2002, Mr. Matlin was a Managing Director at Credit Suisse First Boston and the head of its Distressed Securities Group since its formation in 1994. Prior to joining Credit Suisse First Boston, Mr. Matlin was Managing Director of distressed securities and co-founder of Merrion Group, L.P., a successor to Scully Brothers & Foss L.P. from 1988 to 1994. From 1986 to 1988, he was a securities analyst at Halcyon Investments. Mr. Matlin is a director or manager, as applicable, of certain of Huntsman Corporation's other subsidiaries.

        Joy Seppala is a Manager of the Company. Ms. Seppala founded SISU Capital Limited in 1998 and serves as the Chief Executive Officer. From 1995 to 1998, Ms. Seppala served as Worldwide Head of the Special Situations Investment Group at Paribas Corporation in London. Prior to joining Paribas Corporation in 1992 as Vice President, Ms. Seppala worked for a number of years in the Mergers and Acquisitions Departments of Kidder Peabody & Co. Incorporated, Drexel Burnham Lambert Incorporated and Mitsubishi Trust & Banking Corporation.

        Richard Michaelson is a Manager of the Company. Mr. Michaelson is the Chief Financial Officer and Secretary of Life Sciences Research Inc, a contract research organization providing global outsourcing services to the pharmaceutical industry. Prior to his joining LSR in 1998, he was a partner in Focused Healthcare Partners, a healthcare investment company. Mr. Michaelson was the Chief Financial Officer of Unilab Corporation, California's largest provider of clinical laboratory services, from 1993 to 1997, and held a succession of senior management positions at MetPath (now Quest Diagnostics) between 1982 and 1993. Mr. Michaelson was a financial analyst at IBM from 1979 to 1982. Mr. Michaelson is a director or manager, as applicable, of certain of Huntsman Corporation's other subsidiaries.

        James A. Huffman is a Manager of the Company. Mr. Huffman has served in a number of executive positions for Huntsman affiliated companies since 1998, including Vice President, Strategic Planning of our Company and Vice President of Huntsman Genomics Company. Prior to joining Huntsman, Mr. Huffman worked for the global management consulting firm of McKinsey & Company as an engagement manager. Mr. Huffman also worked for Huntsman in a variety of positions from 1991 to 1994, including Director, New Business Development and Manager, Credit for Huntsman Packaging Corporation, a former Huntsman subsidiary.

        Christopher Pechock is a Manager. Mr. Pechock has served as an officer of MatlinPatterson Global Advisers LLC since July 2002. Mr. Pechock has been active in the distressed securities markets for 14 years. Prior to July 2002, Mr. Pechock was a member of Credit Suisse First Boston's Distressed Group which he joined in 1999. Before joining Credit Suisse First Boston, Mr. Pechock was a Portfolio Manager and Research Analyst in distressed securities at Turnberry Capital Management, L.P. from 1997 to 1999, a Portfolio Manager in distressed securities and special situations at Eos Partners, L.P. from 1996 to 1997, a Vice President and high yield analyst at PaineWebber Inc. from 1993 to 1996 and an analyst in risk arbitrage at Wertheim Schroder & Co., Incorporated from 1987 to 1991. Mr. Pechock is a director or manager, as applicable, of certain of Huntsman Corporation's other subsidiaries.

Summary of Compensation

        The following summary compensation table sets forth information concerning compensation earned in the fiscal years ended December 31, 2004, 2003 and 2002 by our chief executive officer and our four other most highly compensated executive officers at the end of 2004. We refer to these five persons collectively as the "named executive officers."

        All compensation for Messrs. Huntsman, Esplin and Scruggs was paid entirely by Huntsman LLC. All compensation for Messrs. Hankins and Hulme was paid entirely by our affiliate Huntsman International, LLC or one of its subsidiaries. Compensation figures for these executives shown on the table represent 100% of the compensation paid by Huntsman Corporation and all of its affiliates to such executives. Compensation figures for these executive officers set forth below represents total amounts paid for services rendered to Huntsman LLC, Huntsman International LLC and all of its affiliates including our Company. Only a portion of that compensation is attributable to services rendered to our Company and our subsidiaries for which we were charged a management overhead allocation.

SUMMARY COMPENSATION TABLE

Annual Compensation(1)
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation(2)			All Other Compensation
Peter R. Huntsman President, Chief Executive Officer and Manager	2004 2003 2002	$ $ $	1,359,085 1,329,249 1,144,000	$ $ $	550,000 500,000 750,000	$ $	— 1,538,136 452,434	(4) (5)	$ $ $	158,022 172,340 135,520	(3) (3) (3)
J. Kimo Esplin Executive Vice President and Chief Financial Officer	2004 2003 2002	$ $ $	420,007 410,775 397,318	$ $ $	360,000 300,000 400,000		— — —		$ $ $	72,001 49,336 23,464	(6) (6) (6)
Samuel D. Scruggs Executive Vice President and General Counsel	2004 2003 2002	$ $ $	350,175 342,448 332,350	$ $ $	325,000 450,000 400,000		— — —		$ $ $	42,941 37,122 22,970	(7) (7) (7)
Anthony P. Hankins Division President, Polyurethanes	2004 2003 2002	$ $ $	423,466 360,630 339,446	$ $ $	350,000 200,000 157,021	$ $ $	92,564 147,518 121,597	(8) (10) (11)	$ $ $	23,327 5,063 3,440	(9) (9) (9)
Paul G. Hulme Division President, Advanced Materials	2004 2003 2002	$ $ $	395,605 332,040 179,942	$ $ $	300,000 329,691 167,555	$ $	84,457 91,105 107,714	(12) (13) (14)		— — —

(1)
All compensation for Messrs. Huntsman, Esplin and Scruggs was paid entirely by Huntsman LLC. All compensation for Messrs. Hankins, Hulme and Thomas was paid entirely by our affiliate Huntsman International, LLC or one of its subsidiaries. Compensation figures for these executives shown on the table represent 100% of the compensation paid by Huntsman Corporation and all of its affiliates to such executives.

(2)
Excludes perquisites and other personal benefits, securities or property received by the named executive officer which are less than either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(3)
Consists of $4,100, $4,000 and $4,000 employer's contribution to the 401(k) Plan for 2004, 2003 and 2002, respectively, $5,195 and $2,000 employer's contribution to the Supplemental 401(k) Plan for 2004 and 2003, respectively, $16,400, $16,000 and $16,000 employer's contribution to the Money Purchase Plan for 2004, 2003 and 2002, respectively, and $132,327, $150,340 and $115,520 employer's contribution to the money purchase pension plan portion of the Huntsman SERP for 2004, 2003 and 2002, respectively.

(4)
Perquisites and other personal benefits in the amount of $1,538,136 were provided for the named executive officer, including $1,190,763 for taxes and tax gross-ups paid in connection with foreign assignment.

(5)
Perquisites and other personal benefits in the amount of $452,434 were provided for the named executive officer, including $345,244 for taxes paid in connection with foreign assignment.

(6)
Consists of $4,100, $4,000 and $4,000 employer's contribution to the 401(k) Plan for 2004, 2003 and 2002, respectively, $10,300 and $12,215 employer's contribution to the Supplemental 401(k) Plan for 2004 and 2003, respectively, $16,400, $6,000 and $6,000 employer's contribution to the Money Purchase Plan for 2004, 2003 and 2002, respectively, and $41,201, $27,121 and $13,464 employer's contribution to the money purchase pension plan portion of the Huntsman SERP for 2004, 2003 and 2002, respectively.

(7)
Consists of $4,100, $4,000 and $4,000 employer's contribution to the 401(k) Plan for 2004, 2003 and 2002, respectively, $11,903 and $10,849 employer's contribution to the Supplemental 401(k) Plan for 2004 and 2003, respectively, $6,150, $6,000 and $6,000 employer's contribution to the Money Purchase Plan for 2004, 2003 and 2002, respectively, and $20,788, $16,273 and $12,970 employer's contribution to the money purchase pension plan portion of the Huntsman SERP for 2004, 2003 and 2002, respectively.

(8)
Perquisites and other personal benefits in the amount of $92,564 were provided for the named executive officer, including $52,175 as a housing allowance and $40,390 for location and other allowances for foreign assignment.

(9)
Consists of $9,225 employer's contribution to the 401(k) Plan for 2004, $7,477 employer's contribution to the Supplemental 401(k) Plan for 2004, $6,085 employer's contribution to the Money Purchase Plan for 2004, and $540, $5,063 and $3,440 employer's contribution to the money purchase pension plan portion of the Huntsman SERP for 2004, 2003 and 2002, respectively.

(10)
Perquisites and other personal benefits in the amount of $147,518 were provided for the named executive officer, including $52,609 for taxes and tax gross-ups paid in connection with foreign assignment, $50,172 as a housing allowance and $44,737 for other allowances for foreign assignment.

(11)
Perquisites and other personal benefits in the amount of $121,597 were provided for the named executive officer, including $27,842 for taxes and tax gross-ups paid in connection with foreign assignment, $50,172 as a housing allowance and $34,388 for other allowances for foreign assignment.

(12)
Perquisites and other personal benefits in the amount of $84,457 were provided for the named executive officer, including $51,737 as a housing allowance and $24,809 for location and other allowances for foreign assignment.

(13)
Perquisites and other personal benefits in the amount of $91,105 were provided for the named executive officer, including $46,006 as a housing allowance and $38,458 for location and other allowances for foreign assignment.

(14)
Perquisites and other personal benefits in the amount of $107,714 were provided for the named executive officer, including $64,380 as a temporary allowance and $27,585 as a housing allowance.

Cost Reduction Incentive Plan

        In connection with Huntsman Corporation's Project Coronado cost reduction program, Huntsman Corporation adopted the Huntsman Cost Reduction Incentive Plan. The purpose of the plan is to encourage key employees to reduce fixed costs by providing incentive pay based upon the reduction in fixed costs for 2005 and 2006 relative to fixed costs for 2002. Fixed costs are calculated in accordance with the plan, on a constant currency basis. There are approximately 63 participants in the plan, including Huntsman Corporation's Chairman of the Board and all of Huntsman Corporation's executive officers. Plan participants will receive a bonus for 2005 if Huntsman Corporation's annualized fixed costs as measured at the end of the second half of 2005 are at least $150 million less than Huntsman Corporation's fixed costs for 2002 and will receive a bonus for 2006 if Huntsman Corporation's annualized fixed costs as measured at the end of the first half of 2006 are at least $150 million less than Huntsman Corporation's fixed costs for 2002. The aggregate bonus pool amount for each of 2005 and 2006 will be between 5% and 10% of the fixed cost reduction for the applicable period, depending on the amount of the reduction. No bonus will be paid for a period if the amount of the fixed cost reduction for that period is less than $150 million. Each participant's share of the aggregate bonus pool was determined by the compensation committee of Huntsman Corporation. In general, in order to receive a bonus for 2005 or 2006, a participant must be employed at the end of that year or either have been terminated by Huntsman Corporation other than for reasonable cause or have voluntarily terminated for good reason. Bonuses for 2005 will be payable no later than March 31, 2006, and bonuses for 2006 will be payable no later than January 7, 2007. However, Huntsman Corporation has the right to defer payments under certain circumstances. Bonuses will be payable in lump-sum cash payments, subject to Huntsman Corporation's right to pay all or part of a bonus in shares of Huntsman Corporation's common stock.

        The bonuses will be taxable to the participants as ordinary income, and Huntsman Corporation will be entitled to a corresponding tax deduction, for the year in which such bonuses are paid. Huntsman Corporation intends to operate the plan in a manner that complies with Section 409A of the Internal Revenue Code so that the participants are not subject to the additional 20% tax imposed on certain deferred compensation.

Retirement Plans

  Huntsman Pension Plan and Huntsman SERP

        Huntsman Corporation sponsors the Huntsman Defined Benefit Pension Plan (the "Huntsman Pension Plan"), a tax-qualified defined benefit pension plan, and a non-qualified supplemental pension plan (the "Huntsman SERP"). Effective July 1, 2004, the formula used to calculate future benefits under the Huntsman Pension Plan and the Huntsman SERP was changed to a cash balance formula. The benefits accrued under the plans as of June 30, 2004 were used to calculate opening cash balance accounts.

        Huntsman Pension Plan.    Of the named executive officers, Messrs. Peter Huntsman, Esplin and Scruggs were participants in the Huntsman Pension Plan in 2004. The Huntsman Pension Plan expresses benefits as a hypothetical cash balance account established in each participant's name. A participant's account receives two forms of credits: "pay credits" and "interest credits." Pay credits equal a percentage of a participant's compensation and are credited to a participant's account on an annual basis. "Compensation" for this purpose includes both salary and bonus as described in the summary compensation table, but subject to the compensation limit applicable to tax-qualified plans ($205,000 for 2004). The applicable pay credit percentage ranges between 4% and 12% depending on the participant's combined age and years of service as of the start of each plan year. "Interest credits" for a plan year are based on the 30-year U.S. Treasury yield for November of the prior year. The minimum annual interest credit rate is 5.0%. In addition, plan participants who met certain age and service requirements on July 1, 2004 are entitled to receive "transition credits." Transition credits are payable for up to five years and equal a percentage of a participant's compensation. The applicable transition credit percentage is from 1% to 8% depending on the participant's combined age and years of service as of July 1, 2004.

        At termination of employment after having completed at least five years of service, a participant will receive the amount then credited to the participant's cash balance account in an actuarially equivalent joint and survivor annuity (if married) or single life annuity (if not married). Participants may also choose from other optional forms of benefit, including a lump-sum payment in the amount of the cash balance account. The Huntsman Pension Plan also includes a minimum benefit that guarantees that a participant's benefit will not be less than the benefit accrued under the prior formula at transition (July 1, 2004) plus the benefit attributable to pay credits, with interest credits, beginning July 1, 2004.

        Huntsman SERP.    The Huntsman SERP provides benefits for designated executive officers based on certain compensation amounts not included in the calculation of benefits payable under the Huntsman Pension Plan. Of the named executive officers, Messrs. Peter Huntsman, Esplin, and Scruggs were participants in the Huntsman SERP in 2004. The compensation amounts taken into account for these named executive officers under the Huntsman SERP include compensation in excess of the qualified plan limitations. The Huntsman SERP benefit is calculated as the difference between (1) the benefit determined using the Huntsman Pension Plan formula with unlimited base salary plus bonus, and (2) the benefit determined using base salary plus bonus as limited by federal regulations. Upon a change in control (as defined in the Huntsman SERP), participants will receive the present value of the benefits payable to them under the Huntsman SERP.

        The number of completed years of credited service as of December 31, 2004 for Messrs. Peter Huntsman, Esplin and Scruggs under the Huntsman Pension Plan and Huntsman SERP were 21 years, 10 years and 9 years, respectively. At December 31, 2004, these named executive officers were 41, 42 and 45 years of age, respectively.

        Estimated Annual Benefits Payable to Named Executive Officers.    The following table provides the estimated projected annual benefits from the Huntsman Pension Plan and the Huntsman SERP, payable as a lifetime annuity, commencing at normal retirement age (age 65) for Messrs. Huntsman, Esplin and Scruggs. These projections are based on continued employment to age 65 and a 5.12% interest credit rate (the rate in effect for 2004).

Name	Year of 65th Birthday	Estimated Annual Benefit
Peter Huntsman	2028	$1,585,000
Kimo Esplin	2027	375,000
Sam Scruggs	2024	313,000

        The Huntsman SERP also provides benefits not available under the Huntsman Money Purchase Pension Plan (a qualified money purchase pension plan in which Messrs. Peter Huntsman, Esplin and Scruggs participate) because of limits under federal law on compensation that can be counted and amounts that can be allocated to accounts within the Huntsman Money Purchase Pension Plan. The amount of benefits accrued under the Huntsman SERP relating to the Huntsman Money Purchase Pension Plan for these named executive officers is included in the summary compensation table in the "All Other Compensation" column.

  Huntsman Belgium Pension Fund

        Mr. Hulme participates in the Huntsman Pension Fund VZW in Belgium (the "Huntsman Belgium Pension Fund"). The following table shows the estimated annual benefit payable under the Huntsman Belgium Pension Fund on reaching age 60 in specified final pensionable earnings and years-of-benefit service classifications.

	Years of Benefit Service at Retirement
Final Pensionable Compensation
	5	10	15	20	25	30	35	40
$ 200,000	12,609	25,217	37,826	50,434	63,043	75,651	88,260	100,869
250,000	16,364	32,728	49,092	65,456	81,820	98,184	114,548	130,912
300,000	20,119	40,239	60,358	80,478	100,597	120,717	140,836	160,955
350,000	23,875	47,750	71,625	95,499	119,374	143,249	167,124	190,999
400,000	27,630	55,261	82,891	110,521	138,151	165,782	193,412	221,042
450,000	31,386	62,771	94,157	125,543	156,929	188,314	219,700	251,086
500,000	35,141	70,282	105,423	140,565	175,706	210,847	245,988	281,129
550,000	38,897	77,793	116,690	155,586	194,483	233,379	272,276	311,173
600,000	42,652	85,304	127,956	170,608	213,260	255,912	298,564	341,216
650,000	46,407	92,815	139,222	185,630	232,037	278,445	324,852	371,259
700,000	50,163	100,326	150,489	200,651	250,814	300,977	351,140	401,303
750,000	53,918	107,837	161,755	215,673	269,591	323,510	377,428	431,346
800,000	57,674	115,347	173,021	230,695	288,369	346,042	403,716	461,390
850,000	61,429	122,858	184,287	245,717	307,146	368,575	430,004	491,433
900,000	65,185	130,369	195,554	260,738	325,923	391,107	456,292	521,477
950,000	68,940	137,880	206,820	275,760	344,700	413,640	482,580	551,520
1,000,000	72,695	145,391	218,086	290,782	363,477	436,173	508,868	581,563

        Participants in the Huntsman Belgium Pension Fund may elect a lump sum benefit equal to 8.57% of final pensionable compensation up to the Belgian Social Security earnings ceiling, plus 18.21% of pensionable compensation above the ceiling, times years of service. Final pensionable compensation is 12 times the monthly base salary for the final year of employment. Covered compensation for Mr. Hulme under the plan is reflected in the "Salary" column of the summary compensation table. As of December 31, 2004, Mr. Hulme had approximately 16 years of service in Belgium and was 48 years of age. The benefit amounts for the Huntsman Belgium Pension Fund shown in the table do not include Belgian Social Security benefits, which are payable in addition to such benefit amounts.

  Huntsman Pension Scheme

        Messrs. Hankins and Hulme participate in the Huntsman Pension Scheme in the U.K. The following table shows the estimated annual benefit payable under the Huntsman Pension Scheme on reaching age 62 in specified final pensionable earnings and years-of-service classifications.

	Years of Benefit Service at Retirement
Final Pensionable Compensation
	5	10	15	20	25	30	35	40
$ 200,000	17,920	35,840	53,760	71,680	89,599	107,519	125,439	133,333
250,000	22,495	44,990	67,485	89,980	112,474	134,969	157,464	166,667
300,000	27,070	54,140	81,210	108,280	135,349	162,419	189,489	200,000
350,000	31,645	63,290	94,935	126,580	158,224	189,869	221,514	233,333
400,000	36,220	72,440	108,660	144,880	181,099	217,319	253,539	266,667
450,000	40,795	81,590	122,385	163,180	203,974	244,769	285,564	300,000
500,000	45,370	90,740	136,110	181,480	226,849	272,219	317,589	333,333
550,000	49,945	99,890	149,835	199,780	249,724	299,669	349,614	366,667
600,000	54,520	109,040	163,560	218,080	272,599	327,119	381,639	400,000
650,000	59,095	118,190	177,285	236,380	295,474	354,569	413,664	433,333
700,000	63,670	127,340	191,010	254,680	318,349	382,019	445,689	466,667
750,000	68,245	136,490	204,735	272,980	341,224	409,469	477,714	500,000
800,000	72,820	145,640	218,460	291,280	364,099	436,919	509,739	533,333
850,000	77,395	154,790	232,185	309,580	386,974	464,369	541,764	566,667
900,000	81,970	163,940	245,910	327,880	409,849	491,819	573,789	600,000
950,000	86,545	173,090	259,635	346,180	432,724	519,269	605,814	633,333
1,000,000	91,120	182,240	273,360	364,480	455,599	546,719	637,839	666,667

        The Huntsman Pension Scheme provides benefits equal to 2.2% (1/45th) of final pensionable compensation up to $20,072 (£11,250), plus 1.83% of final pensionable compensation above $20,072 (£11,250), minus 1/50th of the current State pension benefit, times actual years of service; subject to a maximum limit of 2/3rd of final pensionable compensation times actual years of service, divided by total possible service to retirement. Final pensionable compensation is gross salary received during the 12 months prior to retirement less any profit sharing payments. These benefits include U.K. social security benefits. As of December 31, 2004, Mr. Hankins had approximately 25 years of service in the U.K. and Mr. Hulme had approximately 5 years of service in the U.K.

  International Pension Plan

        Mr. Hulme also participates in the International Pension Plan (the "IPP"), which is a nonregistered plan designed to protect the pension benefits of employees whose service involves participation in pension plans in more than one country. Through the IPP, Mr. Hulme at retirement can elect to receive a total pension benefit (which includes retirement benefits being provided by the Huntsman Belgium Pension Fund and the Huntsman Pension Scheme) that is the greater of (1) the benefit under the Huntsman Pension Scheme (with slight modifications if he has less than 10 years of actual U.K. service) based upon his combined service in Belgium and the U.K. and his U.K. notional salary, or (2) the benefit under the Huntsman Belgium Pension Fund based upon his combined service in Belgium and the U.K. Currently, the benefit under the IPP using the Huntsman Belgium Pension Fund is the most beneficial for Mr. Hulme, who had 21 years of total service as of December 31, 2004.

Stock Incentive Plan

        The following contains a summary of the material terms of the Huntsman Stock Incentive Plan (the "Stock Incentive Plan"), which was adopted by Huntsman Corporation's Board of Directors and approved by Huntsman Corporation's stockholders.

        The Stock Incentive Plan permits the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, phantom stock, performance awards and other stock-based awards ("Awards") to Huntsman Corporation's employees, directors and consultants and to employees and consultants of Huntsman Corporation's subsidiaries, provided that incentive stock options may be granted solely to employees. A maximum of 21,590,909 shares of common stock may be delivered pursuant to Awards under the Stock Incentive Plan. The number of shares deliverable pursuant to the Awards under the Stock Incentive Plan is subject to adjustment on account of mergers, consolidations, reorganizations, stock splits, stock dividends and other dilutive or enlarging changes in Huntsman Corporation's common stock. Shares of common stock used to pay exercise prices and to satisfy tax withholding obligations with respect to Awards as well as shares covered by Awards that expire, terminate or lapse will again be available for Awards under the Stock Incentive Plan.

  Administration

        The Stock Incentive Plan is administered by a committee, which will be Huntsman Corporation's board of directors or a committee of Huntsman Corporation's board of directors designated by Huntsman Corporation's board of directors to serve as the committee, which will satisfy independence requirements under applicable law. The committee has the sole discretion to determine the employees, directors and consultants to whom Awards may be granted under the Stock Incentive Plan and the manner in which such Awards will vest, although the committee may delegate to officers of Huntsman Corporation the authority to grant Awards to employees and consultants who are not, and whose family members are not, subject to Section 16(b) of the Exchange Act. Awards are granted by the committee to employees, directors and consultants in such numbers and at such times during the term of the Stock Incentive Plan as the committee shall determine. The committee is authorized to interpret the Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Stock Incentive Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Stock Incentive Plan. The committee may correct any defect, supply any omission or reconcile any inconsistency in the Stock Incentive Plan in the manner and to the extent the committee deems necessary or desirable.

  Options

        The committee determines the exercise price for each option. However, options must generally have an exercise price at least equal to the fair market value of the common stock on the date the option is granted. An option holder may exercise an option by written notice and payment of the exercise price:

  •
  in cash;

  •
  through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and to deliver to Huntsman Corporation an amount out of the proceeds of the sale equal to the aggregate exercise price for the shares being purchased; or

  •
  another method approved by the committee.

        In connection with Huntsman Corporation's initial public offering, Huntsman Corporation granted to certain of Huntsman Corporation's employees options to purchase an aggregate of 2,372,740 shares of common stock at an exercise price per share equal to the initial public offering price per share of common stock. Huntsman Corporation granted a portion of such options to Huntsman Corporation's named executive officers. The options will vest one-third on each of the first, second and third anniversaries of the date of grant. The options will expire on the tenth anniversary of the date of grant.

  Stock Appreciation Rights

        The exercise price per share of a stock appreciation right will be an amount determined by the committee. However, stock appreciation rights must generally have an exercise price at least equal to the fair market value of the common stock on the date the stock appreciation right is granted. Generally, each stock appreciation right will entitle a participant upon exercise to an amount equal to (i) the excess of (1) the fair market value on the exercise date of one share of common stock over (2) the exercise price, times (ii) the number of shares of common stock covered by the stock appreciation right. The committee will determine whether payment will be made in cash, shares of common stock, or a combination of both, provided however that recipients who are subject to U.S. tax will not receive cash in either full or partial payment.

  Performance Awards

        The committee may grant performance awards denominated in dollars or other currencies that vest upon such terms and conditions as the committee may establish, including the achievement of performance criteria. To the extent earned, performance awards may be paid in common stock or in cash or any combination thereof as determined by the committee.

  Other Stock-Based Awards

        The committee may grant Awards of restricted stock, phantom stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of common stock, including shares of stock in lieu of cash compensation. Other stock-based awards will be subject to the terms and conditions established by the committee.

        In connection with Huntsman Corporation's initial public offering, Huntsman Corporation granted an aggregate of 749,513 shares of restricted stock to certain of its employees. Huntsman Corporation granted a portion of such restricted stock to the named executive officers. The restrictions will lapse with respect to one-third of the restricted shares on each of the first, second and third anniversaries of the date of grant.

  Transferability

        Unless otherwise determined by the committee, Awards granted under the Stock Incentive Plan are not transferable other than, in some cases, by will or by the laws of descent and distribution.

  Change of Control

        In the event of a change of control of Huntsman Corporation, the committee may provide for:

  •
  assumption by the successor company of the Award, or the substitution therefor of similar options, rights or awards with respect to the stock of the successor company;

  •
  acceleration of the vesting of all or any portion of an Award;

  •
  changing the period of time during which vested Awards may be exercised (for example, but not by way of limitation, by requiring that unexercised, vested Awards terminate upon consummation of the change of control);

  •
  payment of substantially equivalent value in exchange for the cancellation of an Award; and/or

  •
  issuance of substitute awards of substantially equivalent value.

  Amendment and Termination

        The board of directors or the committee may amend, alter or discontinue the Stock Incentive Plan in any respect at any time, but no such action may be taken without stockholder approval to the extent required by applicable law or stock exchange regulations, and no amendment may materially adversely affect the rights of a participant under any Awards previously granted without his or her consent, except as may be necessary to comply with applicable laws, or advisable in order to preserve or achieve the intended tax treatment, provided that such amendments shall result in substantially equivalent value to the affected participants.

  Compliance with New Deferred Compensation Law

        The recently enacted American Jobs Creation Act of 2004 has added legislation concerning deferred compensation, which may require amendments to the Stock Incentive Plan to comply with this legislation. In addition, it is unclear how this legislation and future guidance will change the tax consequences set forth below. In this regard, it is Huntsman Corporation's intent that the Stock Incentive Plan and Awards granted thereunder avoid adverse tax consequences by reason of the application of this legislation and it is likely that Awards will be structured to comply with this legislation.

  U.S. Federal Income Tax Consequences of Awards Under the Stock Incentive Plan

        The discussion set forth below is a general description of the U.S. federal income tax consequences of Awards under the Stock Incentive Plan applicable to participants that are U.S. citizens or residents but does not address the recently enacted deferred compensation legislation. It is unclear how this legislation and future guidance will affect the tax consequences discussed below. Participants in the Stock Incentive Plan should consult their tax adviser about the tax consequences of such legislation. Non-U.S. participants in the Stock Incentive Plan should consult their tax adviser about the tax consequences of participation in the Stock Incentive Plan. In addition, U.S. citizens that reside in foreign jurisdictions may also be subject to tax in such jurisdictions as a result of participation in the Stock Incentive Plan and should consult their tax adviser about the tax consequences of participation in the Stock Incentive Plan.

        When a non-qualified stock option is granted, there are no U.S. federal income tax consequences for the option holder or Huntsman Corporation. When a non-qualified stock option is exercised, the option holder recognizes compensation equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price multiplied by the number of shares of common stock subject to the option that was exercised. In general, Huntsman Corporation is entitled to a deduction for U.S. federal income tax purposes equal to the compensation recognized by the option holder for Huntsman Corporation's taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

        When an incentive stock option is granted, there are no U.S. federal income tax consequences for the option holder or Huntsman Corporation. When an incentive stock option is exercised, the option holder does not recognize income and Huntsman Corporation does not receive a deduction for U.S. federal income tax purposes. The option holder, however, must treat the excess of the fair market value of the common stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax.

        If the option holder disposes of the common stock received upon exercise after the option holder has held the common stock for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as long-term capital gain for U.S. federal income tax purposes for the option holder. Huntsman Corporation is not entitled to a deduction. If the option holder makes a "disqualifying disposition" of the common stock by disposing of the common stock before it has been held for at least two years after the date the incentive option was granted and one year after the date the incentive option was exercised, the option holder recognizes compensation income for U.S. federal income tax purposes equal to the excess of (i) the fair market value of the common stock on the date the incentive option was exercised or, if less, the amount received on the disposition over (ii) the exercise price. In general, if an option holder makes a disqualifying disposition, Huntsman Corporation is entitled to a deduction for U.S. federal income tax purposes equal to the compensation recognized by the option holder for Huntsman Corporation's taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

        When a stock appreciation right is granted, there are no U.S. federal income tax consequences for the participant or Huntsman Corporation. When a stock appreciation right is exercised, the participant recognizes compensation equal to the cash and/or the fair market value of the shares received upon exercise. In general, Huntsman Corporation is entitled to a deduction for U.S. federal income tax purposes equal to the compensation recognized by the participant with respect to a stock appreciation right.

        Generally, when phantom stock, a share of restricted stock, a performance award or other stock-based award (other than unrestricted stock in lieu of cash compensation) is granted, there are no U.S. federal income tax consequences for the participant or Huntsman Corporation. Upon the payment to the participant of common shares and/or cash in respect of the Award or the release of restrictions on restricted stock, the participant recognizes compensation equal to the fair market value of the cash and/or shares as of the date of delivery or release. Upon the grant of unrestricted stock, a participant will recognize compensation for U.S. federal income tax purposes equal to the fair market value of the shares as of the grant date. In general, Huntsman Corporation is entitled to a deduction for U.S. federal income tax purposes equal to the compensation recognized by the participant with respect to other stock-based awards.

Executive Severance Plan

        The following contains a summary of the material terms of the Huntsman Executive Severance Plan (the "Severance Plan"), which was adopted by Huntsman Corporation's Board of Directors.

        Under the Severance Plan, if Huntsman Corporation terminates a participant's employment without reasonable cause, or the participant terminates employment for good reason, Huntsman Corporation will provide the participant with severance benefits in the form of a cash payment, medical coverage, and outplacement services. "Participants" in the Severance Plan include such employees as may be designated as participants by the Compensation Committee of the Board of Directors, provided that, unless the Compensation Committee provides otherwise with respect to a particular employee, officers with a title of Vice President or higher will be participants. Under the Severance Plan, termination for "reasonable cause" means termination on account of gross negligence, fraud, dishonesty, willful violation of any law or material violation of any significant company policy, or on account of failure to substantially perform (whether as a result of a medically determinable disability or otherwise) the duties reasonably assigned or appropriate to the position, consistent with prior practice. Termination for "good reason" means a voluntary termination of employment by a participant as a result of Huntsman Corporation's making a significant detrimental reduction or change to the job responsibilities or in the current base compensation of the participant, which action is not remedied within ten days of written notice to Huntsman Corporation.

        The amount of the cash payment will be: (a) for a participant with a title of Senior Vice President or higher, an amount equal to two times the participant's base compensation at termination; and (b) for a participant with a title of Vice President or below, an amount equal to one and one-half times the participant's base compensation at termination. Medical coverage will continue for the participant and his or her dependents for the period of time determined by dividing the cash payment received by the participant by the participant's base compensation at termination. Outplacement services will be provided: (y) for a period of 12 months following termination, for participants with a title of Senior Vice President or higher; and (z) for a period of six months following termination, for participants with a title of Vice President or below.

        The Severance Plan will be administered by the Compensation Committee of the Board of Directors. Huntsman Corporation may amend or terminate the Severance Plan at any time. Any such amendment or termination will not affect benefits payable to a participant whose termination of employment occurred prior to the amendment or termination of the Severance Plan.

Employment Agreements

        Mr. Hulme is party to an employment agreement with Huntsman Advanced Materials (Europe) BVBA, which is subject to annual renewal. This agreement provides for customary expatriation arrangements. For 2003, this agreement entitled Mr. Hulme to an annual U.K. base salary of £210,000 or an annual Belgian base salary of €260,000 and a bonus of up to € 130,000. The actual amounts paid to Mr. Hulme in 2004, 2003 and 2002 are disclosed above in the summary compensation table.

        Effective November 1, 2000, Mr. Hankins entered into an agreement with Huntsman Polyurethanes Americas detailing the terms of his secondment from Huntsman Polyurethanes (UK) Ltd. The agreement, which Huntsman may terminate at any time with two months' notice, expires on October 31, 2005. This agreement provides for customary expatriation arrangements. Under the terms of the agreement, Mr. Hankins' compensation included an initial U.S. base salary of $300,000, subject to annual review, and a performance-based bonus of up to 50% of his U.S. salary. The actual amounts paid to Mr. Hankins in 2004, 2003 and 2002 are disclosed above in the summary compensation table.

        There are no employment agreements with any of the other named executive officers.

Compensation of Managers

        The managers do not receive any additional compensation for their service as managers.

Equity Compensation Plan Information

        The Company does not have any compensation plans under which equity securities of the Company are authorized for issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Our Company is 99.97% owned by AdMat Holdings, with an additional 0.03% owned by Huntsman Corporation directly. AdMat Holdings is owned 88.1% by AdMat Investment, with an additional 2.2% owned by Huntsman Corporation directly. The remaining 9.7% of AdMat Holdings is owned by unaffiliated third parties, including SISU. 100% of the common equity of AdMat Investment is owned by Huntsman Corporation. 100% of the preferred equity of AdMat Investment is owned by Huntsman Corporation. Huntsman Corporation is owned approximately 59% by HMP Equity Trust ("Investment Trust") and approximately 41% by public shareholders. Jon M. Huntsman, Peter R. Huntsman, Christopher R. Pechock and David J. Matlin share voting control of the shares of Huntsman Corporation common stock owned by Investments Trust. Specifically, Jon M. Huntsman and Peter R. Huntsman control the voting of the common stock of Huntsman Corporation held by Investments Trust provided, however, that the shares of Huntsman Corporation common stock held by Investments Trust will not be voted in favor of certain fundamental corporate actions without the consent of MatlinPatterson, through its representatives David J. Matlin and Christopher R. Pechock. In addition, Jon M. Huntsman and Peter R. Huntsman have agreed to cause all of the shares of Huntsman Corporation common stock held by Investments Trust to be voted in favor of the election to Huntsman Corporation's board of directors of two nominees designated by MatlinPatterson. MatlinPatterson will have control over the disposition of the shares of Huntsman Corporation common stock held by Investments Trust that are allocated to its beneficial interest in Investments Trust. Huntsman Family Holdings LLC ("Huntsman Family Holdings") will have control over the disposition of the shares of Huntsman Corporation common stock held by Investments Trust that are allocated to its beneficial interest in Investments Trust. Huntsman Family Holdings is controlled by Jon M. Huntsman.

Security Ownership of Certain Beneficial Owners

        As of March 31, 2005, information with respect to each of the persons or groups known to us to be the beneficial owner of more than five percent of the common stock of Huntsman Corporation, which is the only class of voting securities of Huntsman Corporation, is as follows:

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
Jon M. Huntsman(3)	129,776,387	58.7%
Peter R. Huntsman(3)(4)	130,139,230	58.8%
David J. Matlin(3)(5)	129,776,387	58.7%
Christopher R. Pechock(3)(5)	129,776,387	58.7%
HMP Equity Trust(3)	129,776,387	58.7%
Huntsman Family Holdings(3)	129,776,387	58.7%
MatlinPatterson(3)	129,776,387	58.7%

(1)
Unless otherwise indicated, the address of each beneficial owner is c/o Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108 and such beneficial owner has sole voting and investment power over such shares.

(2)
Based upon an aggregate of 221,204,059 shares outstanding, which includes 749,513 restricted shares issued pursuant to Huntsman Corporation's stock incentive plan in connection with its initial public offering.

(3)
Investments Trust holds 129,776,387 shares of common stock. The beneficiaries of Investments Trust are Huntsman Family Holdings and MatlinPatterson. Huntsman Family Holdings is controlled by Jon M. Huntsman. MatlinPatterson is controlled by David J. Matlin and Mark R. Patterson through MatlinPatterson Global Advisers LLC, MatlinPatterson Asset Management LLC,

  MatlinPatterson Global Partners LLC, and MatlinPatterson LLC. The address of MatlinPatterson is 520 Madison Avenue, New York, New York 10022. Jon M. Huntsman, Peter R. Huntsman, Christopher R. Pechock and David J. Matlin share voting control of the shares of Huntsman Corporation's common stock held by Investments Trust. Specifically, Jon M. Huntsman and Peter R. Huntsman control the voting of the shares of Huntsman Corporation's common stock held by Investments Trust, provided however, that the shares will not be voted in favor of certain fundamental corporate actions without the consent of MatlinPatterson, through its representatives David J. Matlin and Christopher R. Pechock. Huntsman Family Holdings has investment power over the portion of the shares owned by Investments Trust that are allocated to Huntsman Family Holdings' beneficial interest in Investments Trust. MatlinPatterson has investment power over the portion of the shares owned by Investments Trust that are allocated to MatlinPatterson's beneficial interest in Investments Trust. Huntsman Family Holdings, Jon M. Huntsman and Peter R. Huntsman disclaim beneficial ownership of all of the shares owned by Investments Trust that are allocated to MatlinPatterson's beneficial interest in Investments Trust. David J. Matlin, Mark R. Patterson, Christopher R. Pechock and MatlinPatterson disclaim beneficial ownership of all of the shares owned by Investments Trust that are allocated to Huntsman Family Holdings' beneficial interest in Investments Trust. The shares of Huntsman Corporation's common stock held by Investments Trust are allocated as follows: 72,168,405 shares are allocated to the beneficial interest of MatlinPatterson, 51,143,624 shares are allocated to the beneficial interest of Huntsman Family Holdings and 6,464,358 shares are initially unallocated and will be allocated between the beneficial interests of Huntsman Family Holdings and MatlinPatterson approximately 18 months after the date of Huntsman Corporation's initial public offering based on the trading price of Huntsman Corporation's common stock.

(4)
Includes 150,134 restricted shares granted pursuant to Huntsman Corporation's stock incentive plan in connection with its initial public offering. Does not include shares that may be acquired through the exercise of options to purchase 454,950 shares of Huntsman Corporation's common stock granted pursuant to its stock incentive plan in connection with its initial public offering. None of such options are exercisable within 60 days of the date hereof.

(5)
The address of David J. Matlin and Christopher R. Pechock is c /o MatlinPatterson Global Advisers LLC, 520 Madison Avenue, New York, New York 10022.

Security Ownership of Management

        As of March 31, 2005, information with respect to the common stock of Huntsman Corporation (which is the only class of equity securities of Huntsman Corporation or its subsidiaries beneficially owned by our managers and executive officers) beneficially owned by our managers, named executive officers, and managers and executive officers as a group is as follows:

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
Jon M. Huntsman(3)	129,776,387	58.7%
Peter R. Huntsman(3)(4)	130,139,230	58.8%
David J. Matlin(3)(5)	129,776,387	58.7%
Christopher R. Pechock(3)(5)	129,776,387	58.7%
Richard Michaelson	4,000	Less than 1%
J. Kimo Esplin(4)	158,323	Less than 1%
Samuel D. Scruggs(4)	172,323	Less than 1%
Anthony P. Hankins(4)	54,469	Less than 1%
Paul G. Hulme(4)	58,569	Less than 1%
Jay Seppala(6)	—	—
Ian Burgess(7)	—	—
James A. Huffman(4)	5,774	Less than 1%
All managers and executive officers as a group (19 persons)(4)	130,801,310	59.1%

(1)
Unless otherwise indicated, the address of each beneficial owner is c/o Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108 and such beneficial owner has sole voting and investment power over such shares.

(2)
Based upon an aggregate of 221,204,059 shares outstanding, which includes 749,513 restricted shares issued pursuant to Huntsman Corporation's stock incentive plan in connection with its initial public offering.

(3)
Investments Trust holds 129,776,387 shares of common stock. The beneficiaries of Investments Trust are Huntsman Family Holdings and MatlinPatterson. Huntsman Family Holdings is controlled by Jon M. Huntsman. MatlinPatterson is controlled by David J. Matlin and Mark R. Patterson through MatlinPatterson Global Advisers LLC, MatlinPatterson Asset Management LLC, MatlinPatterson Global Partners LLC, and MatlinPatterson LLC. The address of MatlinPatterson is 520 Madison Avenue, New York, New York 10022. Jon M. Huntsman, Peter R. Huntsman, Christopher R. Pechock and David J. Matlin share voting control of the shares of Huntsman Corporation's common stock held by Investments Trust. Specifically, Jon M. Huntsman and Peter R. Huntsman control the voting of the shares of Huntsman Corporation's common stock held by Investments Trust, provided however, that the shares will not be voted in favor of certain fundamental corporate actions without the consent of MatlinPatterson, through its representatives David J. Matlin and Christopher R. Pechock. Huntsman Family Holdings has investment power over the portion of the shares owned by Investments Trust that are allocated to Huntsman Family Holdings' beneficial interest in Investments Trust. MatlinPatterson has investment power over the portion of the shares owned by Investments Trust that are allocated to MatlinPatterson's beneficial interest in Investments Trust. Huntsman Family Holdings, Jon M. Huntsman and Peter R. Huntsman disclaim beneficial ownership of all of the shares owned by Investments Trust that are allocated to MatlinPatterson's beneficial interest in Investments Trust. David J. Matlin, Mark R. Patterson, Christopher R. Pechock and MatlinPatterson disclaim beneficial ownership of all of the shares owned by Investments Trust that are allocated to Huntsman Family Holdings' beneficial interest in Investments Trust. The shares of Huntsman Corporation's common stock held by

  Investments Trust are allocated as follows: 72,168,405 shares are allocated to the beneficial interest of MatlinPatterson, 51,143,624 shares are allocated to the beneficial interest of Huntsman Family Holdings and 6,464,358 shares are initially unallocated and will be allocated between the beneficial interests of Huntsman Family Holdings and MatlinPatterson approximately 18 months after the date of Huntsman Corporation's initial public offering based on the trading price of Huntsman Corporation's common stock.

(4)
Includes restricted shares granted pursuant to Huntsman Corporation's stock incentive plan in connection with its initial public offering as follows: Peter R. Huntsman—150,134; J. Kimo Esplin—51,969; James A. Huffman—5,774; Samuel D. Scruggs—51,969; Anthony P. Hankins—51,969; Paul G. Hulme—51,969; and all executive officers and directors as a group—547,409. Does not include shares that may be acquired through the exercise of options to purchase shares of Huntsman Corporation's common stock granted pursuant to its stock incentive plan in connection with its initial public offering as follows: Peter R. Huntsman—454,950; J. Kimo Esplin—157,483; James A. Huffman—17,498; Samuel D. Scruggs—157,483; Anthony P. Hankins—157,483; Paul G. Hulme—157,483; and all executive officers and directors as a group—1,658,820. None of such options are exercisable within 60 days of the date hereof.

(5)
The address of David J. Matlin and Christopher R. Pechock is c/o MatlinPatterson Global Advisers LLC, 520 Madison Avenue, New York, New York 10022.

(6)
SISU Capital Fund Limited, SISU Capital Fund Limited II, Ltd, SISU Capital Fund LP & ARVO Master Fund Limited collectively own 9.6% of Huntsman Advanced Materials Holdings LLC. SISU Capital Limited acts as Investment Manager for the beneficial owners. Joy Seppala is the CEO of SISU Capital Limited and has an indirect interest in each of the various funds listed above. SISU Capital Limited and Joy Seppala each disclaim beneficial ownership of the securities in Huntsman Advanced Materials Holdings LLC except to the extent of their pecuniary interest therein.

(7)
Ian Burgess may be deemed to have a pecuniary interest in an undetermined portion of the equity securities owned by MatlinPatterson because of his indirect limited partnership interest in MatlinPatterson. Ian Burgess disclaims beneficial ownership of such securities except to the extent of his pecuniary interests therein.

Rights Held by SISU

        SISU has certain important rights pursuant to the AdMat Holdings LLC Agreement and the AdMat LLC Agreement relating to the designation of managers, and approval rights with respect to the taking of certain actions by AdMat Holdings or our Company. SISU has the right to designate one of the managers of AdMat Holdings and our Company. In general, the following actions may not be taken by AdMat Holdings or our Company without the approval of SISU:

  •
  Entering into certain transactions with affiliated entities, other than subsidiaries.

  •
  Certain amendments of organizational documents.

  •
  Certain redemptions of equity interests.

        In addition, the AdMat Holdings LLC Agreement and the AdMat LLC Agreement require the approval of the Conflict Committee of the board of managers for certain actions taken by AdMat Holdings or our Company. The Conflict Committee is composed of three managers, one of whom must be the SISU-designated manager, and another of whom must be an independent manager, with decisions determined by majority vote. If no independent manager exists, then the Conflict Committee is limited to two members, one of which must be the SISU-designated manager, and its decisions must be unanimous. In general, the approval of the Conflict Committee is required for the following actions by AdMat Holdings or our Company:

  •
  Certain amendments of organizational documents.

  •
  Issuance of new equity securities by AdMat Holdings.

  •
  Engaging in activities outside the scope of the Company's existing business.

  •
  Certain redemptions of equity interests.

  •
  Entering into certain transactions with affiliated entities, other than subsidiaries.

  •
  Acquisitions in excess of $30 million per year in the aggregate.

  •
  Dispositions in excess of $30 million per transaction.

  •
  Incurrence of new indebtedness of the Company in excess of $50 million in the aggregate, or incurrence of any new indebtedness by AdMat Holdings.

  •
  A public offering of equity securities.

  •
  Selection of independent certified public accountants, if other than internationally recognized.

  •
  Certain actions with respect to equity incentive plans.

  •
  Dividends and distributions (for which the approval of the SISU-designated manager is always required).

  •
  Winding up, dissolution, liquidation, or bankruptcy of AdMat Holdings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Huntsman

        We share numerous services and resources with Huntsman. We also rely on Huntsman to supply some of our raw materials and to purchase a significant portion of our products.

  General

        We have entered into an agreement with Huntsman under which Huntsman provides us with administrative support and a range of services, including purchasing, finance, tax, treasury and risk management, human resources, legal, information technology, EHS, communications, planning and corporate stewardship services. Fees under this agreement were $13.0 million for the year ended December 31, 2004, based upon an equitable allocation of the relevant costs and expenses. From time to time, the agreement provides for an adjustment to the fees based on changes to the level of services and an equitable allocation of the relevant costs and expenses. For 2005, this amount has been agreed to be $13.0 million. In connection with these arrangements, we also participate in Huntsman's worldwide insurance program.

  Amine Supply Agreement

        Pursuant to an agreement that expires in 2006, Huntsman is obligated to provide our requirements for certain amine-based products. We pay market prices for the amines supplied by Huntsman. During the year ended December 31, 2004, we paid $2.4 million for amines purchased from Huntsman.

  MDI Supply Agreement

        Pursuant to an agreement that expires in 2006, Huntsman is obligated to provide our requirements for methyl diphenyl isocyanate ("MDI") to us. We pay market prices for the MDI supplied by Huntsman. During the year ended December 31, 2004, we did not purchase material amounts of MDI from Huntsman pursuant to this agreement.

  Tax Sharing Agreement

        Pursuant to a tax sharing agreement with Huntsman Corporation, AdMat Investment and its subsidiaries will make distributions to Huntsman Corporation relating to income taxes of AdMat Investment and its subsidiaries, and pursuant to other similar tax sharing agreements, certain of Huntsman Corporation's other subsidiaries will make distributions to Huntsman Corporation relating to income taxes of those subsidiaries. In addition, in accordance with the tax sharing agreement, Huntsman Corporation will compensate AdMat Investment and its subsidiaries to the extent that their respective tax losses are used to offset income of other Huntsman subsidiaries.

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Facility

        On June 30, 2003, we entered into the Revolving Credit Facility, which provides up to $60 million of borrowings and is secured by a first lien on substantially all of our assets and those of certain of our subsidiaries. The collateral includes substantially all real property and equipment relating to our manufacturing plants located at Bergkamen, Germany; Monthey, Switzerland; McIntosh, Alabama; and Duxford, U.K. The collateral also includes certain capital stock and intercompany notes of certain of our subsidiaries, and certain other assets, principally including inventory and accounts receivable. Our obligations under the Revolving Credit Facility have been initially guaranteed by all of our U.S. subsidiaries and certain of our non-U.S. subsidiaries (the "Guarantors"). The Revolving Credit Facility lenders are parties to an intercreditor agreement (the "Intercreditor Agreement") with the holders of the Senior Secured Notes.

        The Revolving Credit Facility matures on June 30, 2007. Interest rates, at our option, are based upon either a eurocurrency rate (LIBOR) or a base rate (prime), plus an applicable spread. The applicable spreads vary based on the pricing grid. In the case of the eurocurrency based loans, spreads range from 3.0% to 4.5% per annum depending on whether specified conditions have been satisfied, and, in the case of base rate loans, from 2.0% to 3.5% per annum. As of December 31, 2004, we had nothing drawn on the Revolving Credit Facility, and had approximately $10.1 million of letters of credit issued and outstanding thereunder.

        The Revolving Credit Facility contains covenants relating to incurrence of additional debt, purchase and sale of assets, limitations on investments, affiliate transactions, change in control and maintenance of certain financial ratios. The financial covenants include a leverage ratio, fixed charge coverage ratio and a limit on capital expenditures. The Revolving Credit Facility also limits the payment of dividends and distributions generally to the amount required by our members to pay income taxes.

Other Debt

        As of December 31, 2004, we had $1.0 million of other debt outstanding under credit facilities in Brazil. These facilities are primarily revolving credit lines that primarily support the working capital needs of the business and the issuance of certain letters of credit and guarantees. A portion of the other debt is backed by letters of credit issued and outstanding under the Revolving Credit Facility.

DESCRIPTION OF NEW NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the "Company" refers only to Huntsman Advanced Materials LLC and not to any of its subsidiaries. Additionally, "Guarantors" refers to Huntsman Advanced Materials Americas Inc., Huntsman Advanced Materials (Belgium) BVBA, Huntsman Advanced Materials (Deutschland) GmbH, Huntsman Advanced Materials Holdings (UK) Limited, Huntsman Advanced Materials (Spain) S.L., Huntsman Advanced Materials (Switzerland) GmbH, Huntsman Advanced Materials (UK) Limited, Vantico Group S.A., Vantico International S.à.r.l. and any other Restricted Subsidiary of the Company that guarantees the notes after the Issue Date, whether pursuant to the covenant described under the subheading "—Certain Covenants—Limitation of Guarantees by Restricted Subsidiaries" or otherwise. You should be aware that the guarantee of the notes by Huntsman Advanced Materials (Spain) S.L. may be invalid. For further information on this guarantee, see "—Ranking and Guarantees."

        The old fixed rate notes and floating rate notes were, and the new fixed rate notes and floating rate notes will be, issued under an indenture dated June 30, 2003 (the "Indenture") among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (the "Trustee"). The fixed rate notes and the floating rate notes are treated as a single class of securities under the Indenture. References herein to the notes include the fixed rate notes and the floating rate notes. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        In addition to the $350 million aggregate principal amount of notes outstanding under the Indenture ($250 million of which are fixed rate notes and $100 million of which are floating rate notes), which we refer to in this description as the initial notes, the Indenture also provides for additional issuances of notes, which we refer to in this description as the additional notes. Additional notes can only be issued in compliance with the covenant described below under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness" and provided that no Default or Event of Default exists under the Indenture at the time of issuance or would result therefrom. References herein to the notes include the initial notes and any additional notes subsequently issued under the Indenture. The initial notes and the additional notes will constitute a part of the same series, including with respect to redemption and matters requiring approval of holders.

        The following description is a summary of the material provisions of the Indenture and the Security Documents. It does not restate the Indenture and the Security Documents in their entirety. We urge you to read the Indenture and the Security Documents because they, and not this description, define your rights as holders of the notes. A copy of the Indenture and the Security Documents will be available as described below under the heading "Where You Can Find More Information."

Principal, Maturity and Interest

        The Company issued $350 million aggregate principal amount of notes on June 30, 2003 ($250 million of which were fixed rate notes and $100 million of which were floating rate notes). Additional notes can be issued only in compliance with the covenant described below under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness" and provided that no Default or Event of Default exists under the Indenture at the time of issuance or would result therefrom.

        The old notes were, and the new notes will be, issued in denominations of $1,000 and integral multiples thereof.

        Fixed Rate Notes.    The fixed rate notes will mature on July 15, 2010 at their principal amount, plus accrued and unpaid interest to the maturity date. Interest on the fixed rate notes accrues at the rate of 11% per annum and is payable semi-annually in arrears on January 15 and July 15, commencing on

January 15, 2004. The Company will make each interest payment to the holders of record of the fixed rate notes on the immediately preceding January 1 and July 1. Interest on the fixed rate notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date and will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Floating Rate Notes.    The floating rate notes will mature on July 15, 2008 at their principal amount, plus accrued and unpaid interest to the maturity date. The floating rate notes bear interest at a rate per annum, reset semi-annually, equal to LIBOR plus 8.00%, as determined by the calculation agent (the "Calculation Agent"), which shall initially be the Trustee. Interest on the floating rate notes is payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2004. The Company will make each interest payment to the holders of record of the floating rate notes on the immediately preceding January 1 and July 1. Interest on the floating rate notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date.

        The floating rate notes are considered to have been issued with original issue discount for United States federal income tax purposes. Accordingly, United States holders of the floating rate notes are required to include original issue discount in gross income for United States federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. In addition, if a bankruptcy case is commenced by or against the Company under the United States Bankruptcy Code after the issuance of the floating rate notes, the claims of holders of the floating rate notes may be limited to an amount equal to the sum of (1) the price for the floating rate notes set forth on the cover page of the offering memorandum relating to the floating rate notes and (2) that portion of the original issue discount which is not deemed to constitute "unmatured interest" for purposes of the United States Bankruptcy Code. Any original issue discount that was not accreted as of the date of any such bankruptcy filing would constitute "unmatured interest."

        Set forth below is a summary of certain of the defined terms used in the Indenture relating solely to the floating rate notes.

        "Determination Date," with respect to an Interest Period, will be the second London Banking Day preceding the first day of such Interest Period.

        "Interest Period" means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include January 14, 2004.

        "LIBOR," with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date; provided, however, that in no event shall "LIBOR" be less that 2.00%. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a

Representative Amount in U.S. dollars to leading European banks for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

        "London Banking Day" is any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

        "Representative Amount" means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

        "Telerate Page 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

        The amount of interest for each day that the floating rate notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the floating rate notes. The amount of interest to be paid on the floating rate notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

        All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

        The interest rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

        The Calculation Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect with respect to the floating rate notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, the Guarantors and the holders of the floating rate notes.

Ranking and Guarantees

        The notes are senior obligations of the Company, ranking pari passu in right of payment with all other senior obligations of the Company, including obligations under other unsubordinated Indebtedness of the Company. The notes effectively rank senior in right of payment to all existing and future obligations of the Company that are unsecured or secured by Liens on the Collateral junior to the Liens securing the notes, to the extent of the value, priority and validity of the Liens on the Collateral securing the notes. The notes also rank senior in right of payment to all existing and future obligations of the Company that are, by their terms, subordinated in right of payment to the notes. The notes are effectively subordinated to all obligations of the Company under the Credit Facility as a result of the operation of the Intercreditor Agreement and to other obligations of the Company to the extent such obligations are secured by Liens on the Collateral that are senior to the Liens securing the notes or are secured by property or assets that do not secure the notes. See "—Security" and "—Intercreditor Agreement."

        The Company's obligations under the notes, the Indenture and the Security Documents are guaranteed, jointly and severally, by each present Restricted Subsidiary of the Company, and will be guaranteed, jointly and severally, by each future Restricted Subsidiary of the Company, that from time to time is an obligor under the Credit Facility or is obligated to issue a guarantee of the notes as required under "—Certain Covenants—Limitation of Guarantees by Restricted Subsidiaries," unless the incurrence of such guarantee of the notes is prohibited by the laws of the jurisdiction of incorporation, organization or formation of such Restricted Subsidiary, subject to certain limited exceptions. The Guarantors guarantee the notes on the terms and conditions set forth in the Indenture. As of the Issue Date, the Guarantors include certain Restricted Subsidiaries of the Company incorporated, organized or formed in Belgium, Germany, Luxembourg, Spain, Switzerland, the U.K. and the United States. None of the Company's other Restricted Subsidiaries guarantee the Notes. As of the Issue Date, all of the subsidiaries (including Vantico Thailand Ltd.) of the Company are Restricted Subsidiaries. However, under certain circumstances the Company is permitted to designate certain of its subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not subject to the restrictive covenants in the Indenture.

        We have been advised by Spanish legal counsel that the guarantee of our subsidiary Huntsman Advanced Materials (Spain) S.L. may be invalid as it relates to the new notes. Furthermore, we believe that this guarantee may also be invalid as it relates to the old notes. However, because this subsidiary is not a Significant Subsidiary as defined in the indenture governing the notes, we do not believe that the potential invalidity of this guarantee is material. Moreover, Huntsman Advanced Materials (Spain) S.L has not denied its liability under its guarantee. Nevertheless, we are taking steps to insure the validity of this guarantee, which may include converting this subsidiary to another form of legal entity.

        Each guarantee is a senior obligation of the respective Guarantor, ranking pari passu in right of payment with all other senior obligations of such Guarantor, including obligations under other unsubordinated Indebtedness of such Guarantor. Each guarantee effectively ranks senior in right of payment to all existing and future obligations of the respective Guarantor that are unsecured or secured by Liens on the Collateral junior to the Liens securing the Notes, to the extent of the value, priority and validity of the Liens on the Collateral held by such Guarantor. Each guarantee also ranks senior in right of payment to all existing and future unsecured obligations of the respective Guarantor that are, by their terms, subordinated in right of payment to such guarantee to the extent of the value of such guarantee. Each guarantee is effectively subordinated to all obligations of the respective Guarantor under the Credit Facility as a result of the operation of the Intercreditor Agreement and to other obligations of such Guarantor to the extent such obligations are secured by Liens on the Collateral that rank senior to the Liens securing the notes or are secured by property or assets that do not secure the notes. See "—Security" and "—Intercreditor Agreement." As of December 31, 2003, Indebtedness of the Guarantors collectively consisted of guarantees of the notes and of the Revolving Credit Facility. The notes are effectively subordinated to the obligations of the subsidiaries of the Company that are not Guarantors. As of December 31, 2003, such non-Guarantor subsidiaries had approximately $3.1 million of outstanding Indebtedness.

        The guarantee of a Guarantor will be automatically and unconditionally released and discharged upon repayment in full of the notes and upon the occurrence of any of the following:

  •
  a sale, exchange, transfer or other disposition (including, without limitation, by way of merger, consolidation or otherwise), directly or indirectly, of all of the Capital Stock of such Guarantor to any person that is not a Restricted Subsidiary of the Company; provided that such sale, exchange, transfer or other disposition is made in accordance with the provisions of the Indenture;

  •
  a sale, exchange, transfer or other disposition (including, without limitation, by way of merger, consolidation or otherwise), directly or indirectly, of all of the Capital Stock of such Guarantor to any person that is not a Restricted Subsidiary of the Company, or an issuance by such Guarantor of its Capital Stock, in each case as a result of which such Guarantor ceases to be a subsidiary of the Company; provided that (i) such transaction is made in accordance with the provisions of the Indenture and (ii) such Guarantor is also released from all of its obligations, if any, (x) in respect of other Indebtedness of the Company and each other Guarantor and (y) under all other Senior Secured Indebtedness;

  •
  such Guarantor is unconditionally released and discharged from its liability with respect to Indebtedness in connection with which such guarantee was executed pursuant to clause (C)(1) of the covenant described under the subheading "—Certain Covenants—Limitation of Guarantees by Restricted Subsidiaries";

  •
  the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Indenture; provided that such Guarantor is also released from all of its obligations, if any, (i) in respect of other Indebtedness of the Company and each other Guarantor and (ii) under all other Senior Secured Indebtedness; or

  •
  as provided below under the subheading "—Fall Away Event."

        The Indenture and the Security Documents provide that, upon the release of the guarantee of a Guarantor under the Indenture, the Liens on the Collateral held by such Guarantor will also be released.

        No release and discharge of the guarantee of a Guarantor will be effective against the Trustee or the holders of notes (i) if a Default or Event of Default shall have occurred and be continuing under the Indenture as of the time of such proposed release and discharge until such time as such Default or Event of Default is cured or waived and (ii) until the Company shall have delivered to the Trustee an officers' certificate stating that all conditions precedent provided for in the Indenture relating to such release and discharge have been complied with and that such release and discharge is authorized and permitted under the Indenture. At the request of the Company, the Trustee will execute and deliver an instrument evidencing such release and discharge.

        By its terms, the guarantee of each Guarantor that is a Domestic Subsidiary of the Company limits the liability of such Guarantor to the maximum amount it can pay without its guarantee being deemed a fraudulent transfer. The guarantee of Guarantors in jurisdictions other than the United States or the U.K. may contain language limiting the amount of Indebtedness guaranteed in order to comply with the requirements of local laws. See "—Certain Bankruptcy Limitations" and "Risk Factors—Risks Related to the Notes—The notes, the guarantees and the liens securing these obligations may be voidable, subordinated or limited in scope under local law, including laws governing fraudulent transfers and insolvency."

Security

        Pursuant to the Indenture and the Security Documents, the notes and the guarantees are secured by second priority Liens (or a second priority position pursuant to the Intercreditor Agreement), subject to Permitted Collateral Liens, on all assets that from time to time secure the obligations of the Company and the Guarantors under any Senior Secured Indebtedness (the "Collateral").

        The Collateral includes the following property and assets:

  (1)
  substantially all real property and equipment relating to the Company's manufacturing plants located at (i) Bergkamen, Germany (ii) Monthey, Switzerland (iii) McIntosh, Alabama, United States and (iv) Duxford, U.K.;

  (2)
  pledges of certain Capital Stock and intercompany notes of certain Restricted Subsidiaries of the Company; and

  (3)
  certain other assets, principally inventory and receivables, to the extent such assets secure the Credit Facility.

        The Liens on the Collateral securing the Credit Facility, the notes and the guarantees, and any other Senior Secured Indebtedness have been granted to the Collateral Agent for the benefit of itself and the Secured Parties. See "—Intercreditor Agreement."

        The obligations under the Credit Facility and any other First Priority Senior Secured Indebtedness are secured by first priority Liens (or a first priority position under the Intercreditor Agreement) on the Collateral. As a result, the Liens on the Collateral securing the notes are subordinate to the Liens securing the Credit Facility and any other First Priority Senior Secured Indebtedness. See "Description of Other Indebtedness—Credit Facility" and "Risk Factors—Risks Related to the Notes—The value of the collateral securing the notes and the guarantees may not be sufficient to satisfy our and our subsidiaries' obligations under the notes and the guarantees and the collateral securing the notes and the guarantees may be reduced or diluted under certain circumstances." The Collateral does not include assets securing Capitalized Lease Obligations or purchase money Indebtedness incurred pursuant to clause (14) of the definition of Permitted Indebtedness.

        No appraisals of the Collateral have been prepared by or on behalf of the Company in connection with the issuance of the notes. There can be no assurance that the proceeds of any sale of the Collateral, in whole or in part, pursuant to the Indenture and the Security Documents following an Event of Default would be sufficient to satisfy amounts due on the notes. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral would be sold in a timely manner or at all. All funds distributed under the Security Documents and received by the Collateral Agent for the benefit of the Secured Parties will be distributed by the Collateral Agent in accordance with the provisions of the Intercreditor Agreement. See "—Intercreditor Agreement."

        The Indenture and the Security Documents permit or require the release of Collateral without substitution of new Collateral in certain circumstances. See "—Intercreditor Agreement" and "—Fall Away Event." Collateral pledged by a Guarantor will be released upon the release and discharge of the guarantee of such Guarantor. See "—Ranking and Guarantees."

        To the extent that third parties enjoy Liens on the Collateral permitted by the Indenture and the Security Documents, such third parties have, and may exercise, rights and remedies with respect to the Collateral subject to such Liens that could adversely affect the value of the Collateral and the ability of the Collateral Agent, acting on behalf of the Secured Parties, to realize or foreclose on the Collateral. In addition, the ability of the Collateral Agent, acting on behalf of the Secured Parties, to realize or foreclose on the Collateral may be subject to certain limitations imposed by applicable bankruptcy laws in the event of a bankruptcy. See "—Certain Bankruptcy Limitations."

        The Collateral Agent may need to evaluate the impact of the potential liabilities before determining to foreclose on certain Collateral because creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing release or threatened releases of hazardous substances at the real property. In this regard, the Collateral Agent may decline to foreclose on the Collateral or exercise remedies available if it does not receive indemnification to its satisfaction from the Secured Parties. In addition, the Collateral Agent's ability to foreclose on the Collateral on behalf of the Secured Parties may be subject to lack of perfection, the consent of third parties, prior Liens and practical problems associated with the realization of the Collateral Agent's Liens on the Collateral.

Intercreditor Agreement

        The Trustee on behalf of the holders of the notes has entered into an Intercreditor and Collateral Agency Agreement (the "Intercreditor Agreement") with Deutsche Bank AG, New York Branch, as collateral agent (the "Collateral Agent"), and each other Secured Party. The following summary of certain provisions of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the Intercreditor Agreement.

        Pursuant to the terms of the Intercreditor Agreement, the Collateral Agent has been appointed as collateral agent for each of the Secured Parties and will hold the Liens and security interests in the Collateral granted pursuant to the Security Documents with sole authority to exercise remedies under the Security Documents. The Collateral Agent has agreed to act as mortgagee under all mortgages, beneficiary under all deeds of trust and as secured party under the applicable security agreements, to follow the instructions provided to it under the Intercreditor Agreement and to carry out certain other duties.

        The Intercreditor Agreement sets out the relative rights and responsibilities of the Secured Parties with respect to the Collateral and their respective rights to instruct the Collateral Agent. Pursuant to the Intercreditor Agreement, the Secured Parties have agreed that, except as described below, the First Priority Senior Secured Parties have a security interest in the Collateral that is senior and prior to the security interest of each other Secured Party. All payments received and all amounts held or realized by the Collateral Agent in respect of Collateral under the Intercreditor Agreement will be applied as follows:

  (1)
  first, to the Collateral Agent to the extent necessary to reimburse the Collateral Agent for any expenses in connection with the collection or distribution of such amounts held or realized or in connection with expenses incurred in enforcing its remedies under the Security Documents and preserving the Collateral and all amounts for which the Collateral Agent is entitled to indemnification under the Intercreditor Agreement;

  (2)
  second, to each of the First Priority Senior Secured Parties on a pro rata basis based on the respective amounts of First Priority Senior Secured Indebtedness owing to each of them;

  (3)
  third, to each of the Second Priority Senior Secured Parties on a pro rata basis based on the respective amounts of Second Priority Senior Secured Indebtedness owing to each of them; and

  (4)
  fourth, any surplus remaining after such payments shall be paid over to the Company or to whosoever may be lawfully entitled thereto.

        The Intercreditor Agreement provides that, at any time when any obligations or commitments are outstanding under any First Priority Senior Secured Indebtedness, the First Priority Representative has the exclusive right to instruct the Collateral Agent to manage, perform and enforce the terms of the Security Documents relating to the Collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction, including to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of or liquidate such Collateral, including, without limitation, following the occurrence of a Default or Event of Default under the Indenture.

        Under the Intercreditor Agreement, in the event that the First Priority Representative releases the Liens on any Collateral in respect of all obligations under all First Priority Senior Secured Indebtedness, the Liens of the Second Priority Senior Secured Parties on such Collateral will be automatically released and terminated; provided, however, that the Liens of the Second Priority Senior Secured Parties on such Collateral shall not be released (i) if such release is being made in connection with the repayment in full of, and termination of all commitments under, all First Priority Senior Secured Indebtedness or (ii) until, in the case where a Default or Event of Default shall have occurred and be continuing under the Indenture, such time as the Default or Event of Default is cured or waived. The Intercreditor Agreement provides that, following the repayment in full of, and termination of all commitments under, all First Priority Senior Secured Indebtedness, the Trustee will generally succeed to the right to make determinations with respect to the Collateral given to the First Priority Representative.

        The Intercreditor Agreement provides that if, following the release of a Lien on any Collateral securing the notes and the guarantees, the property or assets which were subject to such Lien are again made subject to a Lien for the benefit of any Senior Secured Indebtedness, then the notes and the guarantees will also be entitled to the benefit of such Lien to the extent and in the manner provided for in the Security Documents. The Indenture provides that neither the Company nor any Guarantor (or any Restricted Subsidiary that would be required to become a Guarantor in connection with such incurrence under the covenant described under the subheading "—Certain Covenants—Limitation of Guarantees by Restricted Subsidiaries") may incur any Senior Secured Indebtedness (including in connection with a Refinancing) unless, on or prior thereto, the lenders or holders of such Indebtedness (or a trustee or similar agent on their behalf) join(s) the Intercreditor Agreement (or execute(s) an intercreditor agreement with the Trustee substantially in the form of the Intercreditor Agreement) in order to reflect the relevant priorities of the various creditors; provided that the Company need not comply with this requirement to the extent that any new Indebtedness constitutes additional Indebtedness under the Credit Facility to the extent that the Intercreditor Agreement is in effect. The Indenture further provides that if, following the repayment in full of, and termination of all commitments under, all First Priority Senior Secured Indebtedness, the Company or any Guarantor subsequently incurs new First Priority Senior Secured Indebtedness, the lenders or holders of such Indebtedness (or a trustee or similar agent on their behalf) shall be First Priority Senior Secured Parties under the Intercreditor Agreement (or such replacement intercreditor agreement).

        The Intercreditor Agreement provides that it may be amended by the Collateral Agent and either the First Priority Representative or the Trustee to the extent such party is at such time generally entitled to make determinations with respect to the Collateral as described above, except that any modification or waiver that (i) adversely affects a Secured Party's right to receive distributions or consent to a release of Collateral following the occurrence of a default or event of default with respect to such Secured Party's Senior Secured Indebtedness or (ii) by its terms has a disproportionate adverse effect on any Secured Party (as opposed to all Secured Parties) shall, in each case, require the written consent of such Secured Party; provided that any amendment that directly and adversely affects the Company or any of its subsidiaries will require the written consent of the Company.

        The Intercreditor Agreement further provides, among other things, that:

  (1)
  the Secured Parties will provide notices (such notices to be provided in writing and contemporaneously with any notice provided to the Company) to each other with respect to the acceleration of their respective Indebtedness;

  (2)
  the Secured Parties will not contest each other's security interest in and Liens on the Collateral or contest the validity of the documents governing their respective security interests;

  (3)
  in a bankruptcy or insolvency proceeding, the First Priority Representative or, if no obligations or commitments are outstanding under any First Priority Senior Secured Indebtedness, the Trustee may consent to the use of cash collateral in its sole discretion; and

  (4)
  the Collateral Agent, on behalf of any Secured Party, will not directly or indirectly seek to foreclose or realize upon, judicially or non-judicially, any Collateral or take any other enforcement action against or in respect of the Collateral, unless and until the Collateral Agent receives written authorization from the First Priority Representative or, if no obligations or commitments are outstanding under any First Priority Senior Secured Indebtedness, the Trustee.

        The Intercreditor Agreement provides that the Company and its subsidiaries will indemnify the Collateral Agent for all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind imposed against the Collateral Agent arising out of the Intercreditor Agreement except to the extent that any of the foregoing are finally judicially determined to have resulted from the gross negligence or willful misconduct of the Collateral Agent. The Intercreditor Agreement provides that the Collateral Agent shall have no liability to any of the Secured Parties as a consequence of its performance or non-performance under the Intercreditor Agreement, except for its gross negligence or willful misconduct.

Fall Away Event

        The Indenture and the Security Documents provide that, in the event that the notes achieve a rating of "BBB-" or better by S&P (or the equivalent rating by any other nationally recognized rating agency) and Baa3 or better by Moody's (or the equivalent rating by any other nationally recognized rating agency), then the guarantee of the notes of each Foreign Guarantor and all Collateral held by each Foreign Guarantor shall be released; provided that (1) no Default or Event of Default exists under the Indenture at the time of the release or would result therefrom and (2) the Company has received indicative ratings, if available, that the notes would not be downgraded by either such rating agency after giving effect to the release. In connection with the release, each pledge of Capital Stock of a Foreign Guarantor so released that will continue to form part of the Collateral shall become limited to a pledge of 65% of the Capital Stock of such Person. The Indenture and the Security Documents also provide that, upon the release and as a condition thereto, the Indebtedness of all Foreign Guarantors so released must be Permitted Indebtedness or Acquired Indebtedness incurred in compliance with the covenant described under the subheading "—Limitation on Incurrence of Additional Indebtedness."

Certain Bankruptcy Limitations

        Applicable bankruptcy, insolvency and other laws could prevent the Collateral Agent from repossessing and disposing of, or otherwise exercising remedies in respect of, the Collateral upon the occurrence of an Event of Default if bankruptcy or other insolvency proceedings were to be commenced by or against the Company or the applicable Guarantor prior to the Collateral Agent having repossessed and disposed of, or otherwise exercised remedies in respect of, the Collateral. See "Risk Factors—Risks Relating to the Notes—The ability of the collateral agent to foreclose on the secured property may be limited" and "Risk Factors—Risks Relating to the Notes—The notes, the guarantees and the liens securing these obligations may be voidable, subordinated or limited in scope under local laws, including laws governing fraudulent transfers and insolvency."

Optional Redemption

        Fixed Rate Notes.    At any time on or prior to July 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the fixed rate notes issued under the Indenture (including the principal amount of any additional notes subsequently issued under the Indenture), at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

  (1)
  at least 60% of the aggregate principal amount of the fixed rate notes issued under the Indenture (including the principal amount of any additional notes subsequently issued under the Indenture) remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its subsidiaries); and

  (2)
  the redemption must occur within 120 days of the date of the closing of such Equity Offering.

Notice of any such redemption must be given within 90 days after the date of such Equity Offering.

        Prior to July 15, 2007, the Company may redeem all or a part of the fixed rate notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of:

  (1)
  100% of the principal amount thereof; or

  (2)
  the present value, as determined by an Independent Investment Banker, of

  (A)
  105.500% of the principal amount of the fixed rate notes being redeemed as of July 15, 2007 (assuming a 360-day year consisting of twelve 30-day months), plus

  (B)
  all required interest payments due on such fixed rate notes through July 15, 2007 (excluding accrued interest), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus in each case accrued interest to the redemption date.

        On or after July 15, 2007, the Company may redeem all or a part of the fixed rate notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Redemption Price
2007	105.500%
2008	102.750%
2009 and thereafter	100.000%

        Floating Rate Notes.    At any time on or prior to July 15, 2005, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the floating rate notes issued under the Indenture (including the principal amount of any additional notes subsequently issued under the Indenture), at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

  (1)
  at least 60% of the aggregate principal amount of the floating rate notes issued under the Indenture (including the principal amount of any additional notes subsequently issued under the Indenture) remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its subsidiaries); and

  (2)
  the redemption must occur within 120 days of the date of the closing of such Equity Offering.

Notice of any such redemption must be given within 90 days after the date of such Equity Offering.

        Prior to July 15, 2005, the Company may redeem all or a part of the floating rate notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of:

  (1)
  100% of the principal amount thereof; or

  (2)
  the present value, as determined by an Independent Investment Banker, of

  (A)
  105.000% of the principal amount of the floating rate notes being redeemed as of July 15, 2005 (assuming a 360-day year consisting of twelve 30-day months), plus

  (B)
  all required interest payments due on such floating rate notes through July 15, 2005 (excluding accrued interest), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus in each case accrued interest to the redemption date.

        On or after July 15, 2005, the Company may redeem all or a part of the floating rate notes at any time upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Redemption Price
2005	105.000%
2006	102.500%
2007 and thereafter	100.000%

Repurchase at the Option of Holders upon a Change of Control

        If a Change of Control occurs, each holder of the notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest thereon, if any, to the date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each holder describing the transaction(s) that constitute the Change of Control and offering to repurchase the notes on the date specified in such notice (which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as required by law) (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the notes so accepted together with an officers' certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Company.

        The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.

        Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction that does not result in a Change of Control.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture with respect to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

Selection and Notice

        If less than all of the notes are to be redeemed at any time in connection with an optional redemption, the Trustee will select notes for redemption as follows:

  (1)
  if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

        No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount at maturity thereof to be redeemed. A new note in principal amount at maturity equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

        Set forth below are summaries of certain covenants contained in the Indenture.

        Limitation on Incurrence of Additional Indebtedness.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness other than Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and the Guarantors may incur Indebtedness (including Acquired Indebtedness), and Restricted Subsidiaries which are not Guarantors may incur Acquired Indebtedness, in each case if, on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

        The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, incur any Indebtedness that is subordinated to any senior Indebtedness of the Company or any Guarantor unless such subordinated Indebtedness is also subordinated on the same basis to the notes or the guarantee of such Guarantor, as the case may be.

        Limitation on Restricted Payments.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment or immediately after giving effect thereto:

  (A)
  a Default or an Event of Default shall have occurred and be continuing;

  (B)
  the Company is not able to incur at least $1.00 of additional Indebtedness other than Permitted Indebtedness in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

  (C)
  the aggregate amount of Restricted Payments made after the Issue Date, including the fair market value as determined reasonably and in good faith by the board of managers or directors of the Company of non-cash amounts constituting Restricted Payments, shall exceed the sum of:

    (1)
    50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned from July 1, 2003 through the last day of the last full fiscal quarter immediately preceding the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

    (2)
    100% of the aggregate net cash proceeds received by the Company from any person (other than a subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock (other than Specified Capital Stock) of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company; plus

    (3)
    without duplication of any amounts included in clause (2) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock.

        Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

  (2)
  the acquisition of any shares of Capital Stock of the Company either (A) solely in exchange for shares of Qualified Capital Stock of the Company or (B) if no Default or Event of Default shall have occurred and be continuing, through the application of net cash proceeds of a substantially concurrent Equity Offering (other than to a subsidiary of the Company);

  (3)
  the acquisition of any Indebtedness of the Company or any of its Restricted Subsidiaries that is subordinate or junior in right of payment to the notes or a guarantee of the notes either (A) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or (B) if no Default or Event of Default shall have occurred and be continuing, through the application of net cash proceeds of (x) a substantially concurrent Equity Offering or (y) an incurrence for cash of Refinancing Indebtedness (in each case other than to a subsidiary of the Company);

  (4)
  so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company or warrants, rights or options to acquire such Common Stock from employees of the Company or any of its subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $1 million in any calendar year;

  (5)
  payments in accordance with the Tax Sharing Agreement;

  (6)
  payments of dividends on Disqualified Capital Stock issued in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant;

  (7)
  following receipt by the Company of a capital contribution constituting proceeds from an initial public offering of an entity controlling the Company, payment of dividends by the Company in an amount not to exceed 5% of the amount of such capital contribution in any calendar year;

  (8)
  payments to holders of Capital Stock (or to the holders of Indebtedness or Disqualified Capital Stock that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of de minimis fractional shares;

  (9)
  repurchases of shares of Capital Stock deemed to occur upon exercise of options and warrants if such shares represent a portion of the exercise price of such options and warrants;

  (10)
  the payment of consideration by a third party to equity holders of the Company; and

  (11)
  acquisitions of Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the notes or any guarantee of the notes after complying with the "Limitation on Asset Sales" and "Repurchase at the Option of Holders upon a Change of Control" covenants with respect to the notes and that contains certain provisions requiring that an offer to purchase such Indebtedness be made with the proceeds from an asset sale or upon a change of control.

        In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (C) of the second preceding paragraph, cash amounts expended pursuant to clauses (1), (2), (3)(B)(x), (4), (7) and (11) of the immediately preceding paragraph shall be included in such calculation. Not later than the date of making any Restricted Payment pursuant to clause (C) of the second preceding paragraph, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's quarterly financial statements last provided to the Trustee pursuant to "—Reports to Holders."

        Limitation on Asset Sales.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company or the applicable Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets that are sold or otherwise disposed of, as determined in good faith by the Company's board of managers or directors;

  (2)
  at least 75% of the consideration received by the Company or the applicable Restricted Subsidiary from the Asset Sale is in the form of cash or Cash Equivalents and is received at the time of the Asset Sale. For the purposes of this provision, the amount of any liabilities shown on the most recent applicable balance sheet of the Company or the applicable Restricted Subsidiary, other than liabilities that are by their terms subordinated to the notes or a guarantee, that are assumed by the transferee of any such assets will be deemed to be cash for purposes of this provision; and

  (3)
  if such Asset Sale involves Collateral, it complies with the applicable provisions of the Indenture and the Security Documents.

        Within 365 days after receipt of any Net Cash Proceeds relating to an Asset Sale, the Company or the applicable Restricted Subsidiary may apply the Net Cash Proceeds as follows:

  (1)
  in the case of Net Cash Proceeds from an Asset Sale involving any Collateral (whether directly or indirectly through an Asset Sale of Capital Stock of a Guarantor that holds Collateral), to the extent such Net Cash Proceeds constitute proceeds from the sale or other disposition of Collateral: (A) to make (including before the Asset Sale in anticipation of the replacement of the properties or assets to be disposed) an investment in or expenditures for properties and assets (including Capital Stock of any entity) that replace the properties and assets that were the subject of the Asset Sale or in properties and assets (including Capital Stock of any entity) that will be used in the business of the Company and its subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets") (provided that such Replacement Assets shall become Collateral); and/or (B) to repay First Priority Senior Secured Indebtedness (provided that such repayment permanently reduces amounts outstanding under such First Priority Senior Secured Indebtedness); or

  (2)
  in the case of Net Cash Proceeds from an Asset Sale, whether or not involving any Collateral, to the extent such Net Cash Proceeds do not constitute proceeds from the sale or other disposition of Collateral: (A) to make (including before the Asset Sale in anticipation of the replacement of the properties or assets to be disposed) an investment in or expenditures for Replacement Assets; (B) to repay First Priority Senior Secured Indebtedness and Indebtedness of Restricted Subsidiaries of the Company that are not Guarantors (provided that, in each case, such repayment permanently reduces amounts outstanding under such Indebtedness); and/or (C) to make an acquisition of all of the Capital Stock or assets of any person or division conducting a business reasonably related to that of the Company or its subsidiaries.

        Any Net Cash Proceeds that the Company or the applicable Restricted Subsidiary does not apply, or determines not to apply, in accordance with the preceding paragraph will constitute "Excess Net Cash Proceeds." The 366th day after an Asset Sale or any earlier date, if any, on which the board of managers or directors of the Company or board of the applicable Restricted Subsidiary determines not to apply any Net Cash Proceeds in accordance with the preceding paragraph is a "Net Cash Proceeds Offer Trigger Date." When the aggregate amount of Excess Net Cash Proceeds equals or exceeds $15 million, the Company will be required:

  (1)
  to the extent that such Excess Net Cash Proceeds constitute proceeds from the sale or other disposition of Collateral, to make an offer (a "Net Cash Proceeds Offer") to purchase, on a date that is not less than 30 nor more than 45 days following the applicable Net Cash Proceeds Offer Trigger Date, from all holders of notes, on a pro rata basis, the maximum principal amount of notes that may be purchased with such Excess Net Cash Proceeds; and

  (2)
  to the extent that such Excess Net Cash Proceeds do not constitute proceeds from the sale or other disposition of Collateral, to make a Net Cash Proceeds Offer to purchase, on a date that is not less than 30 nor more than 45 days following the applicable Net Cash Proceeds Offer Trigger Date, from (A) all holders of notes and (B) all holders of other Indebtedness of the Company or any of its Restricted Subsidiaries that contains provisions requiring that an offer to purchase such other Indebtedness be made with the proceeds from the Asset Sale, on a pro rata basis, the maximum principal amount of notes and such other Indebtedness that may be purchased with such Excess Net Cash Proceeds.

        The offer price for notes in any Net Cash Proceeds Offer will be equal to 100% of their principal amount, plus any accrued and unpaid interest to the date of purchase. The offer price for any other Indebtedness of the Company or any of its Restricted Subsidiaries in any Net Cash Proceeds Offer may not exceed 100% of the principal amount of such other Indebtedness, plus any accrued and unpaid interest to the date of purchase.

        The following events will be deemed to constitute an Asset Sale and the Net Cash Proceeds for such Asset Sale must be applied in accordance with this covenant:

  •
  in the event any non-cash consideration received by the Company or any Restricted Subsidiary of the Company in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration); or

  •
  in the event of the transfer of substantially all, but not all, of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a person in a transaction permitted under "—Merger, Consolidation or Sale of Assets," and as a result thereof the Company is not an obligor on the notes, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the

    Company and its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

        Notwithstanding the provisions described in the immediately preceding paragraphs, the Company and its Restricted Subsidiaries may consummate an Asset Sale without complying with such provisions to the extent:

  (1)
  at least 80% of the consideration for such Asset Sale constitutes Replacement Assets; and

  (2)
  such Asset Sale is for fair market value.

        However, any consideration that (i) does not constitute Replacement Assets or (ii) is received from the sale or other disposition of Collateral and that is received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted under this paragraph will constitute Net Cash Proceeds and will be subject to the provisions described in the preceding paragraphs.

        Each Net Cash Proceeds Offer will be mailed to the record holders as shown on the register of holders within 30 days following the Net Cash Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Cash Proceeds Offer, holders may elect to tender their notes in whole or in part in integral multiples of $1,000, as the case may be, in exchange for cash. To the extent holders properly tender notes (and, where applicable, other Indebtedness of the Company and its Restricted Subsidiaries) in an amount exceeding the Excess Net Cash Proceeds available to purchase notes in connection with the Net Cash Proceeds Offer, notes of tendering holders (and, where applicable, other Indebtedness of the Company and its Restricted Subsidiaries) will be purchased on a pro rata basis (based on amounts tendered). A Net Cash Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

        All Net Cash Proceeds shall, pending their application in accordance with this covenant or the release thereof in accordance with the provisions of the Indenture and the Security Documents, be deposited and held in the Collateral Account. The Company may withdraw monies constituting Net Cash Proceeds from the Collateral Account, pending their application in accordance with this covenant or the release thereof in accordance with the provisions of the Indenture and the Security Documents, to temporarily reduce revolving credit borrowings under the Credit Facility; provided that any amounts so used may not be reborrowed for any purpose except to apply them in accordance with this covenant.

        To the extent that any Excess Net Cash Proceeds remain after consummation of a Net Cash Proceeds Offer, the Company or any of its Restricted Subsidiaries may use such remaining Excess Net Cash Proceeds for any purpose permitted by the other provisions of the Indenture. Upon consummation of a Net Cash Proceeds Offer, the amount of the Excess Net Cash Proceeds shall be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Cash Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Limitation on Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Limitation on Asset Sale" provisions of the Indenture by virtue thereof.

        Events of Loss.    In the event of an Event of Loss, the Company or the applicable Restricted Subsidiary may apply the Net Loss Proceeds from such Event of Loss to make an investment in or expenditures for Replacement Assets (provided that such Replacement Assets shall become Collateral).

        Any Net Loss Proceeds that the Company or the applicable Restricted Subsidiary does not apply, or determines not to apply, in accordance with the preceding paragraph will constitute "Excess Net Loss Proceeds." The 366th day after receipt by the Company or the applicable Restricted Subsidiary of the Net Loss Proceeds or any earlier date on which the board of managers or directors of the Company or board of the applicable Restricted Subsidiary determines not to apply the Net Loss Proceeds in accordance with the preceding paragraph is a "Net Loss Proceeds Offer Trigger Date." When the aggregate amount of Excess Net Loss Proceeds equals or exceeds $15 million, the Company will be required to make an offer (a "Net Loss Proceeds Offer") to purchase, on a date that is not less than 30 nor more than 45 days following the applicable Net Loss Proceeds Offer Trigger Date, from all holders of notes, on a pro rata basis, the maximum principal amount of notes that may be purchased with such Excess Net Loss Proceeds. The offer price for notes in any Net Loss Proceeds Offer will be equal to 100% of their principal amount, plus any accrued and unpaid interest to the date of purchase.

        Each Net Loss Proceeds Offer will be mailed to the record holders as shown on the register of holders within 30 days following the Net Loss Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Loss Proceeds Offer, holders may elect to tender their notes in whole or in part in integral multiples of $1,000, as the case may be, in exchange for cash. To the extent holders properly tender notes in an amount exceeding the Excess Net Loss Proceeds available to purchase notes in connection with the Net Loss Proceeds Offer, notes of tendering holders will be purchased on a pro rata basis (based on amounts tendered). A Net Loss Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

        All Net Loss Proceeds shall, pending their application in accordance with this covenant or the release thereof in accordance with the provisions of the Indenture and the Security Documents, be deposited and held in the Collateral Account.

        To the extent that any Excess Net Loss Proceeds remain after consummation of a Net Loss Proceeds Offer, the Company or any of its Restricted Subsidiaries may use such remaining Excess Net Loss Proceeds for any purpose permitted by the other provisions of the Indenture. Upon consummation of a Net Loss Proceeds Offer, the amount of the Excess Net Loss Proceeds shall be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Loss Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Events of Loss" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Events of Loss" provisions of the Indenture by virtue thereof.

        The foregoing provisions will apply only to Events of Loss that occur at a time when there are no outstanding obligations or commitments under any First Priority Senior Secured Indebtedness.

        Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (A) pay dividends or make any other distributions on or in respect of its Capital Stock, (B) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company, or (C) transfer any of its property or assets to the Company or any other Restricted

Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

  (1)
  applicable laws, rules, regulations and/or orders;

  (2)
  the Indenture or the Security Documents (including, without limitation, Liens permitted by the Indenture and the Security Documents);

  (3)
  customary non-assignment provisions of any contract or any lease or license governing a leasehold interest of the Company or any Restricted Subsidiary of the Company;

  (4)
  any agreements existing at the time of any merger or consolidation with any person or acquisition of any person or the properties or assets of such person (including agreements governing Acquired Indebtedness), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person merged or consolidated with or so acquired or any subsidiary of such person;

  (5)
  agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on such date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive (as determined by the board of managers or directors of the Company in their reasonable and good faith judgment) in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements as in effect on the Issue Date;

  (6)
  restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any person pending the closing of such sale;

  (7)
  any agreement or instrument governing Capital Stock of any person that is acquired;

  (8)
  Liens incurred in accordance with the covenant described under the subheading "—Certain Covenants—Limitation on Liens";

  (9)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (10)
  the Credit Facility to the extent and in the manner the Credit Facility is in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive (as determined by the board of managers or directors of the Company in their reasonable and good faith judgment) in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the Issue Date;

  (11)
  agreements containing restrictions that are no more restrictive (as determined by the board or managers or directors of the Company in their reasonable and good faith judgment) in any material respect, taken as a whole, than those contained in the Credit Facility as in effect on the Issue Date;

  (12)
  customary restrictions in Capitalized Lease Obligations, security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Capitalized Lease Obligations, security agreements or mortgages;

  (13)
  customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

  (14)
  Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

  (15)
  any restriction under an agreement governing Indebtedness of a Foreign Subsidiary permitted under clause (15) of the definition of "Permitted Indebtedness";

  (16)
  Indebtedness of the Company and its subsidiaries permitted under clause (13) of the definition of "Permitted Indebtedness";

  (17)
  contracts entered into in the ordinary course of business, not relating to Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; and

  (18)
  an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5), (10) or (12) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the board of managers or directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5), (10) or (12).

        Limitation on Preferred Stock of Restricted Subsidiaries.    The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary of the Company) or permit any person (other than the Company or a Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company; provided, however, that:

  •
  any person that is not a Restricted Subsidiary of the Company may issue Preferred Stock to equity holders of such person in exchange for equity interests if after such issuance such person becomes a Restricted Subsidiary; and

  •
  Petro Araldite (PAPL) may issue Preferred Stock to its equity holders in exchange for its equity interests.

        Limitation on Liens.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, other than (i) with respect to Collateral, Permitted Collateral Liens and (ii) with respect to non-Collateral, Permitted Liens; provided, however, that any Lien on non-Collateral shall be permitted notwithstanding that it is not a Permitted Lien if (x) such Lien secures obligations (including Indebtedness) of a Restricted Subsidiary of the Company that is not a Guarantor and (y) such obligations (including Indebtedness) are permitted by the Indenture.

        Merger, Consolidation or Sale of Assets.    The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any person, or sell, transfer, or otherwise dispose of (or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), unless:

  (1)
  either (A) the Company shall be the surviving or continuing corporation or (B) the person (if other than the Company) formed by such consolidation is an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia (the "Surviving Entity");

  (2)
  the Surviving Entity, if any, expressly assumes by a supplemental indenture that is in form and substance satisfactory to the Trustee all rights and obligations of the Company under the notes and the Indenture and the Security Documents;

  (3)
  immediately after giving effect to such transaction, including the assumption of the notes, the Company or the Surviving Entity is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant;

  (4)
  immediately before and after giving effect to such transaction, including the assumption of the Company's obligations under the notes, no default or Event of Default occurred or exists; and

  (5)
  the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, stating that all requirements under the Indenture for such a transaction have been satisfied.

        Each Restricted Subsidiary of the Company that is a Guarantor (other than any such Guarantor whose guarantee is to be released in accordance with the terms of the guarantee and the Indenture in connection with any transaction complying with the provisions of the Indenture) will not, and the Company will not cause or permit any such Guarantor to, consolidate with or merge with or into any person other than the Company or any other Guarantor unless:

  (1)
  the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made assumes by supplemental indenture all of the obligations of such Guarantor under the guarantee and the applicable Security Documents;

  (2)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

  (3)
  immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (3) of the first paragraph of this covenant.

        Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor need not comply with the first paragraph of this covenant.

        The following additional conditions shall apply to each transaction described in the above paragraphs:

  (1)
  the Company, such Guarantor or the relevant surviving entity, as applicable, will cause such amendments or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and continue the Lien of the Indenture and the Security Documents on the Collateral held by or transferred to such person, together with such financing statements or other similar filings as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or other similar filing under applicable law;

  (2)
  the Collateral held by or transferred to the Company, such Guarantor or the relevant surviving entity, as applicable, shall

  (A)
  continue to constitute Collateral under the Indenture and the Security Documents, and

  (B)
  not be subject to any Lien other than Permitted Collateral Liens; and

  (3)
  the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such transaction and, if supplemental indentures or supplemental Security Documents are required in connection with such transaction, such supplemental indentures and supplemental Security Documents, comply with the applicable provisions of the Indenture and the Security Documents, that all conditions precedent in the Indenture relating to such transaction have been satisfied and that such supplemental indentures and supplemental Security Documents are enforceable.

Notwithstanding anything in this covenant to the contrary:

  (1)
  the Company may merge with an Affiliate that has no material assets or liabilities and that is incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another State of the United States or the District of Columbia without complying with clause (3) of the first paragraph of this covenant; and

  (2)
  any transaction characterized as a merger under applicable state law where each of the constituent entities survives will not be treated as a merger for purposes of this covenant, but instead will be treated as an Asset Sale, if the result of such transaction is the transfer of assets by the Company or a Restricted Subsidiary, or an Investment, if the result of such transaction is the acquisition of assets by the Company or a Restricted Subsidiary.

        Upon any consolidation or merger of the Company or any Guarantor, or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company or such Guarantor is not the continuing obligor under the notes or its guarantee, the surviving entity formed by such consolidation or into which the Company or such Guarantor is merged or to which the asset transfer is made will succeed to, and be substituted for, and may exercise every right and power of the Company or such Guarantor under the Indenture, notes and guarantees with the same effect as if such surviving entity had been named therein as the Company or such Guarantor and, except in the case of an asset transfer, the Company or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the notes or in respect of its guarantee, as the case may be, and all of the Company's or such Guarantor's other obligations and covenants under the Indenture, the notes and its guarantee, if applicable.

        Limitations on Transactions with Affiliates.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than:

  (1)
  Affiliate Transactions permitted under the provision described in the last paragraph of this covenant; and

  (2)
  Affiliate Transactions on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those terms that might reasonably have been obtained in a comparable transaction by the Company or the relevant Restricted Subsidiary and an unrelated person.

        The board of managers or directors of the Company and the board of the relevant Restricted Subsidiary must approve each Affiliate Transaction to which they are a party that involves aggregate payments or other property with a fair market value in excess of $5 million. This approval must be evidenced by a board resolution that states that the board has determined that the transaction complies with the foregoing provisions.

        If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction that involves an aggregate fair market value of more than $10 million, then prior to the consummation of the Affiliate Transaction, the parties to such Affiliate Transaction must obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

        The restrictions described in the preceding paragraphs of this covenant do not apply to:

  •
  reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, managers, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's board of managers or directors or senior management;

  •
  transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

  •
  any agreement as in effect as of the Issue Date or contemplated by the "Certain Relationships and Related Party Transactions" section of this prospectus, or any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders of notes in any material respect than the original agreement;

  •
  Permitted Investments and Restricted Payments made in compliance with the "Limitation on Restricted Payments" covenant;

  •
  transactions between any of the Company, any of its Restricted Subsidiaries and any Securitization Entity in connection with a Qualified Securitization Transaction; provided, in each case, that such transactions are not otherwise prohibited by the Indenture; and

  •
  transactions with distributors or other purchases or sales of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which when taken together are fair to the Company or the applicable Restricted Subsidiary, in the reasonable determination of the board of managers or directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

        Limitation of Guarantees by Restricted Subsidiaries.    The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to (i) any Indebtedness of the Company or any other Restricted Subsidiary or (ii) any Senior Secured Indebtedness, other than:

  (A)
  Indebtedness under Currency Agreements and Commodity Agreements in reliance on clause (4) of the definition of "Permitted Indebtedness"; or

  (B)
  Interest Swap Obligations incurred in reliance on clause (3) of the definition of "Permitted Indebtedness";

  (C)
  any guarantee by a Foreign Subsidiary of Indebtedness of another Foreign Subsidiary permitted under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness"; or

  (D)
  any guarantee of Indebtedness of the Company and its subsidiaries permitted by clause (13) of the definition of "Permitted Indebtedness."

unless, in any such case:

  (1)
  such Restricted Subsidiary, if it is not already a Guarantor, guarantees payment of the notes to the extent permitted by applicable law;

  (2)
  any such assumption, guarantee or other liability by such Restricted Subsidiary that is provided in respect of Indebtedness that is not subordinated to any other Indebtedness shall be pari passu with such Restricted Subsidiary's guarantee of the notes under the Indenture; and

  (3)
  any such assumption, guarantee or other liability by such Restricted Subsidiary that is provided in respect of Indebtedness that is expressly subordinated to the notes shall be subordinated to such Restricted Subsidiary's guarantee of the notes hereunder.

        Conduct of Business.    The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or related to the businesses in which the Company and its Restricted Subsidiaries were engaged on the Issue Date, except to the extent that after engaging in any new business, the Company and its Restricted Subsidiaries, taken as a whole, remain substantially engaged in similar lines of business as were conducted by them on the Issue Date.

        Reports to Holders.    Whether or not required by the SEC, so long as any notes are outstanding, the Company must furnish to the holders of notes, within the time periods specified in the SEC's rules and regulations including any extension periods available under such rules and regulations and excluding any requirement and time periods applicable to "accelerated filers" (as defined in Rule 12b-2 under the Exchange Act) under such rules and regulations, and make available to securities analysts and potential investors upon request and post on its website:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports (provided that such information need not be provided with respect to the fiscal quarter during which the Issue Date occurs until the 75th day after the end of such fiscal quarter).

        If the Company has designated any of its subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Events of Default

        Each of the following constitutes an "Event of Default" under the Indenture:

  (1)
  the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days;

  (2)
  the failure to pay principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise;

  (3)
  the failure of the Company or any Guarantor to comply with any covenant or agreement contained in the Indenture for a period of 60 days after the Company receives a written notice specifying the default (and demanding that such default be remedied) from the Trustee or the holders of at least 25% of the outstanding principal amount of the notes (including any additional notes subsequently issued under the Indenture) (except in the case of a default with respect to the "Merger, Consolidation or Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

  (4)
  any default under any agreement governing Indebtedness of the Company or any of its Restricted Subsidiaries, if that default:

  (A)
  is caused by the failure to pay at final maturity the principal amount of any Indebtedness after giving effect to any applicable grace periods and any extensions of time for payment of such Indebtedness; or

  (B)
  results in the acceleration of the final stated maturity of any such Indebtedness;

and, in each case, the aggregate principal amount of such Indebtedness unpaid or accelerated equals or exceeds $10 million and has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such final maturity or acceleration;

  (5)
  the failure of the Company or its Restricted Subsidiaries to pay or otherwise discharge or stay one or more judgments in an aggregate amount exceeding $10 million, which are not covered by indemnities or third-party insurance as to which the person giving such indemnity or such insurer has not disclaimed coverage, for a period of 60 days after such judgments become final and non-appealable;

  (6)
  certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries;

  (7)
  the failure of any guarantee of the Company or any Significant Subsidiary of the Company to be in full force and effect other than as provided by "Fall Away Event" or any of the Guarantors denies its liability under its guarantee; or

  (8)
  (A) the failure of the Company or any Guarantor to comply with any covenant or agreement contained in any of the Security Documents (after the lapse of any applicable grace periods) which adversely affects the enforceability, validity, perfection or priority of the Collateral Agent's Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, (B) the repudiation or disaffirmation by the Company or any Guarantor of its obligations under any of the Security Documents or the determination in a judicial proceeding that any of the Security Documents is unenforceable or invalid against the Company or any Guarantor for any reason, or (C) any Security Document shall cease to be in full force and effect, or cease to be effective in all material respects to grant the Collateral Agent a perfected Lien on the Collateral with the priority purported to be created thereby.

        If an Event of Default of the type described in clause (6) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the notes will become immediately due and payable without further action or notice. If any other Event of Default occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of notes (including any additional notes subsequently issued under the Indenture) may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing (the "Acceleration Notice") to the Company and the Trustee, which notice must also specify that it is a "notice of acceleration." In that event, the notes will become immediately due and payable.

        At any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

  (1)
  if the rescission would not conflict with any judgment or decree;

  (2)
  if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

  (3)
  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  (4)
  if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; or

  (5)
  in the event of the cure or waiver of an Event of Default of the type described in clause (6) above, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The holders of a majority in aggregate principal amount of the notes (including any additional notes subsequently issued under the Indenture) may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any notes.

        Holders of the notes may not enforce the Indenture, the notes or the Security Documents except as provided in the Indenture and the Security Documents. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power or may exercise any of the Trustee's powers.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture or the Security Documents at the request or direction of any of the holders unless those holders have offered the Trustee reasonable indemnity. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default, other than a Default or Event of Default relating to the payment of principal, premium or interest, if it determines that withholding notice is in the best interest of the holders.

        Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default, and to provide such certification at least annually as to whether or not they know of any Default or Event of Default, that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes, except for:

  (1)
  the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the outstanding notes when such payments are due from the trust fund referred to below;

  (2)
  the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

  (3)
  the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and its Restricted Subsidiaries released with respect to certain covenants in the Indenture ("Covenant Defeasance") and will be absolved from liability thereafter for failing to comply with such covenants. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, U.S. dollars or non-callable U.S. government obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment thereof or on the applicable redemption date;

  (2)
  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that

  (A)
  the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

  (B)
  since the date of the Indenture, there has been a change in the applicable United States federal income tax law,

  in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, however, such opinion of counsel shall not be required if all the notes will become due and payable on the maturity date within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee;

  (3)
  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit and, insofar as Events of Default of the type described in clause (6) of the definition of "Event of Default" are concerned, at any time in the period ending on the 91st day after the date of deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other instrument or material agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound;

  (6)
  the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

  (7)
  the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

  (8)
  the Company shall have delivered to the Trustee an opinion of counsel to the effect that: either (A) the Company has assigned all its ownership interest in the trust funds to the Trustee or (B) the Trustee has a valid perfected security interest in the trust funds; and assuming no intervening bankruptcy of the Company between the date of the deposit and the 124th day following the perfection of a security interest in the deposit and that no holder is an insider of the Company, after the 124th day following the perfection of a security interest in the deposit, the trust funds will not be subject to avoidance as a preference under Section 547 of the U.S. federal bankruptcy code.

Satisfaction and Discharge

        The Indenture (and all Liens on Collateral created pursuant to the Security Documents) will be discharged and will cease to be of further effect, except as to surviving rights or registration of transfer or exchange of the notes, as to all outstanding notes when:

  (1)
  either:

  (A)
  all the existing authenticated and delivered notes (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

  (B)
  all notes not previously delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited, or caused to be deposited, with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not already delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (2)
  the Company has paid all other sums payable under the Indenture by the Company; and

  (3)
  the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

        All funds that remain unclaimed for one year will be paid to the Company, and thereafter holders of the notes must look to the Company for payment as general unsecured creditors.

Cancellation

        All notes that are redeemed by or on behalf of the Company will be cancelled and, accordingly, may not be reissued or resold. If the Company purchases any notes, such acquisition shall not operate as a redemption unless such notes are surrendered for cancellation.

Modification of the Indenture

        Without the consent of each holder of an outstanding note affected, no amendment or waiver to or under the Indenture, the notes or the Security Documents may:

  (1)
  reduce the amount of notes whose holders must consent to an amendment;

  (2)
  reduce the rate of or change the time for payment of interest, including defaulted interest, on any notes;

  (3)
  reduce the principal of or change the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price for the notes;

  (4)
  make any notes payable in money other than that stated in the notes;

  (5)
  make any change in provisions of the Indenture or the notes relating to the rights of holders of notes to receive payment of principal of and interest on the notes or permitting holders of a majority in principal amount of notes to waive Defaults or Events of Default;

  (6)
  amend, change or modify in any material respect the obligation of the Company to (A) make and complete a Change of Control Offer in the event of a Change of Control, (B) make and complete a Net Cash Proceeds Offer with respect to any Asset Sale that has been completed or (C) make and complete a Net Loss Proceeds Offer with respect to any Event of Loss that has occurred;

  (7)
  modify or change any provision of the Indenture affecting the ranking of the notes or any guarantee in a manner which adversely affects the holders; provided, however, that the ranking of the notes shall not be deemed to be affected solely by virtue of (x) any change to or release of the Collateral or (y) any circumstances resulting in other Indebtedness of the Company or any Restricted Subsidiary being secured to a greater or lesser extent, or with greater or lower priority, than the notes or the guarantees in respect thereof, in each case as permitted under the Indenture and the Security Documents;

  (8)
  release any Guarantor from any of its obligations under its guarantee or the Indenture or the notes otherwise than in accordance with the terms of the Indenture;

  (9)
  release all or substantially all of the Collateral from the Lien of the Indenture and the Security Documents otherwise than in accordance with the terms of the Indenture and the Security Documents.

        Other modifications and amendments of the Indenture, the notes and Security Documents may be made with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the Indenture.

        Without the consent of any holder of the notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the notes or the Security Documents to:

  (1)
  cure any ambiguities, defect or inconsistency;

  (2)
  provide for the assumption of the Company's or any Guarantor's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Company's or any Guarantor's assets;

  (3)
  provide for uncertificated notes in addition to or in place of certificated notes;

  (4)
  add any person as a Guarantor;

  (5)
  add any additional property or assets as Collateral;

  (6)
  make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect in any material respect the rights under the Indenture or the Security Documents of any such holder; or

  (7)
  comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        The consent of the holders of the notes is not necessary under the Indenture to approve the particular form of any proposed amendment or wavier. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

Governing Law

        The Indenture provides that it, the notes and the guarantees are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

        The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture or the Trust Indenture Act. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

        The Indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee is permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

Notices

        All notices shall be deemed to have been given (1) upon the mailing by first class mail, postage prepaid, of such notices to holders of the notes at their registered addresses as recorded in the Register; and (2) if the notes are listed, upon compliance with the notice requirements of the principal national securities exchange on which the notes are listed.

Enforceability of Judgments

        Service of process upon any Foreign Guarantor in any action to enforce the Indenture, the notes or a guarantee may be obtained within the United States by service upon CT Corporation System, 111 Eighth Avenue, New York, New York 10011, USA, the designated agent of the Foreign Guarantors. Since substantially all of the assets of the Foreign Guarantors are outside the United States, any judgment obtained in the United States against any Foreign Guarantor, including judgments with respect to the payment of principal, premium if any, and interest on the notes, may not be collectible within the United States.

        The Indenture provides that each of the Foreign Guarantors will appoint CT Corporation System as its agent for service of process in any suit, action or proceeding with respect to the Indenture, the notes or the guarantee or under United States federal or state securities laws brought in any United States federal or state court located in the City of New York and submit to such jurisdiction.

        Although the Foreign Guarantors have agreed under the terms of the Indenture to accept service of process in the United States by an agent designated for such purpose, it may not be possible for holders to (i) effect service of process within the United States upon the officers and directors of the Foreign Guarantors and (ii) realize in the United States upon judgments against such persons obtained in such courts predicated upon civil liabilities of such persons, including any judgments predicated upon United States federal securities laws, to the extent such judgments exceed such person's United States assets.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a person or any of its subsidiaries existing at the time such person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such person and in each case not incurred by such person in connection with, or in anticipation or contemplation of, such person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation, except for Indebtedness of a person or any of its subsidiaries that is repaid at the time such person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries.

        "Adjusted Treasury Rate" means with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.50%.

        "Affiliate" means, with respect to any specified person, any other person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing; provided, however, that none of the initial purchasers or their Affiliates shall be deemed to be an Affiliate of the Company.

        "Asset Acquisition" means:

  •
  an Investment by the Company or any Restricted Subsidiary of the Company in any other person pursuant to which such person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or of any Restricted Subsidiary of the Company; or

  •
  the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such person or comprise any division or line of business of such person or any other properties or assets of such person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any person other than the Company or a Restricted Subsidiary of the Company of any whole or partial interest in (A) any Capital Stock of any Restricted Subsidiary of the Company; or (B) any other property or assets of the Company or any Restricted Subsidiary of the Company, other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

  (1)
  a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $3 million;

  (2)
  sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of the Company or any of its Restricted Subsidiaries to the extent that such license does not prohibit the Company or any of its Restricted Subsidiaries from using the technologies licensed or require the Company or any of its Restricted Subsidiaries to pay any fees for any such use;

  (3)
  the sale, lease, conveyance, disposition or other transfer: of all or substantially all of the assets of the Company as permitted under the "Merger, Consolidation or Sale of Assets" covenant, of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary or a person which is not a subsidiary, pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of the Company or any subsidiary of the Company with a Lien on such assets, which Lien is permitted under the Indenture (provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any bankruptcy law), involving only Cash Equivalents, Foreign Cash Equivalents or inventory in the ordinary course of business or obsolete or worn out property or property that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, or including only the lease or sublease of any real or personal property in the ordinary course of business;

  (4)
  the consummation of any transaction in accordance with the terms of the "Limitation on Restricted Payments" covenant;

  (5)
  sales of accounts receivable and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof;

  (6)
  Events of Loss;

  (7)
  the sale, lease, conveyance, disposition or other transfer of (i) the Company's executive offices located in Basel, Switzerland and (ii) the operational facilities identified for disposal in the Company's restructuring plan (as such plan exists on the Issue Date); provided that the net cash proceeds (including the net cash proceeds of any non-cash consideration converted to cash) from any such sale, lease, conveyance, disposition or other transfer are used to make an investment in or expenditures for properties and assets (including before such transaction in anticipation of the replacement of the properties or assets so disposed of) that will be Replacement Assets; and

  (8)
  Permitted Investments.

        "Bank Agent" means the person acting as the duly authorized representative of the lenders under the Credit Facility.

        "Business Day" means a day that is not a Saturday or Sunday or a day on which banking institutions in New York, New York are not required to be open.

        "Capital Stock" means:

  •
  with respect to any person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such person; and

  •
  with respect to any person that is not a corporation, any and all partnership, membership or other equity interests of such person.

        "Capitalized Lease" means a lease that is required to be classified and accounted for as a capitalized lease under GAAP.

        "Capitalized Lease Obligation" means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalents" means:

  (1)
  a marketable obligation, maturing within two years after issuance thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof;

  (2)
  a certificate of deposit or banker's acceptance, maturing within one year after issuance thereof, issued by any lender under the Credit Facility, or a national or state bank or trust company or a European, Canadian or Japanese bank, in each case having capital, surplus and undivided profits of at least $100,000,000 and whose long-term unsecured debt has a rating of "A" or better by S&P or A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all Investments in certificates of deposit or bankers' acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States shall not at any time exceed 33% of all Investments described in this definition);

  (3)
  open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A1 or better by S&P or P1 or better by Moody's, or the equivalent rating by any other nationally recognized rating agency;

  (4)
  repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected primary government securities dealers by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America;

  (5)
  "Money Market" preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the United States, which has a rating of "A" or better by S&P or Moody's or the equivalent rating by any other nationally recognized rating agency;

  (6)
  tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P or Aa2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency; and

  (7)
  shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody's or any other mutual fund holding assets consisting (except for de minimis amounts) of the type specified in clauses (1) through (6) above.

        "Change of Control" means:

  (1)
  prior to the initial public equity offering of any entity controlling the Company, the failure by Mr. Jon M. Huntsman, his spouse, direct descendants, an entity controlled by any of the foregoing and/or by a trust of the type described hereafter, and/or a trust for the benefit of any of the foregoing (the "Huntsman Group"), collectively to have the power, directly or indirectly, to vote or direct the voting of securities having at least a majority of the ordinary voting power for the election of managers or directors of the Company;

  (2)
  after the initial public equity offering, the occurrence of the following:

  (A)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more members of the Huntsman Group, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the then outstanding voting stock of the Company other than in a transaction having the approval of the board of managers or directors of the Company at least a majority of which are Continuing Managers; or

  (B)
  Continuing Managers shall cease to constitute at least a majority of the managers or directors constituting the board of managers or directors of the Company.

        "Collateral Account" means the collateral account established pursuant to the Indenture and the Security Documents.

        "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries.

        "Common Stock" of any person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such person's common stock, whether outstanding on the date of issuance of the notes or issued thereafter, and includes, without limitation, all series and classes of such common stock.

        "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

        "Consolidated EBITDA" means, with respect to any person, for any period, the sum (without duplication) of:

  (1)
  Consolidated Net Income; plus

  (2)
  to the extent Consolidated Net Income has been reduced thereby,

  (A)
  all income taxes of such person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business) and Permitted Tax Distributions paid during such period,

    (B)
    Consolidated Interest Expense, and

    (C)
    Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such person and its Restricted Subsidiaries in accordance with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of Consolidated EBITDA of such person during the four full fiscal quarters for which financial statements are available under "—Reports to Holders" (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such person for the Four Quarter Period.

        In addition to the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

  (1)
  the incurrence or repayment of any Indebtedness of such person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

  (2)
  any asset sales or Asset Acquisitions (including any Asset Acquisition giving rise to the need to make such calculation) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period; provided that pro forma adjustments with respect to any Asset Acquisition shall include pro forma adjustments for cost savings calculated in accordance with Regulation S-X promulgated by the SEC.

        If such person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a person other than the Company or a Restricted Subsidiary, the preceding paragraph will give effect to the incurrence of such guaranteed Indebtedness as if such person or any Restricted Subsidiary of such person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

  (2)
  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

  (3)
  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any person for any period, the sum, without duplication, of:

  (1)
  Consolidated Interest Expense; plus

  (2)
  the product of

  (A)
  the amount of all dividend payments on any series of Preferred Stock of such person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid to such person or to a Restricted Subsidiary of such person) paid, accrued or scheduled to be paid or accrued during such period, times

  (B)
  a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such person, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any person for any period, the sum of, without duplication:

  (1)
  the aggregate of the interest expense of such person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation,

  (A)
  any amortization of debt discount and amortization or write-off of deferred financing costs,

  (B)
  the net costs under Interest Swap Obligations,

  (C)
  all capitalized interest, and

  (D)
  the interest portion of any deferred payment obligation; and

  (2)
  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any person, for any period, the sum of:

  (1)
  aggregate net income (or loss) of such person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; plus

  (2)
  cash dividends or distributions paid to such person by any other person (the "Payor") other than a Restricted Subsidiary of the referent person, to the extent not otherwise included in Consolidated Net Income, which have been derived from operating cash flow of the Payor;

        provided that there shall be excluded therefrom:

    (A)
    after-tax gains from Asset Sales or abandonments or reserves relating thereto;

    (B)
    after-tax items classified as extraordinary or nonrecurring gains;

    (C)
    the net income (but not loss) of any Restricted Subsidiary of the person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted; provided, however, that the net income of Foreign Subsidiaries shall only be excluded in any calculation of Consolidated Net Income of the Company as a result of applicable of this clause (C) if the restriction on dividends or similar distributions results from consensual restrictions;

    (D)
    the net income or loss of any person, other than a Restricted Subsidiary of the person, except to the extent of cash dividends or distributions paid to the person or to a Wholly Owned Restricted Subsidiary of the person by such person;

    (E)
    any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

    (F)
    income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

    (G)
    in the case of a successor to the person by consolidation or merger or as a transferee of the referent person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

    (H)
    all gains or losses from the cumulative effect of any change in accounting principles; and

    (I)
    the amount of all Permitted Tax Distributions made during such period (net of any amounts returned during such period pursuant to the Tax Sharing Agreement).

        "Consolidated Non-cash Charges" means, with respect to any person, for any period, the aggregate depreciation, amortization and other non-cash charges of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "Contaminant" means any pollutant, contaminant (as those terms are defined in 42 U.S.C. § 9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. § 1363(13)), hazardous substance (as that term is defined in 42 U.S.C. § 9601(14)), hazardous chemical (as that term is defined by 29 CFR § 1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C. § 6903(5)), or any state or local equivalent of such laws and regulations, including, without limitation, radioactive material, special waste, polychlorinated biphenyls, asbestos, petroleum, including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste, including but not limited to polychlorinated biphenyls and asbestos.

        "Continuing Managers" means, as of any date, the collective reference to:

  •
  all members of the board of managers or directors of the Company who have held office continuously since a date no later than twelve months prior to the initial public equity offering of the Company or any entity controlling the Company; and

  •
  all members of the board of managers or directors of the Company who assumed office after such date and whose appointment or nomination for election by the Company's members was approved by a vote of at least 50% of the Continuing Managers in office immediately prior to such appointment or nomination or by the Huntsman Group.

        "Credit Facility" means the senior secured credit agreement dated as of the Issue Date among the Company and the financial institutions party thereto, together with the related documents thereto (including any guarantee agreements and security documents), in each case as such agreements may be amended, restated, supplemented, extended or otherwise modified from time to time in accordance with the terms thereof, including any debt facilities, indentures or other agreements that Refinance, replace or otherwise restructure (including increasing the amount of available borrowings thereunder in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant or making Restricted Subsidiaries of the Company a borrower or guarantor thereunder) all or any portion of the Indebtedness under such credit agreement or any successor or replacement agreements and whether including any additional obligors or with the same or any other agent, lender or group of lenders or with other financial institutions or lenders.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the notes.

        "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States or any State thereof or the District of Columbia.

        "Environmental Lien" means a Lien in favor of any governmental authority for (i) any liability under foreign, federal, state or local environmental laws, regulations or orders of any government authority or court, or (ii) damages arising from, or costs incurred by such governmental authority in response to, a Release or threatened Release of a Contaminant into the environment.

        "Equity Offering" means any sale of Qualified Capital Stock of the Company or any capital contribution to the equity of the Company.

        "Event of Loss" means, with respect to any property or asset constituting Collateral, any of the following:

  (1)
  any loss, destruction or damage of such property or asset;

  (2)
  any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;

  (3)
  any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

  (4)
  any settlement in lieu of clauses (2) or (3) above.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

        "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the board of managers or directors of the Company acting reasonably and in good faith and shall be evidenced by a board resolution of the board of managers or directors of the Company delivered to the Trustee.

        "First Priority Senior Secured Indebtedness" means the Indebtedness represented by (i) the Obligations under the Credit Facility, to the extent incurred in compliance with the terms of the Indenture, and (ii) the obligations under other Senior Secured Indebtedness, to the extent incurred in compliance with the terms of the Indenture, in each case that is secured by a first priority Lien on all or any portion of the Collateral permitted by the Indenture.

        "First Priority Senior Secured Parties" means each of (i) the Bank Agent on behalf of itself and the lenders under the Credit Facility and (ii) the holders from time to time of any other First Priority Senior Secured Indebtedness and the duly authorized representative of such holders, if any; provided, in each case, that such person or its duly authorized representative shall have become a party to the Intercreditor Agreement and the other applicable Security Documents.

        "First Priority Representative" means the Bank Agent or, if no obligations are outstanding under the Credit Facility, the person acting as the duly authorized representative of all other First Priority Senior Secured Parties.

        "Foreign Cash Equivalents" means:

  •
  debt securities with a maturity of 365 days or less issued by any member nation of the European Union, Switzerland or any other country whose debt securities are rated by S&P and Moody's A-1 or P-1, or the equivalent thereof (if a short-term debt rating is provided by either) or at least AA or AA2, or the equivalent thereof (if a long-term unsecured debt rating is provided by either) (each such jurisdiction, an "Approved Jurisdiction") or any agency or instrumentality of an Approved Jurisdiction, provided that the full faith and credit of the Approved Jurisdiction is pledged in support of such debt securities or such debt securities constitute a general obligation of the Approved Jurisdiction; and

  •
  debt securities in an aggregate principal amount not to exceed $25 million with a maturity of 365 days or less issued by any nation in which the Company or its Restricted Subsidiaries has cash which is the subject of restrictions on export or any agency or instrumentality of such nation, provided that the full faith and credit of such nation is pledged in support of such debt securities or such debt securities constitute a general obligation of such nation.

        "Foreign Guarantor" means a Guarantor organized under the laws of, and conducting substantially all of its business in, any jurisdiction other than the United States or any state thereof or the District of Columbia.

        "Foreign Subsidiary" means any subsidiary of the Company (other than a Guarantor) organized under the laws of, and conducting substantially all of its business in, any jurisdiction other than the United States of America or any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which were in effect as of the Issue Date.

        "Indebtedness" means with respect to any person, without duplication:

  (1)
  all Obligations of such person for borrowed money;

  (2)
  all Obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all Capitalized Lease Obligations of such person;

  (4)
  all Obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

  (5)
  all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

  (6)
  guarantees in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

  (7)
  all Obligations of any other person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

  (8)
  all Obligations under Currency Agreements, Interest Swap Obligations and Commodity Agreements of such person; and

  (9)
  all Disqualified Capital Stock issued by such person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of the issuer of such Disqualified Capital Stock.

        Notwithstanding the foregoing, "Indebtedness" shall not include:

    (A)
    advances paid by customers in the ordinary course of business for services or products to be provided or delivered in the future;

    (B)
    deferred taxes; or

    (C)
    unsecured indebtedness of the Company and/or its Restricted Subsidiaries incurred to finance insurance premiums in a principal amount not in excess of the insurance premiums to be paid by the Company and/or its Restricted Subsidiaries for a three year period beginning on the date of any incurrence of such indebtedness.

        "Independent Financial Advisor" means a firm:

  •
  which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and

  •
  which, in the judgment of the board of managers or directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

        "Independent Investment Banker" means any Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

        "Interest Swap Obligations" means the obligations of any person pursuant to any arrangement with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any person. "Investment" excludes extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be.

        For the purposes of the "Limitation on Restricted Payments" covenant:

  (1)
  "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary; and

  (2)
  the amount of any Investment is the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment;

provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

        If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

        "Issue Date" means June 30, 2003, the date on which the old notes were originally issued under the Indenture.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest), but not including any interests in accounts receivable and related assets conveyed by the Company or any of its Restricted Subsidiaries in connection with any Qualified Securitization Transaction.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Cash Proceeds" means, with respect to any Asset Sale, (i) the proceeds in the form of cash or Cash Equivalents and (ii) the proceeds, in whatever form, received from the sale or other disposition of Collateral, including proceeds in respect of deferred payment obligations (other than the portion of any such deferred payment constituting interest), received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

    (A)
    all out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions);

    (B)
    taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

    (C)
    Indebtedness secured by Permitted Liens (or Indebtedness of Restricted Subsidiaries that are not Guarantors) that is required to be repaid in connection with such Asset Sale; and

    (D)
    appropriate amounts to be provided by the Company or any Restricted Subsidiary, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by, the Company or any Restricted Subsidiary, after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

        "Net Loss Proceeds" means any cash insurance or condemnation proceeds (by settlement, judgment or otherwise) received by the Company or any of its Restricted Subsidiaries in respect of any Event of Loss, (but excluding business interruption insurance proceeds), net of the direct costs in recovery of such proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by Liens on the Collateral that was the subject of such Event of Loss that are senior to the Liens securing the notes, and any taxes paid or payable as a result thereof.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Obligations under the Credit Facility" means any and all obligations, liabilities and indebtedness of every kind, nature and description (whether or not constituting future advances or otherwise) from time to time owing by, or on behalf of, the Company or any of its subsidiaries under, or in connection with any Indebtedness, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under such Indebtedness whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of such Indebtedness, or after the commencement of any case with respect to the Company or any of its subsidiaries under the Bankruptcy Code (at the rate provided for in such Indebtedness) (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired.

        "Paying Agent" means an office or agency located in the United States, maintained by the Company, where notes may be presented or surrendered for payment. The Paying Agent shall not be the Company or an Affiliate of the Company.

        "Permitted Collateral Liens" means (i) Liens securing the notes issued pursuant to the Indenture (and the related guarantees), (ii) Liens securing Indebtedness incurred pursuant to clause (2) of the definition of "Permitted Indebtedness", (iii) Liens of the type described in clauses (2), (3), (4), (5), (6), (7), (8), (11), (12), (13), (14), (15) and (16) of the definition of "Permitted Liens"; provided that, in the case of clauses (2), (3), (5) and (13) thereof, any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien and (iv) Liens securing Second Priority Senior Secured Indebtedness.

        "Permitted Indebtedness" means, without duplication, each of the following:

  (1)
  Indebtedness under the initial notes issued pursuant to the Indenture on the Issue Date (and the new notes issued in exchange therefor as described under "Registration Rights; Exchange Offer") and the related guarantees;

  (2)
  Indebtedness incurred pursuant to the Credit Facility in an aggregate principal amount not exceeding $100 million at any one time outstanding, less (i) the amount of any payments made by the Company or any of its Restricted Subsidiaries under the Credit Facility with the Net Cash Proceeds of any Asset Sale (which are accompanied by a corresponding permanent commitment reduction) pursuant to clause (1)(B) or (2)(B) of the second paragraph of the "Limitation on Asset Sales" covenant and (ii) then outstanding Indebtedness of each Securitization Entity after giving effect to the substantially contemporaneous application of the net proceeds therefrom;

  (3)
  Interest Swap Obligations of the Company and its Restricted Subsidiaries relating to:

  •
  Indebtedness of the Company or any of its Restricted Subsidiaries, or

  •
  Indebtedness that the Company or any of its Restricted Subsidiaries reasonably intends to incur within six months; and

    Interest Swap Obligations of any Restricted Subsidiary of the Company relating to:

    •
    Indebtedness of such Restricted Subsidiary, or

    •
    Indebtedness that such Restricted Subsidiary reasonably intends to incur within six months.

        Any such Interest Swap Obligations will constitute "Permitted Indebtedness" only if they are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness permitted under the Indenture to the extent the notional principal amount of such Interest Swap Obligations, when incurred, do not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

  (4)
  Indebtedness under (A) Commodity Agreements designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually at that time used (including corresponding or similar commodities) in the ordinary course of the Company or its Restricted Subsidiaries and (B) Currency Agreements designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

  (5)
  Indebtedness of a Restricted Subsidiary of the Company to the Company or a Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a person other than the Company or a Restricted Subsidiary (other than the pledge of intercompany notes under the Credit Facility); provided that if as of any date any person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than the pledge of intercompany notes under the Credit Facility), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

  (6)
  Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien (other than Liens securing intercompany notes pledged under the Credit Facility); provided that (A) any Indebtedness of the Company (other than pursuant to intercompany notes pledged under the Credit Facility) to any Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the notes and (B) if as of any date any person other than a Restricted Subsidiary owns or holds any such Indebtedness or any person holds a Lien in respect of such Indebtedness (other than pursuant to the pledge of intercompany notes under the Credit Facility), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness of the Company;

  (7)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

  (8)
  Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

  (9)
  Refinancing Indebtedness;

  (10)
  Indebtedness arising from agreements of the Company or a subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the subsidiary in connection with such disposition;

  (11)
  Obligations in respect of performance bonds and completion, guarantee, surety and similar bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business;

  (12)
  guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of the Indenture and such Restricted Subsidiary complies with the "Limitation of Guarantees by Restricted Subsidiaries" covenant;

  (13)
  Indebtedness of the Company and its Restricted Subsidiaries pursuant to overdraft lines or similar extensions of credit in an aggregate amount not to exceed $20 million at any one time outstanding;

  (14)
  Indebtedness of the Company or any Restricted Subsidiary incurred in the ordinary course of business not to exceed $5 million at any time outstanding:

  (A)
  representing Capitalized Lease Obligations; or

  (B)
  constituting purchase money Indebtedness incurred to finance property or assets of the Company or any Restricted Subsidiary acquired in the ordinary course of business;

provided, however, that such purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired;

  (15)
  Indebtedness of Foreign Subsidiaries to the extent that the aggregate outstanding amount of Indebtedness incurred by all Foreign Subsidiaries under this clause (15) does not exceed at any one time the lesser of (x) $25 million and (y) an amount equal to the sum of:

  (A)
  80% of the consolidated book value of the accounts receivable of all Foreign Subsidiaries; and

  (B)
  60% of the consolidated book value of the inventory of all Foreign Subsidiaries;

  (16)
  the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to the Company or any Restricted Subsidiary (except for Standard Securitization Undertakings);

  (17)
  Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

  (18)
  Indebtedness of the Company to any of its Restricted Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by the Company from any such Restricted Subsidiary which assets are subsequently conveyed by the Company to a Securitization Entity in a Qualified Securitization Transaction;

  (19)
  Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date after giving effect to the AdMat Transaction; and

  (20)
  additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10 million at any one time outstanding.

        "Permitted Investments" means:

  (1)
  Investments by the Company or any Restricted Subsidiary of the Company in any person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company;

  (2)
  Investments in the Company by a Restricted Subsidiary of the Company; provided that any Indebtedness of the Company or any Guarantor to a non-Guarantor (unless to the Company) evidencing such Investment is unsecured and subordinated (other than pursuant to intercompany notes pledged under the Credit Facility), pursuant to a written agreement, to the Company's or such Guarantor's obligations under the Indenture, the notes and the guarantees;

  (3)
  investments in cash and Cash Equivalents;

  (4)
  loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for travel, relocation and related expenses;

  (5)
  Investments in securities received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtors of the Company or its Restricted Subsidiaries;

  (6)
  Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

  (7)
  Investments by the Company or its Restricted Subsidiaries using Net Loss Proceeds in compliance with the "Events of Loss" covenant;

  (8)
  Investments in Unrestricted Subsidiaries or joint ventures not to exceed the sum of:

  (A)
  the aggregate net after-tax amount returned in cash on or with respect to any Investments made in Unrestricted Subsidiaries and joint ventures whether through interest payments, principal payments, dividends or other distributions or payments;

  (B)
  the net after-tax cash proceeds received by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of the Company);

    (C)
    upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such subsidiary; and

    (D)
    the net cash proceeds received as a capital contribution by the Company from the issuance of Specified Capital Stock;

  (9)
  Investments by Foreign Subsidiaries in Foreign Cash Equivalents;

  (10)
  any Indebtedness of the Company to any of its Restricted Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by the Company from any such subsidiary which assets are subsequently conveyed by the Company to a Securitization Entity in a Qualified Securitization Transaction; and

  (11)
  additional Investments in an aggregate amount not exceeding $15 million at any one time outstanding.

        "Permitted Liens" means the following types of Liens:

  (1)
  Liens on (a) assets of a person that merges with or into or consolidates with the Company or any of its Restricted Subsidiaries after the Issue Date, (b) assets of a person that otherwise becomes a Restricted Subsidiary of the Company after the Issue Date or (c) assets acquired by the Company or any of its Restricted Subsidiaries after the Issue Date; provided that, in each case, (x) such Liens existed at the time of such event, (y) such Liens were not incurred in connection with, or in contemplation of, such event and (z) such Liens do not extend to any assets of the Company or any of its Restricted Subsidiaries (other than, in the case of clauses (a) and (b) above, the assets of such person);

  (2)
  Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

  (3)
  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

  (4)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (5)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (6)
  easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (7)
  Liens representing any interest or title of a lessor under any Capitalized Lease; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease;

  (8)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (9)
  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (10)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

  (11)
  Liens securing purchase money Indebtedness incurred pursuant to clause (14) of the definition of "Permitted Indebtedness"; provided, however, that the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any purchase money Indebtedness, within 180 days of such refinancing;

  (12)
  leases or subleases granted to others not interfering in any material respect with the business of the Company or any of the Company's Restricted Subsidiaries and any interest or title or a lessor under any lease permitted by this Indenture; and

  (13)
  Environmental Liens, to the extent that (A) any proceedings commenced for the enforcement of such Liens shall have been suspended or are being contested in good faith, (B) provision for all liability and damages that are the subject of said Environmental Liens has been made on the books of such Person to the extent required by GAAP and (C) such Liens do not relate to obligations exceeding $5 million in the aggregate at any one time;

  (14)
  Liens securing Interest Swap Obligations, Commodity Agreements and Currency Agreements constituting Permitted Indebtedness;

  (15)
  Liens securing Indebtedness incurred pursuant to clause (2), (13) or (20) of the definition of "Permitted Indebtedness"; and

  (16)
  Liens securing Indebtedness (other than Permitted Indebtedness) incurred pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant in an aggregate principal amount not to exceed at any one time outstanding (A) the Consolidated EBITDA of the Company during the Four Quarter Period ending on or prior to the date of the transaction giving rise to the need to make this calculation, calculated in accordance with the definition of "Consolidated Fixed Charge Coverage Ratio," minus (B) $100 million, and minus (C) the amount of Indebtedness of the Company or its Restricted Subsidiaries (other than Indebtedness incurred pursuant to clauses (1) through (6) inclusive, (13), (14), (16) or (20) of the definition of Permitted Indebtedness) which is secured by a Lien (other than a Lien which is a Permitted Collateral Lien) on assets or property of the Company or its Restricted Subsidiaries.

        "Permitted Tax Distribution" for any fiscal year means any payments made in compliance with clause (5) of the second paragraph under "—Certain Covenants—Limitation on Restricted Payments."

        "Preferred Stock" of any person means any Capital Stock of such person that has preferential rights to any other Capital Stock of such person with respect to dividends or redemptions or upon liquidation.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer pursuant to customary terms to:

  (1)
  a Securitization Entity or to the Company, which subsequently transfers to a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries); and

  (2)
  any other person (in the case of transfer by a Securitization Entity),

        or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

        "Reference Treasury Dealer" means Deutsche Bank Securities Inc. or any of its affiliates in the United States and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City, it will be substituted with another Reference Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant, in each case that does not:

  (1)
  result in an increase in the aggregate principal amount of Indebtedness of such person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company and its Restricted Subsidiaries in connection with such Refinancing); or

  (2)
  create Indebtedness with

  (A)
  a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, or

  (B)
  a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

  provided that if such Indebtedness being Refinanced:

  •
  is Indebtedness solely of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company; or

  •
  is subordinate or junior to the notes or a guarantee, then such Refinancing Indebtedness shall be subordinate to the notes or such guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced.

        "Release" means release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching, or migration into the indoor or outdoor environment or into or out of any property of any person or at any other location to which such person has transported or arranged for the transportation of any Contaminant, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property of such person or at any other location, including any location to which such person has transported or arranged for the transportation of any Contaminant.

        "Restricted Payment" means to:

  (1)
  declare or pay any dividend or make any distribution, other than dividends or distributions payable in Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Qualified Capital Stock, on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock;

  (2)
  purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

  (3)
  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the notes or such Guarantor's guarantee of the notes, as the case may be; or

  (4)
  make any Investment other than Permitted Investments.

        "Restricted Subsidiary" of any person means any subsidiary of such person which at the time of determination is not an Unrestricted Subsidiary.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any person or to which any such person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary on the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person or to any other person from whom funds have been or are to be advanced by such person on the security of such property.

        "Second Priority Senior Secured Indebtedness" means (i) the Indebtedness represented by the obligations under the notes (including any additional notes subsequently issued under and in compliance with the terms of the Indenture) and the related guarantees and (ii) (A) Indebtedness (other than Permitted Indebtedness) incurred by the Company or the Guarantors pursuant to the first paragraph of the covenant "Limitation on Incurrence of Additional Indebtedness" or (B) Indebtedness incurred by the Company or the Guarantors under clauses (2) or (20) of the definition of Permitted Indebtedness, in each case which is not secured by any Lien other than a second priority Lien upon the Collateral permitted by the Indenture.

        "Second Priority Senior Secured Parties" means (i) each of the Trustee on behalf of itself and the holders of the notes (including any additional notes subsequently issued under and in compliance with the terms of the Indenture) and (ii) the holders from time to time of any other Second Priority Senior Secured Indebtedness and the duly authorized representative of such holders, if any; provided, in each case, that such person or its duly authorized representative shall have become a party to the Intercreditor Agreement and the other applicable Security Documents.

        "Secured Parties" means, collectively, the First Priority Senior Secured Parties and the Second Priority Senior Secured Parties.

        "Securitization Entity" means a Wholly Owned Subsidiary of the Company or another person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the board of managers or directors of the Company (as provided below) as a Securitization Entity:

  (1)
  no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

  •
  is guaranteed by the Company or any Restricted Subsidiary of the Company (other than the Securitization Entity) (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings;

  •
  is recourse to or obligates the Company or any Restricted Subsidiary of the Company (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings; or

  •
  subjects any property or asset of the Company or any Restricted Subsidiary of the Company (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable and related assets being financed (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the Company or any Restricted Subsidiary of the Company,

  (2)
  with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and

  (3)
  to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the board of managers or directors of the Company shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the board of managers or directors of the Company giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

        "Security Documents" means, collectively, the Intercreditor Agreement and all security agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments evidencing or creating any security in favor of the Collateral Agent, the Trustee or any holders of the notes in any or all of the Collateral, in each case as amended from time to time in accordance with its terms.

        "Senior Indebtedness" means Indebtedness of the Company or a Guarantor that is not Subordinated Indebtedness.

        "Senior Secured Indebtedness" means Obligations under (i) Senior Indebtedness (x) under the Credit Facility permitted under clause (2) of the definition of "Permitted Indebtedness" or (y) incurred pursuant to clauses (3), (4)(B), (13) or (20) of the definition of "Permitted Indebtedness," (ii) Senior Indebtedness (other than Permitted Indebtedness) incurred pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant or (iii) any Refinancing of Senior Indebtedness in clause (i) or (ii) above, in each case that is secured by a Lien on any property or assets of the Company or any of the Guarantors.

        "Significant Subsidiary" of a person means any Restricted Subsidiary of such person which, at the date of determination, is a "Significant Subsidiary" of such person as such term is defined in Regulation S-X under the Exchange Act.

        "Specified Capital Stock" means Qualified Capital Stock of the Company issued to a person who is not an Affiliate of the Company and the cash proceeds from the issuance of which are contributed to the capital of the Company and applied within 180 days after the issuance thereof to an Investment in an Unrestricted Subsidiary or joint venture.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in an accounts receivable securitization transaction.

        "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor which is expressly subordinated in right of payment to the notes or the guarantee of such Guarantor, as the case may be.

        "S&P" means Standard & Poor's Ratings Service, Inc. and its successors.

        "Tax Sharing Agreement" means the tax sharing agreement dated as of June 30, 2003 among Huntsman Group, Inc., Huntsman Advanced Materials Investment LLC, Huntsman Advanced Materials Holdings LLC and Huntsman Advanced Materials LLC, as in effect on the Issue Date.

        "Unrestricted Subsidiary" of any person means:

  (1)
  any subsidiary of such person that at the time of determination will be or continue to be designated an Unrestricted Subsidiary; and

  (2)
  any subsidiary of an Unrestricted Subsidiary.

        The board of managers or directors of the Company may designate any subsidiary (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary if:

  •
  such subsidiary does not own any Capital Stock of, or does not own or hold any Lien on any property of, the Company or any other subsidiary of the Company that is a subsidiary of the subsidiary to be so designated;

  •
  the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant; and

  •
  each subsidiary to be designated as an Unrestricted Subsidiary and each of its subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (i) any Indebtedness under which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries or (ii) any other Senior Secured Indebtedness.

        The board of managers or directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

  •
  immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; and

  •
  immediately before and immediately after giving effect to such designation, no default or Event of Default will have occurred and be continuing.

        Any such designation by the board of managers or directors of the Company will be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution approving the designation and an officers' certificate certifying that the designation complied with the Indenture.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the then outstanding aggregate principal amount of such Indebtedness, into

  (2)
  the sum of the total of the products obtained by multiplying

  •
  the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

  •
  the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

        "Wholly Owned Restricted Subsidiary" of any person means any Wholly Owned Subsidiary of such person which at the time of determination is a Restricted Subsidiary of such person.

        "Wholly Owned Subsidiary" of any Person means any subsidiary of such person of which all the outstanding voting securities (other than, in the case of a Foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other persons pursuant to applicable law) are owned by such person or any Wholly Owned Subsidiary of such person.

Book Entry; Delivery and Form

        The new notes will initially be represented by one or more permanent global notes in fully registered form without interest coupons (each, a "Global Note") and will be deposited with the trustee as a custodian for The Depository Trust Company ("DTC") and registered in the name of a nominee of such depositary. Except as set forth below under "—Certificated Securities," owners of beneficial interests in a Global Note will not be entitled to take physical delivery of their certificates (each a "Certificated Security").

        We expect that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

        So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the notes.

        Payments of the principal of, premium (if any), interest (including Additional Interest) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

        We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest (including Additional Interest) on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Certificated Securities shall be issued in exchange for beneficial interests in the Global Notes (i) if there is an event of default under the indenture or (ii) if DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by us within 90 days.

Exchange Offer; Registration Rights

        We, the guarantors and the initial purchasers of the old notes entered into a registration rights agreement (the "Registration Rights Agreement") on the original issue date of the old notes (the "Issue Date"). Pursuant to the Registration Rights Agreement, we and the guarantors agreed that we would, at our expense, for the benefit of the holders of the old notes (the "Holders"):

  1.
  within 315 days after the Issue Date, file a registration statement on an appropriate registration form (the "Exchange Offer Registration Statement") with respect to a registered offer (the "Exchange Offer") to exchange the old notes for new notes issued by us under the indenture, which new notes will have terms substantially identical in all material respects to the old notes (except that the new notes will not contain terms with respect to transfer restrictions);

  2.
  cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 375 days after the Issue Date;

  3.
  upon the Exchange Offer Registration Statement being declared effective, offer the new notes (and the related guarantees) in exchange for surrender of the old notes; and

  4.
  keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders.

        For each of the old notes surrendered to us pursuant to the Exchange Offer, the Holder who surrendered such old note will receive an Exchange Note having a principal amount equal to that of the surrendered old note. Interest on each Exchange Note will accrue:

  (A)
  from the later of

  1.
  the last interest payment date on which interest was paid on the old note surrendered in exchange therefor, or

  2.
  if the old note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date; or

  (B)
  if no interest has been paid on such old note, from the Issue Date.

        Under existing interpretations of the SEC contained in several no-action letters to third parties, the new notes (and the related guarantees) will be freely transferable by holders thereof (other than affiliates of ours) after the Exchange Offer without further registration under the Securities Act; provided, however, that each Holder that wishes to exchange its notes for new notes will be required to represent:

  1.
  that any new notes to be received by it will be acquired in the ordinary course of its business;

  2.
  that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of the new notes in violation of the Securities Act;

  3.
  that it is not an "affiliate" (as defined in Rule 405 promulgated under Securities Act) of ours;

  4.
  if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of new notes; and

  5.
  if such Holder is a broker-dealer (a "Participating Broker-Dealer") that it will receive new notes for its own account in exchange for notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such new notes.

        We will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of new notes.

        If:

  1.
  because of any change in law or in currently prevailing interpretations of the Staff of the SEC, we are not permitted to effect an Exchange Offer;

  2.
  the Exchange Offer is not consummated within 420 days of the Issue Date; or

  3.
  in certain circumstances, certain holders of unregistered new notes so request; or

  4.
  in the case of any Holder that participates in the Exchange Offer, such Holder does not receive new notes on the date of the exchange that may be sold without restriction under state and Federal securities laws (other than due solely to the status of such Holder as an affiliate of ours or within the meaning of the Securities Act), then in each case, we will (x) promptly deliver to the Holders and the trustee written notice thereof, and (y) at our sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the notes (the "Shelf Registration Statement") and (b) use our reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable notes have been sold thereunder.

        We will, in the event that a Shelf Registration Statement is filed, provide to each Holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the notes has become effective and take certain other actions as are required to permit unrestricted resales of the notes. A Holder that sells notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification rights and obligations).

        If we fail to meet our obligations listed above, then additional interest (the "Additional Interest") shall become payable in respect of the notes as follows:

  1.
  if, notwithstanding that we have consummated or will consummate an Exchange Offer, we are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the notes at a rate of 0.25% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

  2.
  if, notwithstanding that we have consummated or will consummate an Exchange Offer, we are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the SEC on or prior to the date required by the Registration Rights Agreement, then, commencing on the day after either such required effective date, Additional Interest shall accrue on the principal amount of the notes at a rate of 0.25% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

  3.
  if (A) we have not exchanged new notes for all old notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 420 days after the Issue Date or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than after such time as all notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the notes at a rate of 0.25% per annum for the first 90 days commencing on (x) the 421st day after the Issue Date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective, in the case of (B) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the notes may not accrue under more than one of the foregoing clauses (1)-(3) at any one time and at no time shall the aggregate amount of Additional Interest accruing exceed in the aggregate 1.0% per annum; provided, further, however, that (a) upon the filing of a Shelf Registration Statement (in the case of clause (1) above), (b) upon the effectiveness of a Shelf Registration Statement (in the case of clause (2) above), or (c) upon the exchange of new notes for all notes tendered (in the case of clause (3) (A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (3) (B) above), Additional Interest on the notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

        Any amounts of Additional Interest due pursuant to clause (1), (2) or (3) above will be payable in cash on the same original interest payment dates as the notes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of the material United States federal income tax consequences relevant to the exchange of old notes for new notes, but is not intended to be a complete analysis of all potential tax effects. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Future legislative, judicial or administrative changes or interpretation could alter or modify the statements and conditions set forth herein. Any such changes or interpretations could be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below.

        The exchange of old notes for new notes pursuant to the exchange offer will not be treated as a taxable event to holders for United States federal income tax purposes. Accordingly, the holding period of the new notes will be the same as the holding period of the old notes and the tax basis in the new notes will be the same as the basis in the old notes, as measured immediately before the exchange.

        WE RECOMMEND THAT EACH HOLDER CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING SUCH HOLDER'S OLD NOTES FOR NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in the exchange offer for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 120 days after the consummation of the exchange offer, we will make this prospectus, as amended and supplemented, available to any broker-dealer for use in connection with any such resale.

        Neither we nor any of the guarantors will receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or though brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and profit on any such resale of notes issued in the exchange and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 120 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the new notes, other than the commissions or concessions of any broker-dealers and will indemnify the holders of the new notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act. We note, however, that, in the opinion of the SEC, indemnification against liabilities arising under federal securities laws is against public policy and may be unenforceable.

LEGAL MATTERS

        Certain legal matters as to the validity of the notes and the guarantees of the notes will be passed upon by Stoel Rives LLP, Salt Lake City, Utah.

EXPERTS

        The consolidated balance sheet of Huntsman Advanced Materials LLC and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations and comprehensive income (loss), members' equity, and cash flows for the year ended December 31, 2004 and for the six months ended December 31 2003, included in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The statements of operations and comprehensive loss, members' equity and cash flows of the Vantico Group S.A. and subsidiaries (identified thereon as the "predecessor company") for the six months ended June 30, 2003 and for the year ended December 31, 2002, included in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte S.A., independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The balance sheet of Vantico Group S.A. as of December 31, 2004 and 2003, and the related statements of operations and comprehensive income, parent company investment, and cash flows for the year ended December 31, 2004 and for the six months ended December 31, 2003, and the statements of operations and comprehensive loss, parent company liability and deficiency of assets and cash flows of Vantico Group S.A. (identified thereon as the "predecessor company"), for the six months ended June 30, 2003 and for the year ended December 31, 2002, included in this prospectus have been audited by Deloitte S.A., independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the presentation of the predecessor company's financial statements following the transfer of the predecessor company's subsidiaries to Huntsman Advanced Materials LLC), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated balance sheet of Vantico International S.à.r.l. as of December 31,2004 and 2003, and the related consolidated statements of operations and comprehensive income, parent company investment, and cash flows for the year ended December 31, 2004 and for the six months ended December 31, 2003, and the statements of operations and comprehensive loss, parent company investment and cash flows of Vantico International S.à.r.l. (identified thereon as the "predecessor company") for the six months ended June 30, 2003 and for the year ended December 31, 2002, included in this prospectus have been audited by Deloitte S.A., independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the presentation of the predecessor company's financial statements following the transfer of the majority of the predecessor company's subsidiaries to Huntsman Advanced Materials LLC), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 with respect to the exchange offer. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. For further information about us and the exchange offer, reference is made to the registration statement.

        On                        , 2005, the registration statement on Form S-4 relating to the exchange offer was declared effective by the SEC. As a result, we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and will file periodic reports, registration statements and other information with the SEC. You may read and copy our reports, registration statements and other information we file with the SEC at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. In addition, reports and other filings are available to the public on the SEC's web site at http://www.sec.gov.

        If for any reason we are not subject to the reporting requirements of the Exchange Act in the future, we will still be required under the indenture governing the notes to furnish the holders of the notes with certain financial and reporting information. See "Description of New Notes—Certain Covenants—Reports to Holders" for a description of the information we will be required to provide.

GLOSSARY OF TECHNICAL TERMS

Acrylics	Products created from the polymerization of acrylates.
Adhesives	Materials typically applied in paste or liquid form to bond substrates together.
Coatings	The broad term for paints, certain inks and lacquers; while often associated with decoration the principal function of a coating is protection of the substrate.
Cross-linkers	Prior to curing or cross-linking, discrete molecules exist as chains. After curing or cross-linking, they are joined by "bridges" known as cross-linkers.
Curing (or Cross-linking)	The polymerization or cross-linking reaction of liquid or liquefied organic molecules to a solid polymer, e.g. in applications such as coatings, castings, adhesives and composites. May be initiated by heat or ultraviolet radiation or by mixing with a reactive component.
Dielectric Materials	Materials with electrical insulation properties which constitute an insulating layer in high density multi-layer printed circuit boards.
Epoxy resins	Synthetic resins containing epoxide groups as reactive elements for curing.
Laminates	Layered composites between polymeric materials, generally thermosetting resins, and reinforcing materials such as carbon, polyester or glass fibers, fabrics and paper.
Liquid inner layer resists	Temporary photo-imageable materials enabling the generation of circuitry on the inner layers of printed circuit boards.
Matting agents	Additives which take the gloss out of a surface coating.
Modified epoxy resins	Resins that have side chains or functional groups which confer additional physical and chemical properties.
Photopolymers	General term for polymeric materials undergoing a reaction (typically cross-linking) with light.
Polyamides	Condensation polymers made from organic polyacids and polyamines. Characterized by high chemical and thermal resistance and good electrical properties.
Polymers	Materials made up of long chains of connected (typically identical) molecules; examples include polyethylene and polyvinylchloride.
Polyurethane	Reaction product of a polyol and isocyanate. Polyurethanes have good electrical and environmental insulation properties.
Printed circuit board	An electronic circuit in which certain components and the connections between them are joined by etching a metallic coating or by electrodeposition on one or both sides of a thin insulating board.

Resins	Term originally used for naturally occurring resinous polymeric materials. Today often used for synthetic polymers (liquid or solid).
Soldermask	Heat, chemical and environmentally resistant permanent coating on printed circuit boards essential in enabling solderability of the copper contact areas.
Thermoplastic	Term used to describe materials which can be molten and processed by injection molding and which solidify again on cooling.
Thermoset	Polymeric materials typically cured through the application of heat or suitable agents to form a nonfusable, nonmeltable polymeric network.
Tooling	Term for techniques and materials used to create prototype or production tools for industrial manufacturing.
Ultraviolet curing	Hardening of coatings, castings and adhesives with ultraviolet light (light with a short wavelength and high energy).

HUNTSMAN ADVANCED MATERIALS LLC AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Managers and Members of
Huntsman Advanced Materials LLC:

        We have audited the accompanying consolidated balance sheets of Huntsman Advanced Materials LLC and subsidiaries (the "Company") as of December 31, 2004 and 2003 and the related consolidated statements of operations and comprehensive income (loss), members' equity, and cash flows for the year ended December 31, 2004 and the six months ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Huntsman Advanced Materials LLC and subsidiaries at December 31, 2004 and 2003 and the results of their operations and their cash flows for the year ended December 31, 2004 and the six months ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Houston, Texas
March 14, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Managers and Members of
Huntsman Advanced Materials LLC:

        We have audited the accompanying consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows of Vantico Group S.A. and subsidiaries (the "Company") for the six months ended June 30, 2003 and for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of Vantico Group S.A. and subsidiaries for the six months ended June 30, 2003 and for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 2 to the consolidated financial statements, effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

DELOITTE S.A.

Edouard Schmit, Partner

Luxembourg
April 14, 2004, except for note 22, as to which the date is December 17, 2004

HUNTSMAN ADVANCED MATERIALS LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(dollars in millions)

	December 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$93.5	$73.2
Trade accounts receivable (net of allowance for doubtful accounts of $7.3 and $6.8, respectively)	204.3	184.5
Inventories, net	179.5	146.4
Deferred income taxes	1.0	11.7
Other current assets	30.1	21.4

Total current assets	508.4	437.2
Property, plant and equipment, net	378.6	394.1
Intangible assets, net	0.7	34.9
Deferred income taxes	34.5	16.8
Other noncurrent assets	16.7	17.7

Total assets	$938.9	$900.7

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$80.0	$85.1
Accrued liabilities	113.9	116.9
Deferred income taxes	6.3	0.6
Short-term debt	1.7	3.1

Total current liabilities	201.9	205.7
Long-term debt, net	348.7	348.3
Other noncurrent liabilities	130.3	128.5

Total liabilities	680.9	682.5

Commitments and contingencies (Notes 16, 17 and 19)
Minority interests	2.4	—
Members' equity:
Members' equity, 4,672,047 units	222.1	222.1
Retained earnings (accumulated deficit)	38.9	(13.3)
Accumulated other comprehensive (loss) income	(5.4)	9.4

Total members' equity	255.6	218.2

Total liabilities and members' equity	$938.9	$900.7

See accompanying notes to consolidated financial statements.

HUNTSMAN ADVANCED MATERIALS LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(dollars in millions)

			Predecessor Company
	Year Ended December 31, 2004	Six Months Ended December 31, 2003	Six Months Ended June 30, 2003	Year Ended December 31, 2002
Revenues	$1,162.4	$517.8	$531.8	$949.0
Cost of goods sold	869.5	410.8	412.7	707.0

Gross profit	292.9	107.0	119.1	242.0
Expenses:
Selling, general and administrative	184.0	94.9	103.1	219.0
Research and development	21.4	10.8	12.2	26.0
Impairment of long lived assets	—	—	—	56.0
Legal and contract settlement (credits) charges, net	(8.5)	—	5.5	(9.0)
Reorganization costs	—	—	27.5	22.0
Restructuring costs	9.0	—	—	—
Foreign exchange (gains) losses	(46.3)	(10.0)	23.8	1.0

Total expenses	159.6	95.7	172.1	315.0

Operating income (loss)	133.3	11.3	(53.0)	(73.0)
Interest expense, net	(44.1)	(21.3)	(36.3)	(68.0)

Income (loss) before income taxes, minority interest, and cumulative effect of accounting change	89.2	(10.0)	(89.3)	(141.0)
Income tax (expense) benefit	(36.0)	(3.3)	11.4	(7.0)
Minority interests in subsidiaries' income	(1.0)	—	—	—

Income (loss) before cumulative effect of accounting change	52.2	(13.3)	(77.9)	(148.0)
Cumulative effect of accounting change	—	—	—	(3.0)

Net income (loss)	52.2	(13.3)	(77.9)	(151.0)
Other comprehensive (loss) income	(14.8)	9.4	6.0	(33.0)

Comprehensive income (loss)	$37.4	$(3.9)	$(71.9)	$(184.0)

See accompanying notes to consolidated financial statements.

 HUNTSMAN ADVANCED MATERIALS LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

(amounts in millions)

	Share Capital/ Members' Equity
				Accumulated Other Comprehensive Income (Loss)
			Retained Earnings (Accumulated Deficit)
	Units	Amount			Total
Predecessor Company:
Balance, January 1, 2002	267.7	$366.0	$(143.0)	$(21.0)	$202.0
Shares Issued		34.0	—	—	34.0
Net loss		—	(151.0)	—	(151.0)
Other comprehensive loss		—	—	(33.0)	(33.0)

Balance, December 31, 2002	267.7	400.0	(294.0)	(54.0)	52.0
Net loss		—	(77.9)	—	(77.9)
Other comprehensive income		—	—	6.0	6.0

Balance, June 30, 2003	267.7	$400.0	$(371.9)	$(48.0)	$(19.9)

Successor Company:
Cash contribution from parent	3.4	$164.4	$—	$—	$164.4
Contribution of Vantico debt, at fair value	1.3	67.8	—	—	67.8
Expenses associated with raising equity capital		(10.1)	—	—	(10.1)
Net loss		—	(13.3)	—	(13.3)
Other comprehensive income		—	—	9.4	9.4

Balance, December 31, 2003	4.7	222.1	(13.3)	9.4	218.2
Net income	—	—	52.2	—	52.2
Other comprehensive loss	—	—	—	(14.8)	(14.8)

Balance, December 31, 2004	4.7	$222.1	$38.9	$(5.4)	$255.6

See accompanying notes to consolidated financial statements.

 HUNTSMAN ADVANCED MATERIALS LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in millions)

			Predecessor Company
	Year Ended December 31, 2004	Six Months Ended December 31, 2003	Six Months Ended June 30, 2003	Year Ended December 31, 2002
Cash Flows From Operating Activities:
Net income (loss)	$52.2	$(13.3)	$(77.9)	$(151.0)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	53.8	27.3	28.8	59.0
Noncash interest expense	2.9	1.2		9.0
Unrealized (gain) loss on foreign currency transactions	(44.9)	(11.6)	23.8	1.0
Cumulative effect of accounting change	—	—	—	3.0
Impairment and noncash restructuring charges	—	—	—	56.0
Contract settlement credits and charges, net	—	—	—	(9.0)
Other	(0.3)	0.9	2.0	(5.0)
Gain on sale of fixed assets	(0.3)	—	—	—
Deferred income taxes	22.9	0.6	(19.3)	5.0
Minority interests in subsidiaries income	1.0	—	—	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(8.2)	16.2	3.5	—
Inventories, net	(22.9)	28.0	9.7	(2.0)
Accounts payable	(10.0)	(17.1)	1.0	1.0
Other operating assets and liabilities	(11.2)	(20.0)	29.7	(8.0)

Net cash provided by (used in) operating activities	35.0	12.2	1.3	(41.0)

Investing Activities:
Capital expenditures	(17.4)	(5.8)	(6.0)	(24.0)
Acquisitions of business, net of cash acquired	—	(397.6)	—	(1.0)
Purchase of Vantico senior notes	—	(22.7)	—	—
Investments in non-consolidated affiliates	0.2	—	—	—
Purchase of investments	(0.2)	—	—	—
Other assets	1.0	0.1	—	(3.0)
Proceeds from sale of fixed assets	4.8	—	1.0	3.0

Net cash used in investing activities	(11.6)	(426.0)	(5.0)	(25.0)

Financing Activities:
(Decrease)/ increase in short-term debt, net	(3.1)	(2.3)	8.0	—
Payments on long-term debt	—	(1.0)	(16.0)	(51.0)
Proceeds from long-term debt	—	—	—	86.0
Issuance of senior secured notes	—	348.0	—	—
Cost of raising equity capital	—	(10.1)	—	—
Debt issuance costs	—	(14.4)	—	—
Proceeds from issuance of ordinary shares	—	—	—	34.0
Cash contributions by parent	—	164.4	—	—

Net cash (used in) provided by financing activities	(3.1)	484.6	(8.0)	69.0

Effect of exchange rate changes on cash	—	2.4	2.4	3.0

Increase (decrease) in cash and cash equivalents	20.3	73.2	(9.3)	6.0
Cash and cash equivalents at beginning of period	73.2	—	44.0	38.0

Cash and cash equivalents at end of period	$93.5	$73.2	$34.7	$44.0

Supplemental cash flow information:
Cash paid for interest	$(40.3)	$(0.2)	$(41.2)	$(53.0)
Cash (paid) received for income taxes	$(5.3)	$(1.5)	$(2.9)	$3.0

Supplemental non-cash financing and investing activities:

        On June 30, 2003, the Company effectively acquired the Vantico business for cash and debt for stock transaction. For further information see "Note 1-Basis of Presentation" of the accompanying notes to consolidated financial statements.

        The Company partially finances its property and liability insurance premiums. During the year ended December 31, 2004, the Company issued notes payable for approximately $1.7 million and recorded prepaid insurance for the same amount, which will be amortized over the period covered.

See accompanying notes to consolidated financial statements.

 HUNTSMAN ADVANCED MATERIALS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Basis of Presentation

  Description of Business

        Huntsman Advanced Materials LLC (including its subsidiaries, unless the context otherwise requires, the "Company") is a global producer and marketer of technologically advanced specialty chemicals used in a wide variety of industrial and consumer applications. The Company provides its customers with:

  •
  epoxy resin compounds and formulations;

  •
  cross-linking matter and curing agents; and

  •
  epoxy, acrylic and polyurethane-based adhesives and tooling resin formulations.

The Company's products are used to address customer-specific application needs and are utilized in a wide variety of end markets, such as adhesives, electrical and electronic materials, structural composites and surface technologies. The Company operates 14 manufacturing facilities worldwide, including facilities in North America, South America, Europe, Asia and Africa. The Company operates in one business segment.

  Company

        The Company is a Delaware limited liability company, 90.3% of of its membership interests are indirectly owned by Huntsman Corporation through Huntsman Advanced Materials Holdings LLC, a Delaware limited liability company ("AdMat Holdings") and Huntsman Advanced Materials Investment LLC, a Delaware limited liability company ("AdMat Investment") and the balance of the membership interests are held indirectly by third parties, including SISU Capital Limited ("SISU"), a private investment firm based in London, U.K.

        On June 30, 2003, a predecessor of Huntsman Corporation, Huntsman Holdings LLC ("Huntsman Holdings") and other equity affiliates of Huntsman Holdings completed a restructuring and business combination involving Vantico Group S.A. (collectively with its subsidiaries, unless the context otherwise requires, "Vantico" or the "Predecessor Company"), whereby ownership of the equity of Vantico was transferred to the Company (the "AdMat Transaction"). In connection with the AdMat Transaction, the Company issued $250 million aggregate principal amount of its 11% Senior Secured Notes due 2010 (the "Fixed Rate Notes") and $100 million aggregate principal amount of its Senior Secured Floating Rate Notes due 2008 at a discount of 2%, or for $98 million (the "Floating Rate Notes" and, collectively with the Fixed Rate Notes, the "Senior Secured Notes"). Proceeds from the issuance of the Senior Secured Notes, and contributions of equity, were used to repay the senior secured credit facilities of Vantico (the "Vantico Credit Facilities"). Also in connection with the AdMat Transaction, the Company entered into a $60 million senior secured revolving credit facility (the "AdMat Revolving Credit Facility"). The AdMat Transaction was completed as follows:

  •
  MatlinPatterson Global Opportunities Partners, L.P. and its affiliates ("MatlinPatterson") and SISU, as holders of the majority of the Vantico Senior Notes, exchanged their Vantico Senior Notes for equity in AdMat Holdings;

  •
  MatlinPatterson and SISU contributed cash of approximately $165 million prior to June 30, 2003 for equity of AdMat Holdings;

  •
  Morgan Greenfell Private Equity ("MGPE") exchanged its interest as lender under an existing bridge loan to Vantico for equity in AdMat Holdings;

  •
  AdMat Holdings contributed cash, its interest in the bridge loan and the Vantico Senior Notes to the Company in exchange for equity of the Company;

  •
  The Company acquired substantially all of the remaining Vantico Senior Notes for cash of $22.7 million;

  •
  The Company purchased 100% of the outstanding Vantico senior secured credit facilities (the "Vantico Credit Facilities") and other credit facilities, including a revolving facility and a restructuring facility directly from the lender for $432.3 million, with the proceeds of the equity infusion, together with the proceeds from the issuance of $350 million of senior secured notes (for more information, see "Note 11—Debt");

  •
  The Company exchanged substantially all the Vantico Senior Notes and its interest under the bridge loan, valued at $67.8 million, for equity in Vantico, acquiring all of the outstanding equity interests in Vantico; and

  •
  MatlinPatterson caused its interest in AdMat Holdings to be contributed to Huntsman Holdings in exchange for additional equity in Huntsman Holdings (accordingly, the Company is an indirect subsidiary of Huntsman Corporation).

        In connection with the AdMat Transaction, the Company has estimated the fair value of the net assets acquired. The allocation of the purchase price is summarized as follows (dollars in millions):

Current assets (including cash of $34.7)	$415.8
Curent liabilities	(239.8)
Property, plant and equipment	397.4
Intangible assets	34.9
Deferred tax liabilities, net	(8.6)
Other noncurrent assets	44.2
Other noncurrent liabilities	(122.1)

Net assets acquired	$521.8

        The Company accounted for the AdMat Transaction as a purchase business combination; accordingly, the results prior to July 1, 2003 present the results of operations and cash flows of the Predecessor Company. The results of operations and cash flows of the Company for the year ended December 31, 2004 and the six months ended December 31, 2003 are not comparable to the historical financial statements of the Predecessor Company.

  Predecessor Company

        On May 31, 2000, Vantico International S.A. (a company incorporated in Luxembourg and a wholly owned subsidiary of Vantico) (hereinafter, "Vantico International") acquired Ciba's Performance Polymers business as a purchase of assets and shares. Vantico and Vantico International were incorporated as special purpose holding companies for the purpose of acquiring and holding an investment in the business. Prior to the AdMat Transaction, Vantico had three reportable business segments: Polymer Specialties, Electronics and Adhesives and Tooling. Each business segment developed, manufactured and marketed different products and services, and was managed separately as management at the time believed each required different technology and marketing strategies.

2.    Summary of Significant Accounting Policies

  Principles of Consolidation

        The consolidated financial statements of the Company and Vantico include its wholly and majority-owned subsidiaries. Intercompany transactions and balances are eliminated.

  Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Significant management estimates include, among others, allocation of purchase price consideration to the assets and liabilities of the Company, allowances for doubtful accounts receivable and obsolete and slow moving inventories, estimates of future cash flows associated with assets, asset impairments, useful lives for calculating depreciation and amortization, loss contingencies, environmental remediation and compliance expenses, income taxes and valuation allowances for deferred tax assets, and the determination of the discount and other rate assumptions for pension obligations.

  Cash and Cash Equivalents

        Highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

  Accounts Receivable

        Accounts receivable are recorded at their net realizable value after deducting an allowance for doubtful accounts. Such deductions reflect either specific cases or estimates based on historical evidence of collectibility.

  Inventories

        Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) method. Costs include all costs of production, including applicable portions of plant overhead. A valuation allowance is recognized for obsolete and slow moving inventories.

  Property, Plant and Equipment

        Property, plant and equipment is stated at cost. Depreciation is provided utilizing the straight line method over the estimated useful lives:

Buildings	20-50 years
Plant and equipment	10-20 years
Office furniture and other equipment	3-10 years

        Upon disposal of assets, the costs and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in income. Normal maintenance and repairs of all other plant and equipment are charged to expense as incurred. Renewals, betterments and major repairs that materially extend the useful life of the assets are capitalized and the asset replaced, if any, is retired.

        Interest costs are capitalized as part of major construction projects based on the Company's weighted average cost of borrowing during the period of construction. Capitalized interest is amortized over the estimated useful lives of the related assets. Interest expense capitalized as part of plant and equipment was insignificant for the year ended December 31, 2004, for the six months ended December 31, 2003 and June 30, 2003 and for the year ended December 31, 2002.

  Goodwill

        On January 1, 2002, the Predecessor Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 changes the accounting for goodwill and intangible assets with indefinite lives from an amortization method to an impairment-only approach.

        The Predecessor Company completed its transitional goodwill impairment test during the fourth quarter of 2002 and recognized an impairment charge of $3 million as a cumulative effect of a change in accounting principle in the year ended December 31, 2002.

        During the fourth quarter of 2002, the Predecessor Company completed the annual impairment test of goodwill which resulted in an impairment loss of $32 million for the former Polymers Specialties reporting unit, which has been recorded as an impairment loss within operating loss for the year ended December 31, 2002. Fair value of reporting units was determined using a discounted cash flow approach.

        In connection with the AdMat Transaction, no goodwill was allocated to the Company.

  Intangible Assets

        Intangible assets, which consist of patents and trade names and marks are stated at their fair market values at the time of acquisition, and are amortized using the straight-line method over their estimated useful lives, ranging from 5 to 30 years. Patents and trade names and marks are evaluated for impairment in connection with assessing impairment of long-lived assets, as discussed below.

  Impairment of Long-Lived Assets

        Upon the occurrence of a triggering event, the Company evaluates the carrying value of long-lived assets based on current and anticipated undiscounted cash flows. An impairment is recognized if such estimated cash flows are less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between carrying value and fair value. During the fourth quarter of 2002, the Predecessor Company completed an impairment test of long-lived assets given it had been incurring and was forecasting cash flow losses which resulted in an impairment loss of $24 million for the former Optronics asset grouping, which has been recorded as an impairment loss within operating loss for the year ended December 31, 2002.

  Financial Instruments

        The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable and accounts payable approximates their fair value because of the immediate or short-term maturity of these financial instruments.

        Fair market value of the Company's long-term notes has been estimated with reference to the trading price on December 31, 2004 and December 31, 2003, and is summarized as follows:

	Fair Value	Carrying Value
	(Dollars in Millions)
December 31, 2004:
Fixed Rate Notes	$297.5	$250.0
Floating Rate Notes	105.6	98.6
December 31, 2003:
Fixed Rate Notes	$276.0	$250.0
Floating Rate Notes	105.0	98.2

        The fair value estimates presented herein are based on pertinent information available to management as of December 31, 2004 and 2003. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

  Derivative Financial Instruments

        Derivative financial instruments, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value. If the derivative is designated a fair-value hedge, the changes in the fair value of the derivative and the hedged items are recognized in earnings. If the derivative is designated a cash-flow hedge, changes in the fair value of the derivative are recorded in other comprehensive income and will be recognized in the income statement when the hedged item affects earnings. For a derivative that does not qualify as a hedge, changes in fair value are recognized in earnings.

        Subsequent to June 30, 2003, the Company has not entered into any interest rate or commodity risk hedging instruments. The Company has no embedded derivatives that require separate recognition in its financial statements.

  Income Taxes

        The Company uses the asset and liability method of accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial and tax reporting purposes. The Company evaluates the resulting deferred tax assets to determine whether it is more likely than not that they will be realized. Valuation allowances have been established against the entire U.S. and a material portion of the non-U.S. deferred tax assets due to the uncertainty of realization. Valuation allowances are reviewed each period on a tax jurisdiction by jurisdiction basis to analyze whether there is sufficient positive or negative evidence to support a change in judgment about the realizability of the related deferred tax asset in future years.

        Subsequent to the AdMat Transaction, substantially all non-U.S. operations are treated as branches of the Company for U.S. income tax purposes and are, therefore, subject to both U.S. and non-U.S. income tax.

        Prior and subsequent to the AdMat Transaction, for non-U.S. entities that are not treated as branches for U.S. tax purposes, the Company does not provide for income taxes or benefits on the undistributed earnings of these subsidiaries as earnings are reinvested and, in the opinion of management, will continue to be reinvested indefinitely. Upon distribution of these earnings, certain of the Company's subsidiaries would be subject to both income taxes and withholding taxes in various international jurisdictions. The undistributed earnings of foreign subsidiaries that are deemed to be permanently invested were $7.8 million at December 31, 2004. It is not practicable to determine the unrecognized deferred tax liability on those earnings.

  Environmental Expenditures

        Environmental-related restoration and remediation costs are recorded as liabilities and expensed when site restoration and environmental remediation and cleanup obligations are either known or considered probable and the related costs can be reasonably estimated. Other environmental expenditures, which are principally maintenance or preventive in nature, are recorded when incurred and are expensed or capitalized as appropriate.

  Foreign Currency Translation

        Generally, the Company's and the Predecessor Company's subsidiaries outside of the United States consider the local currency to be the functional currency. Accordingly, assets and liabilities are translated to U.S. dollars at exchange rates prevailing at the balance sheet date. Revenues, expenses, gains and losses are translated at the weighted average rate for the period. Translation adjustments are recorded as a component of accumulated other comprehensive income.

        Transaction gains and losses are recorded in the statement of operations and were net gains (losses) of $46.3 million, $10.0 million, $(23.8) million, and $(1.0) million for the year ended December 31, 2004, the six months ended December 31, 2003 and June 30, 2003, and the year ended December 31, 2002, respectively.

  Revenue Recognition

        Revenue is recognized (i) when a sales arrangement exists (ii) upon shipment of goods to customers, at which time legal and economic title passes, (iii) when the sales price is fixed or determinable, and (iv) when collectability of revenue is reasonably assured. Revenue is recorded net of sales-related taxes. The Company classifies amounts billed for shipping and handling within revenues.

  Cost of Goods Sold

        The Company classifies the costs of manufacturing and distributing its products as cost of goods sold. Manufacturing costs include variable costs, primarily raw materials and energy, and fixed expenses directly associated with production. Fixed manufacturing costs include, among other things, plant site operating costs and overhead, production planning and logistics, repair and maintenance, plant site purchasing costs, and engineering and technical support costs. Included in cost of goods sold are also distribution, freight and warehousing costs.

  Research and Development

        Research and development costs are expensed as incurred.

  Reorganization Costs

        Reorganization costs consist of expenses associated with a number of cost reduction programs, including the cost of severance for headcount reductions and expenses in connection with operational restructuring and the financial restructuring leading up to the AdMat Transaction.

  Net Income (Loss) per Share and Member Equity Unit

        Net income (loss) per share and member equity unit are not presented because it is not considered meaningful information due to the Company's ownership structure.

  Concentration of Credit Risk

        Trade receivables primarily result from the core business and reflect a broad customer base. Credit limits, ongoing credit evaluation and account monitoring procedures are utilized to minimize the risk of loss.

        Cash and cash equivalents are placed with high credit quality financial institutions and, by policy, the amount of credit exposure to any one financial institution is limited.

  Reclassifications

        Certain amounts in the consolidated financial statements for prior periods have been reclassified to conform to current period presentation.

  Recently Issued Accounting Standards

        In January 2003, the Financial Accounting Standards Board ("FASB") issued Financial Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities." FIN 46 addresses the requirements for business enterprises to consolidate related entities, for which they do not have controlling interests through voting or other rights, if they are determined to be the primary beneficiary as a result of variable economic interests. Transfers to a qualifying special purpose entity are not subject to this interpretation. In December 2003, the FASB issued a complete replacement of FIN 46

(FIN 46R) to clarify certain complexities. The Company adopted this financial interpretation on January 1, 2005. The Company does not believe that the impact of FIN 46R on its financial statements will be significant.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS No. 150 is effective for all financial instruments created or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on our consolidated financial statements.

        In November 2004, the FASB issued SFAS No. 151, "Inventory Costs—an amendment of ARB No. 43". SFAS No. 151 requires abnormal amounts of idle facility expense, freight, handling costs, and wasted material to be recognized as current-period charges. It also requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The requirements of the standard will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company is reviewing SFAS No. 151 to determine the statement's impact on its consolidated financial statements.

        In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29." SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets and eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in APB Opinion No. 29 and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this standard are effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company will apply this standard prospectively.

        In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment." SFAS No. 123R requires entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which the employee is required to provide services in exchange for the award. This standard eliminates the alternative to use the intrinsic value method of accounting for share based payments as previously provided in APB Opinion No. 25, "Accounting for Stock Issued to Employees." This standard is effective for the Company beginning in January 2006. The Company is reviewing SFAS No. 123R to determine the statement's impact on its consolidated financial statements.

3.    Inventories

        Inventories consist of the following (dollars in millions):

	December 31, 2004	December 31, 2003
Raw materials and supplies	$34.6	$26.4
Work in process	28.0	18.9
Finished goods	127.9	110.8

Total	190.5	156.1
Allowance for obsolete and slow moving inventories	(11.0)	(9.7)

Inventories, net	$179.5	$146.4

4.    Property, Plant and Equipment

        The cost and accumulated depreciation of property, plant and equipment are as follows (dollars in millions):

	December 31, 2004	December 31, 2003
Land	$19.5	$17.9
Buildings	141.6	134.6
Plant and equipment	280.7	262.5
Construction in progress	12.9	4.9

Total	454.7	419.9
Less accumulated depreciation	(76.1)	(25.8)

Property, Plant and Equipment, net	$378.6	$394.1

        Total depreciation expense was $51.0 million for the year ended December 31, 2004, $25.8 million, and $26.2 million for the six months ended December 31, 2003 and June 30, 2003, respectively, and $53.0 million for the year ended December 31, 2002.

        Property, plant and equipment includes gross assets acquired under capital leases, which were insignificant as of December 31, 2004 and 2003.

5.    Intangible Assets

        The gross carrying amount and accumulated amortization of intangible assets are as follows (dollars in millions):

	December 31, 2004			December 31, 2003
	Gross carrying amount	Accumulated amortization	Net	Gross carrying amount	Accumulated amortization	Net
Trade names and trademarks	$2.5	$(2.5)	$—	$11.0	$(0.4)	$10.6
Patents	2.5	(2.5)	—	11.0	(0.4)	10.6
Customer relationships	—	—	—	14.4	(0.7)	13.7
Pension asset	0.7	—	0.7	—	—	—

Total	$5.7	$(5.0)	$0.7	$36.4	$(1.5)	$34.9

        During 2004, the Company reversed certain valuation allowances on net operating loss tax assets and certain restructuring reserves recorded in the AdMat Transaction and recorded a corresponding reduction to intangible assets of approximately $32.7 million. (See Notes 10 and 13).

        Amortization expense for intangible assets was $2.8 million for the year ended December 31, 2004, $1.5 million and $2.6 million for the six months ended December 31, 2003 and June 30, 2003, respectively, and $6.0 million for the year ended December 31, 2002. Amortization expense is estimated to be insignificant for each of the five succeeding fiscal years.

6.    Other Current Assets

        Other currents assets consist of the following (dollars in millions):

	December 31, 2004	December 31, 2003
Sales tax and miscellaneous taxes	$16.4	$11.0
Maintenance and supply inventories	5.2	4.9
Other current assets	8.5	5.5

Total	$30.1	$21.4

7.    Other Noncurrent Assets

        Other noncurrent assets consist of the following (dollars in millions):

	December 31, 2004	December 31, 2003
Debt issuance costs, net	$13.0	$13.3
Other noncurrent assets	3.7	4.4

Total	$16.7	$17.7

        In connection with the issuance of certain long-term debt and other obligations, certain direct fees and expenses were incurred. These financing costs have been capitalized and are amortized as interest expense through the consolidated statements of operations over the term of the associated debt using the effective interest method. The amortization expense related to capitalized financing costs amortization included in interest expense was $2.5 million for the year ended December 31, 2004, $1.0 million and $1.0 million for the six months ended December 31, 2003 and June 30, 2003, respectively, and $9.0 million for the year ended December 31, 2002. Unamortized financing costs of the Predecessor Company were eliminated in connection with the AdMat Transaction.

8.    Accrued Liabilities

        Accrued liabilities consist of the following (dollars in millions):

	December 31, 2004	December 31, 2003
Payroll, severance and related costs	$25.8	$26.0
Interest	17.8	17.5
Income taxes payable	6.6	0.6
Restructuring and plant closing costs	33.0	51.5
Other miscellaneous accruals	30.7	21.3

Total	$113.9	$116.9

9.    Other Noncurrent Liabilities

        Other noncurrent liabilities consist of the following (dollars in millions):

	December 31, 2004	December 31, 2003
Pension and postretirement liabilities	$112.0	$106.7
Loss contingencies	9.9	12.1
Other noncurrent liabilities	7.9	9.7
Deferred tax liability	0.5	—

Total	$130.3	$128.5

10.    Restructuring Charges

        In connection with the AdMat Transaction, the Company is implementing a substantial cost reduction program. The program includes reductions in costs of the Company's global supply chain, reductions in general and administrative costs across the business and the centralization of operations where efficiencies may be achieved.

        As of December 31 2003, the opening balance sheet reserve consisted of $51.5 million related to this restructuring program. During the second quarter of 2004, the Company identified an additional $3.3 /million of restructuring expenses that have been recorded on its opening balance sheet related to projects in Germany and Brazil. During 2004, cash payments of $26.0 million were made and a non cash charge of $0.5 million was recorded. All charges were recorded against reserves established in connection with recording the AdMat Transaction as a purchase business combination.

        The Company reduced workforce by 188 individuals and 192 individuals during the six months ended December 31, 2003 and the year ended December 31, 2004, respectively.

        In the fourth quarter 2004, the Company assessed the remaining opening balance sheet reserve and concluded that $6.1 million was no longer necessary, and therefore this amount was reversed and recorded as a purchase accounting adjustment in accordance with EITF 95-3, "Recognition of liabilities in connection with a purchase business combination." This initial cost reduction program is expected to continue through December 2005 and is estimated to involve a revised expenditure of $57.5 million in total restructuring costs, of which $24.0 million remains at December 31, 2004. The program will result in approximately $50.3 million in costs for workforce reduction and approximately $7.2 million in costs to close plants and discontinue certain service contracts worldwide.

        In the fourth quarter of 2004, the Company announced restructuring charges of $9.0 million all of which are payable in cash, including a re-alignment and simplification of its commercial and technical organization and the closure of its Kaohsiung, Taiwan production facility. These restructuring activities are expected to result in workforce reductions of approximately 120 employees, of which approximately 100 will be reduced during the first quarter of 2005. The Company expects to incur additional charges of approximately $1 million during 2005 for employee relocation costs associated with these restructuring activities.

        As of December 31, 2004, the Company's restructuring reserve totaled $33.0 million and consisted of the following (dollars in millions):

	Workforce Reductions	Demolition and Decommissioning	Non-Cancellable Lease Costs	Other	Total
Opening balance sheet as of June 30, 2003	$53.2	$—	$1.5	$6.1	$60.8
Payments(1)	(9.3)	—	—	—	(9.3)

Accrued liability as of December 31, 2003	43.9	—	1.5	6.1	51.5
Adjustment to the opening balance sheet(1)	1.3	—	—	2.0	3.3
Partial reversal of opening balance sheet liability	(4.2)	—	(0.6)	(1.3)	(6.1)
2004 charges for 2004 initiatives	7.9	—	1.1	—	9.0
Non-cash settlements	—	—	(0.5)	—	(0.5)
Impact of foreign currency translation	1.6	—	—	0.3	1.9
2004 payments for 2004 initiatives	(0.1)	—	—	—	(0.1)
Payments—opening balance sheet	(22.3)	—	(0.4)	(3.3)	(26.0)

Accrued liability as of December 31, 2004	$28.1	$—	$1.1	$3.8	$33.0

(1)
Net of impact of foreign currency translation.

11.    Debt

        Debt outstanding as of December 31, 2004 and December 31, 2003 is as follows (dollars in millions):

	December 31, 2004	December 31, 2003
Debt:
AdMat Senior Secured Notes (denominated in USD)	$348.6	$348.2
Vantico Senior Notes (denominated in EUR)	0.1	0.1
Other debt	1.7	3.1

Total	350.4	351.4
Less short-term debt	(1.7)	(3.1)

Total long-term debt	$348.7	$348.3

  Revolving Credit Facility

        On June 30, 2003, the Company entered into the AdMat Revolving Credit Facility that provides up to $60 million of borrowings and is secured by a first lien on substantially all of the Company's assets and those of certain of its subsidiaries. The collateral includes substantially all real property and equipment relating to the Company's manufacturing plants located at Bergkamen, Germany; Monthey, Switzerland; McIntosh, Alabama; and Duxford, U.K. The collateral also includes certain capital stock and intercompany notes of certain subsidiaries of the Company, and certain other assets, principally including inventory and accounts receivable. The Company's obligations under the AdMat Revolving Credit Facility have been initially guaranteed by all of the Company's U.S. subsidiaries and certain of its non-U.S. subsidiaries (collectively, the "AdMat Guarantors"). The agent for the lenders under the AdMat Revolving Credit Facility and the trustee under the indenture governing the Senior Secured Notes are parties to an intercreditor agreement (the "AdMat Intercreditor Agreement").

        The AdMat Revolving Credit Facility matures on June 30, 2007. Interest rates, at the Company's option, are based upon either a eurocurrency rate (LIBOR) or a base rate (prime), plus an applicable spread. The applicable spreads vary based on a pricing grid. In the case of the eurocurrency based loans, spreads range from 3.0% to 4.5% per annum, depending on whether specified conditions have been satisfied, and, in the case of base rate loans, from 2.0% to 3.5% per annum. As of December 31, 2004, the Company had nothing drawn on the AdMat Revolving Credit Facility and had approximately $10.1 million of letters of credit issued and outstanding under the AdMat Revolving Credit Facility.

        The AdMat Revolving Credit Facility contains covenants relating to incurrence of additional debt, purchase and sale of assets, limitations on investments, affiliate transactions, change in control and maintenance of certain financial ratios. The financial covenants include a leverage ratio, fixed charge coverage ratio and a limit on capital expenditures. The AdMat Revolving Credit Facility also limits the payment of dividends and distributions generally to the amount required by the Company's members to pay income taxes. Management believes that the Company is in compliance with the covenants of the AdMat Revolving Credit Facility as of December 31, 2004.

        There are no scheduled debt amortization payments on the AdMat Revolving Credit Facility until its maturity date.

        The AdMat Revolving Credit Facility allows the Company to borrow up to $20 million secured by letters of credit; however, the $60 million revolving credit facility is reduced dollar-for-dollar by any letters of credit outstanding.

  Senior Secured Notes

        In connection with the AdMat Transaction, on June 30, 2003, the Company issued $250 million of Fixed Rate Notes due 2010 and $100 million of Floating Rate Notes due 2008. The $250 million Fixed Rate Notes bear a fixed rate of interest of 11%, and the Floating Rate Notes bear interest at a rate per annum equal to LIBOR plus 8.0%, subject to a floor with respect to LIBOR of 2.0%. As of December 31, 2004, the interest rate on the Floating Rate Notes was 10%. Interest on the Floating Rate Notes resets semi-annually. The $100 million Floating Rate Notes were issued with an original issue discount of 2.0%, or for $98 million. The $2 million discount is being amortized to interest expense over the term of the Floating Rate Notes. Interest is payable on the Senior Secured Notes semiannually on January 15 and July 15 of each year. The effective interest rate on the Floating Rate Notes was 10.3% for the year ended December 31, 2004, excluding the impact of additional interest discussed below.

        The Senior Secured Notes are secured by a second lien, subject to the AdMat Intercreditor Agreement, on substantially all of the assets that secure the AdMat Revolving Credit Facility. The Senior Secured Notes effectively rank senior in right of payment to all existing and future obligations of the Company that are unsecured or secured by liens on the collateral junior to the liens securing the Senior Secured Notes. The Senior Secured Notes are initially guaranteed on a senior basis by the AdMat Guarantors and are also supported by liens on substantially all of the assets of the AdMat Guarantors.

        The Fixed Rate Notes are redeemable on or after July 15, 2007 at the option of the Company at a price declining ratably from 105.5% to 100.0% of par value by the year 2009. The Floating Rate Notes are redeemable on or after July 15, 2005 at the option of the Company at a price declining ratably from 105.0% to 100.0% of par value by the year 2007. At any time prior to July 15, 2007 for the Fixed Rate Notes and July 15, 2005 for the Floating Rate Notes, the Company may redeem all or part of such notes at 100% of their principal amount, plus a "make whole" premium, as defined in the indenture. In addition, at any time prior to July 15, 2006 for the Fixed Rate Notes and July 15, 2005 for the Floating Rate Notes, the Company may redeem up to 35% of the aggregate principal amount of the Senior Secured Notes at a redemption price of 111% of the principal thereof with the net cash proceeds of one or more qualified equity offerings, subject to certain conditions and limitations.

        The indenture governing the Senior Secured Notes contains covenants relating to the incurrence of debt, limitations on distributions, asset sales and affiliate transactions, among other things. The indenture also contains a change of control provision requiring the Company to offer to repurchase the Senior Secured Notes upon a change of control. Management believes that the Company was in compliance with the covenants of the indenture as of December 31, 2004.

        Under the terms of a registration rights agreement among the Company, the AdMat Guarantors and the initial purchasers of the Senior Secured Notes, the Company was required to cause a registration statement relating to an exchange offer for the Senior Secured Notes to become effective on or before July 9, 2004 (the "Effectiveness Date") and to complete the exchange offer on or before August 23, 2004 (the "Completion Date"). Due to a delay in the completion of predecessor company prior period audited financial statements for certain of the Company's subsidiaries, the registration statement did not become effective by the Effectiveness Date and the exchange offer was not completed by the Completion Date. Accordingly, under the registration rights agreement, the Company was required to pay additional interest on the Senior Secured Notes at a rate of 0.25% per annum for the first 90 day period following the Effectiveness Date and 0.50% for the second 90-day period and is currently paying additional interest at a rate of 0.75% per year. Once the registration statement becomes effective, the Company will be required to continue paying additional interest until the exchange offer is completed. The Company expects that the exchange offer will be completed approximately 30 days after its registration statement becomes effective.

        There are no scheduled debt amortization payments on the Senior Secured Notes until their maturity date.

  Vantico Senior Notes

        On August 1, 2000, the Predecessor Company issued the €250 million Vantico Senior Notes. The Vantico Senior Notes bear interest at 12%, become due during 2010 and are unsecured subordinated debt obligations. In connection with the AdMat Transaction, approximately 99.6% of the Vantico Senior Notes were converted to equity and the Predecessor Company entered into a supplemental indenture that provided for the elimination of most of the covenants previously contained in the indenture. On September 10, 2003, pursuant to a change of control provision in the supplemental indenture, substantially all of the remaining approximately 0.4% of the Vantico Senior Notes were purchased at 101% of par value plus accrued interest and were cancelled. Less than $0.1 million of the Vantico Senior Notes were outstanding as of December 31, 2004.

  Other Debt

        As of December 31, 2004, the Company had $1 million debt outstanding under credit facilities in Brazil. These facilities are primarily revolving credit lines that support the working capital needs of the business and the issuance of certain letters of credit and guarantees. A portion of the other debt is backed by letters of credit issued and outstanding under the AdMat Revolving Credit Facility.

  Maturities

        The scheduled maturities of debt are as follows (dollars in millions):

Year ending December 31:	Amount
2005	$1.7
2006	—
2007	—
2008	98.6
2009	—
Thereafter	250.1

Total	$350.4

12.    Derivative Financial Instruments

        On July 6, 2000, Vantico International entered into two interest rate swap agreements, one each in euro and U.S. dollars and three swaption agreements, in order to comply with the terms of the Vantico Credit Facilities which required at least 70% of the loan principal to be hedged for a minimum period of three years. The swaps were for a period of two years (with initial notional principal of €145 million and $125 million) supplemented by swaptions for year three (two with notional principal of €65 million and another of $114 million). The swaps carried fixed interest rates payable of 5.16% and 7.00% for the euro and U.S. dollar contracts, respectively, while receiving three month Euribor and U.S. dollar LIBOR. The swaptions carried fixed interest rates payable of 5.35% and 7.25% for the euro and U.S. dollar contracts, respectively, and also received three month Euribor and U.S. dollar LIBOR.

        The interest rate swaps matured on June 30, 2002 and the swaptions were terminated on June 30, 2003.

        The interest rate swaps and swaptions were designated as cash flow hedges and in accordance with the requirements of SFAS 133, the changes in the effective portion of the fair value of such instruments from January 1, 2001 to December 31, 2002 has been recorded through other comprehensive income. Gains and losses related to these contracts are reclassified from other comprehensive income (loss) into earnings in the periods in which the related hedged payments are made. Gains and losses on these agreements are reflected as interest expense in the statement of operations, the amounts of which are immaterial.

13.    Income Taxes

        The following is a summary of U.S. and non-U.S. provisions for current and deferred income taxes (dollars in millions):

			Predecessor Company
	For the Year Ended December 31, 2004	For the Six Months Ended December 31, 2003	For the Six Months Ended June 30, 2003	For the Year Ended December 31, 2002
Income tax expense (benefit):
U.S.:
Current	$6.5	$—	$—	$—
Deferred	11.4	(5.5)	—	—
Non-U.S.
Current	6.5	2.4	(1.0)	2.0
Deferred	11.6	6.4	(10.4)	5.0

Total	$36.0	$3.3	$(11.4)	$7.0

        The following schedule reconciles the differences between income taxes at the statutory rate to the Company's provision (benefit) for income taxes (dollars in millions):

			Predecessor Company
	For the Year Ended December 31, 2004	For the Six Months Ended December 31, 2003	For the Six Months Ended June 30, 2003	For the Year Ended December 31, 2002
Statutory rate	35.0%	35.0%	30.4%	30.4%

(Luxembourg rate through June 30, 2003; U.S. rate thereafter)
Income (loss) before income taxes, minority interest and cumulative effect of accounting change	$89.2	$(10.0)	$(89.3)	$(141.0)

Expected benefit at statutory rate	$31.2	$(3.5)	$(27.0)	$(44.0)
Change resulting from:
U.S. State taxes, net of federal benefit	0.7	(0.3)	—	—
Write down of investment	—	—	(40.9)	11.0
Exchange differences not impacting income statement	—	—	(5.0)	(11.0)
Non-taxable income	—	—	(1.0)
Non-deductible costs	—	—	—	8.0
Non-deductible impairment	—	—	—	16.0
Other, net	(12.1)	(0.3)	(10.1)	(6.0)
Incremental U.S. tax on non-U.S. income	28.4	0.8	—
Effect of non-U.S. operations	(5.1)	(0.5)	1.4	7.0
Change in valuation allowance	(7.1)	7.1	70.2	27.0

Total income tax expense (benefit)	$36.0	$3.3	$(11.4)	$7.0

Effective tax rate	40.4%	(33.0)%	12.8%	(5.0)%

        The components of domestic and non-U.S. losses from continuing operations before income taxes, minority interest and cumulative effect of accounting change were as follows (dollars in millions):

			Predecessor Company
		For the Six Months Ended December 31, 2003
	For the Year Ended December 31, 2004		For the Six Months Ended June 30, 2003	For the Year Ended December 31, 2002
Loss before income taxes, minority interest and cumulative effect of accounting change:
U.S.	$8.2	$(9.7)	$(7.2)	$(10.1)
Non-U.S.	81.0	(0.3)	(82.1)	(130.9)

Total	$89.2	$(10.0)	$(89.3)	$(141.0)

        Subsequent to the AdMat Transaction, substantially all non-U.S. operations are treated as branches of the Company for U.S. income tax purposes and are, therefore, subject to both U.S. and non-U.S. income tax. The U.S. and non-U.S. pre-tax income and the corresponding analysis of the income tax provision by taxing jurisdiction may, therefore, not be directly related.

        Components of deferred income tax assets and liabilities are as follows (dollars in millions):

	December 31, 2004	December 31, 2003
Deferred income tax assets:
Net operating loss carryforwards	$437.8	$435.3
Pensions and other employee compensation	33.3	32.2
Property, plant and equipment	33.1	27.2
Intangible Assets	73.4	45.8
Foreign Tax Credits	—	1.8
Other, net	5.7	11.7

Total	583.3	554.0

Deferred income tax liabilities:
Pensions and other employee compensation	(6.5)	(1.1)
Property, plant and equipment	(9.6)	(24.0)
Other, net	(13.2)	(0.6)

Total	(29.3)	(25.7)

Net deferred tax asset before valuation allowance	554.0	528.3
Valuation allowance—Operations	(524.9)	(500.4)
Valuation allowance—Other comprehensive income	(0.4)	—
Net deferred tax asset	$28.7	$27.9

Current tax asset	$1.0	$11.7
Current tax liability	(6.3)	(0.6)
Noncurrent tax asset	34.5	16.8
Noncurrent tax liability	(0.5)	—

Total	$28.7	$27.9

        As of December 31, 2004, the Company has U.S. federal net operating loss carryforwards ("NOLs") of approximately $30.1 million. The NOLs begin to expire in 2020 and fully expire in 2023. The Company also has NOLs of approximately $1,472.7 million in various non-U.S. jurisdictions. While the majority of the non-U.S. NOLs have no expiration date, $212 million have a limited life and begin to expire in 2006.

        Included in the $1,472.7 million of non-U.S. NOLs is $1,122.7 million attributable to the Company's Luxembourg entities. As of December 31, 2004, there is a valuation allowance of $318.5 million against these tax-effected NOLs of $336.8 million. The Company is currently exploring initiatives that could result in the dissolution of these entities. The net operating loss carryforwards of these entities would be lost on dissolution. The Company believes that, as of June 30, 2003, its U.S. operating subsidiaries have undergone an "ownership change" (for purposes of Section 382 of the Internal Revenue Code). The use of the acquired U.S. Federal NOLs is limited in tax periods following the date of the ownership change.

        The Company has a valuation allowance against its entire domestic and most of its non-U.S. net deferred tax assets. If the valuation allowance is reversed, approximately the first $0.4 million of the benefit will be recorded in comprehensive income and the remainder will be allocated to income tax expense on the statement of operations. During the year ended December 31, 2004 and the six months ended December 31, 2003, the Company's reversal of valuation allowances of $26.6 million and $0.8 million repectively, were used to reduce intangible assets.

        Prior and subsequent to the AdMat Transaction, for non-U.S. entities that are not treated as branches for U.S. tax purposes, the Company does not provide for income taxes or benefits on the undistributed earnings of these subsidiaries as earnings are reinvested and, in the opinion of management, will continue to be reinvested indefinitely. Upon distribution of these earnings, certain of the Company's subsidiaries would be subject to both income taxes and withholding taxes in various international jurisdictions. The undistributed earnings of foreign subsidiaries that are deemed to be permanently invested were $7.8 million at December 31, 2004. It is not practical to estimate the amount of taxes that might be payable upon such distributions.

        The Company files a U.S. Federal consolidated tax return with HGI. HGI and all of its U.S. subsidiaries (including the Company) are parties to various tax sharing agreements which generally provide that entities will pay their own tax (as computed on a separate-company basis) and be compensated for the use of tax attributes, including NOLs. Substantially all of the U.S. current income tax provision is payable to HGI under the tax sharing agreement.

        As a matter of course, the Company's subsidiaries are regularly audited by various taxing authorities in both the U.S. and numerous non-U.S. jurisdictions. The Company believes adequate provision has been made for all outstanding issues for all open years.

14.    Other Comprehensive (Loss) Income

        The components of other comprehensive (loss) income are as follows (dollars in millions):

					Predecessor Company
	Year ended December 31, 2004		Six months ended December 31, 2003		Six months ended June 30, 2003		Year ended December 31, 2002
	Accumulated income (loss)	Income (loss)	Accumulated income (loss)	Income (loss)	Accumulated income (loss)	Income (loss)	Accumulated income (loss)	Income (loss)
Foreign Currency translation adjustments, net of tax of $5.0 million and $5.5 million as of December 31, 2004 and 2003, respectively	$(4.0)	$(13.7)	$9.7	$9.7	$(7.0)	$6.0	$(13.0)	$(2.0)
Additional minimum pension liability, net of tax benefit of $0.3 million and nil as of December 31, 2004 and 2003 respectively	(1.4)	(1.1)	(0.3)	(0.3)	(38.0)	—	(38.0)	(35.0)
Unrealized loss on derivative instruments	—	—	—	—	—	—	—	4.0
Cumulative effect of accounting change	—	—	—	—	(3.0)	—	(3.0)	—

Total	$(5.4)	$(14.8)	$9.4	$9.4	$(48.0)	$6.0	$(54.0)	$(33.0)

        Items of other comprehensive income have been recorded net of deferred tax, with the exception of income permanently reinvested, based upon the jurisdiction where the income or losses were realized.

15.    Retirement Benefits

  Defined Benefit Plans

        The Company sponsors a number of defined benefit pension plans for its employees in many countries worldwide. The assets for some of these plans are kept externally, however in certain territories no independent assets exist for the pension benefit obligations. In these cases the related liability has been included in the consolidated balance sheet.

        The following table sets forth the funded status of the plans and the amounts recognized in the consolidated balance sheets at December 31, 2004 and December 31, 2003 (dollars in millions):

					Predecessor Company
	Year ended December 31, 2004		Six months ended December 31, 2003		Six months ended June 30, 2003		Year ended December 31, 2002
	U.S. plans	Non U.S. plans	U.S. plans	Non U.S. plans	U.S. plans	Non U.S. plans	U.S. plans	Non U.S. plans
Change in benefit obligation
Benefit obligation at beginning of period	$46.3	$265.1	$38.7	$246.7	$38.0	$221.0	$32.0	$179.0
Service cost	2.3	5.7	1.1	3.2	1.1	3.4	2.0	7.0
Interest cost	3.1	11.2	1.3	5.1	1.3	5.0	2.0	10.0
Participant contributions	—	2.5	—	1.4	—	1.4	—	1.0
Plan amendments	(6.7)	(0.3)	—	—	0.1	—	—	—
Exchange rate changes	—	28.0	—	17.7	(0.4)	12.3	—	34.0
Settlements/transfers	—	—	—	—	—	(1.4)	—	—
Actuarial loss/(gain)	4.5	37.4	5.2	(1.6)	(0.7)	7.1	2.0	(6.0)
Curtailments	—	(1.2)	—	—	—	—	—	—
Benefits paid	(1.7)	(15.3)	—	(7.4)	(0.7)	(2.1)	—	(4.0)
Other	—	0.5	—	—	—	—	—	—

Benefit obligation at end of period	$47.8	$333.6	$46.3	$265.1	$38.7	$246.7	$38.0	$221.0

Change in plan assets
Fair value of plan assets at beginning of period	$26.7	$182.5	$23.3	$168.2	$21.0	$148.0	$24.0	$154.0
Actual return on plan assets	3.7	22.2	3.1	4.5	2.5	9.9	(3.0)	(39.0)
Exchange rate changes	—	18.7	—	11.7	(0.3)	6.6	—	24.0
Participant contributions	—	2.5	—	1.4	—	1.4	—	1.0
Company contributions	4.5	7.9	0.9	3.4	0.8	3.7	1.0	9.0
Other	—	(0.7)	—	—	—	0.7	—	—
Benefits paid	(1.7)	(15.3)	(0.6)	(6.7)	(0.7)	(2.1)	(1.0)	(1.0)

Fair value of plan assets at end of period	$33.2	$217.8	$26.7	$182.5	$23.3	$168.2	$21.0	$148.0

Funded status
Funded status	$(14.6)	$(115.8)	$(19.6)	$(82.6)	$(15.4)	$(78.5)	$(17.0)	$(73.0)
Unrecognized net actuarial (gain)/loss	5.9	30.5	3.1	0.2	12.6	83.2	15.0	80.0
Unrecognized prior service cost	(6.8)	(0.2)	—	—	0.4	—	—	—

Accrued benefit (liability) asset	$(15.5)	$(85.5)	$(16.5)	$(82.4)	$(2.4)	$4.7	$(2.0)	$7.0

Amounts recognized in balance sheet:
Accrued benefit cost recognized in accrued liabilities and other noncurrent liabilities	$(15.5)	$(85.5)	$(16.5)	$(82.4)	$(2.4)	$4.7	$(2.0)	$(54.0)
Prepaid pension cost	—	—	—	—	—	—	—	23.0
Additional minimum liability	(1.6)	(0.9)	(0.3)	—	6.1	52.7	—	—
Intangible asset	0.7	—	—	—	—	—	—	—
Accumulated other comprehensive income (loss)	0.9	0.8	0.3	—	(6.1)	(52.7)	—	38.0

Accrued benefit (liability) asset	$(15.5)	$(85.5)	$(16.5)	$(82.4)	$(2.4)	$4.7	$(2.0)	$7.0

        Components of the Company's pension cost for the year ended December 31, 2004, six months ended December 31, 2003 and June 30, 2003 and for the year ended December 31, 2002 (dollars in millions):

					Predecessor Company
	December 31, 2004		Six months ended December 31, 2003		Six months ended June 30, 2003		December 31, 2002
	U.S. plans	Non U.S. plans	U.S. plans	Non U.S. plans	U.S. plans	Non U.S. plans	U.S. plans	Non U.S. plans
Service cost	$2.3	$5.7	$1.1	$3.1	$1.1	$3.3	$2.0	$7.0
Interest cost	3.1	11.2	1.3	5.1	1.3	5.0	2.0	10.0
Expected return on assets	(2.3)	(11.6)	(0.9)	(5.2)	(1.2)	(4.8)	(2.0)	10.0
Settlement (gain) loss	—	—	—	—	—	0.2	—	—
Amortization of unrecognized past service cost	0.1	—	—	—	—	—	—	—
Amortization of actuarial (gain)/loss	0.2	(0.1)	—	—	0.2	2.5	—	5.0

Net periodic benefit cost	$3.4	$5.2	$1.5	$3.0	$1.4	$6.2	$2.0	$32.0

        The weighted average key assumptions used to determine the projected benefit obligations and pension cost for the principal defined benefit plans were as follows:

					Predecessor Company
	December 31, 2004		December 31, 2003		June 30, 2003		December 31, 2002
	U.S. plans	Non U.S. plans	U.S. plans	Non U.S. plans	U.S. plans	Non U.S. plans	U.S. plans	Non U.S. plans
Weighted-average assumptions
Discount rate	6.00%	4.28%	6.00%	4.27%	6.75%	4.20%	6.75%	4.44%
Expected return on plan assets	8.25%	6.28%	8.25%	5.83%	8.75%	5.13%	9.75%	5.47%
Rate of compensation increase	4.00%	2.19%	4.00%	2.17%	4.00%	2.10%	4.00%	2.35%

        The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the defined benefit plans with accumulated benefit obligations in excess of plan assets were as follows (dollars in millions):

	December 31, 2004		December 31, 2003
	U.S. plans	Non U.S. Plans	U.S. plans	Non U.S. Plans
Projected benefit obligation	$47.8	$333.6	$46.3	$261.9
Accumulated benefit obligation	47.6	272.3	38.6	225.5
Fair value of plan assets	33.2	217.8	26.7	180.3

        Expected future contributions and benefit payments are as follows (dollars in millions):

	U.S. Plans	Non U.S. Plans
2005 expected employer contributions:
To plan trusts	$3.8	14.1
To plan participants	—	1.7
Expected benefit payments:
2005	0.9	9.7
2006	1.1	9.6
2007	1.5	9.5
2008	1.7	9.6
2009	2.1	10.1
2010-2014	15.8	52.1

        The asset allocation for the Company's U.S. and non-U.S. pension plans at the end of 2004 and the target allocation for 2005, by asset category, follows. The fair value of U.S. plan assets for these plans is $33.2 million at the end of 2004. Based on historical returns, the expectations of the Company's investment committee and outside advisors, the expected long-term rate of return on these assets was 8.25% in 2004.

Asset category—U.S Plans	Target Allocation 2005	Allocation at December 31, 2004	Allocation at December 31, 2003
Large Cap Equities	25-35%	29%	28%
Small/Mid Cap Equities	15-25%	22%	21%
International Equities	10-20%	16%	15%
Fixed Income	15-25%	18%	19%
Real Estate/Other	10-20%	14%	5%
Cash	0-5%	1%	12%

Total U.S. Plans		100%	100%

Asset category—Non-U.S. Plans	Target Allocation 2005	Allocation at December 31, 2004	Allocation at December 31, 2003
Equities	60-70%	53%	48%
Fixed Income	30-40%	46%	51%
Cash	0-5%	1%	1%

Total Non-U.S. Plans		100%	100%

The Company has recognized a minimum pension liability in respect of plans that have an accrued pension cost less than the unfunded accumulated benefit obligation. This amounted to $2.5 and $0.3 million at December 31, 2004 and December 31, 2003, which was recorded as a charge to other comprehensive loss and intangible assets.

        In May 2004, the FASB issued FASB Staff Position (FSP) No. 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003." The FSP provides accounting guidance for the effects of the Medicare Prescription Drug,

Improvement and Modernization Act of 2003 (the "Act") to a sponsor of a postretirement health care plan. On July 1, 2004 the Company adopted the provisions of FSP No. 106-2. The adoption of FSP No. 106-2 had no effect on the Company's non-pension postretirement accumulated postretirement benefit obligation at December 31, 2004 and the net periodic postretirement benefit cost recognized during the year ended December 31, 2004.

  Other Postretirement Benefits

        Changes in the projected benefit obligation and plan assets for the year ended December 31, 2004, the six months ended December 31, 2003, the six months ended June 30, 2003, and the year ended December 31, 2002 are as follows (dollars in millions):

			Predecessor Company
	December 31, 2004	December 31, 2003	June 30, 2003	December 31, 2002
Benefit obligations, beginning of period	$9.6	$6.6	$7.0	$7.0
Service cost	0.5	0.2	0.2	—
Interest cost	0.5	0.2	0.2	—
Actuarial (gain) loss	(0.9)	2.6	(0.8)	—

Benefit obligations, end of period	$9.7	$9.6	$6.6	$7.0

Funded status	$(9.7)	$(9.6)	$(6.6)	$(7.0)
Unrecognized loss/(gain)	1.2	2.1	(0.1)	1.0

Accrued postretirement cost	$(8.5)	$(7.5)	$(6.7)	$(6.0)

        The weighted average key assumptions used to determine the projected benefit obligations and expense for the principal post retirement medical plans were as follows:

			Predecessor Company
	December 31 2004	December 31 2003	June 30 2003	December 31, 2002
Discount rate	5.8%	6.0%	6.8%	6.7%
Health care cost trend	10.0%	10.0%	10.0%	10.0%

Assumed health care cost trends have an effect on the amounts reported for the health care plan. A one percentage-point increase/ (decrease) in assumed health care cost trend rates would have a $0.3 million / ($0.2 million) and a $0.1 million / ($0.1 million) impact on total service and interest cost components for 2004 and 2003, respectively. For the postretirement benefit obligation, a one percentage-point increase/ (decrease) in assumed health care cost trend rates would have a $1.1 million / ($0.8 million) impact for 2004 and a $1.2 million / ($0.9 million) impact for 2003.

        Expected future contributions and benefit payments are as follows (dollars in millions):

2005 expected employer contributions:
To plan trusts	$0.2
Expected benefit payments:
2005	0.3
2006	0.3
2007	0.4
2008	0.4
2009	0.5
2010-2014	3.7

  Defined Contribution Plans

        The Company also operates a number of defined contribution pension plans for its employees. Contributions made by the Company and the Predecessor to these plans were insignificant in the year ended December 31, 2004 and the six months ended December 31, 2003.

16.    Commitments and Contingencies

  Purchase Commitments

        The Company has various purchase commitments extending through 2012 for materials, supplies and services entered into in the ordinary course of business. The purchase commitments are contracts that require minimum volume purchases. Certain contracts allow for changes in minimum required purchase volumes in the event of a temporary or permanent shut down of a facility. The contractual purchase price for substantially all of these contracts is variable based upon market prices, subject to annual negotiations.

        The Company is indemnified by Ciba against certain liabilities arising on supply contracts. The indemnification covers the first CHF 50 million ($44.1 million at the December 31, 2004 exchange rate), and 50% of an additional CHF 50 million, thereby providing CHF 75 million ($66.2 million) of coverage against the first CHF 100 million ($88.2 million), of costs arising from onerous supply contracts. Further information in respect of these contracts is set out below.

  Legal Proceedings

        Vantico concluded that certain of the products of its former Electronics division may have infringed patents owned by Taiyo and it entered into a license agreement in October 2001 with Taiyo to obtain the right to use the Taiyo patents. This license agreement required payment of approximately $4.2 million in back royalties and agreement to pay periodic royalties for future use. The Company believes that Ciba is liable under the indemnity provisions of certain agreements in connection with the leveraged buy out transaction in 2000 involving Ciba and Vantico for certain payments made under the license agreement and related costs and expenses, and the Company initiated an arbitration proceeding against Ciba. In July 2004, the Company entered into a settlement agreement with Ciba with respect to this matter. In general, the settlement agreement provided that Ciba would pay the Company $10.9 million in 2004 and provide the Company with approximately $11 million of credits over the next five years against payments for certain services provided by Ciba at one of the Company's facilities. The Company received additional consideration in the form of modifications to certain agreements between the Company and Ciba. In August 2004, the Company received payment of the $10.9 million settlement. To date, the Company has incurred approximately $2.4 million in costs in connection with the arbitration proceedings against Ciba. These costs have been reclassified from "selling, general and administrative expenses" to "contract settlement credits and changes, net" on the accompanying consolidated statement of operations.

        The Company is a party to various proceedings instituted by private plaintiffs, governmental authorities and others arising under provisions of applicable laws, including various environmental, products liability and other laws. Except as otherwise discussed in this prospectus and based in part on the indemnities provided to the Company in connection with the transfer of businesses to the Company and insurance coverage, management does not believe that the outcome of any of these matters will have a material adverse effect on the Company's business, financial condition, results of operations or cash flows.

  Contingencies

        The Company operates in countries where political, economic, social, and legal developments could have had, or could have, an impact on its operational activities. The effects of such risks on the Company's results, which arise during the normal course of business, are not foreseeable and are therefore not included in the financial statements.

        In the ordinary course of business, the Company is involved in lawsuits, claims, investigations and proceedings, including product liability, commercial, environmental, and health and safety matters. A supplier to the Predecessor Company under the supply contracts considered onerous by Vantico and disclosed more fully in the previous section "Purchase Commitments," has initiated arbitration proceedings against Ciba under the terms of the original contract between the two parties, subsequently novated to Vantico. The outcome of the arbitration proceedings cannot be predicted but any settlement arising would be classified under the Company's indemnification with Ciba and potentially give rise to increased charges in future reportable periods.

        The Company is contesting a decision by Ciba, to allocate a settlement made by them, prior to Vantico's acquisition of the performance polymers subsidiary in India, solely to the indemnification available in respect to onerous supply contracts. In Vantico's opinion, only part of the settlement should be allocated against available indemnification. Allocation of the total settlement against available indemnification would give rise to increased charges in future reportable periods.

17.    Environmental Matters

  General

        The Company is subject to extensive federal, state, local and foreign laws, regulations, rules and ordinances relating to pollution, protection of the environment and the generation, storage, handling, transportation, treatment, disposal and remediation of hazardous substances and waste materials. In the ordinary course of business, the Company is subject to frequent environmental inspections and monitoring and occasional investigations by governmental enforcement authorities. In addition, its production facilities require operating permits that are subject to renewal, modification and, in certain circumstances, revocation. Actual or alleged violations of environmental laws or permit requirements could result in restrictions or prohibitions on plant operations, substantial civil or criminal sanctions, as well as, under some environmental laws, the assessment of strict liability and/or joint and several liability. Moreover, changes in environmental regulations could inhibit or interrupt the Company's operations, or require the Company to modify its facilities or operations. Accordingly, environmental or regulatory matters may cause the Company to incur significant unanticipated losses, costs or liabilities.

  Environmental, Health and Safety Systems

        The Company is committed to achieving and maintaining compliance with all applicable environmental, health and safety ("EHS") legal requirements, and it has developed policies and management systems that are intended to identify the multitude of EHS legal requirements applicable to its operations, enhance compliance with applicable legal requirements, ensure the safety of its employees, contractors, community neighbors and customers and minimize the production and emission of wastes and other pollutants. Although EHS legal requirements are constantly changing and are frequently difficult to comply with, these EHS management systems are designed to assist the Company in its compliance goals while also fostering efficiency and improvement and minimizing overall risk to th Company.

  EHS Capital Expenditures

        The Company may incur future costs for capital improvements and general compliance under EHS laws, including costs to acquire, maintain and repair pollution control equipment. For the year ended December 31, 2004 and the six months ended December 31, 2003, the Company's capital expenditures for EHS matters totaled $1.2 million and $1.0 million, respectively. Since capital expenditures for these matters are subject to evolving regulatory requirements and depend, in part, on the timing, promulgation and enforcement of specific requirements, the Company cannot provide assurance that its recent expenditures will be indicative of future amounts required under EHS laws.

  Governmental Enforcement Proceedings

        On occasion, the Company receives notices of violation, enforcement and other complaints from regulatory agencies alleging non-compliance with applicable EHS law. By way of example, the Company is aware of the individual matters set out below, which it believes to be the most significant presently pending matters and unasserted claims. Although the Company may incur costs or penalties in connection with the governmental proceedings discussed below, based on currently available information and its past experience, the Company believes that the ultimate resolution of these matters will not have a material impact on its results of operations, financial position or liquidity.

        The Company's subsidiary Huntsman Advanced Materials (U.K.) Ltd is tentatively scheduled to appear in Magistrates Court in the U.K. in July 2005 with regard to charges filed following an investigation by the U.K. Health and Safety Executive. The charges arise from alleged failures to follow applicable regulations for the management of asbestos contamination caused by construction activity at the Duxford, U.K. facility between November 2002 and January 2003. The Company believes that some or all of the alleged violations arise from conduct by a third party contractor occurring before the Company assumed responsibility for the Duxford facility. The Company's subsidiary has been in discussions with the prosecution in an effort to settle this matter. As a result, The Company's subsidiary has entered pleas of guilty to two of the five charges, and the prosecution has agreed to drop the remaining three. The Company expects that a monetary fine will be imposed with regard to the two charges on which pleas were entered. Based on penalties imposed in the United Kingdom for similar alleged violations by other companies, the Company does not believe this matter will result in the imposition of costs material to its results of operations, financial position or liquidity.

  Remediation Liabilities

        The Company may incur liability to investigate and clean up waste or contamination at its current or former facilities or facilities operated by third parties at which the Company may have disposed of waste or other materials. Similarly, the Company may incur costs for the cleanup of wastes that were disposed of prior to the purchase of its businesses. Under some circumstances, the scope of the Company's liability may extend to damages to natural resources. Liabilities are recorded when site restoration and environmental remediation and clean-up obligations are either known or considered probable and can be reasonably estimated. Liabilities are based upon all available facts, existing technology, past experience and cost-sharing and indemnification arrangements (as to which, the Company considers the viability of other parties).

        Some of the Company's manufacturing sites have an extended history of industrial chemical manufacturing and use, including on-site waste disposal. The Company is aware of soil, groundwater and surface water contamination from past operations at some of its sites, and it may find contamination at other sites in the future. For example, the Company is aware that there is significant contamination, largely related to a landfill and lagoons, at its McIntosh, Alabama plant site. Further, soil and groundwater contamination have been identified at its plants in Duxford, U.K. and Monthey, Switzerland. Pursuant to certain agreements with respect to these sites, the Company expects that Ciba will have primary financial responsibility for such matters, although it may be required to contribute to the costs of remediation in certain instances, and it believes that Ciba has the intention and ability to honor these agreements. Based on available information and the indemnification rights the Company believes are likely to be available, the Company believes that the costs to investigate and remediate known contamination will not have a material adverse effect on its financial condition, results of operations or cash flows, and therefore the Company has made no accrual for such liabilities as of December 31, 2004. However, if such indemnities are unavailable or do not fully cover the costs of investigation and remediation or the Company is required to contribute to such costs, and if such costs are material, then such expenditures may have a material adverse effect on the Company's financial condition, results of operations or cash flows. At the current time, the Company is unable to estimate the full cost, exclusive of indemnification benefits, to remediate known contamination sites.

  Regulatory Developments

        Under the European Union ("EU") Integrated Pollution Prevention and Control Directive ("IPPC"), EU member governments are to adopt rules and implement a cross-media (air, water and waste) environmental permitting program for individual facilities. While the EU countries are at varying stages in their respective implementation of the IPPC permit program, the Company has submitted all necessary IPPC permit applications required to date, and in some cases received completed permits from the applicable government agency. The Company expects to submit all other IPPC applications and related documents on a timely basis as the various countries implement the IPPC permit program. Although the Company does not know with certainty what each IPPC permit will require, the Company believes, based upon its experience with the permits received to date, that the costs of compliance with the IPPC permit program will not be material to its results of operations, financial position or liquidity.

        In October 2003, the European Commission adopted a proposal for a new EU regulatory framework for chemicals. Under this proposed new system called "REACH" (Registration, Evaluation and Authorization of Chemicals), companies that manufacture or import more than one ton of a chemical substance per year would be required to register such manufacture or import in a central database. The REACH initiative, as proposed, would require risk assessment of chemicals, preparations (e.g., soaps and paints) and articles (e.g., consumer products) before those materials could be manufactured or imported into EU countries. Where warranted by a risk assessment, hazardous substances would require authorizations for their use. This regulation could impose risk control strategies that would require capital expenditures by the Company. As proposed, REACH would take effect in three primary stages over the eleven years following the final effective date (assuming final approval). The impacts of REACH on the chemical industry and on the Company are unclear at this time because the parameters of the program are still being actively debated.

18.    Related Party Transactions

        The Company shares numerous services and resources with Huntsman LLC, a wholly owned subsidiary of Huntsman Holdings. The Company also relies on Huntsman LLC to supply some of its raw materials. The Company purchased $7.8 million and $3.0 million of raw materials and was allocated operating expenses of $13.0 million and $3.2 million from Huntsman LLC in the year ended December 31, 2004 and the six months ended December 31, 2003, respectively. At December 31, 2004 and December 31, 2003, the Company had current payables to Huntsman LLC of $3.7 million and $1.9 million, respectively. In 2005, the Company expects to pay approximately $13.0 million to Huntsman LLC for management services.

  Predecessor Company

        On February 7, 2003, Vantico received $250,000 in the form of a loan for the purpose of paying legal fees related to refinancing. The loan was due to be repaid by July 31, 2003 and bore interest at 20% per annum. The loan was received from MatlinPatterson, majority owners of the Vantico Senior Notes and was exchanged for equity in the Company's parent on June 30, 2003.

        Vantico received three additional loans from MatlinPatterson of $150,000, $100,000 and $164,354 on February 26, 2003, March 21, 2003, and April 15, 2003, respectively, all of which were exchanged for equity in AdMat Holdings.

        On April 22, 2003 and April 23, 2003, Vantico received bridge loans of CHF 720,000 ($525,164) and CHF 7,280,000 ($5,296,086), respectively. The loans were received from various funds managed by SISU and MatlinPatterson, respectively. These bridge loans bore interest at a rate equal to the "Term C Loan Facility" under the Vantico Senior Credit Facilities and were exchanged for equity in AdMat Holdings.

        On May 20, 2003 and May 23, 2003, Vantico received additional bridge loans of CHF 6,370,000 ($4,935,689) and CHF 630,000 ($488,979), respectively. These bridge loans were received from MatlinPatterson and SISU, respectively, and bore interest at a rate equal to the "Term C Loan Facility" under the Vantico Senior Credit Facilities. These loans were exchanged for equity in AdMat Holdings.

        In 2002 Vantico had accrued expenses due to MGPE of approximately $3 million in respect of professional charges incurred on behalf of the Company.

        On February 1, 2002, Vantico and its parent, Vantico Holding S.A., reached agreement with MGPE on additional equity funding from a rights offering. In advance of any such offering Vantico secured a bridge facility of CHF 75 million, of which CHF 50 million had been drawn down. The indebtedness under the Bridge Facility was exchanged for equity in AdMat Holdings.

  Transactions with Equity Affiliates

        The Company and Vantico purchased approximately $10.0 million, $4.0 million, $5.0 million and $5.0 million of inventory from Tamilnadu Petroproducts Limited (the 24% owner of the Company's 76% owned Indian subsidiary) during the year ended December 31, 2004, the six months ended December 31, 2003 and June 30, 2003, and the year ended December 31, 2002, respectively.

        As of December 31, 2004 and 2003, the Company had payables to Tamilnadu Petroproducts Limited of approximately $0.2 million and $1 million, respectively.

19.    Lease Commitments

        The Company leases certain facilities and equipment under operating leases. Rental expense of the Company amounted to $5.3 million for the year ended December 31, 2004, $3.7 million and $3.7 million for the six months ended December 31, 2003 and June 30, 2003, respectively, and $10 million for the year ended December 31, 2002. Future minimum lease payments under operating leases as of December 31, 2004 are as follows (dollars in millions):

Year ending December 31:
2005	$4.9
2006	3.7
2007	3.5
2008	3.4
2009	3.2
Thereafter	2.5

Total	$21.2

20.    Business Segment and Geographic Data

        Vantico had three reportable business segments: Polymer Specialties, Optronics, and Adhesives and Tooling. Each business segment developed, manufactured and marketed different products and services, and was managed separately as each required different technology and marketing strategies.

        The Polymer Specialties business segment produced epoxy resins and selected hardeners. The resins are supplied primarily to the paint and construction chemicals industries, the marine and maintenance industries, and the composites business serves the aerospace, automotive and sports equipment markets. The Optronics business segment produced epoxy insulation systems used for low and high voltage components and in the manufacture of electronic components. The products are used by the electrical industry, electrical and electronic component manufacturers and printed circuit board manufacturers. The Adhesives and Tooling business segment produced adhesives and tooling products for the automotive, aerospace and other industries.

        Vantico evaluated the performance of its reportable business segments based on operating income before all corporate related items, fair value adjustments arising from the application of the May 31, 2000 purchase price allocation, contract settlement credits and charges, litigation charges and certain other net expenses not allocated to reportable business segments.

        In connection with the AdMat Transaction, the Company reorganized its operations and has one reportable business segment.

Business Segment Data
(Dollars in Millions)

	Predecessor Company
	For the Six Months Ended June 30, 2003	For the Year Ended December 31, 2002
Net sales
Polymer Specialties	$397.8	$709.0
Optronics	24.2	51.0
Adhesives and Tooling	109.8	189.0

Total	$531.8	$949.0

	Predecessor Company
	For the Six Months Ended June 30, 2003	For the Year Ended December 31, 2002
Operating loss
Polymer Specialties	$31.5	$44.0
Optronics	(1.0)	(28.0)
Adhesives and Tooling	13.0	26.0
Unallocated charges and fair value adjustments(1)	(91.0)	(124.0)
Restructuring charges(1)	—	—
Contract settlement credits and charges, net(1)	(5.5)	9.0
Litigation charges(1)	—	—

Total	$(53.0)	$(73.0)

Depreciation and amortization
Polymer Specialties	$16.8	$33.0
Optronics	0.3	1.0
Adhesives and Tooling	2.8	5.0
Unallocated charges and fair value adjustments(1)	8.9	20.0

Total	$28.8	$59.0

Capital expenditures
Polymer Specialties	$5.1	$19.0
Optronics	0.1	1.0
Adhesives and Tooling	0.8	4.0

Total(2)	$6.0	$24.0

(1)
Charges not allocated to business segments include restructuring charges, litigation charges, contract settlements, impairment charges and comprise all corporate related items, certain other net expenses not allocated to reportable business segments, and fair value adjustments arising from the application of the May 31, 2000 purchase price allocation.

(2)
Capital expenditures for the year ended December 31, 2002 principally represent expenditures incurred on the development of independent information systems at the Predecessor Company's

  Polymer Specialties business in Switzerland and maintenance of production sites to implement our business strategy regarding operations and health and safety.

	Predecessor Company
	For the Six Months Ended June 30, 2003	For the Year Ended December 31, 2002
Corporate and other related items	$63.5	$82.0
Corporate reorganization costs	27.5	22.0
Depreciation of fair value adjustment to property, plant and equipment	—	14.0
Amortization of goodwill and other intangible assets	—	6.0

Unallocated charges and fair value adjustments	91.0	124.0
Restructuring charges	—	—
Lititgation charges	—	—
Contract settlement credits and charges, net	5.5	(9.0)

Total charges not allocated to business segments	$96.5	$115.0

Geographic Data
(Dollars in Millions)

			Predecessor Company
	For the Year Ended December 31, 2004	For the Six Months Ended December 31, 2003	For the Six Months Ended June 30, 2003	For the Year Ended December 31, 2002
Net sales to customers
Europe	$573.4	$264.2	$284.8	$473.0
Western Hemisphere (1)	286.8	120.8	124.3	254.0
Eastern Hemisphere (2)	302.2	132.8	122.7	222.0

Total	$1,162.4	$517.8	$531.8	$949.0

        Revenues from customers are based on the final destination of the sale.

	2004	2003
Long-lived assets
Europe
Europe	$239.3	$239.3
Western Hemisphere (1)	101.9	116.3
Eastern Hemisphere (2)	37.4	38.5

Total long-lived assets	$378.6	$394.1

        Long-lived assets represent property, plant and equipment, net and are shown by the location of the assets. Other intangible assets and corporate assets are not fully allocated to operating subsidiaries and therefore, such assets are not represented in the above table of long-lived assets by geographical location.

(1)
Western Hemisphere includes North America, South America and Central America

(2)
Eastern Hemisphere includes Asia, Australia/New Zealand, and Africa/Middle East

21.    Selected Quarterly Financial Data (Unaudited) (Dollars in millions)

	Advanced Materials
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
2004
Revenues	$284.7	$287.6	$294.1	$296.0	$1,162.4
Gross profit	73.9	77.4	72.7	68.9	292.9
Operating income (loss)	19.0	18.1	44.3	51.9	133.3
Net (loss) income	(1.6)	5.7	(3.3)	51.4	52.2
	Predecessor Company			Advanced Materials
	First Quarter	Second Quarter	Total	Third Quarter	Fourth Quarter	Total
2003
Revenues	$268.0	$263.8	$531.8	$257.8	$260.0	$517.8
Gross profit	66.0	53.1	119.1	58.4	48.6	107.0
Operating (loss) income	(11.0)	(42.0)	(53.0)	5.4	5.9	11.3
Net loss	(30.0)	(47.9)	(77.9)	(4.9)	(8.4)	(13.3)
	Predecessor Company
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
2002
Revenues	$229.0	$245.0	$241.0	$234.0	$949.0
Gross profit	59.0	67.0	65.0	51.0	242.0
Operating income (loss)	—	6.0	(5.0)	(74.0)	(73.0)
Net loss	(16.0)	(21.0)	(22.0)	(92.0)	(151.0)

22.    Condensed Consolidating Financial Statements

        The following condensed consolidating financial statements present, in separate columns, financial information for the following: the Company (on a parent only basis), with its investment in subsidiaries recorded under the equity method; the Guarantors on a combined, and where appropriate, consolidated basis and the non-guarantors on a combined, and where appropriate, consolidated basis. Additional columns present eliminating adjustments and consolidated totals as of December 31, 2004 and December 31, 2003 and for the periods ended December 31, 2004, 2003 and 2002. There are no contractual restrictions limiting transfers of cash from guarantor subsidiaries to the Company. Each of the Guarantors is 100% owned by the Company and has fully and unconditionally guaranteed the Senior Secured Notes on a joint and several basis. The Company has not presented separate financial statements and other disclosures for each of the Guarantors because management believes that such information is not material to investors.

 HUNTSMAN ADVANCED MATERIALS LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEETS

AS OF DECEMBER 31, 2004

(Dollars in Millions)

	Parent Only	Guarantors	Non- Guarantors	Eliminations	Consolidated Advanced Materials LLC
ASSETS
Current Assets:
Cash and cash equivalents	$4.7	$70.8	$18.0	$—	$93.5
Trade accounts receivable, net	76.8	264.2	239.1	(375.8)	204.3
Inventories, net	—	47.1	133.4	(1.0)	179.5
Deferred income taxes	—	—	1.0	—	1.0
Other current assets	0.1	17.2	12.8	—	30.1

Total current assets	81.6	399.3	404.3	(376.8)	508.4
Property, plant and equipment, net	—	329.9	48.7	—	378.6
Investment in unconsolidated affiliates	416.4	29.2	—	(445.6)	—
Other intangible assets, net	(23.0)	23.6	0.1	—	0.7
Deferred income taxes	5.2	28.6	0.7	—	34.5
Loans to affiliates	425.6	355.3	—	(780.9)	—
Other noncurrent assets	13.1	0.2	3.4	—	16.7

Total assets	$918.9	$1,166.1	$457.2	$(1,603.3)	$938.9

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$33.7	$172.0	$250.1	$(375.8)	$80.0
Accrued liabilities	25.8	53.4	34.7	—	113.9
Deferred income taxes	5.3	1.0	—	—	6.3
Short-term debt	0.8	—	1.0	(0.1)	1.7

Total current liabilities	65.6	226.4	285.8	(375.9)	201.9
Long-term debt, net	348.6	—	0.1	—	348.7
Loans from affiliates	249.1	419.8	112.0	(780.9)	—
Other noncurrent liabilities	—	114.1	16.1	0.1	130.3

Total liabilities	663.3	760.3	414.0	(1,156.7)	680.9

Minority Interest	—	—	—	2.4	2.4
Equity:
Member's equity	222.1	351.4	23.4	(374.8)	222.1
Retained earnings (accumulated deficit)	38.9	54.0	19.7	(73.7)	38.9
Accumulated other comprehensive (loss) income	(5.4)	0.4	0.1	(0.5)	(5.4)

Total equity	255.6	405.8	43.2	(449.0)	255.6

Total liabilities and equity	$918.9	$1,166.1	$457.2	$(1,603.3)	$938.9

 HUNTSMAN ADVANCED MATERIALS LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEETS

AS OF DECEMBER 31, 2003

(Dollars in Millions)

	Parent Only	Guarantors	Non- Guarantors	Eliminations	Consolidated Advanced Materials LLC
ASSETS
Current Assets:
Cash and cash equivalents	$9.8	$45.8	$17.6	$—	$73.2
Trade accounts receivable, net	44.9	213.2	128.9	(202.5)	184.5
Inventories, net	—	106.3	45.8	(5.7)	146.4
Deferred income taxes	—	10.8	3.6	(2.7)	11.7
Other current assets	1.9	14.8	4.7		21.4

Total current assets	56.6	390.9	200.6	(210.9)	437.2
Property, plant and equipment, net	—	343.6	50.5	—	394.1
Investment in unconsolidated affiliates	256.7	13.0	—	(269.7)	—
Other intangible assets, net	—	35.6	(0.7)	—	34.9
Deferred income taxes	2.7	15.7	—	(1.6)	16.8
Loans to affiliates	373.7	120.8	—	(494.5)	—
Other noncurrent assets	13.2	0.4	4.1	—	17.7

Total assets	$702.9	$920.0	$254.5	$(976.7)	$900.7

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$18.6	$118.0	$151.0	$(202.5)	$85.1
Accrued liabilities	23.9	59.3	33.7	—	116.9
Deferred income taxes	2.7	0.2	0.4	(2.7)	0.6
Short-term debt	—	—	3.1	—	3.1

Total current liabilities	45.2	177.5	188.2	(205.2)	205.7
Long-term debt	348.2	0.1	—		348.3
Loans from affiliates	91.3	367.8	35.4	(494.5)	—
Deferred income taxes	—	—	1.6	(1.6)	—
Other noncurrent liabilities	—	117.0	11.5	—	128.5

Total liabilities	484.7	662.4	236.7	(701.3)	682.5

Minority Interest	—	—	—	—	—
Equity:
Member's equity	222.1	258.4	23.4	(281.8)	222.1
(Accumulated defecit) retained earnings	(13.3)	(15.3)	(4.4)	19.7	(13.3)
Accumulated other comprehensive income (loss)	9.4	14.5	(1.2)	(13.3)	9.4

Total equity	218.2	257.6	17.8	(275.4)	218.2

Total liabilities and equity	$702.9	$920.0	$254.5	$(976.7)	$900.7

 HUNTSMAN ADVANCED MATERIALS LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

YEAR ENDED DECEMBER 31, 2004

(Dollars in Millions)

	Parent Only	Guarantors	Non- Guarantors	Eliminations	Consolidated Advanced Materials LLC
Revenues:
Trade sales and services	$—	$246.1	$916.2	$0.1	$1,162.4
Intercompany sales	—	99.0	31.3	(130.3)	—

Revenue	—	345.1	947.5	(130.2)	1,162.4
Cost of goods sold	—	378.7	625.7	(134.9)	869.5

Gross (loss) profit	—	(33.6)	321.8	4.7	292.9
Expenses:
Selling, general and administrative	7.7	98.9	77.4	—	184.0
Research and development	—	20.2	1.2	—	21.4
Legal and contract settlement credits, net	—	(8.5)	—	—	(8.5)
Restructuring	—	6.4	2.6	—	9.0
Foreign exchange (gains) losses	(11.0)	(36.9)	1.5	0.1	(46.3)

Total expenses	(3.3)	80.1	82.7	0.1	159.6

Operating income (loss)	3.3	(113.7)	239.1	4.6	133.3
Interest (expense) income, net	(41.9)	(0.8)	(1.3)	(0.1)	(44.1)
Equity in earnings (losses) of unconsolidated affiliates	84.3	12.7	—	(97.0)	—
Intercompany income (expense)	35.7	174.2	(209.9)	—	(0.0)

Income (loss) before income taxes	81.4	72.4	27.9	(92.5)	89.2
Income tax (expense) benefit	(29.2)	(3.0)	(3.9)	0.1	(36.0)
Minority interest in subsidiaries' income	—	—	—	(1.0)	(1.0)

Net income (loss)	52.2	69.4	24.0	(93.4)	52.2
Other comprehensive (loss) income	(14.8)	(14.1)	1.3	12.8	(14.8)

Comprehensive income (loss)	$37.4	$55.3	$25.3	$(80.6)	$37.4

 HUNTSMAN ADVANCED MATERIALS LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

SIX MONTHS ENDED DECEMBER 31, 2003

(Dollars in Millions)

	Parent Only	Guarantors	Non- Guarantors	Eliminations	Consolidated Advanced Materials LLC
Revenues:
Trade sales and services	$—	$273.4	$244.4	$—	$517.8
Intercompany sales	—	124.2	5.0	(129.2)	—

Revenue	—	397.6	249.4	(129.2)	517.8
Cost of goods sold	2.0	321.7	217.1	(130.0)	410.8

Gross (loss) profit	(2.0)	75.9	32.3	0.8	107.0
Expenses:
Selling, general and administrative	6.3	58.9	29.7	—	94.9
Research and development	—	9.8	1.0	—	10.8
Foreign exchange (gains) losses	(8.9)	(2.6)	1.5	—	(10.0)

Total expenses	(2.6)	66.1	32.2	—	95.7

Operating income (loss)	0.6	9.8	0.1	0.8	11.3
Interest (expense) income, net	(20.7)	(0.1)	(0.5)	—	(21.3)
Equity in (losses) earnings of unconsolidated affiliates	(15.8)	(2.1)	—	17.9	—
Intercompany income (expense)	17.1	(15.9)	(1.2)	—	0.0

Income (loss) before income taxes	(18.8)	(8.3)	(1.6)	18.7	(10.0)
Income tax benefit (expense)	5.5	(7.0)	(1.8)	—	(3.3)

Net (loss) income	(13.3)	(15.3)	(3.4)	18.7	(13.3)
Other comprehensive income (loss)	9.4	14.5	(1.2)	(13.3)	9.4

Comprehensive (loss) income	$(3.9)	$(0.8)	$(4.6)	$5.4	$(3.9)

 HUNTSMAN ADVANCED MATERIALS LLC AND SUBSIDIARIES (PREDECESSOR COMPANY)

CONSOLIDATING STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

SIX MONTHS ENDED JUNE 30, 2003

(Dollars in Millions)

	Parent Only	Guarantors	Non- Guarantors	Eliminations	Consolidated Predecessor Company
Revenues:
Trade sales and services	$—	$287.6	$244.2	$—	$531.8
Intercompany sales	—	127.6	4.0	(131.6)	—

Revenue	—	415.2	248.2	(131.6)	531.8
Cost of goods sold	—	328.1	216.2	(131.6)	412.7

Gross profit	—	87.1	32.0	—	119.1
Expenses:
Selling, general and administrative	—	79.3	23.8	—	103.1
Research and development	—	11.2	1.0	—	12.2
Legal and contract settlement charges, net	—	5.5	—		5.5
Reorganization costs	—	25.9	1.6		27.5
Foreign exchange gains	—	22.1	1.7	—	23.8

Total expenses	—	144.0	28.1	—	172.1

Operating (loss) income	—	(56.9)	3.9	—	(53.0)
Interest expense, net	—	(33.3)	(3.0)	—	(36.3)
Equity in earnings (losses) of unconsolidated affiliates	—	7.3	—	(7.3)	—
Intercompany income (expense)	—	0.3	(0.3)	—	—

(Loss) income before income taxes and minority interest	—	(82.6)	0.6	(7.3)	(89.3)
Income tax benefit	—	4.5	6.9	—	11.4
Minority interests	—	0.2	(0.2)	—	—

Net (loss) income	—	(77.9)	7.3	(7.3)	(77.9)
Other comprehensive income (loss)	—	6.0	15.8	(15.8)	6.0

Comprehensive (loss) income	$—	$(71.9)	$23.1	$(23.1)	$(71.9)

 HUNTSMAN ADVANCED MATERIALS LLC AND SUBSIDIARIES (PREDECESSOR COMPANY)

CONSOLIDATING STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

YEAR ENDED DECEMBER 31, 2002

(Dollars in Millions)

	Parent Only	Guarantors	Non- Guarantors	Eliminations	Consolidated Predecessor Company
Revenues:
Trade sales and services	$—	$519.2	$429.8	$—	$949.0
Intercompany sales	—	214.7	9.4	(224.1)	—

Revenue	—	733.9	439.2	(224.1)	949.0
Cost of goods sold	—	558.5	372.6	(224.1)	707.0

Gross profit	—	175.4	66.6	—	242.0
Expenses:
Selling, general and administrative	—	167.4	51.6	—	219.0
Research and development	—	22.7	3.3	—	26.0
Impairment of long lived assets	—	56.0	—	—	56.0
Legal and contract settlement (credits) and charges, net	—	(9.0)	—	—	(9.0)
Reorganization costs	—	18.6	3.4	—	22.0
Foreign exchange (gain) loss	—	(3.7)	4.7	—	1.0

Total expenses	—	252.0	63.0	—	315.0

Operating (loss) income	—	(76.6)	3.6	—	(73.0)
Interest expense, net	—	(65.6)	(2.4)	—	(68.0)
Equity in (losses) earnings of unconsolidated affiliates	—	(14.4)	—	14.4	—
Intercompany income (expense)	—	13.4	(13.4)	—	—

(Loss) income before income taxes, minority interest and cumulative effect of accounting change	—	(143.2)	(12.2)	14.4	(141.0)
Income tax expense	—	(5.0)	(2.0)	—	(7.0)
Minority interest	—	0.2	(0.2)	—	—

Net (loss) income before cumulative effect of accounting change	—	(148.0)	(14.4)	14.4	(148.0)
Cumulative effect of accounting change	—	(3.0)	—	—	(3.0)

Net (loss) income	—	(151.0)	(14.4)	14.4	(151.0)
Other comprehensive (loss) income	—	(33.0)	(0.6)	0.6	(33.0)

Comprehensive (loss) income	$—	$(184.0)	$(15.0)	$15.0	$(184.0)

 HUNTSMAN ADVANCED MATERIALS LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2004

(Dollars in Millions)

	Parent Only	Guarantors	Non- Guarantors	Eliminations	Consolidated Advanced Materials LLC
Net cash (used in) provided by operating activities	$(25.3)	$128.2	$(67.9)	$—	$35.0
Investing activities:
Capital expenditures	—	(12.8)	(4.6)	—	(17.4)
Investments in non-consolidated affiliates	—	0.2	—	—	0.2
Purchase of investments	—	—	(0.2)	—	(0.2)
Other assets	—	—	1.0	—	1.0
Proceeds from sale of fixed assets	—	0.9	3.9	—	4.8

Net cash (used in) provided by investing activities	—	(11.7)	0.1	—	(11.6)

Financing activities:
Decrease in short-term debt, net	(0.9)	—	(2.2)	—	(3.1)
Intercompany advances—net of repayments	21.0	(90.5)	69.5	—	—

Net cash provided by (used in) financing activities	20.1	(90.5)	67.3	—	(3.1)

Effect of exchange rate changes on cash	—	(0.9)	0.9	—	—

(Decrease) increase in cash and cash equivalents	(5.2)	25.1	0.4	—	20.3
Cash and cash equivalents at beginning of period	9.9	45.7	17.6	—	73.2

Cash and cash equivalents at end of period	$4.7	$70.8	$18.0	$—	$93.5

HUNTSMAN ADVANCED MATERIALS LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED DECEMBER 31, 2003

	Parent Only	Guarantors	Non- Guarantors	Eliminations	Consolidated Advanced Materials
	(Dollars in Millions)
Net cash (used in) provided by operating activities	$(23.5)	$28.7	$7.0	$—	$12.2
Investing activities:
Capital expenditures	—	(4.1)	(1.7)	—	(5.8)
Cash portion of acquisitions of business, net of cash acquired	(431.9)	18.8	15.5	—	(397.6)
Purchase of Vantico notes	(22.7)	—	—	—	(22.7)
Other assets	—	—	0.1	—	0.1

Net cash (used in) provided by investing activities	(454.6)	14.7	13.9	—	(426.0)

Financing activities:
Decrease in short-term debt, net	—	(0.7)	(1.6)	—	(2.3)
Payments on long-term debt	—	(1.0)	—	—	(1.0)
Issuance of senior secured notes	348.0	—	—	—	348.0
Cost of raising equity capital	(10.1)	—	—	—	(10.1)
Debt issuance costs	(14.4)	—	—	—	(14.4)
Cash contributions by parent	164.4	—	—	—	164.4
Intercompany advances—net of repayments	—	1.3	(1.3)	—	—

Net cash provided by (used in) financing activities	487.9	(0.4)	(2.9)	—	484.6

Effect of exchange rate changes on cash	—	2.8	(0.4)	—	2.4

Increase in cash and cash equivalents	9.8	45.8	17.6	—	73.2
Cash and cash equivalents at beginning of period	—	—	—	—	—

Cash and cash equivalents at end of period	$9.8	$45.8	$17.6	$—	$73.2

HUNTSMAN ADVANCED MATERIALS LLC AND SUBSIDIARIES (PREDECESSOR COMPANY)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2003

	Parent Only	Guarantors	Non- Guarantors	Eliminations	Consolidated Predecessor Company
	(Dollars in Millions)
Net cash provided by (used in) operating activities	$—	$10.6	$(9.3)	$—	$1.3
Investing activities:
Capital expenditures	—	(5.3)	(0.7)	—	(6.0)
Proceeds from sale of fixed assets	—	1.0	—	—	1.0

Net cash used in investing activities	—	(4.3)	(0.7)	—	(5.0)

Financing activities:
Increase (decrease) in short-term debt, net	—	11.6	(3.6)	—	8.0
Payments on long term debt	—	(16.0)	—	—	(16.0)
Intercompany advances—net of repayments	—	(16.5)	16.5	—	—

Net cash (used in) provided by financing activities	—	(20.9)	12.9	—	(8.0)

Effect of exchange rate changes on cash	—	0.8	1.6	—	2.4

(Decrease) increase in cash and cash equivalents	—	(13.8)	4.5	—	(9.3)
Cash and cash equivalents at beginning of period	—	33.0	11.0	—	44.0

Cash and cash equivalents at end of period	$—	$19.2	$15.5	$—	$34.7

HUNTSMAN ADVANCED MATERIALS LLC AND SUBSIDIARIES (PREDECESSOR COMPANY)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2002

	Parent Only	Guarantors	Non- Guarantors	Eliminations	Consolidated Predecessor Company
	(Dollars in Millions)
Net cash used in operating activities	$—	$(12.6)	$(28.4)	$—	$(41.0)
Investing activities:
Capital expenditures	—	(18.8)	(5.2)	—	(24.0)
Cash portion of acquisitions of business, net of cash acquired	—	(1.0)	—	—	(1.0)
Other assets	—	(2.7)	(0.3)	—	(3.0)
Proceeds from sale of fixed assets	—	0.2	2.8	—	3.0

Net cash used in investing activities	—	(22.3)	(2.7)	—	(25.0)

Financing activities:
Increase (decrease) in short-term debt, net	—	3.1	(3.1)	—	—
Payments on long-term debt	—	(51.0)	—	—	(51.0)
Proceeds from long-term debt	—	86.0	—	—	86.0
Proceeds from issuance of ordinary shares	—	34.0	—	—	34.0
Intercompany advances—net of repayments	—	(31.7)	31.7	—	—

Net cash provided by financing activities	—	40.4	28.6	—	69.0

Effect of exchange rate changes on cash	—	2.4	0.6	—	3.0

Increase (decrease) in cash and cash equivalents	—	7.9	(1.9)	—	6.0
Cash and cash equivalents at beginning of period	—	25.1	12.9	—	38.0

Cash and cash equivalents at end of period	$—	$33.0	$11.0	$—	$44.0

INDEPENDENT AUDITORS' REPORT

To the Parent Company of
Vantico Group S.A.:

        We have audited the accompanying balance sheets of Vantico Group S.A. as of December 31, 2004 and 2003 (the "Company") and the related statements of operations and comprehensive income, Parent Company Investment, and cash flows for the year ended December 31, 2004 and the six months ended December 31, 2003 and the accompanying combined statements of operations and comprehensive loss, Parent Company liability and deficiency of assets, and cash flows of Vantico Group S.A. for the six months ended June 30, 2003 and for the year ended December 31, 2002 (the "Predecessor Company"). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As discussed in Note 1 to the financial statements, the Predecessor Company's direct subsidiary was transferred to Huntsman Advanced Materials LLC in connection with the June 30, 2003 acquisition of the Predecessor Company by Huntsman Advanced Materials LLC. As a result of this transfer and in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, the accompanying financial statements present the operations of the Company as if this transfer had occurred on January 1, 2002.

        In our opinion, the Company's financial statements present fairly, in all material respects, the financial position of Vantico Group S.A. at December 31, 2004 and 2003 and the results of its operations and cash flows for the year ended December 31, 2004 and the six months ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the Predecessor Company's financial statements present fairly, in all material respects, the results of the Predecessor Company's operations and its cash flows for the six months ended June 30, 2003 and for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE S.A.

Edouard Schmit, Partner

Luxembourg
April 1, 2005

VANTICO GROUP S.A.

BALANCE SHEETS

(Dollars in Millions)

	December 31, 2004	December 31, 2003
ASSETS
Current assets:
Accounts receivable—affiliates	$8.7	$7.0
Advances to affiliates	18.2	2.9

Total current assets	26.9	9.9
Deferred income taxes	11.9	13.4
Loans receivable—affiliates	99.2	91.3

Total assets	$138.0	$114.6

LIABILITIES AND PARENT COMPANY INVESTMENT
Current liabilities:
Accounts payable—affiliates	$20.5	$15.1

Total current liabilities	20.5	15.1
Long-term debt	0.1	0.1

Total liabilities	20.6	15.2

Commitments and contingencies (Note 10)
Parent company investment	117.4	99.4

Total liabilities and parent company investment	$138.0	$114.6

See accompanying notes to financial statements

VANTICO GROUP S.A.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Dollars in Millions)

			Predecessor Company	Predecessor Company
	Year Ended December 31, 2004	Six Months Ended December 31, 2003	Six Months Ended June 30, 2003	Year Ended December 31, 2002
OPERATING INCOME (EXPENSE)
General and administrative	$—	$—	$0.4	$(1.6)
Realized and unrealized (loss) gain on foreign exchange	—	—	(16.2)	6.6
Realized and unrealized gain (loss) on foreign exchange—affiliates	9.8	9.2	15.1	(10.8)

INCOME (LOSS) FROM OPERATIONS	9.8	9.2	(0.7)	(5.8)
OTHER INCOME (EXPENSE)
Interest expense	—	—	(18.7)	(30.7)
Interest income—affiliates, net	12.2	5.1	16.2	32.2
Interest expense—affiliates, net	(1.1)	(0.5)	(2.6)	—
Other income—affiliates, net	—	—	0.4	(2.4)
Other expenses	—	—	(0.9)	(0.4)

INCOME (LOSS) BEFORE INCOME TAXES	20.9	13.8	(6.3)	(7.1)
Income tax expense	2.9	4.1	0.3	—

Net income (loss)	18.0	9.7	(6.6)	(7.1)
Other comprehensive loss	—	—	(1.2)	(1.3)

Comprehensive income (loss)	$18.0	$9.7	$(7.8)	$(8.4)

See accompanying notes to financial statements

VANTICO GROUP S.A.

STATEMENTS OF PARENT COMPANY INVESTMENT (LIABILITY AND DEFICIENCY OF ASSETS)

(Dollars in Millions)

Predecessor Parent Company:
Balance, January 1, 2002	$3.4
Net loss	(7.1)
Parent capital redemption—noncash	(52.0)
Parent capital contribution	34.0
Other comprehensive loss	(1.3)

Balance, December 31, 2002	(23.0)
Net loss	(6.6)
Other comprehensive loss	(1.2)

Balance, June 30, 2003	$(30.8)

Successor Parent Company:
Fair value of net assets at June 30, 2003	$89.7
Net income	9.7

Balance, January 1, 2004	99.4
Net income	18.0

Balance, December 31, 2004	$117.4

See accompanying notes to financial statements

VANTICO GROUP S.A.

STATEMENTS OF CASH FLOWS

(Dollars in Millions)

			Predecessor Company
	Year Ended December 31, 2004	Six Months Ended December 31, 2003	Six Months Ended June 30, 2003	Year Ended December 31, 2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$18.0	$9.7	$(6.6)	$(7.1)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Deferred income taxes	2.9	4.1	—	—
Gain on foreign currency transactions	(9.8)	—	—	—
Changes in operating assets and liabilities:
Accounts receivable—affiliates	(1.7)	(7.9)	(17.9)	0.9
Accounts payable—affiliates	5.3	3.4	1.4	(0.6)
Income tax payable	—	—	(0.3)	—
Interest payable	—	—	17.9	2.4
Advances (to) from affiliates	(14.7)	(0.3)	1.1	1.1
Loans (to) from affiliates	—	(7.1)	(11.4)	(41.3)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	—	1.9	(15.8)	(44.6)
CASH FLOWS FROM FINANCING ACTIVITIES
Parent capital contribution	—	—	—	34.0
Net change in short term debt	—	(0.7)	0.7	—
Payments on long-term debt	—	(1.2)	—	—
Proceeds on long-term debt	—	—	15.0	10.3
Debt issuance costs	—	—	0.1	0.2

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	—	(1.9)	15.8	44.5
EFFECT OF FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	—	—	—	0.1

DECREASE IN CASH AND CASH EQUIVALENTS	—	—	—	—
CASH AND CASH EQUIVALENTS—beginning of period	—	—	—	—

CASH AND CASH EQUIVALENTS—end of period	$—	$—	$—	$—

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$—	$—	$—	$14.1
Cash (paid) received for income taxes	$—	$—	$—	$—

Non cash transaction:

        On June 30, 2003, the Company sold its interest in Vantico International S.á.r.l in exchange for an intercompany loan of €72.8 million.

See accompanying notes to financial statements

VANTICO GROUP S.A.

NOTES TO FINANCIAL STATEMENTS

1.    General

        Vantico Group S.A. (the "Company") was incorporated in Luxembourg on November 29, 1999 as a special purpose holding company for the purpose of acquiring and holding an investment in Vantico International S.á.r.l. The Company is a wholly-owned subsidiary of Huntsman Advanced Materials LLC. Huntsman Advanced Materials LLC (including its subsidiaries, unless the context otherwise requires, "AdMat") is a leading global producer and marketer of technologically advanced specialty chemicals used in a wide variety of industrial and consumer applications. AdMat provides its customers with (1) formulated polymer systems based on epoxy, polyurethane, acrylic and other materials, (2) complex chemicals and additives, and (3) basic and advanced epoxy resin compounds, all of which are used to address customer-specific application needs. AdMat's products are utilized in a wide variety of applications, such as surface technologies, electrical materials, structural composites, adhesives, tooling and modeling materials and electronics materials. AdMat operates 14 manufacturing facilities worldwide, including facilities in North America, South America, Europe and Asia. AdMat operates in one business segment.

        In conjunction with the acquisition of the Company, as further described below, its subsidiary was transferred to AdMat. As a result of this transfer, and in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," the accompanying financial statements present the operations of the Company as if this transfer had occurred on January 1, 2002. For periods prior to the acquisition, Vantico Group S.A., is referred to as the "Predecessor Company."

        AdMat is a Delaware limited liability company, 90.3% of its membership interests are indirectly owned by Huntsman Corporation through Huntsman Advanced Materials Holdings LLC, a Delaware limited liability company ("AdMat Holdings") and Huntsman Advanced Materials Investment LLC, a Delaware limited liability company ("AdMat Investment") and the balance of the membership interests are held indirectly by third parties, including SISU Capital Limited ("SISU"), a private investment firm based in London, U.K.

        On June 30, 2003, a predecessor of Huntsman Corporation, Huntsman Holdings LLC ("Huntsman Holdings") and other equity affiliates of Huntsman Holdings completed a restructuring and business combination involving Vantico Group S.A. (collectively with its subsidiaries, unless the context otherwise requires, "Vantico"), whereby ownership of the equity of Vantico was transferred to the AdMat (the "AdMat Transaction"). In connection with the AdMat Transaction, AdMat issued $250 million aggregate principal amount of its 11% Senior Secured Notes due 2010 (the "Fixed Rate Notes") and $100 million aggregate principal amount of its Senior Secured Floating Rate Notes due 2008 at a discount of 2%, or for $98 million (the "Floating Rate Notes" and, collectively with the Fixed Rate Notes, the "Senior Secured Notes"). Proceeds from the issuance of the Senior Secured Notes, and contributions of equity, were used to repay the senior secured credit facilities of Vantico (the "Vantico Credit Facilities"). Also in connection with the AdMat Transaction, AdMat entered into a $60 million senior secured revolving credit facility (the "Revolving Credit Facility"). The AdMat Transaction was completed as follows:

  •
  MatlinPatterson Global Opportunities Partners, L.P. and its affiliates ("MatlinPatterson") and SISU, as holders of the majority of the Vantico Senior Notes, exchanged their Vantico Senior Notes for equity in AdMat Holdings;

  •
  MatlinPatterson and SISU contributed cash of approximately $165 million prior to June 30, 2003 for equity of AdMat Holdings;

  •
  Morgan Greenfell Private Equity ("MGPE") exchanged its interest as lender under an existing bridge loan to Vantico for equity in AdMat Holdings;

  •
  AdMat Holdings contributed cash, its interest in the bridge loan and the Vantico Senior Notes to the Company in exchange for equity of the Company;

  •
  AdMat acquired substantially all of the remaining Vantico Senior Notes for cash of $22.7 million;

  •
  AdMat purchased 100% of the outstanding Vantico senior secured credit facilities (the Vantico Credit Facilities") and other credit facilities, including a revolving facility and a restructuring facility directly from the lender for $432.3 million, with the proceeds of the equity infusion, together with the proceeds from the issuance of $350 million of senior secured notes;

  •
  AdMat exchanged substantially all the Vantico Senior Notes and its interest under the bridge loan, valued at $67.8 million, for equity in Vantico, acquiring all of the outstanding equity interests in Vantico; and

  •
  MatlinPatterson caused its interest in AdMat Holdings to be contributed to Huntsman Holdings in exchange for additional equity in Huntsman Holdings (accordingly, AdMat is an indirect subsidiary of Huntsman Corporation).

        In connection with the AdMat Transaction, AdMat has estimated the fair value of the assets acquired. The allocation of the purchase price is summarized as follows (dollars in millions):

AdMat
Current assets (including cash of $34.7)	$415.8
Curent liabilities	(239.8)
Property, plant and equipment	397.4
Intangible assets	34.9
Deferred tax	(8.6)
Other noncurrent assets	44.2
Other noncurrent liabilities	(122.1)

Net assets acquired	$521.8

The Company
Current assets	$2.7
Curent liabilities	(12.5)
Deferred tax	16.7
Other noncurrent assets	84.0
Long-term debt	(1.2)

Net assets acquired	$89.7

        AdMat accounted for the AdMat Transaction as a purchase business combination; accordingly, the operating results prior to July 1, 2003 present the results of operations and cash flows of the Predecessor Company. The results of operations and cash flows of the Company for the year ended

December 31, 2004 and for the six months ended December 31, 2003 are not comparable to the historical financial statements of the Predecessor Company.

2.    Summary of Significant Accounting Policies

  Use of Estimates

        The preparation of financial statements by the Company in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Significant management estimates include, among others, allocation of the transaction consideration to the assets and liabilities of the Company, income taxes and valuation allowances for deferred tax assets.

  Accounts Receivable—affiliates

        Accounts receivable are recorded at their net realizable value. There is no allowance for doubtful accounts as of December 31, 2004 and 2003.

  Income Taxes

        The Company uses the asset and liability method of accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial and tax reporting purposes. The Company evaluates the resulting deferred tax assets to determine whether it is more likely than not that they will be realized. A valuation allowance has been established against a significant portion of the Company's deferred tax assets due to the uncertainty of realization.

  Financial Instruments

        The carrying amount reported in the balance sheet for cash and cash equivalents, accounts receivable, advances to affiliates, and accounts payable approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying value of the Company's long-term receivables and debt approximates fair value since the interest rate is similar to loans that would be made to borrowers with similar credit ratings.

  Derivatives and Hedging Activities

        The Company is exposed to market risk in the form of foreign exchange rates, in particular to movements in the Swiss franc or Euro against the U.S. dollar.

        The Company has no financial instruments or other contracts that are derivatives.

  Foreign Currency Translation

        The functional currency of the Company and the Predecessor Company is the U.S. dollar and the Swiss franc, respectively. Accordingly, assets and liabilities are translated at rates prevailing at the balance sheet date. Revenues, expenses, gains and losses are translated at a weighted average rate for the period. Gains and losses from translation to the U.S. dollar from the local currency are included in the statements of operations of the Company.

  Parent Company Investment

        Parent company investment represents net capital invested by the Company's parent.

  Recently Adopted Financial Accounting Standards

        In January 2003, the Financial Accounting Standards Board ("FASB") issued Financial Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities." FIN 46 addresses the requirements for business enterprises to consolidate related entities, for which they do not have controlling interests through voting or other rights, if they are determined to be the primary beneficiary as a result of variable economic interests. Transfers to a qualifying special purpose entity are not subject to this interpretation. In December 2003, the FASB issued a complete replacement of FIN 46 (FIN 46R), to clarify certain complexities. The Company adopted this financial interpretation on January 1, 2005. The impact of FIN 46R on the Company's financial statements was not material.

        Other accounting pronouncements that have been issued subsequent to December 31, 2003 and become effective in the years beginning after December 31, 2004 are not expected to have any significant effect on the Company's financial positions or results of operations.

3.    Accounts Receivable—affiliates

        Accounts receivable—affiliates (including advances to affiliates) as of December 31, 2004 and 2003 consisted of the following (dollars in millions):

	December 31, 2004	December 31, 2003
Huntsman Advanced Materials LLC	$4.4	$7.0
Vantico International Sarl	22.5	2.9

Total	$26.9	$9.9

4.    Loans Receivable—affiliates

        Loans receivable—affiliates as of December 31, 2004 and 2003 consisted of the following (dollars in millions):

	December 31, 2004	December 31, 2003
Huntsman Advanced Materials LLC (denominated in Euros)	$99.2	$91.3

Total	$99.2	$91.3

        All loans with affiliates are due on demand. Interest is accrued based on the weighted average effective rate of the parent company's third-party debt adjusted for local law requirements and financing fees (12.25% at December 31, 2004).

5.    Accounts Payable—affiliates and Interest Payable

        Accounts payable—affiliates as of December 31, 2004 and 2003 consisted of the following (dollars in millions):

	December 31, 2004	December 31, 2003
Vantico International Sarl	$20.5	$15.1

6.    Long-Term Debt

        Long-term debt outstanding as of December 31, 2004 and December 31, 2003 is as follows (dollars in millions):

	December 31, 2004	December 31, 2003
Vantico Senior Notes (denominated in EUR)	$0.1	$0.1

  Vantico Senior Notes

        On August 1, 2000, Vantico issued €250 million of the Vantico Senior Notes. The Vantico Senior Notes bear interest at 12%, are due 2010 and are unsecured subordinated debt obligations. Interest on the Vantico Senior Notes is payable on the notes semi-annually on February 1 and August 1, commencing February 2001. Pursuant to the indenture governing the Vantico Senior Notes, Vantico was also required to comply with certain financial and non-financial covenants. The covenants included, among others, limitations on the payment of dividends, incurring additional indebtedness and expanding into unrelated businesses. In connection with the AdMat Transaction, approximately 99.6% of the Vantico Senior Notes were converted to equity. Subsequent to June 30, 2003, the remaining approximately 0.4% of the Vantico Senior Notes were reinstated, and, on September 10, 2003, pursuant to a change of control provision in the indenture, substantially all of the outstanding Vantico Senior Notes were purchased at 101% plus accrued interest and were then cancelled. Less than $0.1 million of the Vantico Senior Notes were outstanding as of December 31, 2004. In connection with the AdMat Transaction, Vantico entered into a supplemental indenture, pursuant to which most of the covenants contained in the indenture were eliminated.

7.    Related Party Transactions

        The Company's related-party transactions are solely with AdMat subsidiaries. A summary of these transactions between the Company or the Predecessor Company and other AdMat subsidiaries are as follows (dollars in millions):

			Predecessor Company
	Year Ended December 31, 2004	Six Months Ended December 31, 2003	Six Months Ended June 30, 2003	Year Ended December 31, 2002
Interest income—affiliates	$12.2	$5.1	$16.2	$32.2
Interest expense—affiliates	1.1	0.5	2.6	—
Management Fees Charged	—	—	—	2.4
Management Fees Earned	—	—	0.4	—

8.    Income Taxes

        The following is a summary of the Company's provision for current and deferred income taxes (dollars in millions):

			Predecessor Company
	For the Year Ended December 31, 2004	For the Six Months Ended December 31, 2003	For the Six Months Ended June 30, 2003	For the Year Ended December 31, 2002
Income tax expense:
Current	$—	$—	$0.3	$—
Deferred	2.9	4.1	—	—

Total	$2.9	$4.1	$0.3	$—

        The following schedule reconciles the differences between income taxes at the statutory rate to the Company's provision (benefit) for income taxes (dollars in millions):

			Predecessor Company
	For the Year Ended December 31, 2004	For the Six Months Ended December 31, 2003	For the Six Months Ended June 30, 2003	For the Year Ended December 31, 2002
Statutory rate (Luxembourg)	30.4%	30.4%	30.4%	30.4%

Income (loss) before income tax	$20.9	$13.8	$(6.3)	$(7.1)

Expected expense (benefit) at statutory rate	$6.4	$4.2	$(1.9)	$(2.2)
Change resulting from:
Foreign currency exchange differences not impacting statement of operations	(5.8)	—	(1.3)	1.4
Write down of investments	—	(0.1)	(33.3)	—
Other	2.3	—	0.3	(0.1)
Increase in valuation allowance	—	—	36.5	0.9

Total income tax expense	$2.9	$4.1	$0.3	$—

Effective tax rate	13.9%	29.7%	(4.8)%	—

        Components of deferred income tax assets and liabilities are as follows (dollars in millions):

	December 31, 2004	December 31, 2003
Deferred income tax assets:
Net operating loss carryforward	$235.0	$216.5
Other	—	—

Total	235.0	216.5

Net deferred tax asset before valuation allowance	235.0	216.5
Valuation allowance	(223.1)	(203.1)

Net deferred tax asset	$11.9	$13.4

        As of December 31, 2004, the Company has net operating loss carryforwards ("NOLs") of approximately $787.7 million. The NOLs have no expiration date. The Company is currently exploring initiatives that may result in its dissolution. The net operating loss carryforwards of this entity will be lost if this entity is dissolved.

        The Company has a valuation allowance against substantially all of its NOLs. If the valuation allowance is reversed, the tax benefit for these items will be allocated to income tax expense on the statement of operations.

9.    Other Comprehensive Income (Loss)

        Other comprehensive loss for the six months ended June 30, 2003 and for the year ended December 31, 2002 consist of foreign currency translation adjustments.

10.    Commitments and Contingencies

        The Company is involved in litigation from time to time in the ordinary course of its business. In management's opinion, after consideration of indemnifications, none of such litigation is material to Company's financial condition or results of operations.

 INDEPENDENT AUDITORS' REPORT

To the Parent Company of
Vantico International S.à.r.l.:

        We have audited the accompanying consolidated balance sheets of Vantico International S.à.r.l. as of December 31, 2004 and 2003 (the "Company") and the related consolidated statements of operations and comprehensive income, Parent Company Investment, and cash flows for the year ended December 31, 2004 and the six months ended December 31, 2003 and the related combined statements of operations and comprehensive loss, Parent Company Investment (Liability and Deficiency of Assets), and cash flows of Vantico International S.à.r.l for the six months ended June 30, 2003 and for the year ended December 31, 2002 (the "Predecessor Company"). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As discussed in Note 1 to the financial statements, a majority of the Predecessor Company's subsidiaries were transferred to Huntsman Advanced Materials LLC or other wholly-owned subsidiaries of Huntsman Advanced Materials LLC in connection with the June 30, 2003 acquisition of the Predecessor Company by Huntsman Advanced Materials LLC. As a result of those transfers and in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, the accompanying financial statements present the operations of the Company as if these transfers had occurred on January 1, 2002.

        In our opinion, the Company's consolidated financial statements present fairly, in all material respects, the financial position of Vantico International S.à.r.l at December 31, 2004 and 2003 and the results of its operations and cash flows for the year ended December 31, 2004 and the six months ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the Predecessor Company's financial statements present fairly, in all material respects, the results of the Predecessor Company's operations and its cash flows for the six months ended June 30, 2003 and for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE S.A.

Edouard Schmit, Partner

Luxembourg
April 1, 2005

 VANTICO INTERNATIONAL S.À.R.L

CONSOLIDATED BALANCE SHEETS

(Dollars in Millions)

	December 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$69.7	$41.5
Accounts receivable, net	6.2	4.7
Accounts receivable—affiliates	53.1	83.6
Advances to affiliates	136.5	87.4
Inventories, net	3.0	4.0
Deferred income taxes	0.7	7.6
Prepaid expenses	0.7	1.1

Total current assets	269.9	229.9
Property, plant and equipment, net	13.5	12.9
Other intangible assets, net	0.3	—
Deferred income taxes	6.5	—
Loans receivable—affiliates	337.5	264.6

Total assets	$627.7	$507.4

LIABILITIES AND PARENT COMPANY INVESTMENT
Current liabilities:
Accounts payable	$0.8	$2.5
Accounts payable—affiliates	23.2	36.4
Income taxes payable	—	0.7
Accrued liabilities	1.4	4.7
Advances from affiliates	152.9	89.3

Total current liabilities	178.3	133.6
Loans from affiliates	143.8	132.1
Deferred income taxes	0.5	0.5
Other noncurrent liabilities	1.3	1.0

Total liabilities	323.9	267.2
Commitments and contingencies (Notes 13 and 14)
Minority interest	1.3	0.4
Parent company investment	302.5	239.8

Total liabilities and parent company investment	$627.7	$507.4

See accompanying notes to consolidated financial statements

 VANTICO INTERNATIONAL S.À.R.L

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Dollars in Millions)

			Predecessor Company	Predecessor Company
	Year Ended December 31, 2004	Six Months Ended December 31, 2003	Six Months Ended June 30, 2003	Year Ended December 31, 2002
REVENUE	$57.7	$21.6	$21.6	$32.4
COST OF GOODS SOLD	48.1	18.7	18.3	26.8

GROSS PROFIT	9.6	2.9	3.3	5.6
EXPENSES (CREDITS)
General and administrative	(0.2)	0.4	7.3	24.4
Marketing and distribution	1.9	0.6	0.7	0.9
Legal and contracts settlement credits	(8.5)	—	—	—

Total operating (credits) expenses	(6.8)	1.0	8.0	25.3
INCOME (LOSS) FROM OPERATIONS	16.4	1.9	(4.7)	(19.7)
OTHER INCOME (EXPENSE)
Realized and unrealized gain (loss) on foreign exchange	(0.5)	0.1	(0.7)	(1.7)
Realized and unrealized gain (loss) on foreign exchange—affiliates	26.9	0.2	(0.4)	1.4
Interest expense	(0.2)	(0.3)	(2.1)	(8.2)
Interest income	0.7	0.3	0.1	1.2
Gain on sale of marketable securities	—	—	—	8.2
Write-off of share/debenture
issuance costs	—	—	(0.7)	(1.1)
Interest income—affiliates	46.8	20.4	23.7	16.3
Interest expense—affiliates	(19.1)	(11.9)	(45.1)	(10.4)
Other expense, net	(1.0)	—	(0.8)	(2.3)

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	70.0	10.7	(30.7)	(16.3)
Income tax expense (benefit)	1.8	3.3	(4.9)	0.9
Minority interest	0.9	0.1	0.2	(0.1)

Net income (loss)	67.3	7.3	(26.0)	(17.1)
Other comprehensive (loss) income	(4.6)	14.9	(0.3)	1.4

Comprehensive income (loss)	$62.7	$22.2	$(26.3)	$(15.7)

See accompanying notes to consolidated financial statements

 VANTICO INTERNATIONAL S.À.R.L

CONSOLIDATED STATEMENTS OF PARENT COMPANY INVESTMENT
(LIABILITY AND DEFICIENCY OF ASSETS)

(Dollars in Millions)

Predecessor Parent Company Investment:
Balance, January 1, 2002	$23.8
Net loss	(17.1)
Other comprehensive income	1.4

Balance, December 31, 2002	8.1
Net loss	(26.0)
Other comprehensive loss	(0.3)

Balance, June 30, 2003	$(18.2)

Successor Parent Company Investment:
Fair value of net assets at June 30, 2003	$217.6
Net income	7.3
Other comprehensive income	14.9

Balance, December 31, 2003	239.8
Net income	67.3
Other comprehensive loss	(4.6)

Balance, December 31, 2004	$302.5

See accompanying notes to consolidated financial statements

 VANTICO INTERNATIONAL S.À.R.L

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Millions)

			Predecessor Company
	Year Ended December 31, 2004	Six Months Ended December 31, 2003	Six Months Ended June 30, 2003	Year Ended December 31, 2002
Cash Flows From Operating Activities:
Net income (loss)	$67.3	$7.3	$(26.0)	$(17.1)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	0.7	0.4	0.6	1.2
Provision for bad debt	(0.1)	—	(0.1)	(0.1)
Provision for slow moving inventories	—	0.1	—	—
Deferred income taxes	0.8	2.9	(6.1)	—
Minority interest	0.9	0.1	0.2	(0.1)
Impairment of property, plant and equipment and other intangible assets	—	—	—	0.3
Unrealized (gain) loss on foreign currency transactions	(26.4)	0.9	—	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1.0)	(32.7)	(6.8)	60.8
Prepaid expenses	0.4	0.8	0.3	0.1
Inventories	1.1	(1.0)	(0.2)	(0.7)
Advances to affiliates	38.6	(12.4)	(239.5)	(81.3)
Loans from (to) affiliates	(47.5)	38.8	—	(14.7)
Accounts payable	(1.8)	22.7	0.9	0.7
Accrued expenses	(3.7)	(4.3)	0.7	(0.6)
Other noncurrent liabilities	0.3	0.1	1.2	0.3

Net cash (used in) provided by operating activities	29.6	23.7	(274.8)	(51.2)

Investing Activities:
Capital expenditures	(0.8)	—	—	—
Acquired cash from AdMat transaction	—	17.2	—	—
Proceeds from sale of short term investments	—	—	—	17.5

Net cash (used in) provided by investing activities	(0.8)	17.2	—	17.5

Financing Activities:
Proceeds from long-term debt	—	—	258.8	33.2
Payments on long-term debt	—	—	—	(5.2)
Decrease in short-term debt, net	—	(1.9)	—	—

Net cash provided by (used in) financing activities	—	(1.9)	258.8	28.0

Effect of exchange rate changes on cash	(0.6)	2.5	6.1	13.9

Increase (decrease) in cash and cash equivalents	28.2	41.5	(9.9)	8.2
Cash and cash equivalents at beginning of period	41.5	—	27.1	18.9

Cash and cash equivalents at end of period	$69.7	$41.5	$17.2	$27.1

Supplemental cash flow information:
Cash paid for interest	$—	$0.1	$1.5	$8.8
Cash (paid) received for income taxes	$(0.4)	$0.1	$1.2	$0.2

Supplemental non-cash financing and investing activities:

        On June 30, 2003, the Company's parent effectively acquired the Vantico business for cash and debt for stock transaction. For further information see "Note 1—Basis of Presentation" of the accompanying notes to consolidated financial statements.

See accompanying notes to consolidated financial statements.

 VANTICO INTERNATIONAL S.À.R.L

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Basis of Presentations

        Vantico International S.à r.l (including its subsidiaries, unless the context otherwise requires, the "Company") is an indirect, wholly-owned subsidiary of Huntsman Advanced Materials LLC. Huntsman Advanced Materials LLC (including its subsidiaries, unless the context otherwise requires, "AdMat") is a leading global producer and marketer of technologically advanced specialty chemicals used in a wide variety of industrial and consumer applications. AdMat provides its customers with (1) formulated polymer systems based on epoxy, polyurethane, acrylic and other materials, (2) complex chemicals and additives, and (3) basic and advanced epoxy resin compounds, all of which are used to address customer-specific application needs. AdMat's products are utilized in a wide variety of applications, such as surface technologies, electrical materials, structural composites, adhesives, tooling and modeling materials and electronics materials. AdMat operates 15 manufacturing facilities worldwide, including facilities in North America, South America, Europe and Asia. AdMat operates in one business segment.

        In conjunction with the acquisition of the Company, as further described below, a majority of its subsidiaries were transferred to AdMat or other wholly-owned subsidiaries of AdMat. As a result of those transfers and in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," the accompanying financial statements present the operations of the Company as if these transfers had occurred on January 1, 2002. For periods prior to the acquisition, Vantico International S.à r.l is referred to as the "Predecessor Company." Subsidiaries of the Company include: Huntsman Advanced Materials (India) Prifate Limited and Petro Araldite Private Limited (collectively, the "Operating Subsidiaries"). These subsidiaries manufacture and distribute the products described above. Exclusive of its subsidiaries, the Company, is a holding company with no independent business operations or assets other than its holding of cash and cash equivalents and investments in and loans to affiliated companies.

        AdMat is a Delaware limited liability company, 90.3% of of its membership interests are indirectly owned by Huntsman Corporation through Huntsman Advanced Materials Holdings LLC, a Delaware limited liability company ("AdMat Holdings") and Huntsman Advanced Materials Investment LLC, a Delaware limited liability company ("AdMat Investment") and the balance of the membership interests are held indirectly by third parties, including SISU Capital Limited ("SISU"), a private investment firm based in London, U.K.

        On June 30, 2003, a predecessor of Huntsman Corporation, Huntsman Holdings LLC ("Huntsman Holdings") and other equity affiliates of Huntsman Holdings completed a restructuring and business combination involving Vantico Group S.A. (collectively with its subsidiaries, unless the context otherwise requires, "Vantico"), whereby ownership of the equity of Vantico was transferred to the AdMat (the "AdMat Transaction"). In connection with the AdMat Transaction, AdMat issued $250 million aggregate principal amount of its 11% Senior Secured Notes due 2010 (the "Fixed Rate Notes") and $100 million aggregate principal amount of its Senior Secured Floating Rate Notes due 2008 at a discount of 2%, or for $98 million (the "Floating Rate Notes" and, collectively with the Fixed Rate Notes, the "Senior Secured Notes"). Proceeds from the issuance of the Senior Secured Notes, and contributions of equity, were used to repay the senior secured credit facilities of Vantico (the "Vantico Credit Facilities"). Also in connection with the AdMat Transaction, AdMat entered into a $60 million senior secured revolving credit facility (the "Revolving Credit Facility"). The AdMat Transaction was completed as follows:

  •
  MatlinPatterson Global Opportunities Partners, L.P. and its affiliates ("MatlinPatterson") and SISU, as holders of the majority of the Vantico Senior Notes, exchanged their Vantico Senior Notes for equity in AdMat Holdings;

  •
  MatlinPatterson and SISU contributed cash of approximately $165 million prior to June 30, 2003 for equity of AdMat Holdings;

  •
  Morgan Greenfell Private Equity ("MGPE") exchanged its interest as lender under an existing bridge loan to Vantico for equity in AdMat Holdings;

  •
  AdMat Holdings contributed cash, its interest in the bridge loan and the Vantico Senior Notes to AdMat in exchange for equity of AdMat;

  •
  AdMat acquired substantially all of the remaining Vantico Senior Notes for cash of $22.7 million;

  •
  AdMat purchased 100% of the outstanding Vantico senior secured credit facilities (the "Vantico Credit Facilities") and other credit facilities, including a revolving facility and a restructuring facility directly from the lender for $432.3 million, with the proceeds of the equity infusion, together with the proceeds from the issuance of $350 million of senior secured notes;

  •
  AdMat exchanged substantially all the Vantico Senior Notes and its interest under the bridge loan, valued at $67.8 million, for equity in Vantico, acquiring all of the outstanding equity interests in Vantico; and

  •
  MatlinPatterson caused its interest in AdMat Holdings to be contributed to Huntsman Holdings in exchange for additional equity in Huntsman Holdings (accordingly, AdMat is an indirect subsidiary of Huntsman Corporation).

        In connection with the AdMat Transaction, AdMat has estimated the fair value of the assets acquired. The allocation of the purchase price is summarized as follows (dollars in millions):

AdMat
Current assets (including cash of $34.7)	$415.8
Current liabilities	(239.8)
Property, plant and equipment	397.4
Intangible assets	34.9
Deferred tax	(8.6)
Other noncurrent assets	44.2
Other noncurrent liabilities	(122.1)

Net assets acquired	$521.8

The Company
Current assets	$198.7
Current liabilities	(165.4)
Property, plant and equipment	12.9
Deferred tax	9.3
Other noncurrent assets	205.4
Other noncurrent liabilities	(0.7)
Long-term debt	(42.3)
Minority interest	(0.7)

Net assets acquired	$217.2

        AdMat accounted for the AdMat Transaction as a purchase business combination; accordingly, the operating results prior to July 1, 2003 present the results of operations and cash flows of the Predecessor Company. The results of operations and cash flows of the Company for the year ended December 31, 2004 and the six months ended December 31, 2003 are not comparable to the historical financial statements of the Predecessor Company.

2.    Summary of Significant Accounting Policies

  Principles of Consolidation

        The consolidated financial statements of the Company include its majority owned subsidiaries. Intercompany transactions and balances are eliminated.

  Revenue Recognition

        Revenue is recognized (i) when a sales arrangement exists (ii) upon shipment of goods to customers, at which time legal and economic title passes, (iii) when the sales price is fixed or determinable, and (iv) when collectability of revenue is reasonably assured. Revenue is recorded net of sales-related taxes. The Company classifies amounts billed for shipping and handling within revenues.

  Cost of Goods Sold

        The Company classifies the costs of manufacturing and distributing products as cost of goods sold. Manufacturing costs include variable costs, primarily raw materials and energy, and fixed expenses directly associated with production. Fixed manufacturing costs include, among other things, plant site operating costs and overhead, production planning and logistics, repair and maintenance, plant site purchasing costs, and engineering and technical support costs. Included in cost of goods sold are distribution, freight, and warehousing costs.

  Use of Estimates

        The preparation of financial statements by the Company in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Significant management estimates include, among others, allocation of the transaction consideration to the assets and liabilities of the Company, allowance for doubtful receivables and obsolete and slow moving inventories, estimates of future cash flows associated with assets, asset impairments, useful lives for depreciation and amortization, loss contingencies, environmental remediation and compliance expenses, and income taxes and valuation allowances for deferred tax assets.

  Cash and Cash Equivalents

        For purposes of the statements of cash flows, the Company considers cash in checking accounts and cash in short-term highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

  Accounts Receivable

        Accounts receivable are recorded at their net realizable value after deducting an allowance for doubtful accounts. Such deductions reflect either specific cases or estimates based on historical evidence of collectibility.

  Inventories

        Inventories are stated at the lower of cost or market using the first-in, first-out ("FIFO") method. Costs include all costs of production, including applicable portions of plant overhead. An allowance is recognized for obsolete and slow moving inventories.

  Property, Plant and Equipment

        Property, plant and equipment of the Company are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the following estimated useful lives as follows:

Buildings	20-50 years
Plant and equipment	10-20 years
Office furniture and other equipment	3-10 years

        Upon disposal of assets, the costs and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in income. Normal maintenance and repairs of all other plant and equipment are charged to expense as incurred. Renewals, betterments and major repairs that materially extend the useful life of the assets are capitalized, and the asset replaced, if any, are retired.

  Carrying Value of Long-Lived Assets

        Upon the occurrence of a triggering event, the Company evaluates the carrying value of long-lived assets based upon current and anticipated undiscounted cash flows. An impairment is recognized if such estimated cash flows are less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between carrying value and fair value.

  Financial Instruments

        The carrying amount reported in the balance sheet for cash and cash equivalents, accounts receivable, advances to affiliates, accounts payable, and advances from affiliates, approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying value of the Company's long-term debt and receivables approximates fair value since the notes are due on demand.

  Income Taxes

        The Company uses the asset and liability method of accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial and tax reporting purposes. The Company evaluates the resulting deferred tax assets to determine whether it is more likely than not that they will be realized. A valuation allowance has been established against a significant portion of the Company's deferred tax assets due to the uncertainty of realization.

  Derivatives and Hedging Activities

        The Company is exposed to market risk in the form of foreign exchange rates, in particular to movements in the Swiss franc, euro, Indian rupee, Japanese yen, Australian dollar or GBP Sterling against the U.S. dollar.

        The Company has no financial instruments or other contracts that are derivatives.

  Environmental Expenditures

        Environmental related restoration and remediation costs and governmental assessments are recorded as liabilities and expensed when site restoration and environmental remediation, clean-up and assessment obligations are either known or considered probable and the related costs can be reasonably estimated. Other environmental expenditures, which are principally maintenance or preventative in nature, are recorded when expended and are expensed or capitalized as appropriate.

  Research and Development

        Research and development costs are expensed as incurred.

  Foreign Currency Translation

        The functional currency of the Company and the Predecessor Company is the U.S. dollar and Swiss franc, respectively. The functional currency of the operating subsidiaries is the Indian rupee. Assets and liabilities are translated at rates prevailing at the balance sheet date. Revenues, expenses, gains and losses are translated at a weighted average rate for the period. Gains and losses from translation to the U.S. dollar from the local currency are included in the consolidated statements of operations and comprehensive income (loss).

  Concentration of Credit Risk

        Trade receivables primarily result from the core business and reflect a broad customer base. Credit limits, ongoing credit evaluation and account monitoring procedures are utilized to minimize the risk of loss.

        Cash and cash equivalents are placed with high credit quality financial institutions and, by policy, the amount of credit exposure to any one financial institution is limited.

  Reclassifications

        Certain amounts in the consolidated financial statements for prior periods have been reclassified to conform to current period presentation.

  Recently Adopted Financial Accounting Standards

        In January 2003, the Financial Accounting Standards Board ("FASB") issued Financial Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities." FIN 46 addresses the requirements for business enterprises to consolidate related entities, for which they do not have controlling interests through voting or other rights, if they are determined to be the primary beneficiary as a result of variable economic interests. Transfers to a qualifying special purpose entity are not subject to this interpretation. In December 2003, the FASB issued a complete replacement of FIN 46 (FIN 46R), to clarify certain complexities. The Company adopted this financial interpretation on January 1, 2005. The impact of FIN 46R on the Company's financial statements was not material.

        In November 2004, the FASB issued SFAS No. 151, "Inventory Costs—an amendment of ARB No. 43." SFAS No. 151 requires abnormal amounts of idle facility expense, freight, handling costs, and wasted material to be recognized as current-period charges. It also requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The requirements of the standard will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company is reviewing SFAS No. 151 to determine the statement's impact on its consolidated financial statements.

        Other accounting pronouncements that have been issued subsequent to December 31, 2003 and become effective in the years beginning after December 31, 2004 are not expected to have any significant effect on the Company's financial positions or results of operations.

3.    Accounts Receivable—affiliates

        Accounts receivable—affiliates as of December 31, 2004 and 2003 consisted of the following (dollars in millions):

	December 31, 2004	December 31, 2003
Vantico Group SA	$20.5	$15.1
Huntsman Advanced Materials GmbH	13.2	35.7
Guangdong Vantico Polymers Co.	1.7	1.5
Huntsman Advanced Materials Americas	1.8	—
Huntsman Advanced Materials Holdings Ltd.	1.1	1.0
Huntsman Advanced Materials Ltd.	0.4	1.4
Huntsman Advanced Materials Management
(Deutschland) GmbH & Co. KG	2.6	14.1
Huntsman Advanced Materials (Belgium) BVBA	5.6	—
Huntsman Advanced Materials (Spain) SL	—	0.7
Huntsman Advanced Materials KK	1.2	1.0
Huntsman Advanced Materials LLC	3.3	7.1
Other	1.7	6.0

Total	$53.1	$83.6

4.    Advances to affiliates

        Advances to affiliates as of December 31, 2004 and 2003 consisted of the following (dollars in millions):

	December 31, 2004	December 31, 2003
Huntsman Advanced Materials FZE	$—	$4.4
Vantico Pty Limited	2.7	6.6
Huntsman Advanced Materials (France) SAS	0.0	3.3
Huntsman Advanced Materials (UK) Limited	9.6	4.4
Huntsman Advanced Materials (Hong Kong) Ltd.	12.0	13.2
Huntsman Advanced Materials (Italy) Srl	0.0	7.4
Huntsman Advanced Materials KK	1.9	9.4
Huntsman Advanced Materials (Taiwan) Corporation	4.1	13.0
Huntsman Advanced Materials (Belgium) BVBA	103.3	—
Huntsman Advanced Materials (Singapore) Pte Ltd.	2.6	—
Huntsman Advanced Materials (Swistzerland) GmbH	—	19.6
Other	0.3	6.1

Total	$136.5	$87.4

        Advances to affiliates consist of short term loans which are due on demand and accrue interest at arms-length LIBOR plus commercial margin for 2004. At December 31, 2004, the weighted average interest rate was 3.77%.

5.    Inventories

        Inventories as of December 31, 2004 and 2003 consisted of the following (dollars in millions):

	December 31, 2004	December 31, 2003
Raw materials and supplies	$0.7	$0.7
Work in progress and finished goods	2.4	3.4

Total	3.1	4.1
Allowance for obsolete and slow moving inventories	(0.1)	(0.1)

Net	$3.0	$4.0

6.    Property, Plant and Equipment

        The cost and accumulated depreciation of property, plant and equipment are as follows (dollars in millions):

	December 31, 2004	December 31, 2003
Buildings	$6.6	$6.3
Plant and equipment	6.7	6.3
Furniture, fixtures and leasehold improvements	1.3	0.7

Total	14.6	13.3
Less accumulated depreciation	(1.1)	(0.4)

Net	$13.5	$12.9

Total depreciation expense was $0.7 million for the year ended December 31, 2004, $0.4 million and $0.6 million for the six months ended December 31, 2003 and June 30, 2003, respectively, and $1.2 million for the year ended December 31, 2002.

7.    Loans Receivable—affiliates

        Loans receivable—affiliates as of December 31, 2004 and 2003 consisted of the following (dollars in millions):

	Currency	December 31, 2004	December 31, 2003
Huntsman Advanced Materials GmbH	CHF/EUR	$53.3	$60.3
Huntsman Advanced Materials (Belgium) BVBA	EUR	81.8	—
Huntsman Advanced Materials KK	JPY	12.1	11.6
Huntsman Advanced Materials SL	EUR	—	11.3
Guangdong Vantico Polymers Co.	US$	4.7	8.2
Huntsman Advanced Materials Quimica Brasil Ltda	US$	1.6	—
Huntsman Advanced Materials Management (Deutschland) GmbH Co. KG	EUR	28.3	77.4
Huntsman Advanced Materials LLC	EUR	149.8	86.3
Other	A$/US$	5.9	9.5

Total		$337.5	$264.6

All loans with affiliates are due on demand and accrue interest at 12.25%. Management does intend to call the loans for payment.

8.    Accounts Payable—affiliates

        Accounts payable—affiliates as of December 31, 2004 and 2003 consisted of the following (dollars in millions):

	December 31, 2004	December 31, 2003
Huntsman Advanced Materials (Belgium) BVBA	$1.9	$—
Huntsman Advanced Materials GmbH	10.9	23.1
Huntsman Advanced Materials LLC	4.7	10.2
Vantico Group SA	4.3	1.4
Other	1.4	1.7

Total	$23.2	$36.4

        Accrued liabilities as of December 31, 2004 and 2003 are $1.4 million and $4.7 million, respectively. Included in accrued liabilities at December 31, 2004 are remaining restructuring liabilities recognized in the June 30, 2003 opening balance sheet of $0.1 million for workforce reductions of three individuals. During the year ended December 31, 2004 we paid $1.0 million, and reversed liabilities in the amount of $0.6 million for reserves that were no longer necessary. The reversal was recorded as a purchase accounting adjustment in accordance with EITF 95-3, "Recognition of liabilities in connection with a purchase business combination". We incurred no charges to the statement of operations for restructuring related activities during 2004.

9.    Advances from affiliates

        Advances from affiliates as of December 31, 2004 and 2003 consisted of the following (dollars in millions):

	December 31, 2004	December 31, 2003
Huntsman Advanced Materials Americas	$23.3	$35.6
Huntsman Advanced Materials GmbH & Co	18.5	7.7
Vantico Group SA	18.2	2.9
Huntsman Advanced Materials LLC	59.9	18.5
Huntsman Advanced Materials GmbH	7.9	—
Huntsman Advanced Materials (Spain) SL	7.5	6.4
Huntsman Advanced Materials (Taiwan) Corporation	—	9.0
Huntsman Advanced Materials (France) SAS	8.3	—
Other	9.3	9.2

Total	$152.9	$89.3

        Advances from affiliates are short term in nature, due on demand, and accrue interest at arms-length LIBOR plus commercial margin for 2004. At December 31, 2004, the weighted average interest rate was 1.29%.

10.    Loans from affiliates

        Loans from affiliates as of December 31, 2004 and 2003 consisted of the following (dollars in millions):

	Currency	December 31, 2004	December 31, 2003
Huntsman Advanced Materials LLC	EUR/CHF	$143.8	$132.1

Total		$143.8	$132.1

        All loans with affiliates are due on demand and accrue interest at 12.25% annually. Management does not believe the loans noted above will be called for repayment within the next year.

11.    Income Taxes

        The following is a summary of current and deferred income taxes (dollars in millions):

			Predecessor Company
	Year Ended December 31, 2004	Six Months Ended December 31, 2003	Six Months Ended June 30, 2003	Year Ended December 31, 2002
Income tax expense (benefit):
Current	$1.0	$0.4	$1.2	$0.9
Deferred	0.8	2.9	(6.1)	—

Total	$1.8	$3.3	$(4.9)	$0.9

The following schedule reconciles the differences between income taxes at the statutory rate to the Company's provision (benefit) for income taxes (dollars in millions):

			Predecessor Company
	Year Ended December 31, 2004	Six Months Ended December 31, 2003	Six Months Ended June 30, 2003	Year Ended December 31, 2002
Luxembourg statutory rate	30.4%	30.4%	30.4%	30.4%

Income (loss) before income taxes, minority interest and cumulative effect of accounting change	$70.0	$10.7	$(30.7)	$(16.3)

Expected expenses (benefit) at statutory rate	$21.3	$3.3	$(9.3)	$(5.0)
Change resulting from:
Exchange differences not impacting statement of operations	(8.9)	—	(3.6)	(11.8)
Non-taxable income	—	—	—	(0.3)
Non-deductible costs	0.1	—	—	0.8
Non-deductible impairment		—	(22.4)	10.8
Income tax rate differential	0.1	—	0.3	0.1
Change in valuation adjustment	(10.8)	—	30.1	6.3

Total income tax expense (benefit)	$1.8	$3.3	$(4.9)	$0.9

Effective tax rate	2.6%	30.4%	16.1%	(5.5)%

        Components of deferred income tax assets and liabilities are as follows (dollars in millions):

	December 31, 2004	December 31, 2003
Deferred income tax assets:
Net operating loss carryforwards	$103.6	$105.3
Accrued liabilities	0.1	0.1
Property, plant and equipment	—	—

Total	103.7	105.4

Deferred income tax liabilities:
Property, plant and equipment	(1.2)	(0.5)
Other	(0.3)	(0.7)

Total	(1.5)	(1.2)

Net deferred tax asset before valuation allowance	102.1	104.2
Valuation allowance	(95.4)	(97.8)

Net deferred tax asset	$6.7	$6.4

Amounts recognized in balance sheet:
Current tax asset	$0.7	$7.6
Current tax liability	—	(0.7)
Noncurrent tax asset	6.5	—
Noncurrent tax liability	(0.5)	(0.5)

Total	$6.7	$6.4

        As of December 31, 2004, the Company has net operating loss carryforwards ("NOLs") of approximately $340.4 million in various jurisdictions. While the majority of the NOLs have no expiration date, $4.7 million have a limited life and begin to expire in 2007. The Company's parent is currently exploring initiatives that may result in its dissolution. Substantially all of the net operating loss carryforwards of this entity will be lost if this entity is dissolved.

        The Company has a valuation allowance against substantially all of its net operating loss carryforwards. If the valuation allowance is reversed, the tax benefit for these items will be allocated to income tax expense on the statement of operations.

        The Company does not provide for income taxes or benefits on the undistributed earnings of its subsidiaries of $3.3 million as earnings are reinvested and, in the opinion of management, will continue to be reinvested indefinitely. Upon distribution of these earnings, certain subsidiaries could possibly be subject to both income taxes and withholding taxes in various jurisdictions. It is not practical to estimate the amount of taxes that might be payable upon such distributions.

12.    Other Comprehensive Income (Loss)

        Other comprehensive income (loss) for the year ended December 31, 2004, the six months ended December 31, 2003 and June 30, 2003 and for the year ended December 31, 2002 consisted of foreign currency translation adjustments.

13.    Commitments and Contingencies

        The Company is involved in litigation from time to time in the ordinary course of its business. In management's opinion, after consideration of indemnifications, none of such litigation is material to Company's financial condition or results of operations.

14.    Environmental Matters

  General

        The Company is subject to extensive laws, regulations, rules and ordinances relating to pollution, protection of the environment and the generation, storage, handling, transportation, treatment, disposal and remediation of hazardous substances and waste materials. In the ordinary course of business, the Company is subject to frequent environmental inspections and monitoring by governmental enforcement authorities. In addition, the Company's production facilities require operating permits that are subject to renewal, modification and, in certain circumstances, revocation. Actual or alleged violations of environmental laws or permit requirements could result in restrictions or prohibitions on plant operations, substantial fines and civil or criminal sanctions. Moreover, changes in environmental regulations could inhibit or interrupt our operations, or require us to change our equipment or operations, and any such changes could have a material adverse effect on our businesses. Accordingly, environmental or regulatory matters may cause the Company to incur significant unanticipated losses, costs or liabilities.

  Environmental Capital Expenditures and Accruals

        Certain agreements executed in connection with the 2000 LBO generally provide for indemnification for environmental pollution existing on the date of acquisition. Liabilities are recorded when site restoration and environmental remediation and clean-up obligations are either known or considered probable and can be reasonably estimated. Liabilities are based upon all available facts, existing technology, past experience and cost-sharing and indemnification arrangements (as to which, the Company considers the viability of other parties).

        Estimates of ultimate future environmental restoration and remediation costs are inherently imprecise due to currently unknown factors such as the magnitude of possible contamination, the timing and extent of such restoration and remediation, the determination of our liability in proportion to other parties, the extent to which such costs are recoverable from insurance, and the extent to which environmental laws and regulations may change in the future. However, it is not anticipated that any future costs will be material to its results of operations or financial position as a result of compliance with current environmental laws and regulations.

15.    Related-Party Transactions

        The Company's related-party transactions are solely with AdMat subsidiaries. Trade sales between the Company and AdMat subsidiaries were based on prices that are generally representative of the market. A summary of these transactions between the Company or the Predecessor Company and other AdMat subsidiaries are as follows (dollars in millions):

			Predecessor Company
	Year Ended December 31, 2004	Six Months Ended December 31, 2003	Six Months Ended June 30, 2003	Year Ended December 31, 2002
Sales	$5.7	$2.3	$3.2	$3.6
Product Purchases	11.8	4.3	2.9	2.9
Interest income—affiliates	46.8	20.4	45.1	10.4
Interest expense—affiliates	19.1	11.9	23.7	16.3
Management Fees Charged	1.2	0.2	2.2	5.8
Management Fees Earned	—	0.7	—	1.5

  Transactions with Equity Affiliates

        The Company purchased approximately $10.0 million, $4.0 million, $5.0 million and $5.0 million of inventory from Tamilnadu Petroproducts Limited (the 24% owner of the Company's 76% owned Indian subsidiary) during the year ended December 31, 2004, the six months ended December 31, 2003 and June 30, 2003, and the year ended December 31, 2002, respectively.

        As of December 31, 2004 and 2003, the Company had payables to Tamilnadu Petroproducts Limited of approximately $0.2 million and $1.0 million, respectively.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.

PROSPECTUS

Huntsman Advanced Materials LLC

Exchange Offer for
$250,000,000 11% Senior Secured Notes due 2010
and
$100,000,000 Senior Secured Floating Rate Notes due 2008

                        , 2005

PART II

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Huntsman Advanced Materials LLC

        The Company, a Delaware limited liability company, is empowered by Section 18-108 of the Delaware Limited Liability Company Act to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

        The Company's Second Amended and Restated Limited Liability Company Agreement (the "Company LLC Agreement") requires the Company to indemnify and hold harmless each manager and officer of the Company and each person serving, at the request of the Company, as an officer or director of any subsidiary of the Company (individually an "Indemnitee") from and against any and all losses arising from any and all claims in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of his or her status as a manager or officer of the Company or a director or officer of any subsidiary of the Company, whether or not the Indemnitee continues to be a manager, officer or director at the time any such liability or expense is paid or incurred, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and in accordance with the terms and provisions of the Company LLC Agreement, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct to be unlawful. However, an Indemnitee is not entitled to indemnification if it is finally determined that such Indemnitee's act or omission constituted willful misconduct or gross negligence. Expenses (including legal fees and disbursements) incurred in defending any proceeding will be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified by the Company as authorized hereunder.

Huntsman Advanced Materials Americas Inc.

        Huntsman Advanced Materials Americas Inc. ("AdMat Americas") is a Delaware corporation. Section 145 ("Section 145") of the Delaware General Corporation Law (the "DGCL") gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Section 145 also provides that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

        Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

        The rights to indemnification and to the advance of expenses provided by Section 145 are not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, any statute, agreement, vote of stockholders or disinterested directors or otherwise both as to action in such person's official capacity and as to action in another capacity while holding such office. The rights to indemnification and to the advance of expenses provided by Section 145 continue as to a person who has ceased to be a director or officer and inure to the benefit of the heirs, executors and administrators of such a person.

        The Bylaws of AdMat Americas provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of AdMat Americas to procure a judgment in its favor) by reason of the fact that he or she is or was a director, officer, employee or agent of AdMat Americas, or is or was serving at the request of AdMat Americas as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by AdMat Americas, to the extent authorized by applicable law, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding will be paid by AdMat Americas in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by statute. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors of AdMat Americas deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, the bylaws of AdMat Americas or statute in a specific case are not deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any lawful agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Huntsman Advanced Materials (UK) Limited and Huntsman Advanced Materials Holdings (UK) Limited

        Both of Huntsman Advanced Materials (UK) Limited ("AdMat UK") and Huntsman Advanced Materials Holdings (UK) Limited ("AdMat Holdings UK") are companies incorporated in England under the Companies Act of 1985, as amended (the "UK Companies Act"). Section 310 of the UK Companies Act provides that any provision by which a company exempts from, or indemnifies against, any officer or any other person employed by the company as an auditor from liability which would otherwise attach to such officer or auditor by virtue of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company is void. Section 310 also provides certain exceptions to this general prohibition. First, a company may purchase and maintain for any officer or auditor insurance against liability resulting from any negligence, default, breach of duty or breach of trust by that officer or auditor. Second, a company may indemnify an officer or auditor against any liability incurred by him: (i) in defending any proceedings (whether civil or criminal) in which judgment is awarded in his favor or in which he is acquitted; or (ii) in connection with any application under section 144(3) or (4) or section 727 of the UK Companies Act.

        Sections 144 prohibits a company's nominee from acquiring that company's partly paid up shares from a third party or being issued with them. Under Section 144, if a nominee is called upon to pay any amount for the purpose of fully paying up, or paying any premium on, the shares and does not do so, the directors of the company at the time of the acquisition or issue may be held jointly and severally liable with that nominee. Under subsections 144(3) and (4), a court may relieve a director, in whole or in part, from such joint and several liability in proceedings brought to recover such an amount or upon application by the director in anticipation of such proceedings. The court may so relieve a director upon finding that he acted honestly and reasonably and, having regard to all the circumstances of the case, he ought fairly to be excused from liability.

        Section 727 applies to any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or any person employed by a company as an auditor, and allows a court to relieve such director or auditor, in whole or in part, from liability upon finding the officer or auditor acted honestly and reasonably and, having regard to all the circumstances of the case he ought fairly to be excused from liability. Under section 727, a court may also relieve a director or auditor, in whole or in part, upon application by such director or auditor in anticipation of a claim being brought against him for negligence, default, breach of duty or breach of trust.

        Table A to the UK Companies Act is prescribed by regulations made by the UK Secretary of State. Section 8 of the UK Companies Act provides that any company limited by shares may for its articles adopt the whole or any part of Table A. Regulation 118 of Table A ("Regulation 118") provides that, subject to the provisions of the UK Companies Act, but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company. Whether Regulation 118 applies depends on whether a particular company incorporates it by reference into its articles.

        Article 16 ("Article 16") of the Memorandum and Articles of Association of AdMat UK provides that, subject to the provisions of the UK Companies Act, each of AdMat UK's directors, auditors, secretaries and other officers shall be indemnified out of the assets of AdMat UK. This indemnity applies against all costs, charges, losses, expenses and liabilities incurred by the indemnified party in relation to the actual or purported execution and discharge of the duties of his or her office. Article 16 provides that Regulation 118 is incorporated by reference into AdMat UK's articles.

        Article 17 ("Article 17") of the Memorandum and Articles of Association of AdMat Holdings UK provides that, subject to the provisions of, and to the extent permitted by, the UK Companies Act and any other law applying to companies incorporated thereunder, each director or other officer of AdMat Holdings UK (excluding an auditor) shall be indemnified out of the assets of AdMat Holdings UK. This indemnity applies against any liability incurred by the indemnified party in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office. Article 17 further provides that the indemnity: (i) shall not apply to any liability to the extent that it is recovered from any other person; and (ii) is subject to such officer taking reasonable steps to effect such recovery, and shall not apply to the extent that an alternative right of recovery is capable of being enforced. Article 17 provides that Regulation 118 is not incorporated by reference into AdMat Holdings' articles.

Huntsman Advanced Materials (Deutschland) GmbH

        Huntsman Advanced Materials (Deutschland) GmbH ("AdMat Deutschland") is a German limited liability company. This type of legal entity is managed by managing directors appointed by way of shareholder resolutions. Pursuant to section 670 German Civil Code (BGB) a mandator is obligated to reimburse any outlay incurred by a mandatary if, for the purpose of the execution of the mandate, the outlay was regarded by the mandatary as necessary under the circumstances. Section 670 BGB is analogously applied to a managing director of a GmbH becoming liable towards third parties in course of fulfilling its duties as managing director, allowing it to claim indemnification from the GmbH. Indemnification under section 670 BGB could include, inter alia, payments to be made by the managing director as damages towards third parties and civil action costs related therewith. However, indemnification as provided for in section 670 BGB cannot be claimed by a managing director if the act creating its liability towards the third party simultaneously constitutes a violation of its duties owed to the company.

        The articles of association of AdMat Deutschland do not contain indemnification provisions.

Other Guarantors

        Both (i) the Articles of Association and (ii) the applicable local law relating to each of the following Guarantors are silent regarding the indemnification of directors, officers, managers or other controlling persons: Vantico Group S.A., Vantico International S.à.r.l., Huntsman Advanced Materials (Switzerland) GmbH, Huntsman Advanced Materials (Belgium) BVBA, and Huntsman Advanced Materials (Spain) S.L.

Insurance

        Huntsman Corporation maintains liability insurance on behalf of the directors, officers, and managers of the Company and each of the Guarantors.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)
Exhibits

3.1†	Certificate of Formation of Volcano Holdco 2 LLC (now known as Huntsman Advanced Materials LLC)
3.2†	Certificate of Amendment to Certificate of Formation of Volcano Holdco 2 LLC (now known as Huntsman Advanced Materials LLC)
3.3†	Second Amended and Restated Limited Liability Company Agreement for Huntsman Advanced Materials LLC

3.4†	Certificate of Incorporation of Avanti USA Inc. (now known as Huntsman Advanced Materials Americas Inc.)
3.5†	Certificate of Amendment of Certificate of Incorporation of Avanti USA Inc. (now known as Huntsman Advanced Materials Americas Inc.)
3.6†	Certificate of Amendment of Certificate of Incorporation of Avanti USA (Specialty Chemicals) Inc. (now known as Huntsman Advanced Materials Americas Inc.)
3.7†	Certificate of Merger of Vantico A&T US Inc. into Vantico Inc. (including Amendment to the Certificate of Incorporation of Vantico Inc. (now known as Huntsman Advanced Materials Americas Inc.))
3.8†	By-laws of Vantico Inc. (now known as Huntsman Advanced Materials Americas Inc.)
3.9†	Certificate of Incorporation of a Private Limited Company (for the company now known as Huntsman Advanced Materials Holdings (UK) Limited)
3.10†	Certificate of Incorporation on Change of Name dated June 1, 2000 (for the company now known as Huntsman Advanced Materials Holdings (UK) Limited)
3.11†	Certificate of Incorporation on Change of Name dated February 2, 2004 (for the company now known as Huntsman Advanced Materials Holdings (UK) Limited)
3.12†	Memorandum of Association of Vantico Holding Limited (now known as Huntsman Advanced Materials Holdings (UK) Limited)
3.13†	New Articles of Association of Vantico Holding Limited (now known as Huntsman Advanced Materials Holdings (UK) Limited)
3.14†	Certificate of Incorporation of a Private Limited Company (for the company now known as Huntsman Advanced Materials (UK) Limited)
3.15†	Certificate of Incorporation on Change of Name dated June 1, 2000 (for the company now known as Huntsman Advanced Materials (UK) Limited)
3.16†	Certificate of Incorporation on Change of Name dated February 2, 2004 (for the company now known as Huntsman Advanced Materials (UK) Limited)
3.17†	Memorandum of Association of CIBA Specialty Chemicals Performance Polymers Limited (now known as Huntsman Advanced Materials (UK) Limited)
3.18†	Articles of Association of CIBA Specialty Chemicals Performance Polymers Limited (now known as Huntsman Advanced Materials (UK) Limited)
3.19†	Written Resolutions of CIBA Specialty Chemicals Performance Polymers Limited (including an amendment to the Articles of Association of Huntsman Advanced Materials (UK) Limited)
3.20†	Restated Articles of Association of Vantico Group S.A.
3.21†	Restated Articles of Association of Vantico International S.à.r.l.
3.22†	Articles of Association of Huntsman Advanced Materials (Belgium) BVBA (English translation)
3.23†	Articles of Association of Huntsman Advanced Materials (Switzerland) GmbH (English translation)
3.24††	Articles of Association of Huntsman Advanced Materials (Deutschland) GmbH (English translation)

3.25†	Articles of Association of Huntsman Advanced Materials (Spain) S.L. (English translation)
4.1†	Indenture, dated as of June 30, 2003, among Huntsman Advanced Materials LLC, as Issuer, each of the Guarantors named therein and Wells Fargo Bank Minnesota, National Association, as Trustee
4.2†	Form of Unrestricted Fixed Rate Note (included as Exhibit A-3 to Exhibit 4.1)
4.3†	Form of Unrestricted Floating Rate Note (included as Exhibit A-4 to Exhibit 4.1)
4.4†	Form of Guarantee (included as Exhibit E to Exhibit 4.1)
4.5†
Registration Rights Agreement, dated as of June 30, 2003, among Huntsman Advanced Materials LLC and the Guarantors named therein, as Issuers, and Deutsche Bank Securities Inc. and UBS Securities LLC, as Initial Purchasers
4.6
Indenture, dated August 1, 2000, between Vantico Group S.A., as issuer, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to the registration statement on Form F-4 of Vantico Group S.A. (File No. 333-13156))
4.7†	First Supplemental Indenture, dated as of April 10, 2003, between Vantico Group S.A., as issuer, and The Bank of New York, as trustee
4.8†	Second Supplemental Indenture, dated as of June 17, 2003, between Vantico Group S.A., as issuer, and The Bank of New York, as trustee
4.9
Third Supplemental Indenture, dated as of June 30, 2003, between Vantico Group S.A., as issuer, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.51 to the registration statement on Form S-4 of HMP Equity Holdings Corporation (File No. 333-116100))
5.1††
Opinion and consent of Stoel Rives LLP as to the legality of the notes to be issued by Huntsman Advanced Materials LLC and the guarantee to be issued by Huntsman Advanced Materials Americas Inc. in the exchange offer
5.2††	Opinion and consent of Allen & Overy LLP as to the legality of the guarantee to be issued by Huntsman Advanced Materials (Belgium) BVBA in the exchange offer
5.3††	Opinion and consent of Allen & Overy LLP as to the legality of the guarantees to be issued by Huntsman Advanced Materials (Deutschland) GmbH in the exchange offer
5.4††	Opinion and consent of Allen & Overy as to the legality of the guarantees to be issued by Vantico Group S.A. and Vantico International S.à.r.l. in the exchange offer
5.5††
Opinion and consent of Allen & Overy LLP as to the legality of the guarantees to be issued by Huntsman Advanced Materials Holdings (UK) Limited and Huntsman Advanced Materials (UK) Limited in the exchange offer
5.6††	Opinion and consent of Vischer LLC as to the legality of the guarantees to be issued by Huntsman Advanced Materials (Switzerland) GmbH in the exchange offer
10.1†
Credit Agreement, dated as of June 30, 2003, among Huntsman Advanced Materials LLC, certain subsidiaries from time to time party thereto and various lending institutions with Deutsche Bank AG, New York Branch, as Administrative Agent

10.2†
Intercreditor and Collateral Agency Agreement, dated as of June 30, 2003, among Deutsche Bank AG, New York Branch, as administrative agent, Wells Fargo Bank Minnesota, National Association, as trustee, Huntsman Advanced Materials LLC and the subsidiaries listed therein
12.1††	Statement re: Computation of Ratio of Earnings to Fixed Charges
21.1††	Subsidiaries of Huntsman Advanced Materials LLC
23.1††	Consent of Deloitte & Touche LLP
23.2††	Consent of Deloitte S.A.
23.3††	Consent of Deloitte S.A.
23.4††	Consent of Stoel Rives LLP (included in Exhibit 5.1)
23.5††	Consent of Allen & Overy LLP (included in Exhibit 5.2)
23.6††	Consent of Allen & Overy LLP (included in Exhibit 5.3)
23.7††	Consent of Allen & Overy (included in Exhibit 5.4)
23.8††	Consent of Allen & Overy LLP (included in Exhibit 5.5)
23.9††	Consent of Vischer LLC (included in Exhibit 5.6)
24.1†	Powers of Attorney (included in the Signature Pages)
25.1†	Form T-1 Statement of Eligibility of Wells Fargo Bank, N.A. to act as Trustee under the Indenture
99.1†	Form of Letter of Transmittal for the notes
99.2†	Letter to Brokers for the notes
99.3†	Letter to Clients for the notes
99.4†	Notice of Guaranteed Delivery for the notes
99.5††	Huntsman Advanced Materials LLC Schedule II—Valuation and Qualifying Accounts

†
Filed previously.

††
Filed herewith.

(B)
Financial Statement Schedules

        Huntsman Advanced Materials LLC Schedule II—Valuation and Qualifying Accounts (included in Exhibit 99.5 hereto)

        All other schedules have been omitted because they are not required, not applicable, or the information is otherwise set forth in the financial statements or notes therein.

ITEM 22. UNDERTAKINGS

        The undersigned registrants hereby undertake:

(1)
To file, during any period in which offers to sell are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liabilities under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrants hereby undertake to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, state of Utah, on the 4th day of April 2005.

HUNTSMAN ADVANCED MATERIALS LLC
By:	* Peter R. Huntsman President, Chief Executive Officer and Manager

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 4th day of April 2005:

Name	Capacities

* Jon M. Huntsman	Chairman of the Board of Managers and Manager
* Peter R. Huntsman	President, Chief Executive Officer and Manager (Principal Executive Officer)
* James A. Huffman	Manager
* Ian Burgess	Manager
* Joy Seppala	Manager
* Richard Michaelson	Manager
* J. Kimo Esplin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* L. Russell Healy	Vice President and Controller (Principal Accounting Officer)
*By:	/s/ SAMUEL D. SCRUGGS Samuel D. Scruggs Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, state of Utah, on the 4th day of April 2005.

HUNTSMAN ADVANCED MATERIALS AMERICAS INC.
By:	* Peter R. Huntsman President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 4th day of April 2005:

Name	Capacities

* Jon M. Huntsman	Chairman of the Board of Directors and Director
* Peter R. Huntsman	President, Chief Executive Officer and Director (Principal Executive Officer)
* David H. Huntsman	Director
* J. Kimo Esplin	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
*By:	/s/ SAMUEL D. SCRUGGS Samuel D. Scruggs Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, state of Utah, on the 4th day of April 2005.

HUNTSMAN ADVANCED MATERIALS (BELGIUM) BVBA
By:	* Paul Hulme Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 4th day of April 2005:

Name	Capacities

* Paul Hulme	Director (Principal Executive Officer)

* Christophe Struyvelt	Director (Principal Financial and Accounting Officer)
* Justin Phillipson	Director
* Peter Bentley	Director
* Arjen Vermeer	Director
*By:	/s/ SAMUEL D. SCRUGGS Samuel D. Scruggs Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, state of Utah, on the 4th day of April 2005.

HUNTSMAN ADVANCED MATERIALS (DEUTSCHLAND) GMBH
By:	* Wilhelm Knobloch Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 4th day of April 2005:

Name	Capacities

* Wilhelm Knobloch	Director (Principal Executive, Financial and Accounting Officer)
*By:	/s/ SAMUEL D. SCRUGGS Samuel D. Scruggs Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, state of Utah, on the 4th day of April 2005.

HUNTSMAN ADVANCED MATERIALS HOLDINGS (UK) LIMITED
By:	* Paul Hulme Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 4th day of April 2005:

Name	Capacities

* Paul Hulme	Director (Principal Executive, Financial and Accounting Officer)
* Peter Bentley	Director
*By:	/s/ SAMUEL D. SCRUGGS Samuel D. Scruggs Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, state of Utah, on the 4th day of April 2005.

HUNTSMAN ADVANCED MATERIALS (SPAIN) S.L.
By:	* Albert Vilanova Andreu Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 4th day of April 2005:

Name	Capacities

* Albert Vilanova Andreu	Director (Principal Executive, Financial and Accounting Officer)
*By:	/s/ SAMUEL D. SCRUGGS Samuel D. Scruggs Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, state of Utah, on the 4th day of April 2005.

HUNTSMAN ADVANCED MATERIALS (SWITZERLAND) GMBH
By:	* Achim Roloff Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 4th day of April 2005:

Name	Capacities

* Achim Roloff	Director (Principal Executive, Financial and Accounting Officer)
*By:	/s/ SAMUEL D. SCRUGGS Samuel D. Scruggs Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, state of Utah, on the 4th day of April 2005.

HUNTSMAN ADVANCED MATERIALS (UK) LIMITED
By:	* Paul Hulme Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 4th day of April 2005:

Name	Capacities

* Paul Hulme	Director (Principal Executive, Financial and Accounting Officer)
* Peter Bentley	Director
*By:	/s/ SAMUEL D. SCRUGGS Samuel D. Scruggs Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, state of Utah, on the 4th day of April 2005.

VANTICO GROUP S.A.
By:	* Paul Hulme Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 4th day of April 2005:

Name	Capacities

* Paul Hulme	Director (Principal Executive Officer)
* Sean Douglas	Director (Principal Financial and Accounting Officer)
* Christophe Struyvelt	Director
* Peter Bentley	Director
* John R. Heskett	Director
*By:	/s/ SAMUEL D. SCRUGGS Samuel D. Scruggs Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, state of Utah, on the 4th day of April 2005.

VANTICO INTERNATIONAL S.À.R.L.
By:	* Paul Hulme Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 4th day of April 2005:

Name	Capacities

* Paul Hulme	Director (Principal Executive Officer)
* Sean Douglas	Director (Principal Financial and Accounting Officer)
* Christophe Struyvelt	Director
* Peter Bentley	Director
* John R. Heskett	Director
*By:	/s/ SAMUEL D. SCRUGGS Samuel D. Scruggs Attorney-in-Fact

EXHIBIT INDEX

Number	Description of Exhibits
3.1†	Certificate of Formation of Volcano Holdco 2 LLC (now known as Huntsman Advanced Materials LLC)
3.2†	Certificate of Amendment to Certificate of Formation of Volcano Holdco 2 LLC (now known as Huntsman Advanced Materials LLC)
3.3†	Second Amended and Restated Limited Liability Company Agreement for Huntsman Advanced Materials LLC
3.4†	Certificate of Incorporation of Avanti USA Inc. (now known as Huntsman Advanced Materials Americas Inc.)
3.5†	Certificate of Amendment of Certificate of Incorporation of Avanti USA Inc. (now known as Huntsman Advanced Materials Americas Inc.)
3.6†	Certificate of Amendment of Certificate of Incorporation of Avanti USA (Specialty Chemicals) Inc. (now known as Huntsman Advanced Materials Americas Inc.)
3.7†	Certificate of Merger of Vantico A&T US Inc. into Vantico Inc. (including Amendment to the Certificate of Incorporation of Vantico Inc. (now known as Huntsman Advanced Materials Americas Inc.))
3.8†	By-laws of Vantico Inc. (now known as Huntsman Advanced Materials Americas Inc.)
3.9†	Certificate of Incorporation of a Private Limited Company (for the company now known as Huntsman Advanced Materials Holdings (UK) Limited)
3.10†	Certificate of Incorporation on Change of Name dated June 1, 2000 (for the company now known as Huntsman Advanced Materials Holdings (UK) Limited)
3.11†	Certificate of Incorporation on Change of Name dated February 2, 2004 (for the company now known as Huntsman Advanced Materials Holdings (UK) Limited)
3.12†	Memorandum of Association of Vantico Holding Limited (now known as Huntsman Advanced Materials Holdings (UK) Limited)
3.13†	New Articles of Association of Vantico Holding Limited (now known as Huntsman Advanced Materials Holdings (UK) Limited)
3.14†	Certificate of Incorporation of a Private Limited Company (for the company now known as Huntsman Advanced Materials (UK) Limited)
3.15†	Certificate of Incorporation on Change of Name dated June 1, 2000 (for the company now known as Huntsman Advanced Materials (UK) Limited)
3.16†	Certificate of Incorporation on Change of Name dated February 2, 2004 (for the company now known as Huntsman Advanced Materials (UK) Limited)
3.17†	Memorandum of Association of CIBA Specialty Chemicals Performance Polymers Limited (now known as Huntsman Advanced Materials (UK) Limited)
3.18†	Articles of Association of CIBA Specialty Chemicals Performance Polymers Limited (now known as Huntsman Advanced Materials (UK) Limited)
3.19†	Written Resolutions of CIBA Specialty Chemicals Performance Polymers Limited (including an amendment to the Articles of Association of Huntsman Advanced Materials (UK) Limited)
3.20†	Restated Articles of Association of Vantico Group S.A.

3.21†	Restated Articles of Association of Vantico International S.à.r.l.
3.22†	Articles of Association of Huntsman Advanced Materials (Belgium) BVBA (English translation)
3.23†	Articles of Association of Huntsman Advanced Materials (Switzerland) GmbH (English translation)
3.24††	Articles of Association of Huntsman Advanced Materials (Deutschland) GmbH (English translation)
3.25†	Articles of Association of Huntsman Advanced Materials (Spain) S.L. (English translation)
4.1†	Indenture, dated as of June 30, 2003, among Huntsman Advanced Materials LLC, as Issuer, each of the Guarantors named therein and Wells Fargo Bank Minnesota, National Association, as Trustee
4.2†	Form of Unrestricted Fixed Rate Note (included as Exhibit A-3 to Exhibit 4.1)
4.3†	Form of Unrestricted Floating Rate Note (included as Exhibit A-4 to Exhibit 4.1)
4.4†	Form of Guarantee (included as Exhibit E to Exhibit 4.1)
4.5†
Registration Rights Agreement, dated as of June 30, 2003, among Huntsman Advanced Materials LLC and the Guarantors named therein, as Issuers, and Deutsche Bank Securities Inc. and UBS Securities LLC, as Initial Purchasers
4.6
Indenture, dated August 1, 2000, between Vantico Group S.A., as issuer, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to the registration statement on Form F-4 of Vantico Group S.A. (File No. 333-13156))
4.7†	First Supplemental Indenture, dated as of April 10, 2003, between Vantico Group S.A., as issuer, and The Bank of New York, as trustee
4.8†	Second Supplemental Indenture, dated as of June 17, 2003, between Vantico Group S.A., as issuer, and The Bank of New York, as trustee
4.9
Third Supplemental Indenture, dated as of June 30, 2003, between Vantico Group S.A., as issuer, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.51 to the registration statement on Form S-4 of HMP Equity Holdings Corporation (File No. 333-116100))
5.1††
Opinion and consent of Stoel Rives LLP as to the legality of the notes to be issued by Huntsman Advanced Materials LLC and the guarantee to be issued by Huntsman Advanced Materials Americas Inc. in the exchange offer
5.2††	Opinion and consent of Allen & Overy LLP as to the legality of the guarantee to be issued by Huntsman Advanced Materials (Belgium) BVBA in the exchange offer
5.3††	Opinion and consent of Allen & Overy LLP as to the legality of the guarantees to be issued by Huntsman Advanced Materials (Deutschland) GmbH in the exchange offer
5.4††	Opinion and consent of Allen & Overy as to the legality of the guarantees to be issued by Vantico Group S.A. and Vantico International S.à.r.l. in the exchange offer
5.5††
Opinion and consent of Allen & Overy LLP as to the legality of the guarantees to be issued by Huntsman Advanced Materials Holdings (UK) Limited and Huntsman Advanced Materials (UK) Limited in the exchange offer
5.6††	Opinion and consent of Vischer LLC as to the legality of the guarantees to be issued by Huntsman Advanced Materials (Switzerland) GmbH in the exchange offer

10.1†
Credit Agreement, dated as of June 30, 2003, among Huntsman Advanced Materials LLC, certain subsidiaries from time to time party thereto and various lending institutions with Deutsche Bank AG, New York Branch, as Administrative Agent
10.2†
Intercreditor and Collateral Agency Agreement, dated as of June 30, 2003, among Deutsche Bank AG, New York Branch, as administrative agent, Wells Fargo Bank Minnesota, National Association, as trustee, Huntsman Advanced Materials LLC and the subsidiaries listed therein
12.1††	Statement re: Computation of Ratio of Earnings to Fixed Charges
21.1††	Subsidiaries of Huntsman Advanced Materials LLC
23.1††	Consent of Deloitte & Touche LLP
23.2††	Consent of Deloitte S.A.
23.3††	Consent of Deloitte S.A.
23.4††	Consent of Stoel Rives LLP (included in Exhibit 5.1)
23.5††	Consent of Allen & Overy LLP (included in Exhibit 5.2)
23.6††	Consent of Allen & Overy LLP (included in Exhibit 5.3)
23.7††	Consent of Allen & Overy (included in Exhibit 5.4)
23.8††	Consent of Allen & Overy LLP (included in Exhibit 5.5)
23.9††	Consent of Vischer LLC (included in Exhibit 5.6)
24.1†	Powers of Attorney (included in the Signature Pages)
25.1†	Form T-1 Statement of Eligibility of Wells Fargo Bank, N.A. to act as Trustee under the Indenture
99.1†	Form of Letter of Transmittal for the notes
99.2†	Letter to Brokers for the notes
99.3†	Letter to Clients for the notes
99.4†	Notice of Guaranteed Delivery for the notes
99.5††	Huntsman Advanced Materials LLC Schedule II—Valuation and Qualifying Accounts

†
Filed previously.

††
Filed herewith.